                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[Morton Logo]

                                                                    May 21, 1999

Dear Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders of Morton International, Inc., which we will hold at 10:00 a.m., local time, on June 21, 1999, at Morton's Corporate Headquarters, 25th floor, 100 North Riverside Plaza, Chicago, Illinois 60606.

     The purpose of the meeting is to approve the merger of Rohm and Haas Company and Morton. In the merger, each Morton share will be exchanged for approximately $24.67 in cash and a number of Rohm and Haas common shares based on the average closing price of Rohm and Haas common stock during the twenty trading day period ending two days before the merger. If that average price is at least $34.10, you would receive .365228 Rohm and Haas shares for each Morton share based upon the number of outstanding Morton shares on May 18, 1999. On May 18, 1999, the Rohm and Haas common shares, which are listed on the New York Stock Exchange under the trading symbol "ROH," closed at $41.375 per share. Based on that Rohm and Haas closing stock price and the number of outstanding Morton shares on May 18, 1999, the cash and stock merger consideration that you would receive for each Morton share would have a value of $39.78.

     We believe this transaction represents an exciting strategic combination. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF MORTON AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU APPROVE THE MERGER AGREEMENT WITH ROHM AND HAAS.

     We cannot complete the merger unless you vote to approve it. YOUR VOTE IS VERY IMPORTANT.

     We are enclosing a joint proxy statement containing detailed information concerning the merger, including the merger agreement. FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 18.

                                          Sincerely,
                                 /s/ S. Jay Stewart
                                          S. Jay Stewart
                                          Chairman and Chief Executive
                                          Officer

     This document is dated May 21, 1999 and was first mailed to shareholders on or about May 21, 1999.

THE SECURITIES AND EXCHANGE COMMISSION AND THE STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE SHARES OF ROHM AND HAAS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           MORTON INTERNATIONAL, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 21, 1999

     We will hold the special meeting of shareholders of Morton International, Inc. at Morton's Corporate Headquarters, 25th floor, 100 North Riverside Plaza, Chicago, Illinois 60606, on June 21, 1999, at 10:00 a.m., local time, to act upon the following matters:

     1. To consider and approve the Agreement and Plan of Merger, dated as of January 31, 1999, among Rohm and Haas Company, Morton Acquisition Corp. (formerly Gershwin Acquisition Corp.) and Morton International, Inc. A copy of the Merger Agreement is included as Annex A to the attached proxy statement.

     2.  Such other business as may properly come before the meeting.

     Shareholders of record at the close of business of May 4, 1999 are entitled to vote their shares.

     Attendance at the special meeting will be limited to shareholders of record, beneficial owners of Morton shares entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent shareholder, and invited guests of management. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of his or her authorization.

     It is important that your shares be voted at the meeting. Please sign, date and return the enclosed proxy promptly. The accompanying envelope requires no postage if mailed in the United States.

                                          By order of the Board of Directors
                                          /s/ Raymond P. Buschmann
                                          Raymond P. Buschmann
                                          Vice President for Legal Affairs,
                                          General Counsel and Secretary

Chicago, Illinois
May 21, 1999

                               TABLE OF CONTENTS


QUESTIONS & ANSWERS ABOUT THE
  MERGER.............................  iii
SUMMARY..............................    1
  The companies......................    1
  What you will receive in the
     merger..........................    1
  Ownership of Rohm and Haas after
     the merger......................    3
  Material federal income tax
     consequences....................    3
  Board recommendations..............    3
  Interests of Morton officers and
     directors in the merger.........    3
  Opinions of financial advisors.....    3
  The Rohm and Haas proposals; Record
     date for voting.................    4
  The Morton proposal; Record date
     for voting......................    4
  Required votes.....................    4
  Board of directors and management
     of Rohm and Haas after the
     merger..........................    5
  Conditions to the completion of the
     merger..........................    5
  Termination of the merger
     agreement; Fees payable.........    5
  Regulatory matters.................    6
  Accounting treatment...............    6
  No appraisal rights................    6
  Listing of Rohm and Haas common
     stock...........................    6
  Rohm and Haas Selected Historical
     Financial Information...........    7
  Morton Selected Historical
     Financial Information...........    9
  Selected unaudited pro forma
     combined financial
     information.....................   11
  Purchase accounting treatment......   11
  Periods covered....................   12
  Selected Unaudited Pro Forma
     Combined Financial
     Information.....................   13
  Comparative per share data.........   15
  Market prices and dividends........   17
RISK FACTORS.........................   18
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS.........   19
THE ROHM AND HAAS MEETING............   20
  General............................   20
  Place, date and time...............   20
  Record date........................   20


  Matters to be considered at the
     meeting.........................   20
  Vote required......................   24
  How shares will be voted at the
     annual meeting..................   24
  How to revoke a proxy..............   25
  Solicitation of proxies............   25
THE MORTON MEETING...................   26
  General............................   26
  Place, date and time...............   26
  Matters to be considered at the
     special meeting.................   26
  Record date........................   26
  Vote required......................   26
  How shares will be voted at the
     special meeting.................   27
  Voting at the special meeting......   27
  How to revoke a proxy..............   27
  Solicitation of proxies............   28
THE MERGER...........................   29
  What you will receive in the
     merger..........................   29
  Cash alternative structure.........   30
  Background of the merger...........   31
  Recommendation of the Rohm and Haas
     board of directors; Reasons for
     the merger......................   35
  Opinion of Rohm and Haas's
     financial advisor...............   36
  Recommendation of the Morton board
     of directors; Reasons for the
     merger..........................   44
  Opinion of Morton's financial
     advisor.........................   46
  Financial projections..............   52
  Interests of certain persons in the
     merger..........................   53
  Material federal income tax
     consequences....................   58
  Anticipated accounting treatment...   60
  Regulatory approvals...............   61
  No appraisal rights................   61
  New York Stock Exchange listing....   61
  Resales of Rohm and Haas common
     stock...........................   61
THE MERGER AGREEMENT.................   63
  The tender offer...................   63
  The merger.........................   63
  Effective time of the merger.......   63
  Stock options......................   64


  Procedures for exchange of
     certificates....................   64
  Representations and warranties.....   65
  Covenants relating to conduct of
     business before the closing of
     the merger......................   66
  Coordination of dividends..........   69
  Meetings...........................   70
  No solicitation of transactions....   70
  Employee benefits matters..........   71
  Other actions......................   72
  Conditions to the completion of the
     merger..........................   72
  Termination........................   73
  Termination fees...................   75
  Expenses...........................   77
  Amendments.........................   77
THE SHAREHOLDER AGREEMENT............   77
UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS...............   78
  Notes to Unaudited Pro Forma
     Combined Financial Statements...   84
DESCRIPTION OF ROHM AND HAAS CAPITAL
  STOCK..............................   96
  Common stock.......................   96
  Preferred stock....................   96
MATERIAL DIFFERENCES BETWEEN RIGHTS
  OF SHAREHOLDERS OF MORTON AND
  RIGHTS OF STOCKHOLDERS OF ROHM AND
  HAAS...............................   98
  Size and classification of the
     board of directors..............   98
  Removal of directors; Vacancies....   99
  Meetings of stockholders...........   99
  Action by written consent of
     stockholders....................  100
  Vote required for extraordinary
     corporate transactions..........  100
  Business combinations with
     interested stockholders.........  100
  Stockholder suits..................  101
  Dissenters' rights.................  102
  Dividends..........................  103


  Preemptive rights..................  103
  Amendments to charter and
     by-laws.........................  103
  Director liability.................  104
  Rights of inspection...............  104
  Indemnification of officers,
     directors and others............  105
  Additional provisions relating to
     board action....................  106
  Rights agreement...................  106
THE COMPANIES........................  108
  Rohm and Haas......................  108
  Morton.............................  109
STOCK OWNERSHIP OF DIRECTORS,
  MANAGEMENT AND 5% SHAREHOLDERS OF
  MORTON.............................  111
LEGAL MATTERS........................  112
EXPERTS..............................  112
ELECTION OF DIRECTORS OF ROHM AND
  HAAS...............................  114
THE ROHM AND HAAS BOARD..............  119
  Organization.......................  119
  Compensation.......................  120
ROHM AND HAAS EXECUTIVE
  COMPENSATION.......................  121
  Summary compensation table.........  121
  Option grants in 1998..............  123
  Aggregated option exercises in 1998
     and December 31, 1998 option
     value...........................  124
  Long-Term Incentive Plan awards in
     1998............................  124
  Pension plan table.................  125
  Report on executive compensation...  125
CUMULATIVE TOTAL RETURN TO ROHM AND
  HAAS STOCKHOLDERS..................  128
ROHM AND HAAS STOCK OWNERSHIP........  129
  Executive officers and directors...  130
  Compliance with Section 16 of the
     Exchange Act....................  132
SUBMISSION OF FUTURE STOCKHOLDER
  PROPOSALS..........................  132
WHERE YOU CAN FIND MORE INFORMATION..  132

Annex A  Agreement and Plan of Merger
Annex B  Opinion of Wasserstein Perella & Co., Inc.
Annex C  Opinion of Goldman, Sachs & Co.
Annex D  Rohm and Haas 1999 Stock Plan

                              QUESTIONS & ANSWERS
                                ABOUT THE MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING THE MERGER?

A: Rohm and Haas and Morton believe that the merger will create a leading global specialty chemical company that will be well-positioned to take advantage of future growth opportunities through a global presence, use of alternative technology and the development of high-growth product offerings. To review the reasons for the merger in greater detail, see pages 35-36 and 44-46.

Q:  WHAT DO I NEED TO DO NOW IF I AM NOT PLANNING ON ATTENDING THE MEETINGS?

A:  Rohm and Haas stockholders:

     After you carefully read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Rohm and Haas annual meeting.

     Morton shareholders:

     After you carefully read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed envelope as soon as possible, so that your shares may be represented at the Morton special meeting.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not vote your shares unless you follow the directions your broker provides to you regarding how to vote your shares.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote by sending in a notice of revocation or a later-dated, signed proxy card to your company's Secretary before your meeting or attending the meeting in person and voting. If you attend in person and vote, you will override any previously submitted proxy.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working towards completing the merger as quickly as possible and expect that the merger will become effective shortly after the meetings.

Q:  WHAT DO I NEED TO DO TO GET MY ROHM AND HAAS SHARES?

A: After we complete the merger, we will send Morton shareholders written instructions for exchanging their shares. If you hold Morton shares in physical form, you should not send in your stock certificates now. If you are a Rohm and Haas stockholder, you will keep your existing certificates.

Q:  WHO CAN ANSWER MY QUESTIONS?

A:  Rohm and Haas stockholders:

     D.F. King, Rohm and Haas's proxy solicitor, at 800-848-3051, or

     At Rohm and Haas: Eric Norris at 215-592-2664.

     Morton shareholders:

     Georgeson & Company, Inc., Morton's proxy solicitor, at 800-223-2064 (banks and brokers call collect 212-440-9800), or

     Morton Shareholder Communications at 312-807-2165.

                                    SUMMARY

     This summary highlights selected information from this document. It may not contain all of the information that is important to you. You should read carefully this entire document and the other documents referred to in this document to understand the merger fully. For a guide as to where you can obtain more information on Rohm and Haas and Morton, see "Where You Can Find More Information" on page 132.

THE COMPANIES

ROHM AND HAAS COMPANY (PAGE 108)
100 Independence Mall West
Philadelphia, Pennsylvania 19106
(215) 592-3000

     Rohm and Haas produces a variety of chemicals, including specialty polymers and resins. Rohm and Haas's specialty products are found in many items, including decorative and industrial paints, semiconductors, shampoos and other personal-care items, and water purification systems.

     Rohm and Haas has three business groups: Performance Polymers, Electronic Materials and Chemical Specialties. The Performance Polymers group uses Rohm and Haas's proprietary acrylic expertise in the design of specialty products for a number of different end uses. Electronic Materials provides a number of products used in the electronics industry including for the manufacture of semiconductors and printed wiring boards. The Chemical Specialties Group encompasses several businesses with a focus on small-molecule chemistry.

MORTON INTERNATIONAL, INC. (PAGE 109)
100 North Riverside Plaza
Chicago, Illinois 60606
(312) 807-2000

     Morton operates in two business segments: Specialty Chemicals and Salt, manufacturing and marketing a wide range of products for industrial and consumer use in the United States and internationally. The Specialty Chemicals segment manufactures a wide variety of high technology and specialized chemical products for a multitude of customer applications. Morton's Salt segment produces and sells salt principally in the United States under the MORTON trademark, in Canada under the WINDSOR trademark and in France under the Salins du Midi trademark. Morton's salt is sold for human and animal consumption, water conditioning and highway ice control, as well as for industrial and chemical uses.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 29)

ROHM AND HAAS STOCKHOLDERS:

     After the merger each share of Rohm and Haas stock will remain outstanding. Rohm and Haas stockholders should not send in their stock certificates in connection with the merger.

MORTON SHAREHOLDERS:

     In the merger, each Morton shareholder will receive cash and shares of Rohm and Haas common stock. The exact fraction of a share to be issued for each Morton share and the exact amount of cash to be paid will be based on

- the number of outstanding Morton shares immediately before the merger, and

- the exchange ratio.

     The exchange ratio is equal to $37.125 divided by the average closing price of Rohm and Haas common stock during a twenty trading-day period ending two trading days before the merger except that:

- the exchange ratio cannot be less than 1.088710, which will be the exchange ratio if that average closing price is at least $34.10 and

- the exchange ratio cannot be more than 1.330645, which will be the exchange ratio if that average closing price is $27.90 or less.

     Based on the number of outstanding Morton shares on May 18, 1999 and assuming the average closing stock price of Rohm and Haas common stock was $41.375, the closing stock price on May 18, 1999, the exchange ratio would be 1.088710, the number of shares each Morton shareholder would receive for each Morton share would be
 .365228 and the amount of cash each shareholder will receive would be $24.67. Based on that Rohm and Haas closing stock price, the value of this stock and cash consideration would be $39.78. The market price of Rohm and Haas shares and the value of the merger consideration will vary before the merger. You should obtain current market quotations.

     The table below shows the fraction of a Rohm and Haas share and valuations of the combined cash and stock merger consideration that Morton shareholders would receive for each Morton share based on

- the assumed average closing price of Rohm and Haas common stock during the twenty-trading day period ending two trading days before the merger, shown in column 1,

- the corresponding exchange ratio which results from the applicable average closing price, shown in column 2, and

- 121,765,173 outstanding shares of Morton common stock on May 18, 1999.

     The value of the merger consideration, shown in column 4, equals the sum of the Rohm and Haas average closing price contained in column 1 multiplied by the fraction of a Rohm and Haas share contained in column 3, plus $24.67.

                                             VALUE OF
                                              MERGER
                                           CONSIDERATION
                                             FOR EACH
                           FRACTION OF A      MORTON
                           ROHM AND HAAS       SHARE
                            SHARE TO BE      INCLUDING
ROHM AND HAAS              RECEIVED FOR        CASH
   AVERAGE      EXCHANGE    EACH MORTON      AMOUNT OF
CLOSING PRICE    RATIO         SHARE          $24.67
-------------   --------   -------------   -------------
   $24.00       1.330645      .446390         $35.383
    25.00       1.330645      .446390          35.830
    26.00       1.330645      .446390          36.276
    27.00       1.330645      .446390          36.723
--------------------------------------------------------
    27.90       1.330645      .446390          37.125
--------------------------------------------------------
    29.00       1.280172      .429458          37.125
    30.00       1.237500      .415143          37.125
    31.00       1.197581      .401751          37.125
    32.00       1.160156      .389196          37.125
    33.00       1.125000      .377403          37.125
--------------------------------------------------------
    34.10       1.088710      .365228          37.125
--------------------------------------------------------
    35.00       1.088710      .365228          37.453
    36.00       1.088710      .365228          37.818
    37.00       1.088710      .365228          38.183
    38.00       1.088710      .365228          38.549
    39.00       1.088710      .365228          38.914
    40.00       1.088710      .365228          39.279
    41.00       1.088710      .365228          39.644
    42.00       1.088710      .365228          40.010
    43.00       1.088710      .365228          40.375
    44.00       1.088710      .365228          40.740
    45.00       1.088710      .365228          41.105
    46.00       1.088710      .365228          41.470
    47.00       1.088710      .365228          41.836
    48.00       1.088710      .365228          42.201
    49.00       1.088710      .365228          42.566
    50.00       1.088710      .365228          42.931

     BECAUSE THE RELATIVE CASH AND STOCK PORTIONS OF THE MERGER CONSIDERATION DEPEND ON THE NUMBER OF OUTSTANDING MORTON SHARES WHEN THE MERGER IS COMPLETED, THE ACTUAL AMOUNT OF CASH AND NUMBER OF SHARES OF ROHM AND HAAS COMMON STOCK ISSUABLE IN THE MERGER FOR EACH SHARE OF MORTON COMMON STOCK MAY DIFFER FROM THE EXAMPLES PROVIDED IN THE TABLE AND THIS DOCUMENT. The amount of cash paid for each Morton share will decrease and the fraction of a share of Rohm and Haas stock to be issued for each Morton share will increase as the number of outstanding Morton shares increases. The number of outstanding Morton shares would increase as any of the 6,623,357 options outstanding on May 18, 1999 are exercised before completing the merger.

OWNERSHIP OF ROHM AND HAAS AFTER THE MERGER

     Rohm and Haas will issue between about 44.5 million and 54.4 million shares of common stock in the merger since the exchange ratio can vary between 1.330645 and 1.088710. The exchange ratio would be lowest if the average Rohm and Haas closing price is more than $34.10 and would be highest if the average Rohm and Haas closing price is less than $27.90. This amount will represent between about 21% and 24% of the outstanding shares of Rohm and Haas common stock immediately after the merger. This information is based on the number of shares of Rohm and Haas common stock outstanding on April 26, 1999 and of Morton common stock outstanding on May 18, 1999, without taking into account shares issuable upon the exercise of stock options.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 58)

     The merger will be a taxable transaction to Morton shareholders for United States federal income tax purposes. As a result, a Morton shareholder generally will recognize gain or loss in an amount equal to:

- the amount of cash plus the fair market value, as of the closing of the merger, of the Rohm and Haas common stock received by a Morton shareholder, minus

- the aggregate tax basis of the Morton common stock.

BOARD RECOMMENDATIONS

ROHM AND HAAS (PAGE 35):

     The Rohm and Haas Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the proposals to approve the increase in authorized shares and the share issuance. The Rohm and Haas Board also recommends a vote FOR the other proposals.

MORTON (PAGE 44):

     The Morton Board has unanimously approved and adopted the merger agreement and determined that the merger agreement and the merger are fair to Morton and you and in Morton's and your best interests and recommends you vote FOR the approval of the merger agreement.

INTERESTS OF MORTON OFFICERS AND DIRECTORS IN THE MERGER (PAGE 53)

     Some Morton directors and officers have employment agreements, stock options and/or other agreements that provide them with interests in the merger that may be different from, or in addition to, the interests of other Morton shareholders. You should be aware of these interests because they may conflict with yours.

OPINIONS OF FINANCIAL ADVISORS (PAGES 36-44 AND 46-52)

ROHM AND HAAS:

     Wasserstein Perella & Co., Inc. delivered an opinion to the Rohm and Haas board of directors that, as of January 31, 1999, the consideration payable pursuant to the merger agreement was fair to Rohm and Haas from a financial point of view. This opinion is not a recommendation to any Rohm and Haas stockholder as to how to vote. WE HAVE ATTACHED THIS OPINION TO THIS DOCUMENT AS ANNEX B. YOU SHOULD READ IT COMPLETELY.

MORTON:

     Goldman, Sachs & Co. delivered an opinion to the board of directors of Morton to the effect that, as of January 31, 1999, the merger consideration to be received by the holders of Morton common stock was fair from a financial point of view to those stockholders. The opinion of Goldman Sachs does not constitute a recommendation as to how any Morton shareholder should vote with respect to the merger. WE HAVE ATTACHED THIS OPINION TO THIS DOCUMENT AS ANNEX
C. YOU SHOULD READ IT COMPLETELY.

THE ROHM AND HAAS PROPOSALS; RECORD DATE FOR VOTING (PAGE 20)

     At the Rohm and Haas annual meeting, Rohm and Haas stockholders will be asked to approve:

- an amendment to Rohm and Haas's certificate of incorporation to increase the authorized number of shares of common stock from 200 million to 400 million,

- the issuance of Rohm and Haas shares to Morton shareholders in the merger,

- the election of fifteen members of the board of directors,

- the Rohm and Haas 1999 Stock Plan, and

- an amendment to Rohm and Haas's certificate of incorporation to require that all future stockholder action be taken at a meeting of stockholders.

     You can vote at the Rohm and Haas meeting if you owned Rohm and Haas shares at the close of business on April 26, 1999.

THE MORTON PROPOSAL; RECORD DATE FOR VOTING (PAGE 26)

     At the Morton meeting, Morton shareholders will be asked to approve the merger agreement. You can vote at the Morton meeting if you owned Morton shares at the close of business on May 4, 1999.

REQUIRED VOTES (PAGES 24 AND 26)

ROHM AND HAAS STOCKHOLDERS:

     Increase in the number of authorized shares: The amendment of Rohm and Haas's certificate of incorporation to increase the number of authorized shares of common stock requires the approval of:

- the holders of a majority of the outstanding shares of Rohm and Haas common stock, voting as a separate class, and

- the holders of a majority of the outstanding shares of Rohm and Haas common stock and preferred stock, voting together and not as separate classes.

     Share issuance: The issuance of the Rohm and Haas common stock to Morton shareholders in the merger requires the approval of the holders of a majority of the Rohm and Haas common stock and preferred stock, voting together and not as separate classes, present and entitled to vote at the Rohm and Haas meeting.

     Shareholder agreement: Members of the Haas family who own 65,537,334 shares of Rohm and Haas common stock have entered into a shareholder agreement with Morton and have agreed to vote in favor of the share issuance and the increase in the number of authorized shares. Their holdings represent about 39% of the outstanding voting power of Rohm and Haas common stock.

     Other proposals: The favorable vote of the holders of a majority of the Rohm and Haas common stock and preferred stock, voting together and not as separate classes, present and entitled to vote at the Rohm and Haas meeting is required for

- the election of directors, and

- the approval of the Rohm and Haas 1999 Stock Plan.

     The proposal to amend the Rohm and Haas certificate of incorporation to require that all action by stockholders be taken at a meeting requires the approval of the holders of a majority of the outstanding shares of Rohm and

Haas common stock and preferred stock, voting together and not as separate classes.

MORTON SHAREHOLDERS:

     The approval of the merger agreement requires the favorable vote of a majority of the outstanding shares of Morton common stock.

BOARD OF DIRECTORS AND MANAGEMENT OF ROHM AND HAAS AFTER THE MERGER

     S. Jay Stewart, Chairman and Chief Executive Officer of Morton, and Messrs. James R. Cantalupo and Richard L. Keyser, who are currently directors of Morton, will become directors of Rohm and Haas upon completion of the merger. Upon completion of the merger Mr. Stewart will become a Vice Chairman of Rohm and Haas and William E. Johnston, currently President and Chief Operating Officer and a director of Morton, will become Senior Vice President of Rohm and Haas and its principal officer in Chicago. Both Messrs. Stewart and Johnston will become members of the Rohm and Haas executive council.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 72)

     The completion of the merger depends on the satisfaction or waiver of a few conditions, including the following:

- obtaining the approval of Morton shareholders,

- obtaining the approval of Rohm and Haas stockholders,

- the absence of legal prohibitions to the merger,

- the absence of any stop order suspending effectiveness of the registration statement relating to the Rohm and Haas shares to be issued in the merger and approval of those shares for listing on the New York Stock Exchange, and

- the accuracy of the representations and warranties made by each company in the merger agreement; except for any breach that would not have a material adverse effect, and the material compliance by Rohm and Haas and Morton with their obligations under the merger agreement.

We expect to complete the merger promptly following shareholder approvals at the meetings.

TERMINATION OF THE MERGER AGREEMENT; FEES PAYABLE (PAGE 73)

1. Rohm and Haas and Morton may terminate the merger agreement at any time if both companies agree.

2.  Either Rohm and Haas or Morton may terminate the merger agreement if:

    - a court or other governmental body located in the United States or other country in which either company has material assets permanently prohibits the merger,

    - we do not obtain the shareholder approval of either company,

    - the other company breaches and does not cure within a specified time a representation, warranty or covenant if the breach would have a material adverse effect with respect to the breaching company or, in the case of any covenant, if the breach materially adversely affects the completion of the merger, or

    - the merger is not completed by November 30, 1999.

3. Rohm and Haas may terminate the merger agreement if the Morton board of directors withdraws or adversely modifies its approval of the merger agreement or the merger or fails to reaffirm its approval under specified circumstances. Morton is required to pay Rohm and Haas a $140 million termination fee if Rohm and Haas terminates the merger agreement for this reason.

4. Morton may terminate the merger agreement if Morton receives an unsolicited superior proposal and the Morton board of directors determines in good faith, based on the advice of outside counsel, that failure to terminate the merger agreement would violate its fiduciary duties under applicable law. However, Morton must notify and negotiate with Rohm and Haas for a short period before terminating the merger agreement and Morton can only exercise its termination right if it pays a $140 million termination fee to Rohm and Haas.

     Morton is also required to pay Rohm and Haas a $140 million termination fee if the merger agreement is terminated under specified circumstances after a third party makes a proposal to acquire Morton and Morton enters into an acquisition agreement within 12 months following the termination date. Rohm and Haas is required to pay Morton a $140 million termination fee if the merger agreement is terminated under specified circumstances involving stockholder rejection of the Rohm and Haas merger-related proposals after a third party makes a proposal to acquire Rohm and Haas that contemplates or requires stockholder rejection of those proposals, and Rohm and Haas enters into an acquisition agreement within 12 months following the termination date. The termination fees could discourage other companies from seeking or proposing to combine with Morton or Rohm and Haas.

REGULATORY MATTERS (PAGE 61)

     On April 21, 1999, the waiting period for the transaction under the Hart-Scott-Rodino statute terminated and on April 19, 1999, the European Union competition authorities cleared the transaction. As a result, we now have all regulatory approvals required by the merger agreement to complete the merger.

ACCOUNTING TREATMENT (PAGE 60)

     We will account for the merger using the purchase method of accounting.

NO APPRAISAL RIGHTS (PAGE 61)

     Under Indiana law, Morton shareholders have no right to an appraisal of the value of their shares in connection with the merger. Under Delaware law, Rohm and Haas stockholders have no right to an appraisal of the value of their shares in connection with the merger.

LISTING OF ROHM AND HAAS COMMON STOCK (PAGE 61)

     Rohm and Haas's common stock is currently listed on the New York Stock Exchange. Rohm and Haas will also list the shares of its common stock to be issued in the merger on the New York Stock Exchange.

            ROHM AND HAAS SELECTED HISTORICAL FINANCIAL INFORMATION

     Rohm and Haas is providing the following financial information to assist you in your analysis of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Rohm and Haas and the related notes contained in the annual and quarterly reports and other information that Rohm and Haas has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 132.

     Rohm and Haas per common share amounts reflect the impact of Rohm and Haas's common stock repurchases which occurred during the periods presented.

     The following extraordinary, unusual or infrequently occurring items have impacted net earnings for the periods presented:

     - Year ended December 31, 1998 -- Rohm and Haas recognized a net after-tax gain of $45 million or $.25 per common share related to the sale of its interests in the AtoHaas and RohMax joint ventures, offset by an early extinguishment of debt and by various asset write-offs and business alignment costs.

     - Year ended December 31, 1997 -- Rohm and Haas recognized an after-tax gain of $16 million or $.09 per common share from the net result of remediation settlements with insurance carriers.

     - Year ended December 31, 1996 -- Rohm and Haas recognized an after-tax gain of $4 million or $.02 per common share from the sale of land and retroactive tax credits, net of asset writedowns and restructuring charges.

     - Year ended December 31, 1995 -- Rohm and Haas recognized a charge of $17 million or $.08 per common share for additional potential liability related to the clean-up of the Whitmoyer waste site in Myerstown, Pennsylvania.

                                           THREE MONTHS
                                               ENDED
                                             MARCH 31,               YEAR ENDED DECEMBER 31,
                                          ---------------   ------------------------------------------
                                           1999     1998     1998     1997     1996     1995     1994
                                          ------   ------   ------   ------   ------   ------   ------
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Net sales.............................  $  940   $  937   $3,720   $3,999   $3,982   $3,884   $3,534
  Earnings before income taxes and
     extraordinary item.................     176      166      700      611      530      441      407
  Earnings before extraordinary item....     110      109      453      410      363      292      264
  Net earnings..........................     110      109      440      410      363      292      264
  Net earnings applicable to common
     stockholders.......................     109      107      434      403      356      285      257
  Earnings per common share before
     extraordinary item:
     -- Basic...........................  $  .65   $  .59   $ 2.55   $ 2.17   $ 1.82   $ 1.41   $ 1.26
     -- Diluted.........................     .64      .58     2.52     2.13     1.79     1.40     1.26
  Net earnings per common share:
     -- Basic...........................  $  .65   $  .59   $ 2.47   $ 2.17   $ 1.82   $ 1.41   $ 1.26
     -- Diluted.........................     .64      .58     2.45     2.13     1.79     1.40     1.26
  Cash dividends per common share.......  $  .18   $  .17   $  .70   $  .63   $  .57   $  .52   $  .48
BALANCE SHEET DATA (AT PERIOD END):
  Total current assets..................  $1,508   $1,547   $1,287   $1,397   $1,456   $1,421   $1,440
  Total assets..........................   4,362    3,908    3,648    3,900    3,933    3,916    3,861
  Total current liabilities.............   1,019      853      875      850      886      828      932
  Long-term debt, excluding current
     portion............................     834      514      409      509      562      606      629
  Total stockholders' equity............   1,642    1,862    1,561    1,797    1,728    1,781    1,620

                MORTON SELECTED HISTORICAL FINANCIAL INFORMATION

     Morton is providing the following financial information to assist you in your analysis of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Morton and the related notes contained in the annual and quarterly reports and other information that Morton has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 132.

     On April 30, 1997, Morton's predecessor contributed its specialty chemicals and salt businesses and corporate operations, together with $750 million of cash, to Morton. The predecessor's remaining automotive safety products business was then combined with the businesses of Autoliv AB. The net assets and results of operations of the automotive safety products business are reflected prior to those transactions as discontinued operations.

     Additionally, fiscal year 1998 included special charges of $15.0 million pretax and $9.6 million after tax or $.07 per share, and fiscal year 1996 included special charges of $29.2 million pretax and $23.9 million after tax or $.16 per share. The special charges related in both years to several restructuring actions within the specialty chemical business and also in 1996 to the early adoption of the accounting standard related to impairment of long-lived assets. Morton has restated amounts that it previously reported as total shareholders' equity to show the tax effect of Morton's foreign currency translation adjustment to comply with FASB Statement 130 -- Reporting Comprehensive Income.

                                            NINE MONTHS
                                               ENDED
                                             MARCH 31,                 YEAR ENDED JUNE 30,
                                          ---------------   ------------------------------------------
                                           1999     1998     1998     1997     1996     1995     1994
                                          ------   ------   ------   ------   ------   ------   ------
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales...............................  $1,981   $1,927   $2,530   $2,341   $2,215   $2,100   $1,911
Income from continuing operations before
  income taxes..........................     254      270      326      334      285      244      193
Income from continuing operations.......     163      173      209      214      179      153      123
Income from discontinued operations, net
  of applicable income taxes............      --       --       --      129      155      141      103
Net income..............................     163      173      209      343      334      294      226
Basic income per common share:
Income from continuing operations.......  $ 1.33   $ 1.31   $ 1.59   $ 1.51   $ 1.21   $ 1.03   $  .84
Income from discontinued operations.....      --       --       --      .92     1.06      .96      .70
                                          ------   ------   ------   ------   ------   ------   ------
Net income..............................  $ 1.33   $ 1.31   $ 1.59   $ 2.43   $ 2.27   $ 1.99   $ 1.54
                                          ======   ======   ======   ======   ======   ======   ======
Diluted income per common share:
Income from continuing operations.......  $ 1.32   $ 1.29   $ 1.57   $ 1.48   $ 1.20   $ 1.02   $  .82
Income from discontinued operations.....      --       --       --      .90     1.05      .95      .69
                                          ------   ------   ------   ------   ------   ------   ------
Net income..............................  $ 1.32   $ 1.29   $ 1.57   $ 2.38   $ 2.25   $ 1.97   $ 1.51
                                          ======   ======   ======   ======   ======   ======   ======
Cash dividends per share................  $  .39   $  .36   $  .48   $  .57   $  .52   $  .44   $  .37
BALANCE SHEET DATA (AT PERIOD END):
Total current assets....................  $1,165   $1,152   $1,113   $1,390   $  859   $  876   $  757
Total assets............................   2,607    2,569    2,548    2,805    2,629    2,652    2,352
Total current liabilities...............     564      497      472      523      444      477      471
Long-term debt..........................     221      225      223      224      219      219      199
Total shareholders' equity..............   1,503    1,538    1,531    1,742    1,667    1,647    1,394

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     We are providing the following selected unaudited pro forma combined financial information to show what the results of operations and financial position of Rohm and Haas and Morton would have looked like, absent any operational or other changes, had the Morton acquisition, and Rohm and Haas's January 26, 1999 acquisition of LeaRonal, Inc. for approximately $455 million in cash, been completed for the periods and at the dates indicated and assuming that Rohm and Haas stockholders approve the increase in authorized common stock and the issuance of shares in the merger.

     The following selected unaudited pro forma combined balance sheet as of March 31, 1999 and the following selected unaudited pro forma combined statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999 were prepared using an exchange ratio of 1.088710 and the number of outstanding Morton shares on May 18, 1999. This is the current exchange ratio based on the twenty trading day period ended May 18, 1999. This is also the minimum exchange ratio which would be used if Rohm and Haas's average common stock price for this trading period exceeded $34.10.

     For determining the aggregate purchase consideration of Morton, the price of the Rohm and Haas common stock issued in the transaction will be the average closing price of the common stock three days before and after the last day that there is a change in the exchange ratio. The date that the Rohm and Haas common stock twenty trading day average closing price first exceeded $34.10 per share and the exchange ratio first equalled the minimum exchange ratio was April 16, 1999. The average closing price of Rohm and Haas common stock three days before and after April 16, 1999 was $37.73. The actual value assigned to the Rohm and Haas common stock issued for determining purchase consideration will change only if the exchange ratio changes from the minimum exchange ratio.

     This information is provided for illustrative purposes only. It does not show what our results of operations or financial position would have been if the transactions had actually occurred on the dates assumed or indicate what our future operating results or consolidated financial position will be. You should read the selected unaudited pro forma combined financial information in conjunction with the "Unaudited Pro Forma Combined Financial Statements" on pages 78 to 95, including the notes, and in conjunction with the historical consolidated financial statements of Rohm and Haas, LeaRonal and Morton, including the notes, incorporated by reference in this document.

     Rohm and Haas anticipates that the Morton and LeaRonal acquisitions will provide it with financial benefits and synergies including reduced operating expenses and revenue enhancements. The selected unaudited pro forma combined financial information does not give effect to any of the expense reductions, revenue enhancements or any of the restructuring costs, including those costs which may be accrued at the date of acquisition, as our plans are not sufficiently advanced at this point in time to estimate those costs. To the extent those costs are accounted for as accrued liabilities and included in the allocation of the purchase price consideration, the amount allocated to assets acquired would increase, and net income would decrease due to additional amortization. To the extent those costs are not accounted for as accrued liabilities at the dates of acquisition of LeaRonal and Morton, a charge may result which may be material. The amount of this charge cannot be quantified at this time but is expected to be recognized in the period in which the restructuring occurs.

PURCHASE ACCOUNTING TREATMENT

     We will account for the merger as a purchase of Morton by Rohm and Haas, and the selected unaudited pro forma combined financial information reflects this method of accounting. In addition, Rohm and Haas accounted for its January 1999 acquisition of LeaRonal using the purchase method of accounting.

PERIODS COVERED

     The unaudited pro forma
combined statement of income for the
year ended December 31, 1998
combines Rohm and Haas's results for
that period with Morton's results
for the twelve months ended December
31, 1998, and LeaRonal's results for
the twelve months ended November 30,
1998, giving effect to the merger
and the LeaRonal acquisition as if
they had occurred as of January 1,
1998.

     The unaudited pro forma
combined statement of income for the
three months ended March 31, 1999
combines Rohm and Haas's results for
that period with Morton's results
for the three months ended March 31,
1999, giving effect to the merger as
if it had occurred as of January 1,
1998.

     The unaudited pro forma
combined balance sheet as of March
31, 1999 combines Rohm and Haas's
balance sheet at March 31, 1999 and
the estimated fair value of Morton's
net assets at March 31, 1999, giving
effect to the merger as if it had
occurred on March 31, 1999.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                                                   TWELVE MONTHS ENDED    THREE MONTHS ENDED
                                                    DECEMBER 31, 1998       MARCH 31, 1999
                                                   -------------------    ------------------
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net sales........................................        $6,448                 $1,687
Cost of goods sold...............................         4,174                  1,079
                                                         ------                 ------
Gross profit.....................................         2,274                    608
Selling and administrative expenses..............         1,217                    303
Research and development expense.................           273                     63
Interest expense.................................           317                     75
Share of affiliate net earnings (losses).........             1                     (7)
Other income, net................................           128                     27
                                                         ------                 ------
Earnings before income taxes and extraordinary
  item and discontinued operations...............           596                    187
Income taxes.....................................           226                     74
                                                         ------                 ------
Earnings before extraordinary item...............        $  370                 $  113
                                                         ======                 ======
Earnings per common share before extraordinary
  item:
  Basic..........................................        $ 1.65                 $ 0.53
  Diluted........................................          1.65                   0.52
Weighted average common shares outstanding:
  Basic..........................................         220.1                  212.2
  Diluted........................................         224.2                  215.9

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                  PRO FORMA
                                                                 COMBINED AT
                                                                MARCH 31, 1999
                                                                --------------
                                                                (IN MILLIONS)
ASSETS
Current assets:
Cash and cash equivalents...................................       $   241
Accounts receivable, net....................................         1,338
Inventories.................................................           855
Prepaid expenses and other assets...........................           279
                                                                   -------
     Total current assets...................................         2,713
Investments in and advances to unconsolidated subsidiaries
  and affiliates............................................           270
Land, buildings and equipment, net..........................         3,513
Cost in excess of businesses acquired, less amortization....         2,109
Other assets, net...........................................         2,794
                                                                   -------
     Total assets...........................................       $11,399
                                                                   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable...............................................       $   385
Accounts payable and accrued liabilities....................         1,035
Federal, foreign and other income taxes.....................           163
                                                                   -------
     Total current liabilities..............................         1,583
Long-term debt..............................................         4,376
Deferred income taxes.......................................         1,329
Employee benefits...........................................           587
Other liabilities...........................................           281
Minority interest...........................................            28
                                                                   -------
     Total liabilities......................................         8,184
Stockholders' equity........................................         3,215
                                                                   -------
     Total liabilities and stockholders' equity.............       $11,399
                                                                   =======

COMPARATIVE PER SHARE DATA

     We have summarized below the historical per share information for our companies and pro forma information as if the companies had been combined for the periods shown, calculated assuming Rohm and Haas exchanges $24.67 in cash and .365228 shares of Rohm and Haas common stock for each Morton share, using the current exchange ratio of 1.088710. The actual exchange ratio will be not less than the current exchange ratio of 1.088710 and not more than 1.330645. Rohm and Haas historical data are for the year ended December 31, 1998 and three months ended March 31, 1999, Morton's historical data are based on the twelve month period ended June 30, 1998 and the three months ended March 31, 1999, and LeaRonal's historical data are based on the twelve month period ended February 28, 1998. Since LeaRonal was acquired before March 31, 1999, LeaRonal historical and pro forma information is not provided for the three month period ended March 31, 1999.

     You should read this information in conjunction with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can find More Information" on page 132.

     You should also read this information in connection with the Unaudited Pro Forma Combined Financial Statements set forth on pages 78 through 95. Morton equivalent share amounts are calculated by multiplying

     - the pro forma income per share,

     - pro forma book value per share, and

     - Rohm and Haas's historical per share dividend

by the fraction of a share of Rohm and Haas common stock issued for each share of Morton common stock based on the minimum exchange ratio of 1.088710 and the maximum exchange ratio of 1.330645.

     You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience after the merger.

                                                                               THREE MONTHS ENDED
                                                    MOST RECENT FISCAL YEAR      MARCH 31, 1999
                                                    -----------------------    ------------------
EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEMS AND
  DISCONTINUED OPERATIONS:
Rohm and Haas historical
  Basic...........................................           $2.55                   $0.65
  Diluted.........................................            2.52                    0.64
LeaRonal historical
  Basic...........................................           $1.64                      --
  Diluted.........................................            1.61                      --
Morton historical
  Basic...........................................           $1.59                   $0.57
  Diluted.........................................            1.57                    0.56
Rohm and Haas pro forma using the current exchange
  ratio:
  Basic...........................................           $1.65                   $0.53
  Diluted.........................................            1.65                    0.52
Morton merger equivalent using the current
  exchange ratio:
  Basic...........................................           $0.60                   $0.19
  Diluted.........................................            0.60                    0.19
CASH DIVIDENDS DECLARED PER SHARE:
Rohm and Haas historical..........................           $0.70                   $0.18
LeaRonal historical...............................            0.52                      --
Morton historical.................................            0.50                    0.13
Rohm and Haas pro forma...........................            0.70                    0.18
Morton merger equivalent using the current
  exchange ratio..................................            0.26                    0.07
NET BOOK VALUE PER SHARE:
Rohm and Haas historical..........................           $8.89                   $9.79
LeaRonal historical...............................            9.53                      --
Morton historical.................................           12.10                   12.41
Rohm and Haas pro forma using the current exchange
  ratio...........................................           14.72                   15.15
Morton merger equivalent using the current
  exchange ratio..................................            5.38                    5.53

MARKET PRICES AND DIVIDENDS

     Rohm and Haas common stock and Morton common stock are listed on the New York Stock Exchange. The Rohm and Haas ticker symbol is "ROH." The Morton ticker symbol is "MII."

     The table below shows, for the calendar quarters indicated, the reported high and low sale prices of Rohm and Haas common stock and Morton common stock as reported on the New York Stock Exchange Composite Transaction Tape, in each case based on published financial sources and the dividends declared on the stock.

     Stock prices and dividends for Morton before April 30, 1997 reflect Morton prior to the separation of Morton's automotive safety products business.

                                   ROHM AND HAAS
                                    COMMON STOCK                    MORTON COMMON STOCK
                             --------------------------    --------------------------------------
                             MARKET PRICE       CASH             MARKET PRICE             CASH
                             -------------    DIVIDENDS    -------------------------    DIVIDENDS
                             HIGH     LOW     DECLARED         HIGH           LOW       DECLARED
                             -----    ----    ---------    ------------    ---------    ---------
Calendar 1997
  First Quarter............   $31 5/8 $24 3/4   $.15           $44 5/8        $40         $.15
  Second Quarter...........    30 7/16  23 9/16    .15          42 7/8         29 7/8      .12
  Third Quarter............    33 3/4  29 3/8    .16            35 3/4         30 1/16     .12
  Fourth Quarter...........    32 1/8  26 7/16    .17           35 7/8         31 1/16     .12
Calendar 1998
  First Quarter............   $35 1/16 $26 15/16   $.17        $34 7/16       $29 13/16   $.12
  Second Quarter...........    38 11/16  32 7/16    .17         33 1/8         24 13/16    .12
  Third Quarter............    35 5/8  26        .18            25 15/16       21 7/8      .13
  Fourth Quarter...........    38 7/8  26        .18            30 7/16        21 1/8      .13
Calendar 1999
  First Quarter............   $34 15/16 $28 1/8   $.18         $36 15/16      $24 7/16    $.13
  Second Quarter (through
     May 20, 1999).........    49 1/4  33 1/2    .18            41 5/8         36 1/2      .13

     The following table presents trading information for Rohm and Haas common stock and Morton common stock on January 29, 1999 and May 20, 1999. January 29, 1999 was the last full trading day before our announcement of the signing of the merger agreement. May 20, 1999 was the last practicable trading day for which information was available before the date of this document.

                                                ROHM AND HAAS
                                                COMMON STOCK        MORTON COMMON STOCK
                                             -------------------    -------------------
                                             HIGH    LOW    LAST    HIGH    LOW    LAST
                                             ----    ---    ----    ----    ---    ----
January 29, 1999...........................  $31 5/8 $30 7/8 $31    $26     $25    $25 7/8
May 20, 1999...............................   43     41 3/4  42      39 13/16 39    39 3/16

     YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS. We cannot assure you what the market prices of Rohm and Haas common stock will be at the merger date or during the period during which the exchange ratio is calculated.

     We expect no changes in Rohm and Haas's or Morton's dividend policies before the merger. After the merger, as holders of Rohm and Haas shares, former Morton shareholders who receive Rohm and Haas common stock in the merger will receive any dividends declared on their Rohm and Haas shares with a record date after the merger. The current annual dividend rate on Rohm and Haas common stock is $0.72 per share.

                                  RISK FACTORS

     Stockholders of Rohm and Haas and shareholders of Morton should consider the following factors, in addition to the other information contained in this document.

THE SUCCESSFUL INTEGRATION OF MORTON'S BUSINESS INTO ROHM AND HAAS AND THE ACHIEVEMENT OF EXPECTED COST SAVINGS CANNOT BE ASSURED.

     Achieving the cost savings, operating efficiencies, revenue enhancement and other benefits of the merger will depend in part on the integration of the businesses of Rohm and Haas and Morton in an efficient manner, and we cannot assure you that this will happen or that it will happen in a timely manner. This acquisition is significantly larger than previous acquisitions completed by Rohm and Haas. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company.

SINCE THE MARKET PRICE OF ROHM AND HAAS COMMON SHARES COULD DECLINE, MORTON SHAREHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE ROHM AND HAAS COMMON SHARES THEY WILL RECEIVE IN THE MERGER.

     The fraction of a Rohm and Haas common share forming part of the merger consideration for each Morton common share will not be adjusted for changes in Rohm and Haas's stock price so long as the average price of a Rohm and Haas common share remains above $34.10 during the measurement period before the merger. As a result, the value of the Rohm and Haas common shares received by Morton shareholders in the merger will decline if there is a decline in the value of the Rohm and Haas common shares above this level.

ADDITIONAL DEBT INCURRED TO PAY THE CASH PORTION OF THE MERGER CONSIDERATION COULD ADVERSELY AFFECT ROHM AND HAAS BY REDUCING ITS FLEXIBILITY TO RESPOND TO CHANGING ECONOMIC, BUSINESS AND MARKET CONDITIONS.

     Rohm and Haas's increased leverage as a result of borrowings to fund its acquisition of Morton and may reduce its flexibility to respond to adverse changes in economic, business or market conditions. On a pro forma basis, Rohm and Haas would have had $4.4 billion of long-term debt outstanding as of March 31, 1999. This is significantly more debt than Rohm and Haas has had in the past. Rohm and Haas believes that it should be able to finance its and Morton's current operating and capital requirements following completion of the merger. See "Summary -- selected unaudited pro forma combined financial information" and "Unaudited Pro Forma Combined Financial Statements."

THE MERGER WILL BE DILUTIVE TO ROHM AND HAAS'S EARNINGS PER SHARE.

     We expect the transaction could continue to be dilutive to earnings per share until the end of the year 2000. If we do not realize the expected cost savings, operating efficiencies and revenue enhancements, or if Morton earnings or the interest rate of our borrowings are significantly different from our expectations, the earnings dilution may continue beyond the period we envision.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This document contains a number of forward-looking statements which are subject to risks and uncertainties. Forward-looking statements include statements concerning anticipated product plans, profitability, cost savings, revenue growth and strategic plans and goals.

     These forward-looking statements involve risks and uncertainties that could cause Rohm and Haas's results to differ materially from what is projected. Risks and uncertainties include:

     - higher raw material costs or other expenses,

     - increased competitive pricing pressure or other increases in competition,

     - fluctuations in demand for Rohm and Haas's products,

     - currency fluctuations,

     - the outcome of pending or future litigation and claims including those relating to environmental laws and regulations,

     - difficulties in achieving expected cost savings or costs, and

     - difficulties relating to the integration of Rohm and Haas's and Morton's businesses, including the risk of personnel departures, reduced productivity and diversion of management attention.

     In addition Rohm and Haas's forward-looking statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

     Some forward-looking statements are contained in "Questions & Answers About the Merger," "Summary," "Risk Factors," "The Merger -- Background of the merger," "-- Recommendation of the Rohm and Haas board of directors; Reasons for the merger," "-- Recommendation of the Morton board of directors; Reasons for the merger," "-- Opinion of Rohm and Haas's financial advisor," "-- Opinion of Morton's financial advisor," "-- Financial projections," "Unaudited Pro Forma Combined Financial Statements" and those statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                           THE ROHM AND HAAS MEETING

GENERAL

     We are furnishing this document to holders of Rohm and Haas common stock and Rohm and Haas $2.75 cumulative convertible preferred stock for use at an annual meeting of Rohm and Haas stockholders and any adjournments or postponements of the meeting. At the Rohm and Haas annual meeting, the stockholders of Rohm and Haas will consider and vote upon the proposals described below and any other business which may properly be brought before the Rohm and Haas meeting.

PLACE, DATE AND TIME

     We will hold the Rohm and Haas annual meeting at American Philosophical Society, Benjamin Franklin Hall, 427 Chestnut Street, Philadelphia, PA 19106, on June 21, 1999, at 10:30 a.m., local time, subject to any adjournments or postponements.

RECORD DATE

     Only holders of Rohm and Haas common stock and preferred stock on April 26, 1999 are entitled to receive notice of and to vote at the Rohm and Haas annual meeting. As of April 26, 1999, there were 168,162,452 shares of Rohm and Haas common stock and 1,288,578 shares of preferred stock outstanding, each of which entitles the registered holder to one vote. Rohm and Haas will have a list of Rohm and Haas stockholders entitled to vote at the Rohm and Haas annual meeting available during normal business hours at 100 Independence Hall West, Philadelphia, Pennsylvania for the ten day period before the Rohm and Haas annual meeting.

MATTERS TO BE CONSIDERED AT THE MEETING

THE MERGER PROPOSALS

     At the Rohm and Haas annual meeting, the stockholders of Rohm and Haas will consider and vote upon two merger-related proposals:

     1. To approve an amendment to the restated certificate of incorporation of Rohm and Haas to increase the number of authorized shares of Rohm and Haas common stock from 200 million to 400 million.

     Without this amendment, Rohm and Haas will not have enough authorized common shares to issue to Morton shareholders in connection with the merger. The Rohm and Haas board of directors believes that the continued availability of shares of Rohm and Haas common stock is advisable not only in connection with the merger but also to provide Rohm and Haas with the flexibility to take advantage of opportunities to issue Rohm and Haas common stock for other corporate purposes, such as stock splits, stock options and equity financings and as consideration for possible future acquisitions.

     Rohm and Haas currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Rohm and Haas common stock, except for additional grants of stock options under existing benefit plans of Rohm and Haas and Morton to officers and employees consistent with past practice. If Rohm and Haas makes any plans, understandings, arrangements or agreements concerning the issuance of any shares of Rohm and Haas common stock, holders of the then outstanding shares of Rohm and Haas common stock may or may not be given the opportunity to vote on that issuance, depending upon the nature of the transaction, the applicable law, the policy of any stock exchange on which the Rohm and Haas common stock may then be listed and the judgment of the Rohm and Haas board of directors regarding the submission of the issuance to the Rohm and Haas stockholders.

     If approved, this amendment to the certificate of incorporation will be put into effect whether or not the proposal to issue shares in the merger is approved and whether or not the merger is completed.

     2. To approve the issuance of shares of Rohm and Haas common stock contemplated by the merger agreement.

     The aggregate number of shares of Rohm and Haas common stock to be issued in the merger will exceed 20% of the outstanding shares of Rohm and Haas common stock before the merger. The rules of the New York Stock Exchange require that a listed company's stockholders approve the issuance of securities in any transaction in which the aggregate number of shares to be issued would exceed 20% of the total shares issued and outstanding before the issuance.

     THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO APPROVE THE SHARE ISSUANCE.

OTHER PROPOSALS

     3.  Election of Rohm and Haas directors

     At the annual meeting, stockholders will also be asked to elect fifteen nominees to serve as directors of Rohm and Haas. You can find information about each of the nominees on pages 114 through 119 of this document. In addition, upon consummation of the merger following the annual meeting, the Rohm and Haas board of directors will be expanded to eighteen persons and three nominees of Morton will fill those vacancies. You can find information about each of the Morton nominees on pages 57-58 of this document.

     THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

     4.  Proposal to approve the Rohm and Haas 1999 Stock Plan

     The Rohm and Haas board of directors has unanimously approved, subject to stockholder approval, a 1999 Stock Plan to replace Rohm and Haas's existing stock option and restricted stock plans, which Rohm and Haas's stockholders approved in 1992. A COPY OF THE 1999 STOCK PLAN IS ATTACHED TO THIS DOCUMENT AS ANNEX D. The 1999 Stock Plan combines both a stock option plan and a restricted stock plan and gives Rohm and Haas's Executive Compensation Committee greater flexibility in establishing the terms of the grants. For example, the stock options granted in 1999, subject to stockholder approval, provide for vesting over a three year term instead of the one year term available under the old plan.

     Rohm and Haas established the plan to attract and retain employees, to motivate participants by means of appropriate incentives, to provide incentive compensation opportunities that are competitive with those of similar companies and to further identify participants' interests with those of Rohm and Haas's other stockholders, consequently promoting the long-term financial interest of Rohm and Haas and its stockholders.

     The Executive Compensation Committee will administer the plan, which provides for the issuance of an aggregate of 8,000,000 shares of Rohm and Haas common stock. No participant may receive grants for more than 1,000,000 of these shares during a five year period. All employees are eligible to receive grants under this plan.

     The exercise price of stock under each option granted will not be less than the fair market value of the stock on the day of grant, except for a grant or assumption of options in connection with a transaction as contemplated by section 424 of the Internal Revenue Code of 1986. Unless the Executive Compensation Committee determines otherwise, options will expire on the earliest of:

     - 10 years from the date of grant,

     - five years from the date of the participant's death, long-term disability or retirement at age 55 or later,

     - one year from the last day worked for participants who leave Rohm and Haas under Rohm and Haas's severance benefit program, or

     - immediately upon the participant's resignation or discharge or upon violation of a non-compete or confidentiality obligation to Rohm and Haas.

     A participant may pay the exercise price in cash or with then-owned Rohm and Haas stock based on its market value at the time of exercise. The participant must have held all shares of Rohm and Haas common stock delivered in a stock-for-stock exercise for a minimum of six months.

     At the time of grant, the Executive Compensation Committee will designate options as incentive stock options under the provisions of the Internal Revenue Code or as nonqualified options. Under the provisions of the Internal Revenue Code, participants will realize no taxable income when they receive option grants. While exercise of an incentive stock option which meets the requirements of the Internal Revenue Code will not result in taxable income, exercise of a nonqualified stock option will result in taxable income equal to the difference between the fair market value of the stock at the time of exercise and the option exercise price. Rohm and Haas will be entitled to take a tax deduction upon the exercise of a nonqualified option in an amount equal to the participant's taxable income.

     Executive officers will continue to receive restricted stock instead of cash payments under the Annual and Long-Term bonus plans. In addition, the Executive Compensation Committee may approve restricted stock grants for purposes that the Executive Compensation Committee deems to be in the best interest of Rohm and Haas. Unless the Executive Compensation Committee determines otherwise, restrictions will lapse at the earlier of the participant's five year service anniversary or the participant's retirement at age 55 or later, long-term disability or death. At the time restrictions lift, the participant will receive taxable income in the amount of the fair market value of the stock.

     You can find additional information about compensation and 1998 stock option grants on pages 120 through 128 of this document.

     THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 STOCK PLAN.

     5.  Proposal to eliminate stockholder action by written consent

     The Rohm and Haas board of directors has unanimously approved an amendment to the Rohm and Haas restated certificate of incorporation to add a new Article XI, subject to stockholder approval. The proposed amendment reads as follows:

     "ARTICLE XI. Any action required or permitted to be taken by the holders of the capital stock of Rohm and Haas must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing."

     Delaware law permits a provision in a corporation's certificate of incorporation to override the general rule allowing any action required or permitted to be taken by stockholders to be taken without a meeting, without prior notice and without stockholder vote, if a written consent setting forth the action to be taken is signed by stockholders having the number of votes necessary to authorize this type of action at a meeting of stockholders. The Rohm and Haas restated certificate of incorporation currently does not contain any provision restricting or regulating stockholder action by written consent. Consequently, unless the proposed amendment is approved, stockholders holding a majority of Rohm and Haas stock could take significant corporate action without giving other stockholders notice or the opportunity to vote.

     The Rohm and Haas board of directors believes that all stockholder decisions should be made only after thoughtful consideration of complete information by all stockholders. The information is provided through proxy solicitation, and the period between delivery of the proxy statement and the stockholder meeting provides time for consideration of stockholder proposals. The Rohm and Haas board of directors believes that all stockholders, and not just stockholders executing a written consent, should have the opportunity to participate in the decision process.

     The proposed amendment, by prohibiting stockholder action by written consent, would require that all stockholders of Rohm and Haas who are entitled to vote on the particular matter receive notice of and the opportunity to participate in any proposed stockholder action. This notice would enable the stockholders to take action, including judicial action, in order to protect their interests.

     This amendment may make more difficult, or delay, actions by a person or a group seeking to acquire a substantial percentage of Rohm and Haas common stock, to replace directors on the Rohm and Haas board of directors or to take other action to influence or control Rohm and Haas management or policies, even though the holders of a majority of the outstanding shares of Rohm and Haas common stock might desire those actions. However, the Rohm and Haas board of directors is not recommending this proposed amendment in response to any effort to obtain control of Rohm and Haas and the Rohm and Haas board of directors is not aware of any effort of that type.

     THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT.

     Members of Pricewaterhouse Coopers LLP, Rohm and Haas's independent auditors, are expected to be present at the Rohm and Haas annual meeting and available to respond to appropriate questions. These individuals will be given the opportunity to make a statement at the meeting if they desire to do so.

VOTE REQUIRED

     The proposals to issues shares to Morton shareholders, to elect directors and to approve the 1999 Stock Plan each require the approval of the holders of a majority of the Rohm and Haas common stock and preferred stock, voting together and not as separate classes, present and entitled to vote at a meeting at which a quorum is present.

     The proposals to increase the number of authorized shares and to eliminate stockholder action by written consent each require the approval of the holders of a majority of the outstanding shares of Rohm and Haas common stock and preferred stock voting together and not as separate classes. The proposal to increase the number of authorized shares also requires the approval of the holders of a majority of the outstanding shares of Rohm and Haas common stock, voting as a separate class.

     The holders of a majority of the sum of the outstanding shares of Rohm and Haas common stock and the outstanding shares of Rohm and Haas preferred stock will constitute a quorum for these votes. In addition, the proposal to increase the number of authorized shares requires a quorum of a majority of the outstanding shares of Rohm and Haas common stock. If a quorum is not present at the Rohm and Haas annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

     Members of the Haas family who beneficially own shares of Rohm and Haas common stock constituting approximately 39% of the outstanding voting power of Rohm and Haas shares entered into a shareholder agreement on February 25, 1999 with Morton under which they have agreed to vote their shares in favor of the proposals to increase the number of authorized shares and to issue shares to Morton shareholders. See "The Shareholder Agreement."

     As of April 26, 1999, directors and executive officers of Rohm and Haas were entitled to vote approximately 1.5% of the outstanding votes entitled to be cast by stockholders at the Rohm and Haas annual meeting.

HOW SHARES WILL BE VOTED AT THE ANNUAL MEETING

     All shares of Rohm and Haas common stock and preferred stock represented by properly executed proxies received before or at the Rohm and Haas annual meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the approval of each of the proposals and for the election of the fifteen nominees for director.

     We will count properly executed proxies marked "ABSTAIN" with respect to any proposal as present for purposes of determining whether there is a quorum and for purposes of determining the number of shares represented and entitled to vote at the Rohm and Haas annual meeting with respect to any proposal. However, the shares that any of these proxies represent will not be voted at the annual meeting. As a result, since the affirmative vote described above is required for approval of the proposals, a proxy marked "ABSTAIN" with respect to a proposal will have the same effect as a vote against the proposal.

     Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on some routine matters when they have not received instructions from beneficial owners and therefore may vote for the election of directors and the approval of the 1999 Stock Plan. Under these rules, brokers may not exercise their voting discretion with respect to the approval of non-routine matters, such as the approval of the issuance of the shares in the merger and the proposed amendments to the Rohm and Haas certificate of incorporation. Since the affirmative votes described above are required for approval of the proposals, these non-voted shares with respect to a proposal will have the same effect as a vote against the proposal.

     The Rohm and Haas board of directors is not currently aware of any other business to be brought before the Rohm and Haas annual meeting. If, however, other matters are properly brought before the Rohm and Haas annual meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

     The people named as proxies by a stockholder may propose and vote for one or more adjournments of the Rohm and Haas annual meeting to permit further solicitations of proxies in favor of approval of the proposals. No proxy which is voted against the approval of any of the proposals will be voted in favor of an adjournment.

HOW TO REVOKE A PROXY

     You may revoke your proxy at any time before its use by delivering to the Secretary of Rohm and Haas a signed notice of revocation or a later-dated signed proxy or by attending the Rohm and Haas annual meeting and voting in person. Attendance at the Rohm and Haas annual meeting will not itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     Rohm and Haas will pay the cost of solicitation of proxies for the Rohm and Haas meeting. In addition to solicitation by mail, Rohm and Haas will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Rohm and Haas will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Rohm and Haas has retained D. F. King & Co., Inc. to aid in the solicitation of proxies and to verify the records related to the solicitations. D. F. King will receive customary fees and expense reimbursement for its services. Rohm and Haas or its directors, officers or employees may request by telephone or facsimile the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly proxy cards are returned. We urge you to send in your proxies without delay.

                               THE MORTON MEETING

GENERAL

     We are furnishing this document to holders of Morton common stock for use at a special meeting of Morton shareholders and any adjournments or postponements of the meeting. At the Morton special meeting, the shareholders of Morton will consider and vote upon the approval of the merger agreement and any other business which may properly be brought before the Morton special meeting.

PLACE, DATE AND TIME

     We will hold a special meeting of Morton shareholders on June 21, 1999, at 10:00 a.m., local time, at Morton's Corporate Headquarters, 25th floor, 100 North Riverside Plaza, Chicago, Illinois 60606, subject to any adjournments or postponements.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Morton meeting, Morton shareholders will consider and vote on a proposal to approve the merger agreement.

     You are urged to read the copy of the merger agreement attached to this document as Annex A. In addition, representatives of Ernst & Young LLP, Morton's independent auditors, are expected to be present at the Morton special meeting and available to respond to appropriate questions. These individuals will be given the opportunity to make a statement at the Morton special meeting if they desire to do so.

     THE MORTON BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF MORTON AND ITS SHAREHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE MORTON SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AT THE MORTON SPECIAL MEETING.

RECORD DATE

     Only holders of Morton common stock at the close of business on May 4, 1999 will be entitled to receive notice of and to vote at the Morton special meeting. As of May 4, 1999, there were 121,628,287 outstanding shares of Morton common stock, other than shares held in Morton's treasury, which are not entitled to vote. Morton will have a list of Morton shareholders entitled to vote at the Morton special meeting available during normal business hours at Morton's corporate headquarters, 100 North Riverside Plaza, Chicago, Illinois for the five business day period before the Morton special meeting and at the special meeting on the day of the meeting.

VOTE REQUIRED

     Holders of a majority of the issued and outstanding shares of Morton common stock must vote in favor of the proposal to approve the merger agreement in order for the proposal to pass. Each share of Morton common stock is entitled to one vote.

     A majority of the shares of Morton common stock that were outstanding as of the Morton record date must either attend the Morton special meeting or be represented by someone to whom they have given their proxy in order for there to be a quorum at the Morton meeting, and permit a vote to be taken on the proposal to approve the merger agreement. If a quorum is not present at the Morton special meeting, Morton intends to adjourn or postpone the meeting to solicit additional proxies.

     As of May 4, 1999, Morton's directors and executive officers may be deemed to beneficially own a total of approximately 3,150,957 shares of Morton common stock, or approximately 2.6% of the issued and outstanding shares of Morton common stock on that date.

HOW SHARES WILL BE VOTED AT THE SPECIAL MEETING

     All shares of Morton common stock represented by properly executed proxies received before or at the Morton special meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on the proxy card, the proxy will be voted "FOR" the approval of the merger agreement.

     Morton will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether there is a quorum, but an abstention will have the effect of a vote against the approval of the merger agreement.

     Under New York Stock Exchange rules, your broker cannot vote Morton common stock without specific instructions from you. Unless you follow the directions your broker provides to you regarding how to instruct your broker to vote your shares, your shares will not be voted and will have the effect of a vote against the approval of the merger agreement.

     The Morton board of directors is not currently aware of any other business to be brought before the Morton special meeting. If, however, other matters are properly brought before the Morton special meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

     The people named as proxies by a shareholder may propose and vote for one or more adjournments of the Morton special meeting to permit further solicitations of proxies in favor of approval of the merger agreement; except that no proxy which is voted against the approval of the merger agreement will be voted in favor of an adjournment.

VOTING AT THE SPECIAL MEETING

     Whether or not you plan to attend the special meeting, please vote your shares as soon as possible. Your prompt voting may save Morton the expense of a second mailing. Each proxy which is properly completed will be voted at the special meeting. If you return a proxy but do not specify your vote, your shares will be voted FOR the approval of the merger agreement.

HOW TO REVOKE A PROXY

     Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy.

     You may revoke your proxy at any time before its use by delivering to the Corporate Secretary of Morton a signed notice of revocation or a later-dated signed proxy at a later time or by attending the Morton special meeting and voting in person. Attendance at the Morton special meeting will not itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     Morton will pay the cost of solicitation of proxies for the Morton special meeting. In addition to solicitation by mail, Morton will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Morton will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Morton has retained Georgeson & Co., Inc. to aid in the solicitation of proxies and to verify the records related to the solicitations. Georgeson will receive customary fees, and expense reimbursement for its services. Morton or its directors, officers or employees may request by telephone or facsimile the return of proxy cards. We urge you to send in your proxies as soon as possible.

                                   THE MERGER

WHAT YOU WILL RECEIVE IN THE MERGER

     At the effective time of the merger, a wholly owned subsidiary of Rohm and Haas will be merged with and into Morton. As a result of the merger, Morton will continue as the surviving corporation of the merger and will become a wholly owned subsidiary of Rohm and Haas.

     At the effective time of the merger, each issued and outstanding share of Morton common stock, other than shares held by the parties to the merger agreement, which will be canceled, will be converted into the right to receive an amount in cash and a number of shares of Rohm and Haas common stock based on
(1) the number of outstanding Morton shares on the closing date and (2) an exchange ratio determined by the average closing price of the Rohm and Haas common stock during the twenty-trading day period ending on the second trading day before the closing of the merger.

     - If the average closing price is at least $27.90 and not more than $34.10, the value of the cash and the Rohm and Haas shares, based on that average price, will be equal to $37.125.

     - If the average closing price is more than $34.10, the value of the cash and the Rohm and Haas shares, based on that average price, will be more than $37.125.

     - If the average closing price is less than $27.90, the value of the cash and the Rohm and Haas shares, based on that average price, will be less than $37.125.

     The total amount of cash that will be paid to all Morton shareholders in the merger is $3,004,034,938. This amount represents the total cash consideration that Rohm and Haas would have paid in its $37.125 per share cash tender offer for 80,916,766 Morton shares if the offer had been fully subscribed. Therefore, the mixture of cash and Rohm and Haas shares you will receive in the merger will depend on the number of shares of Morton common stock outstanding immediately before the closing of the merger. The merger agreement provides for a proration factor for determining the percentage of each Morton share to be converted into cash consideration. That proration factor is equal to

     - 80,916,766, divided by

     - the number of Morton shares issued and outstanding immediately before the effective time of the merger.

     The amount of cash to be issued for each Morton share will equal the cash proration factor multiplied by $37.125.

     The actual number of shares to be issued for each Morton share will depend on the number of outstanding Morton shares immediately before the closing of the merger and the exchange ratio. The exchange ratio will be equal to $37.125 divided by the average closing price of the Rohm and Haas common stock during the measurement period. However, the exchange ratio cannot be less than 1.088710, which will be the exchange ratio when the average Rohm and Haas closing price during the measurement period is at least $34.10, or more than 1.330645, which will be the exchange ratio when the average Rohm and Haas closing price during the measurement period is $27.90 or less. The fraction of a share of Rohm and Haas common stock to be issued for each Morton share equals
(1) the exchange ratio multiplied by (2) one minus the cash proration factor

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

described above. That is, if the cash proration factor is .67, the stock proration factor will be equal to one minus .67, or .33.

     For example, based on 121,765,173 outstanding shares of Morton common stock on May 18, 1999 and assuming that the average closing price of the Rohm and Haas common stock during the measurement period is $41.375, which is the closing price on May 18, 1999

     - the cash proration factor would be 80,916,766/121,765,173 = .664531

     - the cash portion of the merger consideration would be equal to:

                  $37.125  x  .664531  = $24.67, and

     - the fraction of a Rohm and Haas share you would receive for each Morton share would be equal to:

                  1.088710  x  (1 - .664531)  = 0.365228

Based on the number of outstanding Morton shares on May 18, 1999, the number of shares of Rohm and Haas common stock that you will receive in the merger will be not less than .365228 and not greater than .446390. If the number of outstanding Morton shares increases as a result of exercises of Morton stock options, the cash portion of the merger consideration per Morton share will decrease and the stock portion of the merger consideration per Morton share will increase.

     Rohm and Haas will not issue fractional shares of Rohm and Haas common stock in the merger. The merger agreement provides that each holder of shares of Morton common stock exchanged in the merger who would otherwise have been entitled to receive a fraction of a share of Rohm and Haas common stock after taking into account all share certificates delivered by the holder and all shares held in book-entry form will instead receive cash, without interest, in an amount equal to the product of (1) the fractional part of a share of Rohm and Haas common stock to which the holder would otherwise be entitled multiplied by
(2) the average closing price of the Rohm and Haas common stock on the New York Stock Exchange Composite Transactions Tape for the five trading days immediately before the closing of the merger.

CASH ALTERNATIVE STRUCTURE

     Under the merger agreement, Rohm and Haas has agreed that if:

     - the proposal to increase the authorized shares or the share issuance is not approved by the Rohm and Haas stockholders, and

     - the Haas family stockholders do not vote at least 65,537,334 shares in favor of the proposal to increase the authorized shares and the share issuance proposal, which they are required to do under the terms of the shareholder agreement, then Rohm and Haas stockholder approval will not be a condition to closing the merger. In that event, the merger consideration will be adjusted to reduce the stock portion and increase the cash portion by an equivalent amount, based on the average closing price of Rohm and Haas common stock for the five trading day period ending two trading-days before the merger.

     The total amount of Rohm and Haas common stock that would be issued in the merger, however, would be limited to the maximum number of shares of Rohm and Haas common stock that may be issued by Rohm and Haas in the merger without a vote of its stockholders under the Delaware General Corporation Law, the applicable rules of the New York Stock Exchange or otherwise. Based upon:

     - 168,162,452 shares of Rohm and Haas common stock outstanding as of April 26, 1999,

     - 7,100,371 shares of Rohm and Haas common stock reserved for issuance in connection with any securities, options or rights convertible into, exchangeable or exercisable for Rohm and Haas common stock as of April 26, 1999,

     - 121,765,173 shares of Morton common stock outstanding as of May 18, 1999, and

     - 6,623,357 options to purchase Morton common stock outstanding as of May 18, 1999.

the maximum number of shares of Rohm and Haas common stock that could be issued in the merger without stockholder approval is 17,526,262. Based on this share information and assuming that the average closing price for the Rohm and Haas common stock during the measurement periods for determining the exchange ratio and the value of Rohm and Haas shares to be replaced with cash is $41.375, which is the closing price on May 18, 1999, each share of Morton common stock would be converted in the merger into the right to receive $33.83 in cash and .143935 of a share of Rohm and Haas common stock.

BACKGROUND OF THE MERGER

     In light of the increasing challenges facing specialty chemicals companies, during the summer of 1998 Morton commenced a review of the strategic alternatives available to it. These challenges included:

     - intensifying competition from traditional competitors and the emergence of strong European competitors,

     - the fact that some product lines, whose market value was once largely based on unique or proprietary technology, were coming to the end of their patent lives, resulting in declining profit margins,

     - slowed earnings growth,

     - changes in global economic conditions, particularly in Asia, and

     - accelerated acquisition activity and globalization of chemical companies over the last several years.

In connection with its review, Morton engaged Goldman, Sachs & Co. as its financial advisor to assist Morton in its analysis and consideration of various strategic alternatives. Over the next several months, Morton evaluated a range of strategic alternatives, including the potential divestiture of non-core assets, selected acquisitions to enhance Morton's portfolio of businesses and achieve critical mass in selected business areas, and potential business combination transactions with both larger and smaller chemical industry participants. During this period, Morton and its financial advisor had contacts with various parties to explore on a preliminary basis several of these alternatives. Morton periodically updated its directors regarding these contacts.

     For several years, Rohm and Haas had been seeking acquisition candidates that could expand its technological and market base and enhance the value of Rohm and Haas for its stockholders. Rohm and Haas had identified Morton as one of a few acquisition candidates that fit its objectives.

     In October 1998, J. Lawrence Wilson, Rohm and Haas's Chairman and Chief Executive Officer, contacted S. Jay Stewart, Chairman and Chief Executive Officer of Morton, and stated that Rohm and Haas would be interested in exploring a possible business combination transaction with Morton. Mr. Stewart agreed to meet with Mr. Wilson and Rajiv L. Gupta, Rohm and Haas's Vice Chairman designate, on November 11, 1998. At the meeting the executives discussed a possible business combination transaction between the companies and agreed that representatives of Morton's and Rohm and Haas's respective managements would meet as the next step in evaluating this type of a transaction. On November 24, 1998, the parties executed a confidentiality agreement and began to exchange financial and other information relating to their respective businesses.

     On December 11, 1998, representatives of management of Rohm and Haas and Morton met to discuss the rationale for, and benefits of, a possible business combination, potential transaction structures and preliminary due diligence requirements, and to establish a framework for continuing the discussions between the two companies. Following that meeting, Mr. Wilson contacted Mr. Stewart and indicated that Rohm and Haas would be interested in pursuing a transaction with consideration consisting of 60% cash and 40% Rohm and Haas common stock that would value Morton, on a preliminary basis, in excess of $35 per Morton share if Rohm and Haas management concluded that specified levels of cost savings could be achieved. Messrs. Wilson and Stewart agreed that members of senior management of Morton and Rohm and Haas would meet to define in more detail the potential benefits that could be achieved by combining the two companies.

     On January 7, 1999 members of senior management of Morton and Rohm and Haas met to begin quantifying the level of cost savings and other benefits that might be achievable through a combination of the two companies.

     Following this meeting, Rohm and Haas engaged Wasserstein Perella & Co., Inc. as its financial advisor and Simpson Thacher & Bartlett as its legal advisor in connection with a possible transaction between Rohm and Haas and Morton.

     On January 13, 1999, Morton's and Rohm and Haas's respective financial and legal advisors met to discuss potential structuring alternatives for a possible transaction between the two companies as well as the timing and other considerations relevant to the possible alternative transaction structures, in preparation for a meeting between members of senior management of Morton and Rohm and Haas scheduled for the next day. Rohm and Haas's advisors described a "two-step" transaction structure in which Rohm and Haas would purchase 60% of outstanding shares of Morton common stock in a cash tender offer followed by a "back-end" merger in which the remaining shares of Morton common stock would be exchanged for Rohm and Haas common stock based on a fixed exchange ratio. Morton's advisors stated Morton's preference for a single-step merger structure and discussed various issues relating to a two-step structure, including protections as to the value of the consideration to be received by Morton's shareholders, the timing of the second-step merger and assurance of completion. The parties' advisors also discussed other aspects of a possible business combination, including the impact on timing of the required regulatory approvals, and whether a tax-free transaction for Morton shareholders could be achieved. Morton's advisors indicated that Morton would seek a commitment from the Haas family and related entities who control approximately 39% of the Rohm and Haas outstanding voting power to support a transaction. Rohm and Haas's advisors also discussed various transaction protection mechanisms.

     At a meeting on January 14, 1999, Mr. Wilson restated Rohm and Haas's continuing interest in a transaction that would value Morton above a $35 per share price and provide for a combination of 60% cash and 40% stock consideration, but indicated that his management team had not yet been able to conclude that the levels of cost savings necessary to justify this price could be obtained. At that meeting, representatives from Rohm and Haas's and Morton's senior management continued their review of the companies' respective businesses and explored additional opportunities for potential cost savings that might be achieved through combining the two companies. After consulting with Morton's senior management and its financial and legal advisors later that day, Mr. Stewart informed Mr. Wilson that Morton would require a higher transaction price and discussed Morton's concerns regarding transaction structure and timing. Messrs. Wilson and Stewart agreed to continue their discussions on the financial and other terms of a potential transaction early the following week.

     During the period January 18 through January 21, 1999, Mr. Wilson and Mr. Stewart held several telephone conversations. No specific decisions were reached regarding the proposed transaction, but the parties agreed that representatives of management and the legal and financial advisors of both companies would meet on January 24th.

     On January 24, 1999, members of Morton's and Rohm and Haas's senior management and their financial and legal advisors met to discuss the financial and other terms of a possible business combination transaction between the companies. Rohm and Haas indicated that it would be willing to increase the total consideration to be paid to Morton shareholders to $36 3/8 per share of Morton common stock, consisting of 60% cash consideration and 40% stock consideration, with a floating exchange ratio for the stock portion, subject to a collar, provided that the transaction be structured as a cash tender offer followed by a back-end merger. The parties and their advisors continued to discuss the topics noted above, including transaction structure, timing and conditions of closing, the percentages of cash and stock in the transaction, the terms of a "collar" or similar mechanism to provide some protection to Morton shareholders with respect to the value of the Rohm and Haas common stock to be received in the merger, and Rohm and Haas's request for various deal protection provisions. In order to address Morton's requirement that a two-step transaction structure minimize the risks to Morton's shareholders as to timing and value, Rohm and Haas indicated its willingness, in the event that Rohm and Haas stockholder approval was not obtained, to replace a portion of the stock consideration with sufficient cash to complete the transaction without this approval. The parties did not come to an agreement with respect to the financial or other significant terms of the transaction, including price and structure, and agreed to continue the ongoing discussions between the companies' legal and financial advisors and to consider the proposals discussed at the meeting.

     On January 25, 1999, Mr. Wilson contacted Mr. Stewart and described a proposal to increase the transaction value to $37 1/8 per share of Morton common stock, with 67% of the shares of Morton common stock to be acquired for cash in a tender offer. Mr. Wilson proposed providing for a collar mechanism along the lines that Morton had proposed at the meeting on January 24th. Mr. Stewart indicated that he was prepared to pursue discussions of a transaction based on Mr. Wilson's proposal.

     Throughout the remainder of the week of January 25, the parties' legal and financial advisors negotiated the terms and conditions of the proposed merger agreement, and the parties and their advisors also conducted due diligence with respect to the other party.

     On January 28, 1999 at a regularly scheduled meeting, the Morton board of directors considered a possible business combination transaction with Rohm and Haas. At the meeting, members of senior management and representatives of Morton's legal and financial advisors reviewed with the Morton board of directors, among other things, the status of the ongoing discussions between Rohm and Haas and Morton, factors affecting consolidation and profitability in the chemicals industry and management's views on the advisability of pursuing a transaction with Rohm and Haas. Morton's legal and financial advisors also discussed the proposed terms and structure of a business combination with Rohm and Haas. After considering these discussions, the Morton board of directors agreed that management should pursue further discussions with Rohm and Haas, subject to satisfactory resolution of issues related to timing and certainty.

     Teams from Morton and Rohm and Haas, including their respective legal and financial advisors, met on January 29, 1999 to continue the negotiation of the terms of the transaction and the draft merger agreement, including the collar provision. Following these discussions, the parties agreed to base the initial exchange ratio for the stock consideration component on Rohm and Haas's closing price on January 29, with a collar adjustment mechanism at stock prices within a 10% range, on either side, of that closing price.

     Throughout the remainder of the weekend, the parties and their advisors negotiated the terms of the merger agreement, including matters relating to transaction structure, timing of the tender offer and merger, the nature and extent of any termination fees, the conditions for consummation of the transaction and other matters described above. In addition, the parties discussed the terms of the employment agreements to be entered into at the time of execution of the merger agreement.

     On January 31, 1999, the Morton board of directors met to consider the proposed transaction with Rohm and Haas. Representatives of Morton's senior management and Morton's legal and financial advisors made presentations and reviewed, among other things, the matters set forth below under "-- Recommendation of the Morton board of directors; Reasons for the merger." Morton's legal advisors reviewed with the Morton board of directors the transaction terms that had been negotiated since the Morton board of directors meeting on January 28, 1999. Goldman Sachs made a presentation including, among other things, a financial analysis of the proposed transaction with Rohm and Haas and rendered its oral opinion, subsequently confirmed in writing, to the effect that as of January 31, 1999, and based upon and subject to specified matters and assumptions, the consideration to be received by the holders of shares of Morton common stock in the transactions contemplated by the merger agreement was fair from a financial point of view to these holders. Following discussion, the Morton board of directors unanimously approved the tender offer and the merger and determined to recommend that Morton shareholders accept the offer, tender their shares of Morton common stock in the tender offer and approve the merger agreement.

     On January 31, 1999, the Rohm and Haas board of directors met to consider the proposed transaction with Morton. Representatives of Rohm and Haas's senior management and Rohm and Haas's legal and financial advisors made presentations and reviewed, among other things, the transaction terms that had been negotiated with Morton and the employment arrangements that had been agreed to with Messrs. Stewart and Johnston. Wasserstein Perella made a presentation including, among other things, a financial analysis of the proposed transaction with Morton and rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of January 31, 1999, subject to the various assumptions and limitations set forth in the written opinion, the consideration payable pursuant to the merger agreement is fair to Rohm and Haas from a financial point of view. Following discussion, the Rohm and Haas board of directors, by a unanimous vote of the directors present, approved and adopted the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend that stockholders of Rohm and Haas vote in favor of the Rohm and Haas merger proposals.

     After the requisite approvals were obtained from the Morton board of directors and the Rohm and Haas board of directors, Morton and Rohm and Haas executed the merger agreement on January 31, 1999. The parties issued a joint press release announcing execution of the merger agreement before the opening of the New York Stock Exchange on February 1, 1999.

     On February 5, 1999, Rohm and Haas, through Morton Acquisition Corp., commenced a tender offer for up to 80,916,766 shares of Morton common stock at $37.125 in cash, subject to various conditions, including the condition that a majority of the voting power of the Morton common shares on a fully diluted basis be tendered in the tender offer. At midnight on April 22, 1999, the tender offer expired. Rohm and Haas did not purchase any shares of Morton common stock in the tender offer.

RECOMMENDATION OF THE ROHM AND HAAS BOARD OF DIRECTORS; REASONS FOR THE MERGER

     At a special meeting on January 31, 1999, the Rohm and Haas board of directors determined that the merger agreement and the transactions contemplated by the merger agreement were fair to, and in the best interests of Rohm and Haas. Accordingly, at the meeting, the Rohm and Haas board of directors, by a unanimous vote of all directors present, approved and adopted the merger agreement and the transactions contemplated by the merger agreement.

     The Rohm and Haas board of directors believes that the acquisition of Morton represents a unique opportunity to create a leading global specialty chemical company that will be well-positioned to take advantage of future growth opportunities through a global presence, use of alternative technology and the development of high-growth product offerings.

     In reaching its conclusions, the Rohm and Haas board of directors considered, among other things, the following material factors, each of which the Rohm and Haas board of directors believed supported its decision to approve and adopt the merger agreement:

      1. Morton operating and financial information. Information concerning the business, assets, financial condition, results of operations and prospects of Morton.

      2. Industry trends; Strategic options. The current and anticipated environment in the chemical industry, the need for Rohm and Haas to expand its technological and market base in order to compete more effectively in the chemical industry, and the other strategic options available to Rohm and Haas.

      3. Potential benefits of combination. Rohm and Haas's and Morton's products and markets are complementary. The combined firms will be able to provide a broader range of products based on multiple technologies, as well as take advantage of greater opportunities for future geographic growth. Rohm and Haas expects the combination will result in a company more focused on the needs of customers within its targeted markets, with an increased ability to meet those needs as it taps a broader range of technologies.

      4. Management presentations; Terms of merger agreement. The presentations by, and discussions of the terms and conditions of the merger agreement with, senior executive officers of Rohm and Haas, representatives of Simpson Thacher & Bartlett and representatives of Wasserstein Perella.

      5. Stock price information. Current and historical market prices and trading information with respect to the Rohm and Haas common stock and the Morton common stock.

      6. Regulatory approvals. The likelihood of receiving required regulatory approvals and the timing of obtaining these approvals.

      7. Potential cost savings; Accretion. The cost reductions and operating efficiencies that should be available to the combined enterprise as a result of the acquisition and the fact that Rohm and Haas expects the acquisition to be accretive to cash flow immediately and accretive to earnings per share beginning twelve months after the acquisition.

      8. Post-merger capital structure. Rohm and Haas expects the resulting capital structure and cash flows to generate financial ratios sufficient to be in the A rating categories of the key credit rating agencies. In addition, the amount of the Rohm and Haas common stock readily available for trading will increase by more than 50%.

      9. Haas family support. The Haas family members intended to support the transactions contemplated by the merger agreement.

     10. Integration. The cultural compatibility of the two companies and the challenges in integrating the businesses of Rohm and Haas and Morton.

     11. Opinion of Wasserstein Perella. The opinion of Wasserstein Perella described below as to the fairness from a financial point of view to Rohm and Haas of the consideration payable pursuant to the merger agreement. See "-- Opinion of Rohm and Haas's financial advisor."

     In view of the wide variety of material factors considered in connection with the evaluation of the acquisition, the Rohm and Haas board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Rohm and Haas board of directors may have given different weights to the various factors considered.

     THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS OF ROHM AND HAAS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES AND "FOR" THE SHARE ISSUANCE PROPOSAL.

OPINION OF ROHM AND HAAS'S FINANCIAL ADVISOR

     Wasserstein Perella's Role. Rohm and Haas engaged Wasserstein Perella to act as its financial advisor in connection with a possible transaction between Rohm and Haas and Morton based on Wasserstein Perella's experience and expertise in mergers and acquisitions. On January 31, 1999, Wasserstein Perella delivered its oral opinion to the Rohm and Haas board of directors, subsequently confirmed in writing, to the effect that, subject to the various assumptions and limitations stated in the opinion, as of the date of the opinion, the consideration payable pursuant to the merger agreement is fair to Rohm and Haas from a financial point of view. Rohm and Haas and Morton determined the consideration to be paid and the form of consideration through arm's-length negotiations and did not base this determination on any recommendation by Wasserstein Perella, although Wasserstein Perella provided advice to Rohm and Haas from time to time during the course of the negotiations. Rohm and Haas engaged Wasserstein Perella solely as an advisor to the Rohm and Haas board of directors and Wasserstein Perella did not act as an advisor to or agent of any other person. Wasserstein Perella's opinion is for the benefit and use of the Rohm and Haas board of directors in its consideration of the transactions and may not be used for any other purpose.

     WASSERSTEIN PERELLA'S OPINION. WE HAVE ATTACHED AS ANNEX B THE FULL TEXT OF THE WRITTEN OPINION OF WASSERSTEIN PERELLA, DATED JANUARY 31, 1999, WHICH SETS FORTH, AMONG OTHER THINGS, THE OPINION EXPRESSED, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY WASSERSTEIN PERELLA. ROHM AND HAAS STOCKHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY. THE WASSERSTEIN PERELLA OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ROHM AND HAAS STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE OR OTHERWISE ACT IN RESPECT OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND SHOULD NOT BE RELIED UPON BY ANY HOLDER IN RESPECT OF THESE MATTERS. THE DISCUSSION OF THE WASSERSTEIN PERELLA OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS ANNEX B. WASSERSTEIN PERELLA'S OPINION REQUIRES WASSERSTEIN PERELLA'S WRITTEN CONSENT PRIOR TO ANY DISSEMINATION OF, QUOTATION FROM, REFERENCE TO OR REPRODUCTION OF THE OPINION. ACCORDINGLY, WASSERSTEIN PERELLA HAS CONSENTED TO THE INCLUSION OF ITS OPINION AS ANNEX B AND THE FOLLOWING SUMMARY OF ITS OPINION.

     Matters Reviewed. In connection with rendering its opinion, Wasserstein Perella reviewed drafts of the merger agreement and, for purposes of the opinion, assumed that the final form of the merger agreement did not differ in any material respect from the drafts provided to them. Wasserstein Perella also reviewed and analyzed:

     - selected publicly available business and financial information relating to Morton and to Rohm and Haas for recent years and interim periods to date; and

     - selected internal financial and operating information, including:

        - the estimates of the prospective results of operations of Morton and Rohm and Haas for selected periods prepared by the respective managements of Morton and Rohm and Haas and the consensus, as reported by Institutional Brokers Estimate System, of securities analysts' estimates of the prospective results of operations of Morton and Rohm and Haas for selected periods; and

        - selected estimates prepared by the managements of Morton and Rohm and Haas of expected cost savings and other financial benefits expected to result from the business combination transaction between Rohm and Haas and Morton pursuant to the transaction. These cost savings and other financial benefits expected to result from the transaction are referred to in this document as "Synergies." In this document, we refer to the estimates of the prospective results of operations of Morton and Rohm and Haas for selected periods and the Synergies, each, prepared by the respective managements of Morton and Rohm and Haas as "Prospective Management Financial Information."

In addition, Wasserstein Perella met with members of the respective managements of Morton and Rohm and Haas to review and discuss, among other matters:

     - the Prospective Management Financial Information; and

     - Morton's and Rohm and Haas's respective businesses, operations, assets, financial conditions and future prospects.

Wasserstein Perella also reviewed and considered:

     - selected financial and stock market data relating to Morton and Rohm and Haas and similar data for various other companies, the securities of which are publicly traded, that Wasserstein Perella selected as being possibly relevant or comparable in some aspects to Morton or Rohm and Haas, separately and on a combined basis, or one or more of their respective businesses or assets; and

     - the financial terms of selected recent acquisitions and business combination transactions in the specialty chemicals industry specifically, and in other industries generally, that Wasserstein Perella selected as being reasonably comparable to the tender offer and the merger, or otherwise relevant to its inquiry.

Wasserstein Perella also performed other financial studies, analyses and investigations and reviewed other information as it considered appropriate for purposes of its opinion.

     Assumptions and Limitations. In its review and analysis and in formulating its opinion, Wasserstein Perella assumed and relied without independent verification upon various matters, including:

     - The accuracy and completeness of all financial and other information provided to or discussed with Wasserstein Perella or publicly available;

     - The reasonableness and accuracy of the Prospective Management Financial Information;

     - That the Prospective Management Financial Information was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Morton's and Rohm and Haas's respective managements;

     - That the financial performance of Morton and Rohm and Haas separately and on a combined basis, and industry performance generally, as well as general business and economic conditions and other matters, would be consistent with the Prospective Management Financial Information;

     - That obtaining regulatory and other approvals and third-party consents required for consummation of the transaction would not have an adverse impact on Morton or Rohm and Haas or on the anticipated benefits of the transaction;

     - That the transactions described in the merger agreement would be consummated without waiver or modification of any of the material terms or conditions contained in the merger agreement; and

     - That the benefits of the Synergies would be realized in the amounts and at the times contemplated by the Synergies.

Wasserstein Perella's analysis and opinion were subject to additional limitations, including:

     - Wasserstein Perella expressed no opinion in its opinion, and expresses no opinion in this document or otherwise, with respect to the Prospective Management Financial

Information, the Institutional Brokers Estimate System estimates or the assumptions upon which they or any portion of them are based;

     - Wasserstein Perella did not review any of the books and records of Morton or Rohm and Haas; and

     - Wasserstein Perella did not conduct a physical inspection of the properties or facilities of Morton or Rohm and Haas or obtain or make an independent valuation or appraisal of the assets or liabilities of Morton or Rohm and Haas, and no valuation or appraisal of that type was provided to it.

Wasserstein Perella's opinion was necessarily based on economic circumstances as they existed and could be evaluated by Wasserstein Perella as of the date of the opinion.

     In arriving at its opinion, Wasserstein Perella performed quantitative analyses and considered a number of factors. However, the preparation of an opinion as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. Therefore, this type of opinion is not easily summarized. Furthermore, in arriving at its opinion, Wasserstein Perella did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Wasserstein Perella believes that its analyses must be considered as a whole and that considering any portion of these analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

     Valuation Analyses. In performing its analysis, Wasserstein Perella used and reviewed with the Rohm and Haas board of directors three principal valuation methodologies: (1) discounted cash flow analysis, (2) comparable company trading analysis and (3) comparable acquisitions analysis. These valuation analyses and various other analyses performed by Wasserstein Perella are summarized below.

     The following table summarizes three principal valuation methodologies and the implied multiples and percentage premia derived from them. THIS TABLE SHOULD BE READ TOGETHER WITH THE MORE DETAILED DISCUSSION, DESCRIPTIONS AND LIMITATIONS SET FORTH IN THIS DOCUMENT. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Morton and Rohm and Haas, and the particular circumstances of the transaction, Wasserstein Perella made qualitative judgments as to the significance and the relevance of each analysis. In addition, Wasserstein Perella made assumptions as to potentially important matters and limited its analyses and opinion. These assumptions and limitations are described on pages 38-39 of this document. Accordingly, the methodologies and the implied multiples of the transaction price, at an assumed price of $37.125 per Morton share, compared to various financial criteria derived from these methodologies and implied multiples set forth in the table must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied multiples set forth in the table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses and limitations on the scope of the analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, the Wasserstein Perella opinion.

VALUATION                       SUMMARY DESCRIPTION
METHODOLOGY                  OF VALUATION METHODOLOGY      RANGE OF IMPLIED MULTIPLES
-----------                  ------------------------      --------------------------
Discounted Cash Flow      Net present valuation based on   Net Sales: 2.0x - 2.3x
                          Institutional Brokers Estimate   EBITDA: 11.0x - 12.7x
                          System estimates, adjusted for   EBIT: 15.5x - 17.8x
                          $50 million of Synergies in      Net Income: 24.3x - 28.1x
                          calendar year 1999 and $200
                          million of Synergies in
                          calendar year 2000, increasing
                          4% annually thereafter, and
                          $220 million of cash working
                          capital savings over two years,
                          and using varying assumed
                          future earnings and cash flow
                          growth rates into perpetuity
                          and discount rates
Comparable Companies      Market valuation benchmark       Net Sales: 1.8x - 2.1x
                          relative to analysts' consensus  EBITDA: 9.8x - 11.4x EBIT:
                          estimates of selected            13.7x - 15.9x
                          comparable companies plus an     Net Income: 21.5x - 25.1x
                          assumed control premium of
                          35%-40% to reflect an assumed
                          premium over normalized stock
                          prices in an acquisition
Comparable Acquisitions   Market valuation benchmark       Net Sales: 2.0x - 2.2x
                          based on consideration paid in   EBITDA: 11.0x - 11.7x
                          selected comparable              EBIT: 15.4x - 16.5x
                          acquisitions                     Net Income: 24.2x - 25.9x

     Discounted Cash Flow Analysis. Wasserstein Perella performed a discounted cash flow analysis of Morton based on the Institutional Brokers Estimate System estimates, adjusted for Synergies producing increases in pre-tax income of $50 million in calendar year 1999 and $200 million in calendar year 2000, increasing 4% annually thereafter. In connection with this analysis in addition to the assumptions on pages 38-39 of this document, Wasserstein Perella based its analysis on various assumptions provided to it by the managements of Rohm and Haas and Morton, including various future long-term sales growth rates for Morton's specialty chemicals and salt businesses, assumed earnings before interest and taxes ("EBIT") margin growth for the specialty chemicals businesses of the combined company and $220 million of cash working capital savings over two full years. Wasserstein Perella used discount rates of 10%, 11% and 12% and perpetuity growth rates for cash flows of 2%, 3% and 4%. Based on the discounted cash flow valuation, the implied valuation multiples assuming a transaction price of $37.125 per Morton share relative to selected financial results for the last 12 months ("LTM") ranged from 2.0x to 2.3x for net sales, 11.0x to 12.7x for earnings before interest, taxes, depreciation and amortization ("EBITDA"), 15.5x to 17.8x for EBIT and 24.3x to 28.1x for net income.

     Based on this analysis and the foregoing assumptions, Wasserstein Perella calculated a range of total enterprise values in millions, including equity and net debt, for Morton as follows using the perpetuity growth rates for cash flows specified in the following table:

                             PERPETUITY GROWTH RATE

DISCOUNT
  RATE       2%      3%      4%
--------   ------  ------  ------
  10%      $5,714  $6,171  $6,781
  11%      $5,072  $5,403  $5,828
  12%      $4,560  $4,807  $5,114

     Comparable Companies Analysis. Wasserstein Perella also reviewed and compared selected financial information for 14 selected specialty chemical companies: Cambrex Corporation, ChemFirst Inc., Crompton & Knowles Corporation, Cytec Industries Inc., Ferro Corporation, Great Lakes Chemical Corporation, Hercules Inc., H.B. Fuller Company, Nalco Chemical Company, RPM, Inc., The Sherwin-Williams Company, The Valspar Corporation, Wellman, Inc. and Witco Corporation. For each comparable company and Morton, Wasserstein Perella calculated the multiples of estimated calendar year 1999 financial results, including the Market Value, as a multiple of each of book value, as of a current date and net income for estimated calendar year 1999 and the Adjusted Market Value, as a multiple of each of sales, EBITDA and EBIT.

     Market value is defined as the outstanding number of shares multiplied by the closing price of Morton common stock on January 29, 1999 plus the treasury stock value of exercisable options and Adjusted Market Value is defined as the Market Value plus debt minus cash plus preferred stock plus minority interests, minus equity interests. Wasserstein Perella compared this information to corresponding financial information for Morton.

     The results of this analysis are summarized below.

                                       COMPARABLE COMPANIES         MORTON MULTIPLES
            MULTIPLE                      RANGE (MEDIAN)             AS OF 1/29/99
            --------                   --------------------         ----------------
Market Value as a multiple of      0.4x to 4.5x (Median: 2.4x)            2.2x
  book value
Market Value as a multiple of     10.0x to 46.0x (Median: 14.1x)         15.4x
  net income
Adjusted Market Value as a         0.7x to 1.9x (Median: 1.1x)            1.3x
  multiple of net sales
Adjusted Market Value as a         5.3x to 12.3x (Median: 6.5x)           7.1x
  multiple of EBITDA
Adjusted Market Value as a         7.6x to 23.3x (Median: 9.9x)          10.1x
  multiple of EBIT

     Based on the foregoing multiples, Wasserstein Perella derived an implied equity valuation to which it added a 35%-40% premium to reflect an assumed premium over normalized stock prices in an acquisition and total debt less cash to derive an implied total enterprise value for Morton of between $4.510 billion to $5.230 billion, which Wasserstein Perella compared to an aggregate Transaction value of $4.831 billion at an assumed Transaction price of $37.125 per Morton share.

     Comparable Acquisitions Analysis. Wasserstein Perella reviewed selected publicly available information concerning ten transactions announced between May 1996 and October 1998: E.I. du Pont de Nemours & Co./Herberts GmbH, Laporte plc/Inspec Group plc, Hercules Inc./BetzDearborn Inc., Akzo Nobel NV/Courtaulds plc, Degussa AG/Huls AG, Ciba Specialty Chemicals Holdings/Allied Colloids Group plc, Imperial Chemical Industries plc/Unilever plc's specialty chemicals businesses, Clariant AG/Hoechst AG's specialty chemicals business, Henkel KGaA/Loctite Corp. and Crompton & Knowles Corporation/Uniroyal Chemical Co. (together, the "Comparable Acquisitions"). For each transaction, relevant transaction multiples were analyzed, including the Adjusted Purchase Price, as a multiple of each of net sales, EBITDA and EBIT for the most recent 12 months available prior to the announcement of the transaction and the equity purchase price as a multiple of net income for the most recent 12 months available prior to the announcement of the transaction. Adjusted Purchase Price is defined as the equity purchase price plus debt minus cash plus preferred stock plus minority interests minus equity interests. The results of this analysis are summarized below.

                                            RANGE                    TRANSACTION
           MULTIPLE                       (MEDIAN)                     MULTIPLE
           --------                       --------                   -----------
Adjusted Purchase Price as a            0.7x to 3.3x                     1.9x
  multiple of net sales                (Median: 1.4x)
Adjusted Purchase Price as a            6.1x to 15.5x                   10.5x
  multiple of EBITDA                   (Median: 10.7x)
Adjusted Purchase Price as a            9.5x to 21.0x                   14.7x
  multiple of EBIT                     (Median: 17.0x)
Equity purchase price as a             20.0x to 53.0x                   23.1x
  multiple of net income               (Median: 23.2x)

     Other Analyses. Wasserstein Perella also performed other analyses in connection with the preparation of the Wasserstein Perella opinion. The two other analyses which Wasserstein Perella reviewed with the Rohm and Haas board of directors were a premium analysis and a pro forma analysis.

     Wasserstein Perella reviewed the stock market price and volume trading history of Morton from May 2, 1997 through January 29, 1999. This analysis showed the following premia to the stock prices indicated assuming a Transaction value of $37.125 per Morton share:

   MORTON CLOSING STOCK PRICE            PREMIA AT
      FOR SPECIFIED PERIOD         $37.125/MORTON SHARE
   --------------------------      --------------------
             1-Day                         43.5%
         10-Day Average                    45.0%
         12-Month High                      9.0%
          12-Month Low                     71.2%

     Wasserstein Perella also analyzed the pro forma impact of the transaction on Rohm and Haas. The analysis was prepared using the Institutional Brokers Estimate System estimates for calendar years 1999 and 2000, as adjusted for pending acquisitions. The pro forma analysis was based on a number of assumptions, including a $37.125 per share Transaction price, an interest rate of 7% on acquisition debt, 33% stock consideration, Synergies producing increases in pre-tax income of $50 million in calendar year 1999 and

$200 million in calendar year 2000 and $220 million of cash working capital savings over two years. The results of this analysis are summarized below.

                                                     1999                  2000
                                             --------------------   -------------------
                                              ROHM AND               ROHM AND
                                             HAAS STREET    PRO     HAAS STREET    PRO
                                              CONSENSUS    FORMA     CONSENSUS    FORMA
                                             -----------   ------   -----------   -----
Diluted EPS................................     $2.16       $1.66      $2.44      $2.45
  Accretion (Dilution).....................                 (23.1%)                 0.3%
Earnings Per Share*........................     $2.16       $2.20      $2.44      $2.99
  Accretion (Dilution).....................                   1.6%                 22.2%
After-Tax Cash Flow Per Share..............     $3.80       $4.15      $4.07      $4.93
  Accretion (Dilution).....................                   9.0%                 21.1%
EBITDA/Net Interest........................      12.0x        4.7x      17.2x       6.1x
EBIT/Net Interest..........................       8.4x        3.0x      12.3x       4.2x
Net Debt/EBITDA............................       1.2x        3.0x       0.8x       2.4x
Debt/Book Capitalization...................        42%         61%        32%        57%
Existing Stockholder Percentage
  Ownership................................       100%         78%       100%        78%
Diluted Shares (in millions)...............       171         219        171        219

-------------------------

* Excludes amortization of goodwill assumed to result from the transaction.

     General Information. No company or transaction used in the foregoing analyses is identical to Morton, Rohm and Haas or the transactions contemplated by the merger agreement. The analyses described above were performed solely as a part of the analytical process utilized by Wasserstein Perella in connection with its analysis of the transaction and do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In performing its analyses, Wasserstein Perella made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Morton and Rohm and Haas.

     Wasserstein Perella is an internationally recognized investment banking and advisory firm. Wasserstein Perella, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, it may actively trade the debt and equity securities of Morton and Rohm and Haas for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Wasserstein Perella has provided other financial advisory services to Rohm and Haas in the past.

     Wasserstein Perella has been engaged by Rohm and Haas to act as its financial advisor. Rohm and Haas will pay or has paid Wasserstein Perella for its services, (1) $250,000 on retention, (2) $1 million on execution of the merger agreement, and (3) $15.5 million at the effective time of the merger against which the $250,000 retention fee will be credited. Rohm and Haas also agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, and to indemnify Wasserstein Perella against various liabilities and expenses in connection with its services, including various liabilities under federal securities laws.

RECOMMENDATION OF THE MORTON BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Morton board of directors has unanimously approved and adopted the merger agreement and has determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of Morton and its shareholders.

     In making its determination described above, the Morton board of directors considered the following material factors, each of which the Morton board of directors believed supported its decision to approve and adopt the merger agreement:

      1. Morton operating and financial condition. The current and historical financial condition and results of operations of Morton, as well as the prospects and strategic objectives of Morton, including the risks involved in achieving those prospects and objectives.

      2. Rohm and Haas operating and financial condition. The business, operations, financial condition, operating results and prospects of Rohm and Haas, as well as the potential for cost savings and other synergies that could be created by combining the two companies.

      3. Transaction financial terms; Premium to market price. The relationship of the merger consideration to the historical market prices of Morton common stock. The merger consideration, assuming that the price of the Rohm and Haas common stock is between $27.90 and $34.10 during the measurement period prior to the closing, represents a 43% premium over the price of Morton common stock on January 29, 1999, which was the last trading day prior to the Morton board of directors meeting at which the Morton board of directors approved the transactions contemplated by the merger agreement. The Morton board of directors recognized the degree of certainty in the value offered to Morton shareholders from the relatively high percentage, totaling approximately 67%, of cash to be paid for shares of Morton common stock, as well as the collar mechanism for the stock portion, described below. The Morton board of directors was aware that the consideration received by Morton shareholders in the tender offer and merger would be taxable for federal income tax purposes, in part as a result of the relatively high percentage of cash consideration.

      4. Stock consideration; "Collar" mechanism for exchange ratio. The Morton board of directors noted that the stock portion of the merger consideration would permit Morton shareholders to participate with respect to a portion of their shares of Morton common stock in the combined company following consummation of the merger, receiving in the aggregate over 20% of the combined company's equity. The Morton board of directors considered the exchange ratio, as well as the terms of the "collar", which provides a degree of protection to Morton's shareholders with respect to the value of the shares of Rohm and Haas common stock to be received in the merger. The Morton board of directors considered that the blended value of the merger consideration could be less than $37.125 if the price of Rohm and Haas common stock during the measurement period was less than $27.90 and that the blended value of the merger consideration could be higher than $37.125 if the average price of Rohm and Haas common stock during the measurement period was greater than $34.10.

      5. Management analysis; Combination of Rohm and Haas and Morton. The presentation of management and Morton's financial advisor and the Morton board of directors's review with respect to trends in the specialty chemicals industry, including the acquisitions among industry participants to achieve broader products and global scope and the need for a global presence, and the strategic alternatives available to Morton, including Morton's alternative to remain an independent public company and the possibility of acquisitions or mergers with other specialty chemical companies, as well as the risks and uncertainties associated with these alternatives. The Morton board of directors reviewed the expected benefits to Morton from a combination with Rohm and Haas, including management's belief that the two companies have similar corporate cultures, the complementary nature of the two companies' products, the expanded geographic scope that Rohm and Haas could bring to Morton's products and businesses, the experience and reputation of Rohm and Haas in the industry and the expectation that the transaction would create a leading specialty chemicals company with a strong presence in all major regions of the world and substantial opportunities for synergies.

      6. Goldman Sachs fairness opinion. The presentation from Goldman Sachs, and the oral opinion of Goldman Sachs, subsequently confirmed in writing, to the effect that, as of January 31, 1999, and based upon and subject to specified considerations and assumptions, the consideration to be received by the holders of Morton shares in the transactions contemplated by the merger agreement was fair from a financial point of view to these holders. See "Opinion of Morton's financial advisor" for a description of the materials Goldman Sachs reviewed and the material financial analyses performed. We have attached as Annex C to this document a copy of the opinion rendered by Goldman Sachs to Morton's board of directors, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by Goldman Sachs in arriving at its opinion. MORTON'S SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. The Morton board of directors was aware that Goldman Sachs becomes entitled to receive specified fees upon consummation of the transactions contemplated by the merger agreement.

      7. Timing of completion. The Morton board of directors considered the anticipated timing of consummation of the transactions, including the structure of the transactions initially as a tender offer for up to 67% of the outstanding shares of Morton common stock, which would allow shareholders to receive the tender offer consideration earlier than in the case of a cash-stock merger, followed by the merger in which, assuming the tender offer was fully subscribed, Morton shareholders would receive Rohm and Haas common stock based on the exchange ratio. In addition, the Morton board of directors was aware that, if the tender offer could not be completed by a specified date, Rohm and Haas would terminate the tender offer and the parties would be obligated to seek to consummate a single-step merger which could then be completed in approximately the same time period that would generally be required to complete the transaction if it were initially structured as a single-step merger. In this regard, the Morton board of directors also noted the support for the transaction expressed publicly by the Haas family members, who collectively beneficially own approximately 39% of the voting power of the Rohm and Haas common stock.

      8. Limited conditions to consummation. Rohm and Haas's obligation to consummate the transaction is subject to a limited number of conditions, with no financing condition. The Morton board of directors also considered the likelihood of obtaining required regulatory approvals, and the terms of the merger agreement regarding the obligations of both companies to pursue these regulatory approvals.

      9. Terms of merger agreement and related matters. The terms and conditions of the merger agreement, including the terms of the termination provisions and the amount and circumstances in which a fee could become payable by Morton or Rohm and Haas, the course of the negotiations resulting in the execution of the merger agreement, and the interests of Morton executives in the transaction.

     10. Effects on other constituencies. The effects of the transaction on Morton's employees, customers and other constituencies.

     The foregoing includes all material factors considered by the Morton board of directors. In view of its many considerations, the Morton board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the Morton board of directors may have given different weights to the various factors considered. After weighing all of these considerations, the Morton board of directors determined to recommend that Morton shareholders tender their shares of Morton common stock in the tender offer and approve the merger agreement.

OPINION OF MORTON'S FINANCIAL ADVISOR

     On January 31, 1999, Goldman Sachs delivered its oral opinion to the board of directors of Morton to the effect that, as of that date, the merger consideration to be received by the holders of issued and outstanding shares of Morton common stock was fair from a financial point of view to these holders. Goldman Sachs confirmed its oral opinion by delivery of its written opinion dated January 31, 1999. Rohm and Haas and Morton determined the consideration to be received and the form of consideration through arm's length negotiations and did not base this determination on any recommendation by Goldman Sachs, although Goldman Sachs provided advice to Morton from time to time during the course of the negotiations.

     WE HAVE ATTACHED TO THIS DOCUMENT AS ANNEX C THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED JANUARY 31, 1999, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION. SHAREHOLDERS OF MORTON ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,

     - the merger agreement;

     - Annual Reports to Shareholders and Annual Reports on Form 10-K of Morton for the two fiscal years ended June 30, 1998;

     - the Registration Statement on Form 10 for Morton dated March 24, 1997;

     - Annual Reports to Stockholders and Annual Reports on Form 10-K of Rohm and Haas for the five years ended December 31, 1997;

     - selected interim reports to stockholders and Quarterly Reports on Form 10-Q of Morton and Rohm and Haas;

     - selected other communications from Morton and Rohm and Haas to their respective stockholders; and

     - selected internal financial analyses and forecasts for Morton and Rohm and Haas prepared by their respective managements, including various cost savings and operating synergies projected by the managements of Morton and Rohm and Haas to result from the transactions contemplated by the merger agreement.

     Goldman Sachs also held discussions with members of the senior managements of Morton and Rohm and Haas regarding the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for Morton common stock and Rohm and Haas common stock;

     - compared selected financial and stock market information for Morton and Rohm and Haas with similar information for various other companies the securities of which are publicly traded;

     - reviewed the financial terms of various recent business combinations in the chemicals industry specifically and in other industries generally; and

     - performed other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed this accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Morton or Rohm and Haas or any of their respective subsidiaries. The advisory services and opinion of Goldman Sachs referred to in this document were provided for the information and assistance of the Morton board of directors in connection with its consideration of the transactions contemplated by the merger agreement and Goldman Sachs' opinion does not constitute a recommendation as to how any Morton shareholder should vote with respect to the merger or whether or not any Morton shareholder should have tendered shares in the tender offer.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to the board of directors of Morton on January 31, 1999. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached as Annex C.

     THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     1. Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for Morton common stock and Rohm and Haas common stock. In addition, Goldman Sachs analyzed the per share consideration of $37.125 to be received by the shareholders of Morton pursuant to the transaction in relation to the closing price for Morton common stock on January 29, 1999, the fifty-two week high and low market prices of Morton common stock and the latest ten day and one month average market price for the period ending January 29, 1999, assuming the twenty trading day trailing average closing stock price for Rohm and Haas common stock, ending two trading days before the merger, is between $27.90 and $34.10. This analysis indicated that $37.125 represented a premium of:

     - 43% based on the closing price for Morton stock on January 29, 1999 of $25.88 per share,

     - 9% based on the latest fifty-two week high market price of $34.06 per share,

     - 71% based on the latest fifty-two week low market price of $21.69 per share,

     - 45% based on the latest ten day average market price of $25.60 per share, and

     - 47% based on the latest one month average market price of $25.24 per share.

     Goldman Sachs also analyzed the blended stock and cash consideration to be received by the shareholders of Morton pursuant to the transaction. Assuming a twenty trading-day trailing closing average stock price for Rohm and Haas common stock ending two trading days before the merger ranging from $24.80 per share to $37.20 per share, and that 67% of the outstanding Morton shares will be exchanged for cash and 33% will be exchanged for Rohm and Haas common stock, Goldman Sachs determined that the blended value of the consideration to be received by the Morton shareholders pursuant to the transaction ranged from $35.75 to $38.25 per share of Morton common stock.

     2. Selected Companies Analysis. Goldman Sachs reviewed and compared selected financial information relating to Morton and Rohm and Haas to corresponding financial information, ratios and public market multiples for the following ten publicly traded U.S. specialty chemicals companies:

     - Albermarle Corporation,

     - Crompton & Knowles Corporation,

     - Ferro Corporation,

     - Great Lakes Chemical Corporation,

     - H. B. Fuller Corporation,

     - Hercules Incorporated, after adjusting any values for its acquisition of BetzDearborn Inc.,

     - International Specialty Products Inc.,

     - Nalco Chemical Company,

     - Sigma-Aldrich Corporation, and

     - Witco Corporation.

     Goldman Sachs also reviewed and compared three publicly traded European specialty chemicals companies:

     - Ciba Specialty Chemicals,

     - Clariant Corporation, and

     - Imperial Chemical Industries.

     Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from Securities and Exchange Commission filings and Institutional Brokers Estimate System estimates. The multiples of Morton were calculated using a price of $25.88 per share, the closing price of Morton common stock on the New

York Stock Exchange on January 29, 1999. The multiples of Rohm and Haas were calculated using a price of $31.00 per share, the closing price of Rohm and Haas common stock on the New York Stock Exchange on January 29, 1999. The multiples and ratios for Morton and Rohm and Haas were based on information provided by their respective managements and Institutional Brokers Estimate System estimates. The multiples for each of the selected companies were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Morton and Rohm and
Haas:

     - levered market capitalization as a multiple of latest twelve month sales, and

     - levered market capitalization as a multiple of latest twelve month
       EBITDA.

     The results of these analyses are summarized as follows:

                      U.S. SPECIALTY       EUROPEAN SPECIALTY
 LEVERED MARKET    CHEMICALS COMPANIES     CHEMICALS COMPANIES
 CAPITALIZATION    --------------------   ---------------------   HYBRID               ROHM AND
AS A MULTIPLE OF:     RANGE      MEDIAN      RANGE       MEDIAN   MEDIAN*   MORTON**    HAAS**
-----------------  -----------   ------   ------------   ------   -------   --------   --------
  LTM Sales        0.7x - 2.4x    1.5x     1.3x - 2.0x    1.7x     1.3x       1.4x       1.7x
LTM EBITDA...      5.5x - 9.1x    6.8x    7.9x - 12.9x   10.6x     6.9x       7.3x       6.9x

-------------------------

 * Based on Goldman Sachs research as of January 22, 1999.

** Based on information provided by the respective managements of Morton and Rohm and Haas.

     Goldman Sachs also compared the selected companies' estimated calendar year 1999 and 2000 price/earnings multiples to the results for Morton and Rohm and Haas. The results of these analyses are summarized as follows:

   PRICE/EARNINGS         U.S. SPECIALTY         EUROPEAN SPECIALTY
    MULTIPLES FOR       CHEMICALS COMPANIES     CHEMICALS COMPANIES
   --------------      ---------------------   ----------------------              ROHM AND
     ESTIMATED:           RANGE       MEDIAN       RANGE       MEDIAN   MORTON**    HAAS**
     ----------        ------------   ------   -------------   ------   --------   --------
     1999*...........  9.2x - 17.1x   13.0x    16.2x - 19.4x   17.9x     14.5x      14.4x
     2000............  8.1x - 15.4x   11.7x    13.6x - 15.4x   13.9x     13.0x      12.9x

-------------------------

 * Compared to an estimated 1999 calendar year price/earnings multiple of 28.6x for the S&P 500 index, 32.4x for the S&P 400 Industrials index and 13.5x for a hybrid median calculated based on Goldman Sachs research as of January 22, 1999.

** Based on Institutional Brokers Estimate System estimates.

     Goldman Sachs also compared:

     - the estimated calendar year price/earnings multiple for 1999 to the estimated five-year earnings per share growth rate prepared by Institutional Brokers Estimate System; and

     - the estimated five-year earnings per share growth rate prepared by Institutional Brokers Estimate System.

     The results of these analyses are summarized as follows:

                       U.S. SPECIALTY      EUROPEAN SPECIALTY
                     CHEMICALS COMPANIES   CHEMICALS COMPANIES            ROHM
                     -------------------   -------------------            AND
                       RANGE     MEDIAN       RANGE     MEDIAN   MORTON   HAAS
                     ----------  -------   -----------  ------   ------   ----
   1999E P/E to      0.7x - 1.6x  1.2x     1.0x - 2.3x   1.8x     1.4x    1.4x
Estimated 5 Yr. EPS
    Growth Rate
 Estimated 5 Year    10% - 14%     11%        9% - 18%     9%      10%     10%
  EPS Growth Rate

     3. Selected Transactions Analysis. Goldman Sachs analyzed information relating to selected transactions in the specialty chemicals industry, including the acquisition by:

     - DuPont E. I. De Nemours & Co. of the Herberts division of Hoechst AG,

     - Hercules Incorporated of BetzDearborn Inc.,

     - Akzo Nobel N.V. of Courtaulds plc,

     - Ciba Specialty Chemicals of Allied Colloids Group plc,

     - Imperial Chemical Industries of the specialty chemicals business of the Unilever Group,

     - Imperial Chemical Industries of Acheson Industries, Inc., and

     - Henkel KGaA of Loctite Corporation.

     Goldman Sachs compared:

     - levered aggregate consideration as a multiple of latest twelve month sales,

     - levered aggregate consideration as a multiple of latest twelve month EBITDA, and

     - levered aggregate consideration as a multiple of latest twelve month EBIT for each of the selected specialty chemicals transactions to the multiples for:

     - the median and mean for selected transactions in the specialty chemicals industry since September 1995,

     - the median and mean for selected major transactions, principally over $500 million in aggregate value, in the specialty chemicals industry since September 1995, and

     - the proposed transaction.

     The results of these analyses are summarized as follows:

                                        MAJOR
          SPECIALTY CHEMICALS    SPECIALTY CHEMICALS
  LTM     --------------------   --------------------     PROPOSED
MULTIPLE   MEDIAN       MEAN      MEDIAN       MEAN     TRANSACTION*
--------   ------       ----      ------       ----     ------------
 Sales       1.5x       1.6x        1.8x       1.8x         1.9x
EBITDA      10.1x      11.4x       10.4x      11.4x        10.2x
 EBIT       14.8x      16.9x       15.1x      17.5x        14.1x

-------------------------

* Based on latest twelve month financial data provided to Goldman Sachs by Morton management as of September 30, 1998.

     4. Pro Forma Merger Analyses. Goldman Sachs prepared pro forma analyses of the financial impact of the transaction using (a) management estimates for Morton and Rohm and Haas and (b) Institutional Brokers Estimate System values for each of Morton and Rohm and Haas. For each of the years 1999 and 2000, Goldman Sachs compared the earnings per share of Rohm and Haas common stock, on a stand-alone basis, to the earnings per share of the common stock of the combined company on a pro forma basis. Goldman Sachs performed this analysis based on the closing price for Rohm and Haas common stock on January 29, 1999. Based on these analyses and assuming $200 million of pre-tax synergies, the proposed transaction would be dilutive to Rohm and Haas's earnings per share in all of the above scenarios on an earnings per share basis, except that it would be accretive to Rohm and Haas's earnings per share in the year 2000 based on management estimates. Based on these analyses and assuming $200 million of pre-tax synergies, if the cash alternative structure is consummated, the transaction would be accretive to Rohm and Haas earnings per share in all of the above scenarios.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Morton or Rohm and Haas or the contemplated transaction.

     Goldman Sachs prepared these analyses for purposes of providing an opinion to the Morton board of directors as to the fairness from a financial point of view of the consideration to the holders of issued and outstanding Morton common stock in the transactions contemplated by the merger agreement. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of Morton, Rohm and Haas, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Morton board of directors was one of many factors taken into consideration by the Morton board of directors in making its determination to approve the merger agreement. This summary does not purport to be a complete description of the analyses performed by Goldman Sachs. You should read in its entirety the written opinion of Goldman Sachs attached as Annex C.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Morton, having provided investment banking services to Morton from time to time, including having acted as its financial advisor in connection with, and having participated in some of the negotiations leading to, the merger agreement. Goldman Sachs has also provided investment banking services to Rohm and Haas, its subsidiaries and affiliates from time to time, including having acted as an agent on Rohm and Haas's medium term note program and having assisted Rohm and Haas on some share repurchase and hedging activities. Goldman Sachs may also provide investment banking services to Rohm and Haas, its subsidiaries and affiliates in the future. Morton selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the tender offer and merger.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Morton and/or Rohm and Haas for its own account and for the account of customers.

     Pursuant to a letter agreement dated January 31, 1999, Morton engaged Goldman Sachs to act as its financial advisor in connection with the possible merger, business combination or other similar transaction involving all or a substantial portion of Morton and Rohm and Haas or its affiliates. Pursuant to the terms of this letter, Morton agreed to pay Goldman Sachs a transaction fee based on the outcome of the engagement as follows:

     - $150,000 payable in cash immediately, which, to the extent paid, will be applied against any transaction fee which may become payable.

     - A transaction fee of 0.55% of the aggregate consideration paid in the merger, which will become payable upon consummation of the merger.

Morton has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against various liabilities, including various liabilities under the federal securities laws.

FINANCIAL PROJECTIONS

     During the course of the discussions between Rohm and Haas and Morton that led to the execution of the merger agreement, Morton provided Rohm and Haas or its representatives with information about Morton and its financial performance which Rohm and Haas believes was not and is not publicly available. The information provided included financial projections for Morton as an independent company, without regard to the impact to Morton of a transaction with Rohm and Haas. The projections do not take into account any of the potential effects of the transactions contemplated by the merger agreement. Morton's projections disclose, among other things, the following:

                                                FISCAL YEAR ENDED JUNE 30
                                      ---------------------------------------------
                                                              PROJECTED
                                      ESTIMATED    --------------------------------
                                        1999         2000        2001        2002
                                      ---------    --------    --------    --------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
Total sales.........................  $2,637.2     $2,789.4    $2,973.5    $3,259.5
Net income..........................     215.2        227.1       276.6       343.9
Average shares......................     123.3        117.4       116.6       117.4
Net income per share................      1.75         1.93        2.37        2.93

Morton has advised Rohm and Haas that it does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this document only because the information was provided to Rohm and Haas.

     THE MORTON PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

REGARDING PROJECTIONS OR FORECASTS. MORTON HAS ADVISED ROHM AND HAAS THAT ITS INTERNAL OPERATING PROJECTIONS ARE, IN GENERAL, PREPARED SOLELY FOR INTERNAL USE AND CAPITAL BUDGETING AND OTHER MANAGEMENT DECISIONS AND ARE SUBJECTIVE IN MANY RESPECTS AND THUS SUSCEPTIBLE TO VARIOUS INTERPRETATIONS AND PERIODIC REVISION BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. THE PROJECTIONS WERE BASED ON A NUMBER OF ASSUMPTIONS WHICH MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF MORTON. WE CANNOT ASSURE YOU THAT ACTUAL RESULTS WILL NOT VARY MATERIALLY FROM THOSE DESCRIBED ABOVE. THE COMPANIES' INDEPENDENT ACCOUNTANTS HAVE NOT EXAMINED OR COMPILED THE FINANCIAL PROJECTIONS AND ACCORDINGLY DO NOT PROVIDE ANY FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS. THE INCLUSION OF THIS INFORMATION SHOULD NOT BE REGARDED AS AN INDICATION THAT ROHM AND HAAS OR ANYONE WHO RECEIVED THIS INFORMATION THEN CONSIDERED, OR NOW CONSIDERS, IT A RELIABLE PREDICTION OF FUTURE EVENTS, AND THIS INFORMATION SHOULD NOT BE RELIED ON FOR THAT PURPOSE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN ANY PROJECTED DATA, STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. SEE "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 19.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Morton board of directors, shareholders should be aware that a number of executive officers of Morton, including some officers who are also directors, have interests in the merger that may be different from, or in addition to, the interests of Morton's shareholders generally. The Morton board of directors recognized these interests and determined that they neither supported nor detracted from the fairness of the transactions contemplated by the merger agreement to the holders of Morton common stock.

EMPLOYMENT AGREEMENTS

     In connection with the execution of the merger agreement, S. Jay Stewart, the Chairman and Chief Executive Officer of Morton, entered into a new employment agreement with Rohm and Haas and Morton, which will replace his existing employment agreement with Morton at the time of the merger. Also in connection with the execution of the merger agreement, William E. Johnston, President and Chief Operating Officer and a director of Morton, and Christopher
K. Julsrud, Vice President, Human Resources of Morton, entered into amendments to their employment agreements with Morton.

     Under Mr. Stewart's new agreement Mr. Stewart will serve as a Vice Chairman for a term of one year after the effective time of the merger and will be a member of the Rohm and Haas board of directors. He will be a full-time employee of Rohm and Haas, will be entitled to participate in all employee benefit plans of Rohm and Haas on the same basis as other senior executives of Rohm and Haas, and will receive cash compensation of $1.95 million during the one-year term of the agreement. This cash compensation represents the aggregate of his current annual base salary, his target annual bonus under the Morton 1999 fiscal year annual incentive plan and his target long-term incentive plan award for the award cycle that ends at the end of Morton's 1999 fiscal year.

     Mr. Stewart's current employment agreement provides for severance benefits if Mr. Stewart terminates his employment for good reason under his current employment agreement. Under Mr. Stewart's new agreement, if Mr. Stewart's employment with Rohm and Haas is terminated at any time after the effective time of the merger for any reason, Mr. Stewart will be entitled to receive severance benefits based upon those provided for under Mr. Stewart's current employment agreement assuming that it would have been extended through its final termination date of September 30, 2003, Mr. Stewart's mandatory retirement date. These severance benefits include:

     - $2.185 million, the annualized amount of cash severance, calculated based upon current compensation, to which Mr. Stewart would be entitled under his current employment agreement, in cash per year from the date of termination through September 30, 2003. This amount will be prorated for partial years,

     - continued welfare and fringe benefits and perquisites for the same period, pension benefits not less than he would have received had he remained employed during this period with compensation not less than his current compensation, and

     - lifetime medical benefits for himself and his spouse not less favorable than those in effect currently for senior executives of Morton who are entitled pursuant to the Morton employment benefit plans to retire with full benefits.

     Mr. Stewart will also continue, as under Mr. Stewart's current employment agreement, to be entitled to receive an additional payment to make him whole for any excise tax on "excess parachute payments" for which he may be liable.

     Other Morton executive officers, including Messrs. Johnston and Julsrud, have change of control employment agreements with Morton which become operational for the three-year period beginning on the date of a change of control of Morton as defined in the agreements. The approval of the merger by Morton shareholders will constitute a change of control under the agreements. The agreements require continued employment of the executive on an equivalent basis to employment immediately before the change of control. In the event that during the three-year period following a change of control either:

     - the executive terminates the executive's employment for good reason under the agreements or for any reason during the thirty-day period beginning one year after the change of control, or

     - Morton terminates the executive's employment without cause under the agreements,

the executive would be entitled to receive an immediate lump sum payment in an amount equal to:

     - three times the sum of the executive's then-current salary, average long-term bonus and highest annual bonus, plus

     - the actuarial equivalent of the additional pension benefits the executive would have received if he or she had continued to receive service and earnings credits under Morton's retirement plan during the three years after termination, except as reduced by payments under long-term bonus plans made to the executive upon a change of control which relate to performance periods subsequent to the termination.

     In addition, the executive's welfare and fringe benefits would continue through the third anniversary of the change of control, and the executive would be treated as having continued employment through the third anniversary of the change of control for the determination of years of age and service credit for purposes of qualifying for retiree welfare benefits.

     The agreements also provide that executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Internal Revenue Code as a consequence of any payments made to them, whether or not under the agreements, being classified as "parachute payments" as defined in Section 280G of the Internal Revenue Code.

     Under the amendment to Mr. Johnston's agreement, Mr. Johnston will be employed by Rohm and Haas after the merger as a Senior Vice President of Rohm and Haas, a member of the Rohm and Haas Executive Council and the principal operating officer of Rohm and Haas and Morton in Chicago. Upon completion of the merger, Mr. Johnston would have good reason under his agreement to terminate his employment, upon which Mr. Johnston would be entitled to receive the severance benefits described above. The amendment to Mr. Johnston's agreement provides that, upon completion of the merger, Mr. Johnston will receive a lump sum payment in cash equal to the cash severance benefits he would have received under his agreement without the amendment, which we estimate will be approximately $5.5 million. In addition, following the termination of his employment for any reason during the term of his agreement, Mr. Johnston will receive the pension and welfare benefits provided for by his agreement. If his employment is terminated by Rohm and Haas without cause or by Mr. Johnston for good reason under his agreement as modified by the amendment during the one-year period following the effective time of the merger, he will also receive cash severance pay computed in the same manner as under his agreement for the balance, if any, of that one-year period. We estimate that if the merger occurred on June 30, 1999 and Mr. Johnston were terminated without "cause" or terminated his employment for "good reason" immediately after the merger, his cash severance pay for that one-year period would equal approximately $2.0 million.

     The amendment to Mr. Johnston's agreement also makes clear that the supplemental executive retirement benefits to which Mr. Johnson is currently entitled will remain applicable after the merger. Under this program, Mr. Johnston will have, upon termination of his employment for any reason other than by Morton for cause under his agreement, a vested non-terminable right to a supplemental retirement benefit so that his total retirement benefits will equal 50% of his average total compensation, which includes salary plus standard annual bonus, with respect to the five consecutive highest earnings years out of the final ten years' service prior to termination, including four years of deemed compensation at his salary level as in effect at the date of termination plus the amount of his highest award under the Executive Incentive Compensation Program before the date of termination, and with a deemed age equal to the greater of his actual age, or his age at the time the tender offer closed plus 48 months.

     Mr. Johnston will also continue, as under his agreement, to be entitled to receive an additional payment to make him whole for any excise tax on "excess parachute payments" for which he may be liable.

     Under the amendment to Mr. Julsrud's agreement, in the event that Mr. Julsrud is terminated by Morton during the term of his agreement other than for cause or if he terminates his employment for good reason under his agreement, Mr. Julsrud will be deemed to have reached age 55 for the purposes of eligibility for pension and retiree medical and life insurance benefits, even though he would not be deemed to be age 55 until September 1999 without the amendment to his agreement.

EFFECTS OF THE MERGER UNDER MORTON STOCK PLANS

     As of the record date for the Morton special meeting, directors and executive officers of Morton held options to purchase an aggregate of 2,425,631 shares of Morton common stock, of which options to purchase 2,176,831 shares of Morton common stock were exercisable within 60 days. Pursuant to the terms of Morton's stock option plans, all remaining outstanding stock options and shares of restricted stock that had not previously vested will vest in full upon the approval of the merger by Morton shareholders.

     Some options, including some options held by executive officers, have "limited stock appreciation rights" associated with them. Limited stock appreciation rights are stock appreciation rights exercisable during the 90-day period beginning on the day after the approval of the merger by Morton shareholders. For purposes of the limited stock appreciation rights, the "change of control price" per share means the higher of the price paid in the merger and the highest price at which shares of Morton common stock traded during the 60-day period ending on the day Morton shareholders approve the merger. Upon exercise of a limited stock appreciation right, the related option or portion of this right will be canceled and the holder will receive a cash payment equal to
(1) the excess of the "change of control price" per share over the exercise price per share subject to the option times (2) the number of shares of Morton common stock as to which the limited stock appreciation right is being exercised.

     Some non-qualified options that were granted to Messrs. Stewart and Johnston and Stephen A. Gerow, Morton's Group Vice President, Coatings, include supplemental cash payment rights, pursuant to which payments are made to the option holder upon the exercise of these options in amounts necessary to reimburse the officers for their income tax liability from the option exercise and from the payments, or so-called "tax gross-up." The officers are also entitled to payment for the tax liability and payment upon the exercise of a limited stock appreciation right.

     Under the merger agreement, any options that remain outstanding as of the effective time of the merger will be either cashed out or rolled over, at the election of the holder of the option. Each option that is to be cashed out will be canceled at the effective time of the merger in exchange for a cash payment equal to (1) the excess of $37.125 per share over the exercise price for the option times (2) the number of shares of Morton common stock subject to the option. Each option that is to be rolled over will be converted at the effective time of the merger into an option to acquire shares of Rohm and Haas common stock, with the number of shares and exercise price of the option being adjusted by multiplying the number of shares of Morton common stock for which the option is exercisable by the exchange ratio, and dividing the exercise price by the exchange ratio. All of the other terms and conditions of the rolled-over option will remain the same, including any associated limited stock appreciation rights.

EFFECTS OF THE MERGER UNDER MORTON'S LONG TERM INCENTIVE PROGRAM

     Some Morton employees participate in Morton's Long Term Incentive Program. Depending on the participant's position, performance criteria are based on

     - growth in Morton's earnings per share and average return on net assets, or

     - growth in pre-tax profit and return on net assets.

Participants earn awards when there is at least 5% compound annual growth in Morton's earnings per share or applicable business unit pre-tax profit goals and achievement of return on net assets goals as approved by the Compensation Committee of the Morton Board realized over the three-year period to a maximum 240% of the base salary if 20% or greater compound annual growth is realized. Individual target incentive awards under the Long Term Incentive Program range from 60% to 100% of participants' salaries, depending on their salary grades, subject to 20% plus or minus adjustments authorized prior to the beginning of the applicable performance period by Morton's Compensation Committee.

     The performance period with respect to all outstanding incentive awards terminated and the related incentive awards will become payable upon the approval of the merger by the Morton shareholders. The amount payable with respect to any award is equal to the percentage of target determined as follows: the sum of

     - the product of (1) the greater of (a) the percent of target that would have been earned and payable if the performance period had ended as of the last day of the fiscal quarter immediately prior to the change of control or (b) 100, and (2) the number of full quarters elapsed in the performance period divided by twelve, and

     - the product of (1) 100 and (2) the quotient obtained by dividing twelve minus the number of full quarters elapsed in the performance period by twelve.

     We estimate that if the shareholder approval occurred on June 30, 1999, Mr. Stewart would receive approximately $2.2 million and Mr. Johnston would receive approximately $1.4 million under the Long Term Incentive Plan.

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

     The merger agreement provides that the articles of incorporation of the surviving corporation will contain provisions no less favorable with respect to indemnification than are set forth in the restated articles of incorporation of Morton, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who at the effective time of the merger were directors, officers or employees of Morton. Rohm and Haas agreed in the merger agreement to cause to be maintained in effect for six years from the effective time of the merger the current policies, or appropriate substitute policies, of the directors' and officers' liability insurance maintained by Morton with respect to matters or events occurring before the effective time of the merger to the extent available. Rohm and Haas or Morton is not required to expend more than an amount per year equal to 200% of current annual premiums paid by Morton. In addition, Rohm and Haas agreed in the merger agreement, for six years after the effective time of the merger, that it will or will cause the surviving corporation to indemnify each present and former director and officer of Morton, determined as of the effective time of the merger, against any costs or expenses incurred in connection with any claims arising out of matters relating to their duties or actions in their capacity as officers and directors and existing or occurring at or before the effective time of the merger to the fullest extent permitted under applicable law.

BOARD OF DIRECTORS

     Under the merger agreement, Rohm and Haas has agreed to increase the size of the Rohm and Haas Board, effective as of the effective time of the merger, by adding three directorships and to elect Mr. Stewart, James R. Cantalupo and Richard L. Keyser, who are current directors of Morton. Biographical information with respect to these designated new directors is set forth below. See "Stock ownership of directors, management and 5% shareholders of Morton" for information concerning beneficial ownership of shares of Morton common stock and options to purchase shares of Morton common stock held by the designated new directors of Rohm and Haas.

     S. JAY STEWART, age 60, became Chairman and Chief Executive Officer of Morton in April 1994, and has been a director of Morton and its predecessors since 1986. He was President and Chief Operating Officer of Morton from 1986 through March 1994. Mr. Stewart is a director of Household International, Inc. and Autoliv, Inc. He holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. degree from West Virginia University.

     JAMES R. CANTALUPO, age 55, is Vice Chairman (since 1998) of McDonald's Corporation, a global foodservice retailer. He also serves as Chairman (since
1998) and Chief Executive Officer -- International (since 1991) for McDonald's Corporation and is a member of its board of directors. Mr. Cantalupo has been a director of Morton and its predecessor since January 1996. He is a graduate of the University of Illinois as well as a certified public accountant.

     RICHARD L. KEYSER, age 56, is Chairman of the Board (since September 1997), Chief Executive Officer (since March 1995), and a director (since 1992) of W.W. Grainger, Inc., a nationwide distributor of maintenance, repair and operating supplies. He joined Grainger in 1986 as a vice president, and subsequently served in several senior executive capacities before assuming his present positions. He has been a director of Morton and its predecessor since January 1995. He has a B.S. in Nuclear Science from the U.S. Naval Academy and an M.B.A. from Harvard University.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material U.S. federal income tax consequences relating to the exchange of shares of Morton common stock for shares of Rohm and Haas common stock and cash in the merger.

     In this section, when we refer to the term

     - "Morton shareholder", we mean a beneficial owner of shares of Morton common stock,

     - "United States person", we mean a person who is (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in the United States or under the laws of the United States or any United States political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source or (4) a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons (as defined in Section 7701 (a)(30) of the Internal Revenue Code), and

     - "non-U.S. Morton shareholder", we mean a Morton shareholder who is not a United States person.

     Unless otherwise indicated, this summary deals only with Morton shareholders who are "United States persons" and who hold their shares of Morton common stock as capital assets. This discussion is based on the Internal Revenue Code of 1986, applicable Treasury regulations, and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect of the filing of this document and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax consequences that may be relevant to a particular Morton shareholder in light of that Morton shareholder's specific circumstances, nor does it discuss the U.S. federal income tax consequences that may be applicable to some types of Morton shareholders, such as

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

     - Morton shareholders who have received their shares of Morton common stock pursuant to the exercise of employee stock options or otherwise as compensation,

     - dealers in securities,

     - financial institutions,

     - tax-exempt entities,

     - life insurance companies,

     - persons holding their shares of Morton common stock as a part of a hedging, integrated, conversion or constructive sale transaction or as part of a straddle, or

     - persons whose functional currency is not the U.S. dollar, who may be subject to special rules and/or limitations under the Internal Revenue Code which are not discussed below.

     In addition, the following discussion does not discuss the alternative minimum tax consequences, if any, of an exchange of shares of Morton common stock pursuant to the merger, or the state, local or foreign tax consequences of that exchange. Consequently, each Morton shareholder is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the merger.

     An exchange of shares of Morton common stock for shares of Rohm and Haas common stock and cash in the merger will be a taxable transaction for U.S. federal income tax purposes. Consequently, an exchanging Morton shareholder will recognize gain or loss in an amount equal to the difference between (1) the sum of (x) the fair market value, determined as of the effective time of the merger, of the shares of Rohm and Haas common stock received in the merger and (y) the amount of cash received in the merger, and (2) the aggregate tax basis in the shares of Morton common stock exchanged for Rohm and Haas stock and cash. This gain or loss generally will be

     - calculated separately for each block of shares of Morton common stock, which means shares of Morton common stock acquired at the same cost in a single transaction, exchanged in the merger,

     - capital gain or loss and

     - long-term capital gain or loss if the relevant Morton shareholder held the shares of Morton common stock being exchanged in the merger for more than one year as of the effective time of the merger.

     The long-term capital gains of individuals, estates and specified trusts generally are eligible for reduced rates of taxation. Capital losses generally must be used only to offset capital gains.

     Any gain realized by a non-U.S. Morton shareholder upon an exchange of shares of Morton common stock pursuant to the merger generally will not be subject to U.S. federal income or withholding tax unless:

     - the gain is effectively connected with a U.S. trade or business conducted by the non-U.S. Morton shareholder in the United States,

     - in the case of a non-U.S. Morton shareholder who is an individual, the individual is present in the United States for 183 days or more in the taxable year during which the merger occurs and various other conditions are met, or

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

     - in the case of a non-U.S. Morton shareholder who held, directly or indirectly, more than five percent of the shares of Morton common stock at any time during the five-year period ending on the date of the exchange of these shares in the merger, Morton is or has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code, which Morton does not believe to be the case.

     MORTON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS, OF THE MERGER.

ANTICIPATED ACCOUNTING TREATMENT

     For accounting and financial reporting purposes, Rohm and Haas intends to treat the merger as a purchase by Rohm and Haas under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the corporation not surviving a merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation. Financial statements of the surviving corporation issued after consummation of the merger reflect these values and are not restated retroactively to reflect the historical financial position or results of operations of the corporation not surviving.

     For purposes of preparing Rohm and Haas's consolidated financial statements, Rohm and Haas will establish a new accounting basis for Morton's assets and liabilities based upon their fair values, the merger consideration and the costs of the transaction. Rohm and Haas's management believes that any excess of cost over the fair value of the net tangible assets of Morton will be recorded as in-process research and development, identified intangible assets, or goodwill. In-process research and development projects may include projects for which technological feasibility has not been established and the technology has no future alternative use. To the extent that a portion of the purchase price is allocated to such in-process research and development, a charge, which may be material to Rohm and Haas's results of operations, would be recognized in the period in which the merger occurs.

     We have not yet made a final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial information appearing elsewhere in this document are preliminary and have been made solely for purposes of developing the unaudited pro forma combined financial information. Rohm and Haas has completed preliminary studies to determine the fair value of some of Morton's assets and liabilities and will make appropriate purchase accounting adjustments upon finalization of the studies. For financial reporting purposes, we will include the results of operations of Morton in the Rohm and Haas consolidated statement of operations following the effective time of the merger. See "Unaudited Pro Forma Combined Financial Statements."

     Rohm and Haas anticipates that these acquisitions will provide it with financial benefits including reduced operating expenses and revenue enhancements. Since Rohm and Haas's plans are not yet sufficiently advanced to estimate the costs of integration activities, we have not reflected in the unaudited pro forma combined income statement information the effects of any of the expense reductions or revenue enhancements, or any of the restructuring and rationalization costs expected to be incurred to achieve these benefits.

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

REGULATORY APPROVALS

     We now have all regulatory approvals required by the merger agreement to complete the merger.

HART-SCOTT-RODINO ACT AND EUROPEAN COMMISSION APPROVALS

     On April 21, 1999, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was terminated and on April 19, 1999, the approval of the European Commission under EU Council Regulation 4064/89 was obtained. At any time before or after the effective time of the merger, and notwithstanding that the Hart-Scott-Rodino waiting period was terminated, the merger has been approved by the European Commission or the merger may have been completed, the Federal Trade Commission, the Department of Justice, or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This type of action could include seeking to enjoin the completion of the merger or seeking divestiture of Morton or businesses of Rohm and Haas or Morton acquired as a result of the merger. Private parties may also institute legal actions under the antitrust laws under some circumstances.

OTHER FOREIGN APPROVALS

     In addition to the filings made with U.S. antitrust enforcement authorities and the European Commission, we made pre-merger filings in connection with the merger with the Fair Trade Commission in Japan and the Competition Bureau in Canada, as required under the laws of those countries. The waiting periods mandated by the laws of those countries expired or were terminated, respectively, on March 4, 1999 and March 3, 1999.

NO APPRAISAL RIGHTS

     Under the Indiana Business Corporation Law, holders of shares of Morton common stock are not entitled to dissenters' rights of appraisal in connection with the merger because the Morton common stock was listed on the New York Stock Exchange on the Morton record date.

     Under the Delaware General Corporation Law, the stockholders of Rohm and Haas are not entitled to dissenters' appraisal rights in connection with the merger because Rohm and Haas is not a constituent corporation in the merger.

NEW YORK STOCK EXCHANGE LISTING

     It is a condition to the completion of the merger that the shares of Rohm and Haas common stock to be issued in the merger and the other shares to be reserved for issuance in connection with the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance. The merger agreement provides that Rohm and Haas will use its reasonable best efforts to cause the shares of Rohm and Haas common stock to be issued in the merger and the shares of Rohm and Haas common stock to be reserved for issuance upon the exercise of options which, before the merger, represent options to purchase shares of Morton common stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the closing of the merger.

RESALES OF ROHM AND HAAS COMMON STOCK

     The shares of Rohm and Haas common stock to be issued to shareholders of Morton under the merger agreement have been registered under the Securities Act of 1933, so

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

these shares may be freely traded without restriction by people who will not be affiliates, as that term is defined under the Securities Act of 1933, of Rohm and Haas after the merger or who were not affiliates of Morton on the date of the Morton special meeting. All directors and specified officers of Morton may be deemed to have been affiliates of Morton within the meaning of the Securities Act of 1933. Affiliates may resell the Rohm and Haas common stock that they receive in the merger only if the shares are registered for resale under the Securities Act of 1933 or an exemption from such registration under the Securities Act of 1933 is available. Those people may be permitted to effect resales under the safe harbor provisions of Rule 145 under the Securities Act of 1933, or Rule 144 in the case of people who become affiliates of Rohm and Haas, or as otherwise permitted under the Securities Act of 1933. We recommend that any people who may be deemed to be affiliates obtain advice of securities counsel before making any resales.

     The merger agreement provides that, not less than 30 days before the effective date of the merger, Morton will deliver to Rohm and Haas a letter identifying all people who are affiliates of Morton for purposes of Rule 145 under the Securities Act of 1933 and that, not less than 15 days before the effective time of the merger, Morton will use its reasonable best efforts to cause each of its affiliates to deliver a written agreement to the effect that person will not offer or sell or otherwise dispose of any of the Rohm and Haas common stock received in the merger in violation of the Securities Act of 1933 or the rules and regulations under the Securities Act of 1933.

     This document does not cover resales of Rohm and Haas common stock received by any person who may be deemed to be an affiliate of Rohm and Haas or Morton.

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

                              THE MERGER AGREEMENT

     This section of this document describes the material terms of the merger agreement. The following description is not complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this document as Annex A and is incorporated in this document by this reference. Stockholders of Rohm and Haas and shareholders of Morton are urged to read the merger agreement in its entirety.

THE TENDER OFFER

     The merger agreement provided for Rohm and Haas, through a subsidiary, to make a tender offer for up to 80,916,766 shares of Morton common stock. The Rohm and Haas subsidiary began the tender offer on February 5, 1999. One of the conditions to Rohm and Haas's obligation to purchase the Morton shares in the tender offer was that shares representing at least a majority of the fully-diluted voting power of all the securities of Morton entitled to vote generally in the election of directors or on a merger be tendered in the tender offer. Rohm and Haas and Morton had agreed that if the conditions to the tender offer were not satisfied by April 23, 1999, Rohm and Haas would proceed with the transaction as a one-step merger. Because the minimum share condition was not satisfied, the tender offer expired on April 22, 1999 without Rohm and Haas purchasing any Morton shares in the tender offer.

THE MERGER

     When the merger occurs, Morton Acquisition Corp., a wholly owned subsidiary of Rohm and Haas, will be merged with and into Morton in accordance with the Indiana Business Corporation Law. As a result of the merger, Morton will continue as the surviving corporation and will be a wholly owned subsidiary of Rohm and Haas. Under the terms of the merger agreement, at the effective time of the merger:

     - the Morton articles of incorporation as in effect immediately before the effective time of the merger will be amended to read in their entirety as set forth in exhibit 2.4 to the merger agreement, a copy of which is included in Annex A, and, as so amended, will be the articles of incorporation of the surviving corporation,

     - the by-laws of Morton Acquisition Corp. will be the by-laws of the surviving corporation, and

     - the directors of Morton Acquisition Corp. immediately before the effective time of the merger will be the initial directors of the surviving corporation and the officers of Morton immediately before the effective time of the merger will be the initial officers of the surviving corporation.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective when we file articles of merger with the Secretary of State of the State of Indiana. However, Rohm and Haas and Morton may agree to a later time, and specify that time in the articles of merger. We will file the articles of merger as soon as practicable after the satisfaction or waiver of the conditions contained in the merger agreement. We expect to complete the merger shortly after the stockholder meetings. See "The Merger Agreement -- Conditions to the completion of the merger."

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

STOCK OPTIONS

     We have described the merger agreement's treatment of options to purchase shares of Morton common stock in "Interests of certain persons in the merger." The merger agreement also provides that, except as provided in the merger agreement or as otherwise agreed to by the parties, the stock plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Morton or any subsidiary will terminate as of the effective time of the merger and Morton will ensure that following the effective time of the merger no holder of a Morton stock option nor any participant in any stock plan will have any right under the plan to acquire equity securities of Morton or the surviving corporation. With respect to Morton stock options, Rohm and Haas will, as of the effective time of the merger, reserve for issuance a number of shares of Rohm and Haas common stock equal to the number of shares which may become issuable upon exercise of converted Morton stock options, and the number will not be reduced except to the extent the Morton stock options or related stock appreciation rights are exercised, canceled or terminated pursuant to their terms.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Promptly after the effective time of the merger, Equiserve LP, as the exchange agent, will mail a form of letter of transmittal to each record holder of Morton common stock as of the effective time of the merger. You should use this letter of transmittal in forwarding Morton stock certificates or, if you hold shares in book-entry form, you should return this letter. This letter will include instructions for exchanging Morton share certificates and book-entry shares for Rohm and Haas share certificates. After surrendering to the exchange agent a duly executed letter of transmittal, together with a Morton stock certificate if you holds share certificates, you will be entitled to receive a Rohm and Haas share certificate.

     Neither Rohm and Haas nor the exchange agent will pay or accrue any interest for the benefit of holders of Morton common stock on cash payable as merger consideration or cash payable pursuant to dividends or distributions with respect to unexchanged shares.

     If you want any certificate for Rohm and Haas common stock to be issued to, or any cash paid to, a person other than the registered holder of the Morton shares being exchanged for those certificates and cash, the surrendered Morton certificates or, in the case of holders of shares in book-entry form, the letter of transmittal must be properly endorsed or otherwise in proper form for transfer. In addition, the person requesting the payment must have paid any transfer and other taxes required by reason of the issuance of Rohm and Haas common stock certificates to a person other than the registered holder of the Morton shares, or must have established to the satisfaction of the surviving corporation that the required tax either has been paid or is not applicable. In the event of a transfer of ownership of Morton common stock which is not registered in the transfer records of Morton, the exchange agent may issue to the transferee one or more shares of Rohm and Haas common stock evidencing, in the aggregate, the proper number of shares of Rohm and Haas common stock and a check in the proper amount of cash merger consideration and any dividends or other distributions to which the record holder is entitled pursuant to the merger agreement if the certificate representing the shares of Morton common stock, or in the case of book-entry holders, the letter of transmittal, is presented to the exchange agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid.

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

     Any common share certificates and cash deposited with the exchange agent that remain unclaimed by former Morton shareholders one year after the effective time of the merger will be delivered to the surviving corporation. Any former Morton shareholder who has not complied with the exchange procedures before the first anniversary of the merger may look only to the surviving corporation, subject to abandoned property, escheat or other similar laws, for payment of the merger consideration and any dividends or distributions with respect to the Rohm and Haas common stock payable upon due surrender of their shares.

     Any portion of the exchange fund remaining unclaimed by former Morton shareholders five years after the effective time of the merger or an earlier date immediately before the time that any amounts would otherwise escheat to or become property of any governmental entity, will, to the extent permitted by law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled to it. None of Rohm and Haas, Morton Acquisition Corp., Morton, the surviving corporation or the exchange agent will be liable to any person for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     At the effective time of the merger, Morton will close its stock transfer books and there will be no further transfers on the transfer books of shares of Morton common stock that were outstanding immediately before the merger.

     From and after the effective time of the merger, the holders of certificates or book-entry shares, evidencing ownership of shares of Morton common stock outstanding immediately before the effective time of the merger will cease to have any rights with respect to those shares except as otherwise provided for in the merger agreement or by applicable law.

     In addition to the merger consideration, the holder surrendering a Morton stock certificate or book-entry shares will receive dividends or other distributions on the Rohm and Haas shares that have a record date after the effective time of the merger and a payment date before the holder surrenders the Morton common stock certificate or, in the case of book-entry holders, the letter of transmittal. However, Rohm and Haas will not pay any dividends or other distributions until the holder of the Morton common stock certificate surrenders that certificate or, in the case of book-entry holders, the letter of transmittal.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various customary representations and warranties of Rohm and Haas and Morton including representations as to:

     - jurisdiction of organization and qualification,

     - capitalization,

     - power and authority to enter into and consummate the transactions pursuant to the merger agreement,

     - absence of conflicts between organizational documents, laws and agreements and the transactions pursuant to the merger agreement,

     - governmental consents in connection with the transactions pursuant to the merger agreement,

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

     - permits,

     - filings with the Securities and Exchange Commission,

     - financial statements,

     - absence of specified changes since the end of the fiscal year ending before the signing of the merger agreement, including the absence of any material adverse effect,

     - litigation,

     - employee benefit plans, and

     - environmental matters.

     Morton also made representations to Rohm and Haas regarding tax matters, "Year 2000" compliance and intellectual property matters.

COVENANTS RELATING TO CONDUCT OF BUSINESS BEFORE THE CLOSING OF THE MERGER

MORTON

     Morton has agreed that, before the merger closes, unless Rohm and Haas otherwise consents in writing, which consent Rohm and Haas may not unreasonably withhold, or except as permitted by the merger agreement, it will conduct its and its subsidiaries' businesses in all material respects only in the ordinary course of business and in substantially the same manner as previously conducted.

     In addition, Morton has agreed that, subject to specified exceptions, before the merger closes, neither Morton nor any of its subsidiaries will, directly or indirectly do, or commit to do, any of the following without the prior written consent of Rohm and Haas, which consent Rohm and Haas may not unreasonably withhold:

          (1) amend or otherwise change its articles of incorporation or by-laws or equivalent organizational documents or its rights agreement;

          (2) issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of

        - any shares of capital stock of any class, any Morton voting debt or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any Morton voting debt or any other ownership interest in Morton or any of its subsidiaries, except for the issuance of shares of Morton common stock and the associated preferred share purchase rights required to be issued under the terms of options outstanding as of January 31, 1999, or

        - any of its assets that are, individually or in the aggregate, material to the business of Morton and its subsidiaries, taken as a whole, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

          (3) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than

        - regular quarterly dividends with usual record and payment dates for dividends consistent with past practice, unless otherwise required by the merger agreement, in an amount not to exceed $.13 per share,

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

        - dividends by wholly owned subsidiaries of Morton, and

        - dividends required to be paid pursuant to the terms of organizational documents of non-wholly owned subsidiaries in effect on the date of the merger agreement;

          (4) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than under options and stock plans in accordance with their terms as in effect on January 31, 1999;

          (5) acquire, by merger, consolidation, or acquisition of stock or assets, any corporation, partnership or other business organization or division of any corporation, partnership or other business organization;

          (6) incur any indebtedness for borrowed money other than short-term borrowings under Morton's existing credit facilities or issue any debt securities or, other than in the ordinary course of business and in amounts that are not material, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, other than loans or advances to employees of Morton and its subsidiaries in the ordinary course of business consistent with past practice or guarantees of obligations of subsidiaries, or make any capital contributions to, or investments in, any other person, other than in the ordinary course of business and in amounts that are not material;

          (7) enter into any material contract or agreement other than in the ordinary course of business consistent with past practice;

          (8) authorize any single capital expenditure which exceeds $10 million or capital expenditures which, in the aggregate, exceed $50 million for Morton and its subsidiaries taken as a whole, not including capital expenditures that were disclosed to Rohm and Haas in Morton's budget as of the date of the merger agreement;

          (9) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of the merger agreement and except for renewals in the ordinary course,

        - increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages or, in connection with a promotion or change in position granted in the ordinary course, benefits received by employees of Morton or its subsidiaries who are not one of the 50 officers of Morton with the highest base salary in the ordinary course of business in accordance with past practice,

        - grant any severance or termination pay not currently required to be paid under existing severance plans or contracts other than in the ordinary course of business consistent with past practice,

        - enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of Morton or any of its subsidiaries, other than an agreement with an employee who is not one of the 50 officers of Morton with the highest base salary, or

        - except as is required by law, establish, adopt, enter into or amend or terminate any collective bargaining agreement, or any employee benefit plan or arrangement, including, but not limited to, bonus, profit sharing, thrift,

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

          compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (10) change any of the accounting practices or principles used by it, except as may be required as a result of a change in law or in generally accepted accounting principles;

          (11) make any material tax election, make or change any method of accounting with respect to taxes, file any amended tax returns that may have a material adverse effect on the tax position of Morton or any of its subsidiaries or settle or compromise any material federal, state, local or foreign tax liability, except as may be required by law;

          (12) settle or compromise any pending or threatened suit, action or claim which is material to Morton or any of its subsidiaries, taken as a whole, or which relates to the transactions contemplated by the merger agreement;

          (13) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Morton or any of its subsidiaries not constituting an inactive subsidiary, other than the merger;

          (14) pay, discharge or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction

             - in the ordinary course of business and consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements of Morton,

             - of liabilities incurred in the ordinary course of business and consistent with past practice, and

             - of liabilities required to be paid, discharged or satisfied;

          (15) enter into any "non-compete" or similar agreement; or

          (16) propose to do or agree to do any of the actions listed above or propose to take any action which would make any of the representations or warranties of Morton contained in the merger agreement untrue and incorrect as of the date when made if that action had then been taken.

ROHM AND HAAS

     Rohm and Haas has agreed that, before the merger closes, it will use its reasonable best efforts to preserve substantially intact its and its subsidiaries' current business organizations, keep available the services of present officers and key employees and preserve the present relationships of Rohm and Haas and its subsidiaries to the end that their goodwill and ongoing businesses will be materially unimpaired at the effective time of the merger.

     In addition, Rohm and Haas has agreed that, subject to specified exceptions, before the merger closes, neither Rohm and Haas nor any of its subsidiaries will directly or

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

indirectly do, or commit to do, any of the following without the prior written consent of Morton, which consent Morton may not unreasonably withhold:

          (1) in the case of Rohm and Haas only, amend or otherwise change its certificate of incorporation or by-laws, other than the increase in the number of authorized shares and the proposed amendment relating to the elimination of the ability of stockholders to act by written consent (see "The Rohm and Haas Meeting -- Matters to be considered at the meeting");

          (2) in the case of Rohm and Haas only, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than regular quarterly dividends with usual record and payment dates consistent with past practice and, unless otherwise required by the merger agreement, in an amount not to exceed $.18 per share;

          (3) in the case of Rohm and Haas only, adopt a plan of complete or partial liquidation or dissolution;

          (4) in the case of Rohm and Haas only, deliver, sell, dispose of, or authorize or commit to the issuance, sale or disposition of any shares of capital stock of any class, any voting debt of Rohm and Haas or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any voting debt of Rohm and Haas, except for the issuance of options in the ordinary course consistent with past practice and except for issuances in connection with acquisitions or mergers permitted by the merger agreement;

          (5) in the case of Rohm and Haas only, redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of Rohm and Haas, other than pursuant to options and benefit plans;

          (6) acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division of any corporation, partnership or other business organization if
     (a) the aggregate consideration is in excess of $500 million for any individual transaction and $750 million for all transactions or (b) the acquisition would be reasonably likely to prevent or materially delay the merger; or

          (7) propose to do or agree to do any of the actions listed above or any action which would be reasonably likely to prevent or materially delay the merger or make any of the representations or warranties of Rohm and Haas or Morton Acquisition Corp. contained in the merger agreement untrue and incorrect as of the date when made if that action had then been taken.

COORDINATION OF DIVIDENDS

     We have agreed to coordinate with each other regarding the declaration and payment of dividends on the Morton shares and Rohm and Haas shares and the related record dates and payment dates so that holders of shares of Morton common stock do not receive two dividends, or fail to receive one dividend, for any single calendar quarter for their shares of Morton common stock and/or shares of Rohm and Haas common stock received in exchange for those Morton shares in the merger.

MEETINGS

     Morton agreed to call and hold a meeting of its shareholders for the purpose of considering and taking action on the merger agreement and, except to the extent otherwise required by the fiduciary duties of the Morton board of directors under applicable law,

     - include in this document the unanimous recommendation of the Morton board of directors that the shareholders of Morton vote in favor of the approval of the merger agreement, and

     - use its reasonable best efforts to obtain the necessary approval of the merger agreement by Morton's shareholders.

     Rohm and Haas agreed to call and hold a meeting of its stockholders for the purpose of considering and taking action on the increase in authorized shares and the share issuance, and

     - include in this document the recommendation of the Rohm and Haas board of directors that the stockholders of Rohm and Haas vote in favor of the increase in authorized shares and the share issuance, and

     - use its reasonable best efforts to obtain the necessary approval of the share issuance and the increase in authorized shares by Rohm and Haas's stockholders.

NO SOLICITATION OF TRANSACTIONS

     Under the merger agreement, Morton may

     - furnish information and access, in each case only in response to a request for this information or access to any person made after January 31, 1999 which was not encouraged, solicited or initiated by Morton or any of its affiliates or any of its or their officers, directors, employees, representatives or agents after January 31, 1999, pursuant to appropriate confidentiality agreements containing terms substantially similar to those contained in the confidentiality agreement between Morton and Rohm and Haas dated November 24, 1998, and

     - participate in discussions and negotiate with the person concerning any proposal:

        -- with respect to any tender or exchange offer, merger, consolidation or other business combination involving Morton or any of its material subsidiaries, or

        -- to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of Morton or any of its material subsidiaries, other than pursuant to the transactions contemplated by the merger agreement, if, and only to the extent that:

        -- the person has submitted a written proposal to the Morton board of directors relating to any transaction described above,

        -- the Morton board of directors, after consultation with its independent financial advisors, determines in good faith that (1) the person making the proposal is reasonably capable of completing the proposed transaction, taking into account the legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and (2) the proposal would reasonably be expected to involve payment of consideration to Morton's shareholders and other terms and conditions that, taken as a whole, are superior to the transactions contemplated by the merger agreement, and

        -- the Morton board of directors determines in good faith, based upon the advice of outside counsel to Morton, that, assuming the proposal is a superior proposal, failure to take the action would violate its fiduciary duties under applicable law.

     The Morton board of directors must:

     - notify Rohm and Haas promptly, but in any event within 24 hours, if any proposal of the type described above is made,

     - indicate in reasonable detail the identity of the offeror and the material terms and conditions of the proposal, and

     - keep Rohm and Haas promptly advised of the status and material terms of any inquiry, offer or proposal of that type.

     Except as described above, Morton has agreed that it and its affiliates will use their reasonable best efforts to cause their officers, directors, employees, representatives or agents not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than Rohm and Haas and Morton Acquisition Corp. and their affiliates, associates and designees, concerning any proposal relating to any transaction of the type described above. However, the merger agreement does not prevent the Morton board of directors from taking, and disclosing to Morton's shareholders, a position contemplated by Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934 with regard to any tender offer or from making any disclosure to its shareholders if the Morton board of directors concludes in good faith that the disclosure is required under applicable law, but the Morton board of directors will not recommend that the shareholders of Morton tender their shares of Morton common stock in connection with any tender offer unless the Morton board of directors has determined in good faith, based upon the advice of outside counsel to Morton, that failing to take this action would constitute a breach of the Morton board of directors' fiduciary duty under applicable law.

     Morton agreed to cease immediately any existing discussions or negotiations conducted before January 31, 1999 with respect to any transaction listed above.

EMPLOYEE BENEFITS MATTERS

     Rohm and Haas agreed to cause the surviving corporation and its subsidiaries to promptly pay or provide when due all compensation and benefits as provided by the terms of, and to honor in accordance with their currently existing terms, except to the extent amended or terminated in accordance with these terms, all compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as the effective time of the merger for all employees, former employees, directors and former directors of Morton and its subsidiaries.

     Rohm and Haas further agreed in the merger agreement to cause the surviving corporation, for the period beginning at the effective time of the merger and ending on December 31, 2000, to provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the surviving corporation and its subsidiaries, other than employees covered by a collective bargaining agreement, which are no less favorable in the aggregate than those provided pursuant to the plans, programs and arrangements, other than those related to the equity securities of Morton, of Morton and its subsidiaries in effect on the date of the merger agreement.

OTHER ACTIONS

     On the terms and subject to the conditions contained in the merger agreement, we have agreed to use our reasonable best efforts to take all appropriate action, and to do all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement as soon as practicable, including but not limited to:

     - promptly making all required regulatory filings and applications including responding promptly to requests for further information, to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Morton and its subsidiaries as are necessary for the completion of the merger; and

     - avoiding the entry of, or having vacated or terminated, any decree, order, or judgment that would restrain, prevent, or delay the consummation of the merger, including but not limited to defending through litigation on the merits any claim asserted in any court by any party.

CONDITIONS TO THE COMPLETION OF THE MERGER

     We may complete the merger only if each of the following conditions is satisfied:

          (1) Morton shareholders approve the merger by the required vote;

          (2) Rohm and Haas stockholders approve the increase in the authorized shares and the share issuance by the required vote, except that this conditions will not have to be satisfied if the conditions that require Rohm and Haas to complete the merger without stockholder approval and adjust the merger consideration have been satisfied (see "The
     Merger -- What you will receive in the merger");

          (3) there is no statute, rule, regulation, executive order, decree, ruling, injunction or other order, whether the order is temporary, preliminary or permanent, enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority and in effect which prohibits, restrains, enjoins or restricts the consummation of the merger;

          (4) the Rohm and Haas common stock to be issued in the merger and the shares to be reserved for issuance in connection with the merger are approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (5) there is no stop order suspending the effectiveness of the registration statement on Form S-4 of which this document is a part and no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission;

          (6) the waiting periods under the Hart-Scott-Rodino Act expires or terminates and the approval of the European Union is received; this condition has already been satisfied, see "The Merger -- Regulatory approvals"; and

          (7) any waiting periods applicable to the merger under any laws or regulations of any foreign jurisdiction in which either Morton or Rohm and Haas has material assets or conducts material operations, expires or terminates, and all regulatory approvals applicable to the merger having been obtained, other than any waiting periods and approvals the failure of which to be satisfied or obtained would not have a Material Adverse Effect on Morton or Rohm and Haas.

     For purposes of the merger agreement, "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of Rohm and Haas and its subsidiaries, taken as a whole or Morton and its subsidiaries, taken as a whole, as applicable.

     In addition, the merger agreement obligates each party to complete the merger only if, before the merger, the other party satisfies the following conditions:

          (1) the representations and warranties of the other party in the merger agreement that are qualified as to Material Adverse Effect are true and correct immediately before the effective time of the merger, except to the extent those representations and warranties were made as of an earlier date, in which case those representations and warranties must be so true and correct as of that earlier date, with the same force and effect as if then made;

          (2) the representations and warranties of the other party in the merger agreement that are not qualified as to Material Adverse Effect are true and correct in all material respects immediately before the effective time of the merger, except to the extent those representations and warranties were made as of an earlier date, in which case those representations and warranties must be true and correct in all material respects as of that earlier date, with the same force and effect as if then made; and

          (3) the other party has performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it on or before the merger.

     Rohm and Haas's obligation to complete the merger is also subject to the satisfaction of the condition that there have not been instituted and continuing or pending any suit, action or proceeding brought by any United States governmental authority before any federal or state court with respect to the transactions contemplated by the merger agreement which would reasonably be expected to have the effect of making illegal or otherwise restraining or prohibiting the merger.

TERMINATION

     (1) We may terminate the merger agreement at any time before the effective time of the merger, by our mutual written consent.

     (2) Either of us may also terminate the merger agreement if:

     - any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either Morton or Rohm and Haas, directly or indirectly, has material assets or operations, issues a final order, injunction, decree, judgment or ruling or takes any other final action restraining, enjoining or otherwise prohibiting the merger and the order, injunction, decree, judgment, ruling or other action is or becomes final and nonappealable;

     - the merger has not been completed on or before November 30, 1999, unless the failure of the merger to be completed is caused by or results from the failure of any representation or warranty of the party desiring to terminate the merger agreement to be true and correct in any material respect or the failure of that party to perform in any material respect any of its covenants or agreements contained in the merger agreement;

     - either (a) there has been a breach of any of the representations or warranties of the other party contained in the merger agreement which would have a Material Adverse Effect with respect to that other party, or
       (b) there has been a breach of any covenant or agreement on the part of the other party contained in the merger agreement which would have a Material Adverse Effect with respect to that other party or which materially adversely affects the completion of the merger, and which, in the case of both (a) and (b), has not been cured before the 20th business day after notice of the breach;

     - Morton's shareholders have not approved the merger; or

     - Rohm and Haas's stockholders have not approved the increase of the authorized number of shares and the share issuance, except that neither party may terminate for this reason if the conditions that require Rohm and Haas to complete the merger without stockholder approval and adjust the merger consideration have been satisfied (see "The Merger -- What you will receive in the merger").

     (3) Morton can also terminate the merger agreement if any person makes a bona fide written offer to acquire Morton which was not solicited after the date of the merger agreement

     - that the Morton board of directors determines in its good faith judgment is a superior proposal as described above under "-- No solicitation of transactions;" and

     - as a result of which the Morton board of directors determines in good faith, based upon the advice of outside counsel, that failure to take this action would violate its fiduciary duties under applicable law.

Not less than two business days before termination under this paragraph, Morton must notify Rohm and Haas of its intention to terminate the merger agreement and must cause its financial and legal advisers to negotiate during that two-day period with Rohm and Haas to make adjustments in the terms and conditions of the merger agreement as would enable Morton to proceed with the merger on those adjusted terms. Morton may only terminate the merger agreement under this paragraph if, despite the negotiations and adjustments, the Morton board of directors concludes, in its good faith judgment, that the transactions contemplated in the merger agreement on the terms as adjusted, are not at least as favorable to the shareholders of Morton as the competing offer. Termination under this paragraph will not be effective until Morton pays Rohm and Haas the termination fee described below under "-- Termination fees."

     (4) Rohm and Haas can also terminate the merger agreement if the Morton board of directors

     - has withdrawn or modified in a manner adverse to Rohm and Haas its approval or recommendation of the merger agreement or the merger;

     - has recommended another proposal of the type described under "-- No solicitation of transactions;"

     - has failed to publicly affirm its approval or recommendation of the merger agreement and the merger within 15 days of Rohm and Haas's request, which request Rohm and Haas may make with respect to any proposal only on a single

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

       occasion, after any proposal has been disclosed to Morton's shareholders generally; or

     - has resolved to effect any of the foregoing.

TERMINATION FEES

PAYABLE BY MORTON

     For purposes of the following discussion, "Third Party Acquisition" means the occurrence of any of the following events:

     - the acquisition of Morton by merger, tender offer or otherwise by any person or group of persons acting in concert other than Rohm and Haas, Morton Acquisition Corp. or any affiliate of Rohm and Haas or Morton Acquisition Corp.;

     - the acquisition by a third party described above of 50% or more of the assets of Morton and its subsidiaries, taken as a whole, in one transaction or a related series of transactions;

     - the acquisition by a third party described above of beneficial ownership of 35% or more of the outstanding shares of Morton common stock in one transaction or a related series of transactions; or

     - the adoption by Morton of a plan of liquidation.

     Morton must pay Rohm and Haas a $140 million termination fee if:

          (1) all of the following occur:

        - Rohm and Haas or Morton terminates the merger agreement because Morton's shareholders have not approved the merger,

        - on or before the date of the Morton special meeting any person, including Morton but not including Rohm and Haas or Morton Acquisition Corp., makes a public announcement with respect to a Third Party Acquisition that contemplates a direct or indirect consideration or implicit valuation for shares of Morton common stock, including the value of any stub equity, in excess of the merger consideration, and

        - within 12 months after the termination, Morton, directly or indirectly, enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs.

          (2) all of the following occur:

        - Morton terminates the merger agreement as a result of legal action prohibiting the merger as described in the second bullet point of paragraph (2) under "-- Termination" at a time when Rohm and Haas would have been permitted to terminate the merger agreement because of a breach of a covenant by Morton as described in clause (b) of the third bullet point of paragraph (2) under "-- Termination" as a result of a willful or bad faith breach of any covenant or agreement by Morton contained in the merger agreement,

        - before the termination, any person, not including Rohm and Haas or Morton Acquisition Corp., has disclosed publicly or to Morton a Third Party Acquisition that contemplates a direct or indirect consideration or implicit valuation for shares of Morton common stock, including the value of any stub equity, in excess of the merger consideration, and

        - within 12 months following the termination, Morton directly or indirectly, enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs.

          (3) Morton terminates the merger agreement under paragraph (3) under "-- Termination."

          (4) Rohm and Haas terminates the merger agreement under paragraph (4) under "-- Termination."

          (5) Morton terminates the merger agreement as a result of legal action prohibiting the merger as described in the second bullet point of paragraph
     (2) under "-- Termination" and at the time of the termination Rohm and Haas would have been permitted to terminate the merger agreement under paragraph
     (4) under "-- Termination."

PAYABLE BY ROHM AND HAAS

     For purposes of the following discussion, "Rohm and Haas Third Party Acquisition" means:

     - the acquisition of Rohm and Haas by merger, tender offer or otherwise by any person or group of persons acting in concert other than Morton or any affiliate of Morton;

     - the acquisition by a third party described above of 50% or more of the assets of Rohm and Haas and its subsidiaries, taken as a whole, in one transaction or a related series of transactions; or

     - the acquisition by a third party described above of beneficial ownership of 35% or more of the outstanding shares of Rohm and Haas common stock in one transaction or a related series of transactions unless immediately after the acquisition, members of the Haas family beneficially own a greater percentage of the outstanding shares of Rohm and Haas common stock than the third party described above.

     The merger agreement obligates Rohm and Haas to pay Morton a termination fee of $140 million if all of the following occur:

     - Rohm and Haas or Morton terminates the merger agreement for the reason described in the fifth bullet point of paragraph (2) under "-- Termination,"

     - on or before the date of the Rohm and Haas annual meeting any person, including Rohm and Haas but not including Morton, makes a public announcement with respect to a Rohm and Haas Third Party Acquisition that directly or indirectly contemplates, or by its terms would require, the rejection by the stockholders of Rohm and Haas of the Rohm and Haas stockholder approval contemplated by the merger agreement, and

     - within 12 months after the termination, Rohm and Haas, directly or indirectly, enters into an agreement with respect to a Rohm and Haas Third Party Acquisition, or a Rohm and Haas Third Party Acquisition occurs.

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

EXPENSES

     Each party will bear its own expenses in connection with the merger agreement and the transactions contemplated by the merger agreement.

AMENDMENTS

     The parties may amend the merger agreement before the merger if the amendment is in writing and signed by each of the parties. After the Morton shareholders have approved the merger, the parties cannot make any amendment to the merger agreement which would reduce the amount or change the type of merger consideration.

                           THE SHAREHOLDER AGREEMENT

     Following the execution of the merger agreement, Morton and members of the Haas family entered into a shareholder agreement. Under the shareholder agreement, the Haas family members have agreed with Morton:

     - to be present, in person or by proxy, and vote all of the voting securities of Rohm and Haas beneficially owned by them or over which they have, directly or indirectly, the right to vote, in favor of the increase in authorized shares and the share issuance and any other matter that is required to facilitate the transactions contemplated by the merger agreement,

     - to vote against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Rohm and Haas or Morton Acquisition Corp. under the merger agreement or that would otherwise prevent or materially delay the completion of the transactions contemplated by the merger agreement, and

     - not to, and not to permit its trustees, officers, agents or representatives to, directly or indirectly, without the written consent of Morton, take, or propose to take, or agree to take in writing or otherwise, any action which would be reasonably likely to prevent or materially delay the merger, subject to the fiduciary duties of the trustees of a stockholder that is a trust.

Each member of the Haas family also has agreed not to sell, transfer or otherwise dispose of its Rohm and Haas shares or grant any proxies or enter into any voting agreements with respect to these shares while the shareholder agreement is in effect. The shareholder agreement provides that Morton is entitled to specific performance and injunctive and other equitable relief if the Haas family members breach any of their covenants under the agreement.

     The Haas family members together owned 65,537,334 shares of Rohm and Haas common stock, representing approximately 39% of the outstanding voting power of the Rohm and Haas common stock as of April 26, 1999.

     The shareholder agreement will terminate on the earlier of the completion of the merger or the termination of the merger agreement in accordance with its terms.

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

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements have been derived from the application of pro forma adjustments to the combined historical financial statements of Rohm and Haas, LeaRonal and Morton, which are incorporated by reference into this document.

     The unaudited pro forma combined balance sheet as of March 31, 1999 reflects the purchase of each outstanding share of Morton common stock for $24.67 in cash and for .365228 shares of Rohm and Haas common stock, derived using the number of outstanding shares of Morton common stock on May 18, 1999 and an exchange ratio of 1.088710, which is the exchange ratio based on Rohm and Haas's average common stock price during the twenty trading day period ended May 18, 1999. The exchange ratio cannot be less than 1.088710, nor more than 1.330645.

     The unaudited pro forma combined statement of income for the three months ended March 31, 1999 reflects the purchase of each outstanding share of Morton common stock as if it had occurred on January 1, 1998 for $24.67 in cash and
 .365228 shares of Rohm and Haas common stock, using the current exchange ratio of 1.088710.

     The unaudited pro forma combined statement of income for the twelve months ended December 31, 1998 reflects the following transactions as if they had occurred on January 1, 1998: (1) the January 26, 1999 purchase of LeaRonal's outstanding common stock and options for $34.00 in cash per share, and (2) the purchase of each outstanding share of Morton common stock for $24.67 in cash and
 .365228 shares of Rohm and Haas common stock, using the current exchange ratio of 1.088710.

     The aggregate purchase consideration for Morton used in the pro forma financial information reflects a value of Rohm and Haas common stock of $37.73 per share, which is the average closing price for the three day period before and after April 16, 1999. The April 16, 1999 date is used as the measurement date because it is the first date on which Rohm and Haas's twenty trading day average closing price exceeded $34.10 per share. The average closing price of $34.10 per share is the average closing price at which the exchange ratio becomes fixed at the minimum exchange ratio of 1.088710. The average closing price of $37.73 per share will be the actual value assigned to the Rohm and Haas common stock issued in the merger for determining purchase consideration, unless the twenty trading day average closing price of Rohm and Haas common stock falls below $34.10 per share at any time between April 16, 1999 and the second trading day before the merger, which is the date the actual exchange ratio will be determined. In the event the twenty trading day average closing price of Rohm and Haas common stock falls below $34.10 per share, the actual value assigned to the Rohm and Haas common stock issued in the merger will be one of the following:

     - the average closing price of Rohm and Haas common stock three days before and after the date on which the twenty trading day average closing price of Rohm and Haas common stock again exceeds $34.10 per share and the exchange ratio becomes fixed at 1.088710, the minimum exchange ratio;

     - the average closing price of Rohm and Haas common stock three days before and after the date on which the twenty trading day average closing price of Rohm and Haas common stock falls below $27.90 per share and the exchange ratio becomes fixed at 1.330645, the maximum exchange ratio; or

     - the average closing price of Rohm and Haas common stock for three days before and after the second trading day before the merger, which is the date the actual exchange ratio will be determined.

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

     The merger agreement between Rohm and Haas and Morton also provides for an alternate merger arrangement, in the event the following occurs:

     - The proposal to increase the authorized shares or the share issuance is not approved by the Rohm and Haas stockholders; and

     - The Haas family stockholders do not vote at least 65,537,334 shares in favor of the proposal to increase the authorized shares or the share issuance proposal, which they are required to do under the terms of the shareholder agreement.

Rohm and Haas believes that the use of this alternate merger arrangement is highly unlikely and therefore has not provided unaudited pro forma combined financial information for the alternate merger arrangement.

     The unaudited pro forma combined balance sheet as of March 31, 1999 and the unaudited pro forma combined statement of income for the three months ended March 31, 1999 includes Rohm and Haas's January 26, 1999 purchase of LeaRonal, and the results of LeaRonal's operations since the date of the acquisition.

     The historical financial information for Morton included in the unaudited pro forma combined balance sheet is as of March 31, 1999, and the unaudited pro forma combined statements of income include Morton's historical results of operations for the twelve months ended December 31, 1998 and the three months ended March 31, 1999.

     We describe the pro forma adjustments in the accompanying notes to the unaudited pro forma combined financial statements. We are presenting the unaudited pro forma combined financial information for informational purposes only and it does not purport to represent the financial position or results of operations for the combined companies at any future date or for any future periods.

     You should read the unaudited pro forma combined information, including the notes to the unaudited pro forma combined financial statements, in conjunction with the historical consolidated financial statements and consolidated condensed financial statements of Rohm and Haas, LeaRonal and Morton, including the notes to these statements, incorporated by reference in this document. See "Where You Can Find More Information" on page 132.

     We have accounted for the LeaRonal acquisition, and we will account for the Morton acquisition, using the purchase method of accounting. We have allocated the purchase price to acquire the outstanding common stock and options, including estimated fees and expenses related to the acquisitions, to the tangible and identified intangible assets and liabilities of LeaRonal and Morton based upon Rohm and Haas's estimate of the fair value of the assets acquired and the liabilities assumed. We have allocated the remaining purchase price to goodwill which is the excess of cost over the fair value of the net assets acquired, and included in "Cost in excess of businesses acquired, less amortization" in the unaudited pro forma combined balance sheet. The pro forma adjustments directly attributable to the acquisitions relate primarily to the allocation of purchase price to the fair value of the net assets acquired and the depreciation and amortization of the fair value adjustments over their estimated useful lives.

     We may revise the allocation of purchase price when additional information concerning various contingent liabilities becomes available. Accordingly, the final purchase price allocation could be different from the amounts reflected in the unaudited pro forma combined information. In addition, the unaudited pro forma combined financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring costs, nor any potential cost savings or other synergies that Rohm and Haas management expects to realize as a result of the acquisitions. We are currently developing plans to integrate the operations of the companies, which may involve various costs including severance and asset write-offs. We may account for some of these costs as accrued liabilities and include these costs in the allocation of the purchase price consideration at the date of the combination. However, our plans are not yet sufficiently advanced to determine the amount of those costs which would be accounted for as accrued liabilities on the effective date of the combination. To the extent that these costs are not accounted for as accrued liabilities at the date of the combination, we may record a charge, which may be material. We cannot quantify the amount of the charge at this time, but it is expected to be recognized in the period in which the restructuring occurs.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1999

                                                                                       COMBINED
                                                                 MORTON                ROHM AND
                                             ROHM               PRO FORMA              HAAS AND
                                           AND HAAS   MORTON   ADJUSTMENTS   NOTE(2)    MORTON
                                           --------   ------   -----------   -------   --------
                                                              (IN MILLIONS)
ASSETS
Current assets:
Cash and cash equivalents................   $   61    $ 180                            $   241
Accounts receivable, net.................      820      518                              1,338
Inventories..............................      476      339     $     40       (c)         855
Prepaid expenses and other assets........      151      128                                279
                                            ------    ------    --------               -------
     Total current assets................    1,508    1,165           40                 2,713
Investments in and advances to
  unconsolidated subsidiaries and
  affiliates.............................      195       75                                270
Land, buildings and equipment, net.......    1,928      878          707       (d)       3,513
Cost in excess of businesses acquired,
  less amortization......................      288      367        1,454       (k)       2,109
Other assets, net........................      443      122        2,231       (f)       2,794
                                                                     (30)      (h)
                                                                      17       (i)
                                                                      11       (e)
                                            ------    ------    --------               -------
     Total assets........................   $4,362    $2,607    $  4,430               $11,399
                                            ======    ======    ========               =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable............................   $  270    $ 115                            $   385
Accounts payable and accrued
  liabilities............................      616      419                              1,035
Federal, foreign and other income
  taxes..................................      133       30                                163
                                            ------    ------                           -------
     Total current liabilities...........    1,019      564                              1,583
Long-term debt...........................      834      221     $  3,321       (i)       4,376
Deferred income taxes....................      228       55        1,046       (j)       1,329
Employee benefits........................      428      159                                587
Other liabilities........................      183      105           (7)      (h)         281
Minority interest........................       28                                          28
                                            ------    ------    --------               -------
     Total liabilities...................    2,720    1,104        4,360                 8,184
Stockholders' equity.....................                          1,678       (b)
                                                                    (105)      (g)
                                             1,642    1,503       (1,503)                3,215
                                            ------    ------    --------               -------
     Total liabilities and stockholders'
       equity............................   $4,362    $2,607    $  4,430               $11,399
                                            ======    ======    ========               =======

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                      MORTON
                                                                                                    PRO FORMA
                                                                              COMBINED            ADJUSTMENTS AT      COMBINED AT
                                                                LEARONAL      ROHM AND               CURRENT            CURRENT
                                       ROHM AND                PRO FORMA      HAAS AND               EXCHANGE          EXCHANGE
                                         HAAS     LEARONAL   ADJUSTMENTS(1)   LEARONAL   MORTON     RATIO(2B)          RATIO(2B)
                                       --------   --------   --------------   --------   ------   --------------      -----------
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales.............................  $3,720     $ 230                       $3,950    $2,498                       $6,448
Cost of goods sold....................   2,256       156          $  1(1c)      2,413     1,710       $  51 (2d)(2e    4,174
                                        ------     -----          ----         ------    ------       -----           ------
Gross profit..........................   1,464        74            (1)         1,537       788         (51)           2,274
Selling and administrative                                           5(1e)                               36(2k)
  expense.............................     635        44             8(1d)        692       418          71(2f)        1,217
Research and development expense......     207         4                          211        62                          273
Interest expense......................      34         1            31(1g)         66        26         225(2i)          317
Share of affiliate net earnings
  (losses)............................       2        (1)                           1                                      1
Other income, net.....................     110         4                          114        14                          128
                                        ------     -----          ----         ------    ------       -----           ------
Earnings before income taxes and
  extraordinary item..................     700        28           (45)           683       296        (383)             596
Income taxes..........................     247         8           (14)(1h)       241       107        (122)(2l)         226
                                        ------     -----          ----         ------    ------       -----           ------
Earnings before extraordinary item....  $  453     $  20          $(31)        $  442    $  189       $(261)          $  370
                                        ======     =====          ====         ======    ======       =====           ======
Earnings per common share before
  extraordinary item:
  Basic...............................  $ 2.55     $1.58                                 $ 1.51                       $ 1.65(2b)(2m)
  Diluted.............................  $ 2.52     $1.55                                 $ 1.49                       $ 1.65(2b)(2m)
Weighted average common shares
  outstanding:
  Basic...............................   175.6      12.6                                  125.7                        220.1(2b)(2m)
  Diluted.............................   179.7      12.9                                  127.1                        224.2(2b)(2m)

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                                                                          COMBINED AT
                                                                                  MORTON                    CURRENT
                                                            ROHM                PRO FORMA                  EXCHANGE
                                                          AND HAAS   MORTON    ADJUSTMENTS     NOTE(2)     RATIO(2B)
                                                          --------   ------    -----------     -------    -----------
                                                                      (IN MILLION, EXCEPT PER SHARE DATA)
Net sales...............................................   $ 940     $ 747                                  $1,687
Cost of goods sold......................................     558       508         $ 13          (d)(e)     $1,079
                                                           -----     -----         ----                     ------
Gross profit............................................     382       239          (13)                       608
                                                                                     10             (k)
Selling and administrative expense......................     163       113           17             (f)        303
Research and development expense........................      47        16                                      63
Interest expense........................................      11         8           56             (i)         75
Share of affiliate net earnings (losses)................      (7)                                               (7)
Other income, net.......................................      22         5                                      27
                                                           -----     -----         ----                     ------
Earnings before income taxes and extraordinary item.....     176       107          (96)                       187
Income taxes............................................      66        38          (30)            (l)         74
                                                           -----     -----         ----                     ------
Earnings before extraordinary item......................   $ 110     $  69         $(66)                    $  113
                                                           =====     =====         ====                     ======
Earnings per common share before extraordinary item
  Basic.................................................   $0.65     $0.57                                  $ 0.53(2b)(2m)
  Diluted...............................................   $0.64     $0.56                                  $ 0.52(2b)(2m)
Weighted average common shares outstanding
  Basic.................................................   167.7     120.9                                   212.2(2b)(2m)
  Diluted...............................................   171.4     122.8                                   215.9(2b)(2m)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

ACQUISITION OF LEARONAL

(1) We describe below the preliminary adjustments to record the assets and liabilities of LeaRonal at fair value and allocate the excess purchase consideration over fair value of net assets acquired. We have allocated the total consideration to the assets and liabilities of LeaRonal based on management's best estimates of fair value.

                                                                  (IN MILLIONS,
                                                                  EXCEPT PRICE
                                                                   PER SHARE)
                                                                  -------------
    LeaRonal shares purchased...................................       12.5
    Price per share.............................................      $  34
                                                                      -----
    Purchase consideration for LeaRonal common stock............      $ 426
    Purchase consideration for LeaRonal stock options...........         25
                                                                      -----
    Total purchase consideration................................        451(a)
    Costs and fees of transaction...............................          4
                                                                      -----
                                                                        455
    Less:
    Net book value of LeaRonal's net assets.....................        125
    Estimated excess fair value of LeaRonal's inventory.........          9(b)
    Estimated excess fair value of LeaRonal's land, building and
      equipment.................................................         12(c)
    Estimated fair value attributable to other intangible
      assets....................................................        192(d)
    Deferred tax liabilities related to purchase price
      adjustments...............................................        (86)(f)
                                                                      -----
    Goodwill....................................................      $ 203(e)
                                                                      =====

     (a) The unaudited pro forma combined financial information does not give effect to any restructuring costs, nor any potential cost savings, revenue enhancements or other synergies that could result from the acquisition of LeaRonal. We are currently developing plans to integrate the operations of the combining companies, which may involve various costs including severance and asset write-offs. We may account for some of these costs as accrued liabilities and which may result in adjustments to the allocation of the purchase price consideration. To the extent that these costs are not accounted for as accrued liabilities in purchase accounting, a charge may result, which may be material. We cannot quantify the amount of the charge at this time, but it is expected to be recognized in the period in which the restructuring occurs. Management's plans are not yet sufficiently advanced to determine the amount of these costs which would be accounted for as accrued liabilities and adjust purchase accounting. To the extent that these costs are accounted for as accrued liabilities and included in the allocation of the purchase price consideration, goodwill would increase and the pro forma net income included in the unaudited pro forma combined statement of income would decrease as a result of increased amortization expense. For each additional $10 million of accrued liabilities included in the purchase price consideration, pro forma net income would be reduced by $.25 million.

     (b) Management believes a portion of the excess fair value over book value of LeaRonal's net assets is related to inventory. We have not reflected any adjustment to cost of sales in the unaudited pro forma combined statement of income for the year ended December 31, 1998 with respect to the fair value adjustment to LeaRonal's inventory as any adjustment is considered to be a non-recurring charge directly related to this transaction.

     (c) Management believes a portion of the excess of fair value over book value of LeaRonal's reported net assets is related to land, buildings and equipment. LeaRonal's current accounting policy depreciates buildings and equipment over their estimated useful lives which range from 25 years for buildings and 5 years to 10 years for equipment. For purposes of the pro forma presentation, management has estimated a depreciable life of 30 years and 10 years for the excess value related to buildings and equipment, respectively. We have included additional depreciation expense of $1.0 million in the unaudited pro forma combined statement of income for the year ended December 31, 1998 related to the estimated excess fair value over book value of LeaRonal's buildings and equipment.

     (d) Fair value attributable to other intangible assets relates to management's determination of the value of LeaRonal's customer portfolio, workforce, patented technology and trademarks is as follows:

                                                    (IN MILLIONS)
Customer portfolio................................      $127
Workforce.........................................        10
Patented technology...............................        53
Trademarks........................................         2
                                                        ----
                                                        $192
                                                        ====

          We determined the fair value of LeaRonal's patented technology based on a risk-adjusted discounted net future cash flow analysis of its current product portfolio. Management determined the weighted average useful life of the patented technology based on the future period over which the substantial majority of the estimated future cash flow value is expected to be realized, which is 13 years in the aggregate. LeaRonal's customer portfolio and workforce are being amortized over 40 years and 11 years, respectively, based on LeaRonal's historical customer and staff turnover rates. LeaRonal's customer and staff turnover rates were approximately 1.8% over the past 4 years on a worldwide basis and 10% in 1998, respectively. We have included amortization of $8 million in the unaudited pro forma combined statement of income for the year ended December 31, 1998.

          The cost of acquired intangible assets, such as customer portfolio, workforce, patented technology and trademarks will be reduced proportionally when a portion of the asset is disposed of or an individual customer or employee is lost. The reasonableness of the remaining amortization period of the acquired intangible asset will also be reevaluated upon the disposition of a portion of the intangible asset or loss of a customer or an employee.

     (e) Goodwill is amortized over 40 years and amortization of $5 million is included in the unaudited pro forma combined statement of income for the year ended December 31, 1998.

     (f) We have provided deferred income taxes of $86 million for temporary differences caused by the allocation of the pro forma purchase consideration. On January 26, 1999, Rohm and Haas assumed LeaRonal's tax basis in LeaRonal's assets and liabilities. Additionally, we have reflected changes to Rohm and Haas's and LeaRonal's historical deferred tax liabilities due to changes in facts and circumstances as a result of the acquisition.

     (g) We increased long-term debt by $455 million to reflect the total purchase consideration paid for LeaRonal. We have also recorded interest expense of $31 million in the unaudited pro forma combined statement of income for the year ended December 31, 1998 as a result of the acquisition. Rohm and Haas initially funded the acquisition of LeaRonal through the issuance of commercial paper. We calculated interest on the long-term debt at an assumed interest rate of 6.75%, which reflects the blended interest rate that Rohm and Haas expects to pay on the commercial paper and long-term debt used to finance the LeaRonal and Morton acquisitions. This rate does not differ materially from the historic weighted average interest rates during the period presented. An increase of 0.125% in the interest rate assumption would increase annual expense by approximately $.6 million.

     (h) Income tax expenses reflect the tax effects of pro forma adjustments at the statutory rate of 35%, excluding the amortization of non-tax deductible goodwill.

ACQUISITION OF MORTON

(2) We describe below the preliminary adjustments to record the assets and liabilities of Morton at fair value and allocate the excess purchase consideration over fair value of net assets acquired. We have allocated the total consideration to the assets and liabilities of Morton based on management's best estimates of fair value.

                                                                  (IN MILLIONS,
                                                                  EXCEPT STOCK
                                                                   PRICES AND
                                                                    PER SHARE
                                                                      DATA)
                                                                  -------------
    Total cash consideration to be paid for outstanding Morton
      shares....................................................    $  3,004
                                                                    --------
    Number of Morton shares.....................................       121.8(b)
    Number of Rohm and Haas shares to be exchanged for each
      Morton share, assuming current exchange ratio of
      1.088710..................................................     .365228(b)
                                                                    --------
    Total number of Rohm and Haas shares assumed to be issued...        44.5
    Assumed average closing price of Rohm and Haas common
      stock.....................................................    $  37.73(b)
                                                                    --------
    Value of stock issued.......................................    $  1,678
                                                                    --------
    Estimated consideration to be paid for stock options........         103(n)
                                                                    --------
    Estimated purchase consideration for Morton shares and
      options...................................................       4,785(a)
                                                                    --------
    Cost and fees of transaction, including change-in-control
      payments..................................................         172
                                                                    --------
                                                                       4,957
                                                                    --------
    LESS:
    Net book value of Morton's net assets as of March 31,
      1999......................................................       1,503
    Estimated excess fair value of Morton's inventory...........          40(c)
    Estimated excess fair value of Morton's land, building and
      equipment.................................................         707(d)
    Estimated excess fair value of Morton's salt reserves.......          11(e)
    Estimated fair value attributable to other intangible
      assets....................................................       2,231(f)
    Estimated fair value of in-process research and development
      projects..................................................         105(g)
    Estimated net fair value of Morton's pension and other
      post-retirement benefit assets and obligations............         (23)(h)
    Estimated debt issue costs..................................          20(i)
    Estimated fair value of Morton's debt, net of write-off of
      issue costs...............................................         (45)(i)
    Deferred tax liabilities related to purchase price
      adjustments...............................................      (1,046)(j)
                                                                    --------
    Goodwill....................................................    $  1,454(k)
                                                                    ========

     (a) The unaudited pro forma combined financial information does not give effect to any restructuring costs, nor any potential costs savings, revenue enhancements, or other synergies that could result from the acquisition of Morton. We are currently developing plans to integrate the operations of the combining companies, which may involve some costs including severance and asset write-offs. We may account for some of these costs as accrued liabilities and include these costs in the allocation of the purchase price consideration at the date of the combination. To the extent that these costs are not accounted for as accrued liabilities at the date of the combination, a charge may result, which may be material. We cannot quantify the amount of the charge at this time, but it is expected to be recognized in the period in which the restructuring occurs. Management's plans are not yet sufficiently advanced to determine the amount of these costs which would be accounted for as accrued liabilities on the effective date of the combination. To the extent that these costs are accounted for as accrued liabilities and included in the allocation of the purchase price consideration, the amount allocated to goodwill in the unaudited pro forma combined balance sheet would increase, and pro forma net income in the unaudited pro forma combined statement of income would decrease as a result of increased amortization expense. For each additional $10 million of accrued liabilities included in the purchase price consideration, pro forma net income would be reduced by $.25 million using the minimum exchange ratio.

     (b) The number of shares of Rohm and Haas common stock to be issued in exchange for each share of Morton common stock pursuant to the merger will be determined based on the number of outstanding Morton shares at the time of the merger and by dividing $37.125 by the average closing price of a share of Rohm and Haas common stock (considered over the twenty trading-day period ending two trading days before the effective time of the merger). If the average closing price is more than $34.10 or less than $27.90, the exchange ratio becomes fixed at 1.088710 or
          1.330645 shares, respectively, and the number of Rohm and Haas shares to be issued for each Morton share becomes fixed at .365228 and .446390, respectively, based on the number of Morton shares outstanding on May 18, 1999. As a result, if the average closing price is greater than $34.10 or less than $27.90, Morton shareholders will receive a number of shares of Rohm and Haas common stock, together with the cash exchanged for each share, representing a value per share of Morton common stock that is more than or less than $37.125. The unaudited pro forma combined balance sheet as of March 31, 1999 and the unaudited pro forma combined statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999 have been prepared using the current exchange ratio of 1.088710 and .365228 shares of Rohm and Haas common stock for each share of Morton common stock, which is the minimum exchange ratio, and assumes 121,765,173 outstanding shares of Morton. This exchange ratio was used since Rohm and Haas's average common stock price for the twenty day trading period ended May 18, 1999 is in excess of $34.10 per share. For determining the aggregate purchase consideration of Morton, the price of the Rohm and Haas common stock issued in the transaction will be the average closing price of the common stock three days before and after the last day that there is a change in the exchange ratio. The date that the Rohm and Haas common stock twenty trading day average closing price first exceeded $34.10 per share and the exchange ratio first equalled the minimum exchange ratio was April 16, 1999. The average closing price of Rohm and Haas common stock three days before and after April 16, 1999 was $37.73. The actual value assigned to the Rohm and Haas common stock issued for determining purchase consideration will change only if the exchange ratio changes from the minimum exchange ratio.

     (c) Management expects that a portion of the excess of fair value over book value of Morton's net assets is related to inventory. We have not reflected any adjustment to cost of sales in the unaudited pro forma combined statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999 with respect to the fair value adjustments to Morton's inventory as any adjustment is considered to be a non-recurring charge directly related to the transaction.

     (d) Management determined a portion of the excess of fair value over book value of Morton's reported net assets is related to land, buildings and equipment. Morton's current accounting policy depreciates buildings and equipment over their estimated useful lives which range from 10 years to 45 years for buildings and 5 years to 15 years for equipment. For purposes of the pro forma presentation, management has estimated a depreciable life of 20 years and 10 years for the excess value related to buildings and equipment, respectively. We have included additional depreciation expense of $51 million for the year ended December 31, 1998 and $13 million for the three months ended March 31, 1999 in the unaudited pro forma combined statements of income related to the excess fair value over book value of Morton's buildings and equipment.

     (e) Management believes a portion of the excess of fair value over book value of Morton's reported net assets is related to Morton's access to or ownership of various salt reserves, for which Morton is not obligated to pay future royalties. The fair value of access to or ownership of these reserves is determined by discounting the future cash flows or, mineral royalties, saved as a result Morton's access to or ownership of these reserves. Other assets have been increased by $11 million to reflect this fair value. "Depletion" of the salt reserves is reflected in the pro forma combined statement of income on a unit of production basis. Management estimates that Morton's salt reserves will be depleted over a 50 year period. This estimate is dependent upon various valuations and studies which have not been completed. Completion of these valuations and studies may result in a change in the estimated excess of fair value or the average units of production.

     (f) We have increased other assets by $2,231 million to reflect the fair value attributable to intangible assets based on management's determination of the value of Morton's customer portfolio, workforce, patented technology and trademarks.

           We determined the fair value of Morton's patented technology based on a risk-adjusted discounted net future cash flow analysis for its current product portfolio. Management estimates the weighted average useful life of the patented technology based on the future period over which the substantial majority of the estimated future cash flow value is expected to be realized which is 18 years in the aggregate. We have included amortization of $18 million for the year ended December 31, 1998 and $4 million for the three months ended March 31, 1999 in the unaudited pro forma combined statements of income.

           We are amortizing Morton's customer portfolio and workforce over 40 years and 16.5 years, respectively, based on Morton's historical customer and staff turnover rates. We have included amortization of $35 million for the year ended December 31, 1998 and $9 million for the three months ended March 31, 1999 in the unaudited pro forma combined statements of income.

           Morton has well-established tradenames and trademarks for its consumer products, such as table salt, water softening and specialty chemical businesses in the United States, Canada and Europe. We determined the fair value of Morton's tradenames and trademarks based on a risk adjusted discounted net future cash flow analysis of royalties which could be derived from licensing the tradenames and trademarks. Management estimates the weighted average life of the tradenames and trademarks to be 40 years. We have included tradename and trademark amortization of $18 million for the year ended December 31, 1998 and $4 million for the three months ended March 31, 1999 in the unaudited pro forma combined statements of income.

           The cost of acquired intangible assets, such as customer portfolio, workforce, patented technology and trademarks will be reduced proportionally when a portion of the asset is disposed of or an individual customer or employee is lost. The reasonableness of the remaining amortization period of the acquired intangible asset will also be reevaluated upon the disposition of a portion of the intangible asset or loss of a customer or an employee.

     (g) Morton incurs research and development expenses in order to develop new or expand upon existing specialty chemical processes. Eight in-process research and development projects at Morton were identified based upon discussions with Morton personnel, analyses of the acquisition agreements, and analyses of data provided by Morton. The two most significant research and development projects are Passive Materials and Lamineer coating which together represent more than 90% of the overall in-process research and development value. The remaining six in-process projects are temperature resistant coatings, AdvaFlex, AdvaRigid, Foam, TGA process and SpecTrace systems.

           The Passive Materials project is being developed by Morton's Electronic Materials product group, which principally manufactures dry film photoresists sold to printed circuit board manufacturers who use these products to create circuit patterns on copper-clad laminate by means of a photo-imaging process. Passive Materials will be, if successfully developed, a new form of film materials. These materials will allow customers to fabricate resistors and capacitors in layers inside an integrated circuitry board as opposed to the current method which solders the resistors and capacitors on the top or outside of the circuit board. This fabrication will reduce cost, increase functionality and improve the manufacturing process for circuit board manufacturers.

           Lamineer coating is a new and innovative product for Morton's Powder Coatings business within the Coatings product group. Lamineer coating will be, if successfully developed, a family of powder coatings that will be used for a variety of wood applications. Lamineer coating will provide manufacturers an alternative method for applying coatings to wood at increased operating and manufacturing efficiencies.

           The remaining six in-process research and development projects are as follows:

           - Temperature resistant coatings are powder coating substitutes for wet paints that are resistant to high temperatures;

           - AdvaFlex is a new heat stabilizer technology for flexible vinyl processing, which is a new approach to stabilize nearly any plasticized vinyl application;

           - AdvaRigid is also a new heat stabilizer technology, but is used for rigid vinyl processing as opposed to flexible vinyl processing;

           - "Foam" is a new heat stabilizing technology for foamed Polyvinyl Chloride (PVC) technology which offers superior thermal stability properties with no compromising of the foam density;

           - Thioglycol acid (TGA) process is an innovative manufacturing process for TGA that enables increased operating efficiency and productivity in the manufacturing of downstream products from TGA; and

           - SpecTrace system is an all liquid, digital dye marking system that can identify amounts of unwanted petroleum products by modeling the background colors of known fuels.

           The fair value of the in-process completed portion of the research and development projects, which is shown as a charge against stockholders' equity in the unaudited pro forma combined balance sheet, is summarized in the following table:

IN-PROCESS RESEARCH                                   FAIR VALUE
AND DEVELOPMENT PROJECT                              (IN MILLIONS)
-----------------------                              -------------
Passive Materials..................................     $ 50.3
Lamineer Coating...................................       47.4
All Others.........................................        7.2
                                                        ------
Total..............................................     $104.9
                                                        ======

           The valuation analysis of the in-process research and development projects was performed as of March 12, 1999 and is based on information available as of that date. The projects identified in this analysis were analyzed based primarily on an evaluation of their status in the product development process, the expected release dates, and the percentage completed.

           Passive Materials have been in development since July 1996, or approximately 32 months in total. This project has not yet reached technological feasibility and it will not achieve technological feasibility until all of the component technologies are each successfully developed. Should one or more component technologies prove not to be successful, none of the remaining components will have an alternative future use. Although many of the Passive Materials component technologies are substantially complete, there are still a number of risks inherent in the successful development of the end product. Therefore, Passive Materials has yet to reach technological feasibility and has no alternative future use. As mentioned previously, Passive Materials will allow customers to fabricate resistors and capacitors in layers inside a printed circuitry board. This would be a marked step forward over current, higher-cost, limited, poorly accepted technologies used to fabricate resistors and capacitors in layers inside printed circuit boards and current technologies to manufacture circuit boards by soldering the resistors and capacitors into the top of the circuit board. This effort is in response to a continually increasing demand for smaller, higher functioning circuit boards by the manufacturers. The current soldering application of resistors and capacitors is rapidly approaching the point at which circuit boards cannot be made any smaller and therefore, will not meet the market design criteria. As a result, Morton Electronic Materials is developing this completely new and innovative coating technology that will allow manufacturers to make smaller, higher functioning circuit boards.

           Lamineer coating has been in development since early 1996 or approximately 38 months in total. During this time, a material portion of the Lamineer technology, the base resins, was completely developed. This portion of technology has been identified as having an alternative future use and, therefore, was not classified as in-process research and development. The curing technologies have been identified as in-process research and development. Related products are in the testing and trial stage of development. Morton Powder Coating management estimates that on average Lamineer products will reach technological feasibility and meaningful commercial sales in the first quarter of 2000. The uncertainty of the successful development of this product resides in Morton's ability to complete the curing technologies. Lamineer coating is a new material that will be, if successfully developed, a new and innovative method for applying powder coatings to wood. The nature of current powder coatings curing technologies require that the application occur under extremely high temperatures. As a result, these current applications cannot be applied to wood products due to wood's sensitivity to high temperatures. The curing technologies inherent in Lamineer coating will allow powder coatings to be applied under lower temperatures, which are within wood's tolerance limits. Powder coatings for wood applications will result in some operating and manufacturing efficiencies for manufacturers of various wood products.

           The nature of the efforts necessary to complete the Passive Materials project relate to completing the design and building of machinery and processes required to manufacture the passive material and developing full scale production capabilities which can meet desired customer specifications. Management estimates that this technology will be developed and technological feasibility will be reached in January 2000. Morton Electronic Materials management estimates that approximately $4.5 million of additional research and development will be required to complete the Passive Materials development. The efforts required to complete the Lamineer coating project are developing the necessary curing technologies and meeting customer specifications. Management estimates that Lamineer product efforts will be generally completed and will reach technological feasibility during the first quarter of 2000. Morton Powder Coatings management estimates that it will take approximately $1.0 million to complete the development of Lamineer curing technologies.

           Generally, the nature of the efforts required to develop the acquired in-process technology into technologically feasible and commercially viable products principally relate to the completion of all planning, designing and testing activities that are necessary to establish a product or service that can be produced to meet its design requirements, including functions, features and technical performance requirements. Morton currently expects that the acquired in-process technology will be successfully developed, but there can be no assurance that the technological feasibility or commercial viability of these products will be achieved.

           Specifically, the major risk associated with completing Passive Materials is completing the design and building of machinery and processes to manufacture the passive material, and developing full scale production capabilities which can meet desired customer specifications, The major risks associated with completing the Lamineer coating development are: developing the necessary curing technologies and meeting customer specifications. Until these in-process projects meet all customer and production requirements through extensive trials and testing, there are substantial risks associated with the successful development of both these products.

           Since both Passive Materials and Lamineer coating are completely new and innovative products and technologies, competitors for these markets do not exist. As a result these products are not competing for initial market penetration and, therefore, expected financial performance would not be materially changed if anticipated completion dates are not met.

           Purchased research and development was identified and valued through extensive interviews with Morton management and the analysis of data provided by Morton, concerning the developmental products, their respective stage of development the time and resources needed to complete them, their expected income generating ability, target markets and associated risks. The income approach, which includes an analysis of the markets, cash flows, and risks associated with achieving these cash flows, was the technique utilized in valuing each purchased research and development project. A portion of the purchase price was allocated to the developmental projects based on the appraised fair values of these projects.

           Significant appraisal assumptions, include the following:

           (a) period in which material net cash inflows from significant projects are expected to commence

           (b) material anticipated changes from historical pricing, margins and expense levels

           (c) the risk adjusted discount rate applied to the project's cash flows.

           Material net cash inflows that are attributable to the completed in-process research and development are expected to begin in 2001 and expected to last through 2015 for both Passive Materials and Lamineer coating. The forecast for both in-process projects relied on sales estimates that were based on targeted market share, pricing estimates and expected product life cycles. Both Passive Materials and Lamineer coating are expected to generate higher profit margins, two to three times the margins of historical products in their respective product groups. This is due to the new and innovative characteristics mentioned previously which allow pricing commensurate with the performance of these products. The discount rate utilized for the acquired in-process technologies was estimated at 20% for Passive Materials and 25% for Lamineer based upon 12% Morton's weighted average cost of capital, The discount rate utilized for the in-process technology was determined to be higher than Morton's weighted average cost of capital due to the fact that the technology had not yet reached technological feasibility as of the date of valuation. In utilizing a discount rate greater than Morton's weighted average cost of capital, management has reflected the risk premium associated with achieving the forecast cash flows associated with these projects, and the fact that the in-process technology had not yet reached technological feasibility as of the date of valuation.

     (h) Morton's pension asset and other post-retirement benefits liabilities are decreased, by $30 million and $7 million, respectively, in the unaudited pro forma combined balance sheet to estimate their fair value at March 31, 1999.

     (i) We increased long-term debt by $3,279 million to reflect the consideration paid in the merger, and the costs associated with the merger. We have also recorded interest expense of $222 million for the year ended December 31, 1998 and $55 million for the three months ended March 31, 1999 in the unaudited pro forma combined statements of income as a result of the Morton acquisition. Rohm and Haas will initially fund the acquisition of Morton through the issuance of commercial paper. Based upon Rohm and Haas's ability and intent to maintain the debt outstanding for at least one year, the commercial paper borrowing used to finance the acquisition of Morton is classified as long-term in the unaudited pro forma combined balance sheet. Interest on the long-term debt is calculated at an assumed interest rate of 6.75%, which reflects the blended interest rate that Rohm and Haas expects to pay on the commercial paper and long-term debt used to finance the Morton and LeaRonal acquisitions. This rate does not differ materially from the historic weighted average interest rates during the periods presented. An increase of 0.125% in the interest rate assumption would increase annual interest expense by approximately $4 million. Additionally, debt issuance costs of $20 million are reflected as an adjustment to other assets and are amortized as interest expense over the repayment period of the related debt. We included amortization of debt issuance costs of $5 million for the year ended December 31, 1998 and $1 million for the three months ended March 31, 1999 in the unaudited pro forma combined statement of income.

           Morton's 9.335% credit sensitive debentures are adjusted to estimated fair value based on Rohm and Haas's assumed interest rates. The estimated fair value adjustment of $42 million will be amortized as a benefit to interest expense over the repayment period of the related debt. We have reduced interest expense by $2 million for the year ended December 31, 1998 and $.5 million for the three months ended March 31, 1999 in the unaudited pro forma combined statements of income and an adjustment to other assets of $3 million is recorded in the unaudited pro forma combined balance sheet to write-off Morton's pre-acquisition debt issue costs.

     (j) We provided deferred income taxes of $1,046 million for temporary differences caused by the allocation of the pro forma purchase price. It is anticipated that Rohm and Haas will assume Morton's tax basis in Morton's assets and liabilities. Additionally, we have reflected changes related to Rohm and Haas's and Morton's historical deferred tax liabilities due to change in facts and circumstances as a result of the acquisition.

     (k) Goodwill is amortized over 40 years. Based on the current exchange ratio of 1.088710, which represents the minimum exchange ratio, and the number of outstanding Morton shares as of May 18, 1999, amortization of $36 million for the year ended December 31, 1998 and $9 million for the three months ended March 31, 1999 is included in the unaudited pro forma consolidated statements of income.

     (l) Income tax expenses reflects the tax effects of pro forma adjustments at the federal statutory rate of 35%, excluding amortization of non-tax deductible goodwill.

     (m) Earnings per share are based upon Rohm and Haas's historic weighted average common stock outstanding adjusted for the common stock issued in the merger under the current exchange ratio of 1.088710, which is the minimum exchange ratio.

     (n) The treatment of Morton stock options outstanding at the merger date is outlined in "Effects of the merger under Morton stock plans" on pages 55-56. The unaudited pro forma combined financial information has been prepared assuming that Morton's approximately 6.6 million options outstanding at May 18, 1999 are purchased for the excess of $37.125 per share over the per share exercise price for a total purchase price of $103 million. If alternatively at the merger date, all outstanding Morton options were rolled-over into Rohm and Haas options, the purchase price would decrease by approximately $103 million, goodwill would decrease by approximately $67 million and deferred income taxes would increase by approximately $36 million. Unaudited pro forma net income would increase by approximately $1.7 million for the year ended December 31, 1998 and approximately $.4 million for the three months ended March 31, 1999. Further, if all of the approximately 3.7 million outstanding Morton limited stock appreciation rights were exercised at the merger date, the purchase price, and goodwill, would increase by $8.8 million and unaudited pro forma net income would decrease by $.2 million for the year ended December 31, 1998 and $.05 million for the three months ended March 31, 1999 based on the closing price of Morton common stock on May 18, 1999.

                   DESCRIPTION OF ROHM AND HAAS CAPITAL STOCK

     The following summary is a description of the material terms of Rohm and Haas capital stock, does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, the Rohm and Haas restated certificate of incorporation and the Rohm and Haas by-laws. The Rohm and Haas certificate of incorporation and by-laws are incorporated by reference as exhibits to the registration statement of which this document is a part.

     Rohm and Haas's authorized capital stock consists of 225,000,000 shares, consisting of 200,000,000 shares of Rohm and Haas common stock and 25,000,000 shares of preferred stock, par value $1.00 per share. As of April 26, 1999, there were 168,162,452 shares of Rohm and Haas common stock and 1,288,578 shares of preferred stock issued and outstanding. As of the Rohm and Haas record date there were reserved for issuance 3,019,911 shares of Rohm and Haas common stock upon conversion of cumulative convertible preferred stock and 4,080,460 shares upon exercise of outstanding stock options. If, Rohm and Haas stockholders approve the increase in authorized shares described in this document, the number of authorized shares of Rohm and Haas common stock will be increased to 400,000,000. See "The Rohm and Haas Meeting -- Matters to be considered at the meeting."

COMMON STOCK

     The holders of common stock are entitled to one vote for each share of common stock held in the election of directors and other matters. Subject to the rights of holders of preferred stock, holders of Rohm and Haas common stock may receive dividends as and when declared by the Rohm and Haas board of directors out of funds legally available for this purpose. Arrangements with several of Rohm and Haas creditors contain restrictions that may limit its ability to pay dividends. Subject to the rights of creditors and holders of preferred stock, holders of Rohm and Haas common stock are entitled to share ratably in a distribution of assets upon liquidation, dissolution or winding up of Rohm and Haas. Holders of Rohm and Haas common stock have no cumulative voting rights or preemptive rights to subscribe for additional shares of capital stock, and there are no conversion rights or redemption rights or sinking fund provisions with respect to the common stock.

     The proposed increase in the number of authorized shares of Rohm and Haas common stock is not intended to impede a change of control of Rohm and Haas. It should be noted, however, that Rohm and Haas could issue the additional shares in connection with defending Rohm and Haas against a hostile takeover bid. The issuance of additional shares of Rohm and Haas common stock could have the effect of diluting earnings and the book value of outstanding shares of Rohm and Haas common stock, could be used to dilute the stock ownership of a person or entity seeking to obtain control of Rohm and Haas, or could be used in a private placement with purchasers who might side with the Rohm and Haas board of directors if it chose to oppose a specific change of control.

     The transfer agent and registrar for the Rohm and Haas common stock is EquiServe.

PREFERRED STOCK

     The Rohm and Haas certificate of incorporation confers upon the Rohm and Haas board of directors the authority to divide the shares of preferred stock into one or more series, to issue from time to time in whole or in part shares of preferred stock, and to fix and determine, except as otherwise expressly limited by the Delaware General Corporation

Law, the voting powers, full or limited, or no voting powers, and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as may be desired, to the fullest extent permitted by the Delaware General Corporation Law. The power of the Rohm and Haas board of directors to issue preferred shares and to fix the rights and preferences is not subject to stockholder approval. The existence of authorized but unissued preferred stock may enable the Rohm and Haas board of directors to render more difficult or to discourage an attempt to obtain control of Rohm and Haas by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in Rohm and Haas's best interests, the Rohm and Haas board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group.

     Pursuant to that authority, on June 12, 1992, the Rohm and Haas board of directors issued the cumulative convertible preferred stock and initially designated 2,646,061 shares of the series. Subject to some exceptions, holders of the cumulative convertible preferred stock are entitled to one vote for each share, and are entitled to vote together with holders of Rohm and Haas common stock as a single class, on all matters submitted to a vote of Rohm and Haas stockholders. The holders of cumulative convertible preferred stock are entitled to cumulative, preferential dividends at an annual rate of $2.75 per share, payable quarterly. In the event of liquidation, dissolution or winding up of the business of Rohm and Haas, the holders of the cumulative convertible preferred stock are entitled to receive a liquidation preference for each share of cumulative convertible preferred stock unless prior to one of these events these holders have received the liquidation value of (a) $50 per share of cumulative convertible preferred stock and (b) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up. In the event the assets of Rohm and Haas, or proceeds from their sale, are insufficient to pay the liquidation amount in full, then assets or proceeds are to be distributed ratably to holders of the convertible preferred stock. The cumulative convertible preferred stock is not redeemable by Rohm and Haas before June 15, 1999. On or after the initial redemption date, Rohm and Haas may redeem the cumulative convertible preferred stock in whole or in part. Subject to some adjustments, each outstanding share of cumulative convertible preferred stock is convertible, at any time at the option of the holder, into 2.3436 fully paid and nonassessable shares of Rohm and Haas common stock, subject to some antidilution adjustments. Holders of Rohm and Haas cumulative convertible preferred stock have no cumulative voting rights or preemptive rights to subscribe for additional shares of capital stock, and there are no sinking fund provisions with respect to this stock.

  MATERIAL DIFFERENCES BETWEEN RIGHTS OF SHAREHOLDERS OF MORTON AND RIGHTS OF
                         STOCKHOLDERS OF ROHM AND HAAS

     Upon completion of the merger, holders of Morton common stock will become entitled to receive Rohm and Haas common stock. Rohm and Haas is incorporated under the laws of Delaware and Morton is incorporated under the laws of Indiana. The Delaware General Corporation Law is the statute which governs Delaware corporations, and the Indiana Business Corporation Law is the statute which governs Indiana corporations.

     The following is a summary of all material differences between the rights of holders of Morton common stock and the rights of holders of Rohm and Haas common stock. These differences arise from differences between the corporate laws of the State of Indiana and the State of Delaware, as well as from differences between the Morton articles or incorporation and the Morton by-laws, on the one hand, and the Rohm and Haas certificate of incorporation and the Rohm and Haas by-laws, on the other hand. See "Description of Rohm and Haas Capital Stock." This discussion is not, and does not purport to be, complete, or to identify all differences that may, under given situations, be material to shareholders. The following summaries are qualified in their entirety by reference to the Rohm and Haas certificate of incorporation and Rohm and Haas by-laws, which are filed as exhibits to the registration statement that includes this document, and the Morton articles of incorporation and the Morton by-laws, which are filed as exhibits to Morton's Annual Report on Form 10-K for the year ended June 30, 1998.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Under the Delaware General Corporation Law, directors are elected at each annual stockholder meeting, unless their terms are staggered. The stockholders or directors may fill vacancies on the board of directors, unless the certificate of incorporation or a by-law provides otherwise. The certificate of incorporation may authorize the election of directors by one or more classes or series of shares and the certificate of incorporation, an initial bylaw or a by-law adopted by a vote of the stockholders may provide for staggered terms for the directors. The certificate of incorporation or the bylaws also may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. Neither the Rohm and Haas certificate of incorporation nor the Rohm and Haas by-laws provide for a classified board of directors. The Rohm and Haas by-laws provide for no less than three and no greater than twenty directors on the Rohm and Haas board of directors as may be fixed from time to time by resolution of the Rohm and Haas board of directors. Pursuant to the merger agreement, Rohm and Haas will have eighteen directors at the effective time of the merger. See "The
Merger -- Interests of certain persons in the merger -- Board of directors." The Rohm and Haas by-laws do not contain specific notice provisions regarding nominations to the Rohm and Haas board of directors but the business permitted to be conducted at a stockholders meeting is subject to the notification procedures described below under "-- Meetings of stockholders."

     The provisions of the Indiana Business Corporation Law regarding the size, classification and election of directors are generally similar to those of the Delaware General Corporation Law. The Morton articles of incorporation provide that, subject to the rights of the holders of any preferred stock of Morton, the number of directors is fixed by the Morton board of directors. Currently, the number of directors serving on the Morton board of directors is ten. The Morton articles of incorporation provide for the division of the Morton board of directors into three even classes serving staggered terms, with elections staggered so that one class is elected each year. Subject to some restrictions, either the Morton board of directors or shareholders may make nominations to the Morton board of directors if, in the case of nominations by shareholders, Morton receives notice not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting.

REMOVAL OF DIRECTORS; VACANCIES

     The Delaware General Corporation Law provides generally that the holders of a majority of the shares then entitled to vote in an election of directors may remove any director or the entire board of directors with or without cause. A vacancy on the Rohm and Haas board of directors may be filled by the affirmative vote of a majority of the remaining directors or by the stockholders at any meeting held prior to the filling of the vacancy by the Rohm and Haas board of directors.

     Under the Indiana Business Corporation Law, directors may be removed in any manner provided in the articles of incorporation. In addition, the shareholders or directors of a corporation may remove directors with or without cause unless the corporation's articles of incorporation specify otherwise. The Morton articles of incorporation permit the removal of directors only for cause and only by the affirmative vote of the holders of 80% of the voting stock.

MEETINGS OF STOCKHOLDERS

     The Rohm and Haas by-laws provide that the board of directors, the Chairman of the board of directors or the President may call a special meeting of the stockholders at any time. The Secretary may also call a special meeting of stockholders at the written request of the holders of a majority of the outstanding shares of stock of Rohm and Haas entitled to vote on the matters to be considered at the meeting. The business to be conducted at any meeting of stockholders of Rohm and Haas is limited to matters brought before the meeting at the direction of the Rohm and Haas board of directors or upon motion of a stockholder by notice to the Secretary, in the case of an annual meeting, by the date specified in the prior year's proxy statement, and in the case of a special meeting, not less than 60 nor more than 90 days before the meeting date. Rohm and Haas must give written notice of meetings of stockholders by mail not less than 10 days nor more than 60 days before the meeting.

     The Morton articles of incorporation and the Morton by-laws provide that, subject to the rights of holders of any series of Morton preferred stock, only the Chairman of the board of directors or a majority of the total number of directors which the Morton board of directors would have if there were no vacancies may call a special meeting of shareholders. Shareholders are not permitted to call a special meeting or to require that the Morton board of directors call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder, proper notice must be given and delivered to the Secretary of Morton not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. Morton must give written notice of meetings of shareholders by mail not less than 10 days nor more than 60 days before the meeting. The Morton by-laws establish an advance notice procedure for nominations, other than by or at the direction of the Morton board of directors, of candidates for election as directors and for various matters to be brought before a meeting of shareholders. See "-- Size and classification of the board of directors."

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     The Delaware General Corporation Law provides that, unless limited by the certificate of incorporation, any action that could be taken by stockholders at a meeting may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. The Rohm and Haas board of directors has approved an amendment to the Rohm and Haas certificate of incorporation which would prohibit stockholders from acting by written consent. This amendment is subject to the approval of the stockholders of Rohm and Haas at the Rohm and Haas annual meeting. See "Rohm and Haas Meeting -- Matters to be considered at the meeting."

     The Indiana Business Corporation Law permits shareholders to act without a meeting only by unanimous written consent. Similar provisions are included in the Morton articles of incorporation and the Morton by-laws.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

     The Delaware General Corporation Law provides that, unless a greater vote of stockholders is required by a corporation's certificate of incorporation or unless the provisions of Delaware law relating to "business combinations" discussed below are applicable, a sale, lease or exchange of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors, except in some limited circumstances, plus, with some exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote for that type of proposal. The foregoing provisions apply to Rohm and Haas and its stockholders.

     The Indiana Business Corporation Law requires that, before a merger or consolidation can be acted upon by shareholders, a board of directors must by resolution adopt an agreement and plan of merger. The Indiana Business Corporation Law further provides that the holders of at least a majority of the outstanding shares entitled to cast their vote thereon must approve the agreement and plan of merger. The Indiana Business Corporation Law is similar to the Delaware General Corporation Law in that, except as described below under "-- Business combinations with interested stockholders," (1) a sale, lease, exchange or other disposition of all or substantially all of the corporation's assets or (2) a share exchange involving one or more classes or series of the corporation's shares or a dissolution of the corporation must be adopted by the board of directors plus, with some exceptions, the affirmative vote of the holders of a majority of all shares of stock entitled to vote for that type of proposal.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     Section 203 of the Delaware General Corporation Law prohibits a corporation which has securities traded on a national securities exchange, designated on the Nasdaq National Market or held of record by more than 2,000 stockholders from engaging in various business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder, defined generally as a person beneficially owning 15% or more of the corporations's outstanding voting stock, or an interested stockholder's affiliates or associates, for a three-year period beginning on the date the interested stockholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if:

     - the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded,

     - the interested stockholder acquires 85% or more of the corporation's outstanding stock in the same transaction in which the stockholder's ownership first exceeds 15%, excluding those shares owned by persons who are directors and also officers as well as by employee stock plans in which employees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

     - on or following the date on which the stockholder became an interested stockholder, the board of directors approves the business combination and the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder, authorize the business combination at a meeting of stockholders.

     Although a Delaware corporation may elect, pursuant to its certificate or by-laws, not to be a governed by this provision, the Rohm and Haas certificate of incorporation and the Rohm and Haas by-laws do not contain these elections.

     Section 23-1-43 of the Indiana Business Corporation Law generally prohibits a "resident domestic corporation" of Indiana, such as Morton, from engaging in any business combination, which is defined generally to include mergers, various asset or stock sales, liquidations and other significant corporate transactions, with any "interested shareholder," which is defined generally as any person that, individually or with or through any of its affiliates or associates, beneficially owns 10% or more of the outstanding voting securities of the corporation, for a period of five years after the date the person becomes an interested shareholder unless, before the person became an interested shareholder, the board of directors of the corporation approved either the business combination or the purchase of more than 10% of the corporation's voting securities by the interested shareholder. Section 23-1-43 of the Indiana Business Corporation also provides that a resident domestic corporation may not engage in a merger or other business combination with an interested shareholder at any time after this five-year period unless

     - various "fair price" criteria are satisfied, including a requirement that the interested shareholder and its affiliates and associates have not purchased any additional shares after first acquiring 10% of the corporation's voting securities except at a price that meets the "fair price" criteria, or

     - the holders of a majority of the outstanding shares of the corporation, excluding shares owned by the interested shareholder and its affiliates or associates, approve the business combination.

     In connection with the execution of the merger agreement, the Morton board of directors adopted a resolution to render the restrictive provisions of
Section 23-1-43 of the Indiana Business Corporation Law inapplicable to the merger agreement and the merger.

STOCKHOLDER SUITS

     Under Delaware law, a stockholder may institute a lawsuit against one or more directors, either on his own behalf, or derivatively on behalf of the corporation. An individual stockholder may also commence a lawsuit on behalf of himself and other similarly situated stockholders when the requirements for maintaining a class action under Delaware law have been met. Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit, and the Rohm and Haas certificate of incorporation eliminates, the personal liability of a director to the corporation and its stockholders for monetary damages for violations of the director's fiduciary, except liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, stock repurchases and redemptions, or for any transaction from which the director derived an improper personal benefit.

     Under the Indiana Business Corporation Law, a shareholder may institute a lawsuit against one or more directors, either on his own behalf, or derivatively on behalf of the corporation. As noted below, the Indiana Business Corporation Law eliminates the personal liability of a director for any action taken, or any failure to take any action, as a director, except in circumstances where a director's breach or failure to perform his or her duties constitutes willful misconduct or recklessness. See "-- Director liability."

DISSENTERS' RIGHTS

     Under the Delaware General Corporation Law, dissenters' rights of appraisal are limited. Rights of appraisal are available to a stockholder of a corporation only in connection with some mergers or consolidations involving the corporation, or if its certificate of incorporation provides that these rights are available as a result of

     - an amendment to its certificate of incorporation,

     - any merger or consolidation in which the corporation is a "constituent corporation," or

     - the sale of all or substantially all of the assets of the corporation.

However, unless provided in a corporation's certificate of incorporation, appraisal rights are not available under the Delaware General Corporation Law in connection with a merger or consolidation of a corporation if the corporation's stock is, on the applicable record date, listed on a national securities exchange or designated on the Nasdaq National Market or held of record by more than 2,000 stockholders; provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their stock for anything other than shares of the surviving corporation; shares of another corporation that will be listed on a national securities exchange, designated on the Nasdaq National Market or held of record by more than 2,000 stockholders; cash in lieu of fractional shares of any corporation; or a combination of that kind of shares and cash.

     Under the Indiana Business Corporation Law, there are no dissenters' rights of appraisal for shareholders of a company which, on the record date for a meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, has shares registered on a national securities exchange or traded on the Nasdaq National Market, except for special dissenters' rights under the "control share acquisition" provisions of the Indiana Business Corporation Law. The control share acquisition provisions of the Indiana Business Corporation Law do not apply to Morton because it does not have its principal office or substantial assets in Indiana.

DIVIDENDS

     Under the Delaware General Corporation Law, a corporation may declare and pay dividends out of "surplus" which is defined as the excess of net assets over capital, or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. See "Description of Rohm and Haas Capital Stock."

     Under the Indiana Business Corporation Law, the payment of dividends and repurchase or redemptions of stock are permitted if, after giving effect to the action, the corporation is able to pay its debts as they become due in the ordinary course of business and the corporation's total assets exceed the sum of its total liabilities plus the amount that would be needed for preferential rights upon dissolution. The board of directors may base its determination that these requirements have been met on the corporation's financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

PREEMPTIVE RIGHTS

     The Rohm and Haas certificate of incorporation and the Rohm and Haas by-laws do not provide for preemptive rights. In addition, the Delaware General Corporation Law does not provide for preemptive rights unless they are specifically provided for in a corporation's certificate of incorporation.

     The Indiana Business Corporation Law does not provide for preemptive rights unless they are specifically authorized in a corporation's articles of incorporation. The Morton articles of incorporation do not authorize preemptive rights.

AMENDMENTS TO CHARTER AND BY-LAWS

     Under the Delaware General Corporation Law, unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation generally requires the recommendation of the board of directors, the approval of the holders of a majority of all shares entitled to vote for that type of proposal, voting together as a single class, and the holders of a majority of the outstanding stock of each class entitled to vote for that type of proposal. Pursuant to the Delaware General Corporation Law, the power to amend the by-laws of a corporation is vested in the stockholders, but a corporation may also confer this authority on the board of directors if the certificate of incorporation so provides. The Rohm and Haas certificate of incorporation has conferred the power to amend the Rohm and Haas by-laws upon the directors. The Rohm and Haas by-laws may be amended either by the vote of a majority of the board of directors or by the holders of a majority of the outstanding stock entitled to vote for this type of proposal.

     The Indiana Business Corporation Law requires a corporation's board of directors to recommend any amendment to the corporation's articles of incorporation unless, based on a conflict of interest, it can make no recommendation. Amendments to an Indiana corporation's articles of incorporation also require the approval by:

     - more votes by shareholders in favor than opposed to the amendment,

     - a majority of the votes entitled to be cast by shareholders on the amendment if it would create dissenters' rights, or

     - by a higher vote as may be required by the corporation's articles of incorporation.

     The Morton articles of incorporation require the vote of at least 80% of the voting power of Morton's stock to amend provisions in the Morton articles of incorporation relating to:

     - election and removal of directors,

     - shareholder action by written consent,

     - calling of special meetings of shareholders, and

     - business combinations with interested shareholders.

     The Indiana Business Corporation Law reserves the power to amend or repeal by-laws solely to a corporation's board of directors unless the articles of incorporation provide otherwise. The Morton articles of incorporation provide that only the Morton board of directors has the power to amend the Morton by-laws.

DIRECTOR LIABILITY

     The Delaware General Corporation Law permits Delaware corporations, in their certificates of incorporation, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability

          - for any breach of the director's duty of loyalty to the corporation or its stockholders,

          - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          - arising from the payment of a dividend or approval of a stock repurchase in violation of the Delaware General Corporation Law, or

          - for any transaction from which the director derived an improper personal benefit. The Rohm and Haas certificate of incorporation eliminates director liability for breaches of fiduciary duty to the full extent permitted under the Delaware General Corporation Law.

     The Indiana Business Corporation Law sets standards of conduct for directors that are similar to those established by the Delaware General Corporation Law. Under the Indiana Business Corporation Law, however, a director is not liable for money damages for any breach or failure to perform his or her duties unless the breach or failure constitutes willful misconduct or recklessness. The Morton articles of incorporation contain a provision limiting the liability of directors, officers and others to the fullest extent provided by the Indiana Business Corporation Law.

RIGHTS OF INSPECTION

     The Delaware General Corporation Law allows any stockholder of a Delaware corporation, upon written demand under oath stating the purpose of the demand, to have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts of these documents and materials. A proper purpose means a purpose reasonably related to the person's interest as a stockholder.

     The Indiana Business Corporation Law permits any shareholder who gives at least five business days' written notice to the corporation to have the right to inspect and copy during normal business hours, at the principal office of the corporation, some of the corporation's books and records, including:

     - the articles of incorporation and the bylaws;

     - resolutions adopted by the board of directors with respect to one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if any, if shares issued under the resolutions are outstanding;

     - the minutes of all shareholders' meetings and executed written consents evidencing all action taken by shareholders without a meeting for the past three years;

     - all written communications to shareholders generally within the past three years, including the annual financial statements furnished as provided in Indiana Business Corporation Law Section 23-1-53-1;

     - the names and business addresses of the corporation's current directors and officers; and

     - the most recent annual report of the corporation filed with the Indiana Secretary of State.

     Under the Indiana Business Corporation Law, a shareholder has only a qualified right to inspect other specified records of the corporation, including:

     - excerpts from minutes of any meeting of the board, records of action of a committee of the board of directors while acting for the board, minutes of meetings of shareholders, and records of action taken by shareholders or the board of directors without a meeting, to the extent not subject to inspection under the mandatory inspection and copying provision;

     - accounting records of the corporation; and

     - the record of shareholders.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     The Delaware General Corporation Law permits indemnification of officers, directors, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in proceedings, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal actions, had no reasonable cause to believe that the conduct was unlawful. In the case of actions, by or in the right of the corporation, indemnification is limited to expenses actually and reasonably incurred, and no indemnification may be made for any claim, issue or matter as to which the person has been adjudged to be liable to the corporation, unless indemnification is otherwise authorized by a court. The Rohm and Haas by-laws require Rohm and Haas to indemnify any director, officer or employee of Rohm and Haas or its subsidiaries to the extent the person is not insured or otherwise indemnified and the power to so indemnify has been permitted by law. The determination of Rohm and Haas's duty to indemnify the person may be made under the applicable Delaware General Corporation Law standards and in any manner permitted by law.

     The Indiana Business Corporation Law permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and reasonably believed

          - in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in the corporation's best interests, and

          - in all other cases, that the person's conduct was at least not opposed to the corporation's best interests.

     In the case of any criminal proceeding, the person must either have reasonable cause to believe the conduct was lawful or must have had no reasonable cause to believe the conduct was unlawful. The Morton articles of incorporation provide for indemnification of officers, directors, employees and agents on terms substantially similar to those of the Indiana Business Corporation Law. Both the Indiana Business Corporation Law and Delaware General Corporation Law provide that the statutory indemnification is not exclusive of rights to indemnification provided in a corporation's charter or by-laws, or through resolutions of its board of directors or shareholders.

ADDITIONAL PROVISIONS RELATING TO BOARD ACTION

     Delaware law generally permits a board of directors to consider constituencies in addition to stockholders, even though the Delaware General Corporation Law does not contain specific provisions to that effect.

     The Indiana Business Corporation Law specifically authorizes directors, in considering the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. The Morton articles of incorporation contain a provision having a similar effect. Under the Indiana Business Corporation Law, the directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that this approval is not in the best interests of the corporation. In addition, the Indiana Business Corporation Law states that directors are not required to redeem any rights under, or render inapplicable, a shareholder rights plan or to take or decline to take any action solely because of the effect that the action might have on a proposed change of control. The Indiana Business Corporation Law explicitly provides that the different or higher degree of scrutiny imposed in Delaware and some other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed."

     In taking or declining to take any action or in making any recommendation to a corporation's shareholders on any matter, directors are authorized under the Indiana Business Corporation Law to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors is conclusively presumed valid unless it can be demonstrated that the directors' determination was not made in good faith after reasonable investigation.

RIGHTS AGREEMENT

     Rohm and Haas has not adopted a stockholder rights plan.

     Morton has adopted a rights agreement dated as of April 24, 1997 between Morton and First Chicago Trust Company of New York, which contains provisions that may delay, defer or prevent a takeover of Morton. In connection with the merger agreement, Morton and First Chicago entered into Amendment No. 1 to the rights agreement. The rights plan amendment provided, among other things, that the rights would not become exercisable or separate from the related shares of Morton common stock as a result of the execution, delivery or performance of the merger agreement, the announcement or making of the tender offer, the acquisition of shares of Morton common stock pursuant to the tender offer or the merger, the consummation of the tender offer or the merger or any other transactions contemplated by the merger agreement. The rights issued under the rights agreement will expire immediately before the completion of the merger.

                                 THE COMPANIES

ROHM AND HAAS

GENERAL

     In 1998 Rohm and Haas implemented a revised corporate structure. During the year, the company reorganized its portfolio into three business groups in order to improve its operational performance. The resulting new organization maintains a customer orientation while reflecting each group's areas of technological expertise, as well as the nature of its operations and strategies.

PERFORMANCE POLYMERS

     Performance Polymers includes all aspects of Rohm and Haas's acrylic technologies. These begin with the Monomers business, which produces acrylic feedstocks from commodity petrochemicals. Monomers supplies a variety of these materials to each of the other five Performance Polymers businesses: Coatings, Specialty Polymers, Plastics Additives, Building Products and Formulation Chemicals. Each of these businesses applies elements of Rohm and Haas's proprietary acrylic expertise in the design of specialty products used by customers to deliver hundreds of end uses, including paint, laundry detergent, hair spray and many others. Because the Performance Polymers businesses exploit a common technological platform, this group is designed to be fully integrated in both its operations and its market strategies.

ELECTRONIC MATERIALS

     Electronic Materials comprises all aspects of Rohm and Haas's participation in the electronics industry. This group includes Shipley Company, which produces photoresists and ancillaries required for the manufacture of semiconductors. Shipley's newly formed Shipley Ronal division is the result of the company's acquisition of LeaRonal. Shipley Ronal offers customers a full line of chemical products for the production of printed wiring boards. Rohm and Haas also owns a 48% interest in Rodel, Inc., which produces slurries and pads used in chemical-mechanical planarization, also an enabling technology used by the electronics industry. Shipley and Rodel maintain separate operations, yet they pursue coordinated strategies in serving their common customer base.

CHEMICAL SPECIALTIES

     Chemical Specialities encompasses several businesses that share a specialty focus on small-molecule chemistry. Agricultural Chemicals produces traditional fungicides and herbicides, as well as newer pesticides. Ion Exchange Resins manufactures a number of specialty products used by the pharmaceutical industry, as well as in water treatment and food processing, to alter the properties of water and other fluids. Biocides supplies targeted applications of isothiazolone chemistry, which controls algae, fungi and bacteria in a wide variety of end uses, from paints to personal-care products. Primenes produces specialty amines used in a variety of industrial applications, including lubricants, oilfield chemicals, dyes, plastics and metal working. TosoHaas, a joint venture with Tosoh Corp. of Japan, produces media and preparative columns for a range of separations for end uses including pharmaceutical manufacturing, environmental testing and biomedical research.

MORTON

GENERAL

     Effective April 30, 1997, the company then called Morton International, Inc. ("Old Morton") contributed its salt and specialty chemicals businesses to a newly-created subsidiary, New Morton International, Inc. Old Morton then distributed all the outstanding shares of common stock of New Morton to Old Morton's shareholders. Immediately after the distribution, New Morton's corporate name was changed to Morton International, Inc., Old Morton's remaining automotive safety products business was combined with the businesses of Autoliv AB, a Swedish corporation and Old Morton changed its name to Autoliv ASP, Inc.

     Morton operates in two business segments: Specialty Chemicals and Salt, manufacturing and marketing a wide range of products for industrial and consumer use in the United States and internationally.

SPECIALTY CHEMICALS

     Morton's Specialty Chemicals segment manufactures a wide variety of high technology and specialized chemical products for a multitude of customer applications. It conducts chemical operations directly and through direct or indirect subsidiaries and joint venture arrangements. Specialty chemical products are marketed throughout the world directly to customers and indirectly through distributors and agents. North America and Western Europe are the major geographic markets served. Morton's four Specialty Chemicals groups are described below.

ADHESIVES & POLYMERS

     A major product line for Morton's Adhesives and Polymers group is adhesives used for flexible packaging, extrudable specialties and industrial applications. Laminating adhesives are used primarily in food packaging to bond paper, film or foil. Extrudable specialty products are used in the coextrusion process to manufacture multi-layer plastic film, sheet and bottles. Industrial adhesives are used for bonding rigid substrates, such as rubber to metal or panels used in construction. Other major product lines manufactured by this group include thermoplastic polyurethanes, water-based polymers and automotive adhesives.

CHEMICAL SPECIALTIES

     Morton's Chemical Specialties group manufactures liquid dye markers added to petroleum products for identification purposes and other dyes and coloring products used in printing and writing inks. In fiscal 1998, Morton signed an exclusive licensing agreement with Boston Advanced Technologies. This gave Morton's dye business the technology to introduce a new marker system that includes portable testing equipment for detecting markers in fuel samples.

     Other major product lines include sodium borohydride, a reducing agent used principally as a bleaching chemical in paper manufacturing; polysulfide polymers used in the production of sealants, rubber products, coatings and solid rocket fuel; heat stabilizers and lubricants used in rigid polyvinyl chloride applications in the construction industry, principally for pipe and siding; industrial biocides for the protection of plastic products; and metalorganics used in solar cells of satellites, high-speed chips for cellular phones and light-emitting diodes for commercial lighting.

     Another business in this group is Advanced Materials, which uses the chemical vapor deposition process to manufacture crystalline substrates for lenses used in lasers and optical devices, as well as silicon carbide for semiconductor processing equipment, wear parts, reflective optics and computer hard drive heads and disks.

COATINGS

     Morton's Coatings group manufactures and markets a wide range of automotive, commercial and industrial coatings products, including customized performance liquid coatings, principally used on plastic components and parts in automotive markets; protective and decorative powder coatings employed on metal, wood and plastic substrates in commercial and automotive markets; coil coatings, extrusion coatings and other general industrial coatings for application to aluminum and steel substrates; and conventional and durable highway marking coatings products and application equipment. In the fourth quarter of fiscal year 1998, Morton announced plans to divest two product lines: highway marking and injected colorants for plastic. Those divestitures are currently pending.

ELECTRONIC MATERIALS

     Morton's Electronic Materials group manufactures chemicals for the electronics market, principally dry film photoresists sold to printed circuit board manufacturers and used to create circuit patterns on copper-clad laminate by means of a photo-imaging process. Electronic Materials also makes both dry film and liquid photoimageable solder masks to protect finished circuit boards, as well as a broad line of ancillary process chemicals and equipment. In fiscal 1998, Morton's Electronic Materials group acquired Surface Tek, Inc., a privately held manufacturer of process chemicals and control equipment used to manufacture printed circuit boards.

SALT

     Morton's Salt segment produces and sells salt, principally in the United States, Canada and France, under (respectively) the MORTON, WINDSOR and Salins du Midi trademarks, for human and animal consumption, water conditioning and highway ice control, as well as for industrial and chemical uses. Sales are made through Morton's sales force, as well as through independent distributors, agents and brokers. Morton also has strong positions in Italy and Spain.

     Morton sells table salt under the MORTON, WINDSOR and LA BALEINE brands and under private labels. Sales of MORTON brand table salt in the United States are approximately equal to the aggregate sales of all other table salts. Salt for water conditioning is sold principally for residential use and, to a lesser extent, for municipal and industrial use. Salt is also sold for use in food and meat processing, animal feed mix and in a wide variety of chemical applications. Salt for ice control on streets and highways is sold primarily to government agencies, with some being sold for consumer use in North America under the SAFE-T-SALT brand.

     Morton gained its strong presence in Europe with the acquisition of Salins du Midi in fiscal 1997. Salins du Midi's LA BALEINE consumer salt brand has a recognition and reputation in France comparable to MORTON in the United States and WINDSOR in Canada.

                    STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT
                         AND 5% SHAREHOLDERS OF MORTON

     As of May 4, 1999, except as shown in the table below, to the knowledge of Morton, no person or entity beneficially owned more than 5% of the Morton common stock.

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL    PERCENT OF CLASS
       NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP       OUTSTANDING
       ------------------------------------          ----------    ----------------
Franklin Mutual Advisers, Inc. ....................  6,682,775(1)        5.5%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
Capital Research and Management Company............  8,445,000(2)        6.9%
  333 South Hope Street
  Los Angeles, California 90071

-------------------------

(1) According to the Schedule 13G filed by Franklin Mutual Advisers, Inc. ("FMAI") with the Commission on January 28, 1999, the shares of Morton Common Stock to which the Schedule 13G relates and the above table pertains are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by FMAI. Pursuant to these advisory contracts, FMAI has been granted all investment and voting power over the securities owned by these advisory clients.

(2) According to the Schedule 13G filed by Capital Research and Management Company ("CRMC") with the SEC on February 11, 1999, the shares of Morton common stock to which the Schedule 13G relates and the above table pertains are beneficially owned pursuant to CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

     The following table shows the Morton common stock beneficially owned as of May 4, 1999, by each director and each named executive officer and by all directors and executive officers of Morton as a group. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or executive officer owns more that 1% of the Morton common stock. Directors and officers as a group own 2.39% of the Morton common stock.

                                                                 SHARES
                                                              BENEFICIALLY
                                                                OWNED(1)
                                                              ------------
Ralph M. Barford............................................     101,000
Walter W. Becky II..........................................     144,753
James R. Cantalupo..........................................       6,735(2)
W. James Farrell............................................       1,500
Dennis C. Fill..............................................      14,400
James J. Fuerholzer.........................................     157,816
Stephen A. Gerow............................................     177,816
William E. Johnston.........................................     499,788

                                                                 SHARES
                                                              BENEFICIALLY
                                                                OWNED(1)
                                                              ------------
Richard L. Keyser...........................................       9,636(2)
Rebecca A. McDonald.........................................         500
Edward J. Mooney............................................       2,400
S. Jay Stewart..............................................   1,094,335
Roger W. Stone..............................................      12,204(2)
All directors and executive officers as a group (22 persons
  including those named above)..............................   2,902,157

-------------------------

(1) Includes shares of which the individuals have the right to acquire within 60 days upon the exercise of stock options which are exercisable presently or within 60 days: Mr. Stewart, 831,865 shares; Mr. Johnston, 394,885 shares; Mr. Fuerholzer, 138,144 shares; Mr. Gerow, 164,315 shares; and Mr. Becky, 117,257 shares; and all directors and officers as a group; 2,176,831 shares. Also includes share interests in the Morton Savings and Investment Plan for the following: Mr. Gerow, 2,632 shares; Mr. Johnston, 1,216 shares; and all directors and officers as a group, 23,142 shares. Morton officers hold an additional 248,800 stock options that, if not earlier vested, will vest upon approval of the merger by Morton shareholders.

(2) The shares owned by Messrs. Cantalupo, Keyser and Stone include, respectively, 3,235, 6,636 and 6,704 shares of phantom stock credited as of March 31, 1999 to their accounts under the Non-Employee Directors Deferred Compensation Plan.

                                 LEGAL MATTERS

     The validity of the Rohm and Haas common stock to be issued to Morton shareholders pursuant to the merger will be passed upon by Simpson Thacher & Bartlett, New York, New York, special counsel to Rohm and Haas.

                                    EXPERTS

     The consolidated financial statements of Rohm and Haas and its subsidiaries incorporated in this document by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, as of and for year ended December 31, 1998, and the report of KPMG LLP, independent auditors, for each of the two years in the period ended December 31, 1997, given on the authority of these firms as experts in auditing and accounting. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Rohm and Haas annual meeting and will be offered the opportunity to make a statement if desired and will be available to respond to appropriate questions.

     On May 4, 1998, Rohm and Haas changed its independent accountant from KPMG to PricewaterhouseCoopers. The audit reports of KPMG on the consolidated financial statements of Rohm and Haas and subsidiaries as of and for the years ended December 31, 1997 and 1996, the two most recent fiscal years, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Rohm and Haas's Audit Committee participated in and recommended the decision to change independent accountants, which was approved by its board of directors. In connection with its audits for the two most recent fiscal years and through May 4, 1998, there have been no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make references to the disagreements in their report on the financial statements for those years. During the two most recent fiscal years and through May 4, 1998, there have been no reportable events (as defined in Regulation S-K
Item 304(a)(1)(v)).

     Rohm and Haas engaged PricewaterhouseCoopers as its new independent accountants as of May 4, 1998. During the two years ended December 31, 1997 and through May 4, 1998, Rohm and Haas did not consult with PricewaterhouseCoopers regarding:

     (1) the application of accounting principles to a specified transaction, either completed or proposed.

     (2) the type of audit opinion that might be rendered on Rohm and Haas's financial statements, and in no case was a written report provided to the Rohm and Haas nor was oral advice provided that Rohm and Haas concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or

     (3) any matter that was either the subject of a disagreement, as that term is defined in Item 304(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as the term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The consolidated financial statements of LeaRonal and its subsidiaries incorporated in this document by reference to its Annual Report on Form 10-K for the year ended February 28, 1998, have been audited by Ernst & Young, independent auditors, as set forth in their report and incorporated in this document by reference. These consolidated financial statements are incorporated in this document by reference in reliance upon their report given on the authority of the firm as experts in accounting and auditing.

     The consolidated financial statements of Morton and subsidiaries incorporated by reference in the Morton Annual Report (Form 10-K) for the year ended June 30, 1998, have been audited by Ernst & Young, independent auditors, as set forth in their report incorporated by reference to the Form 10-K and incorporated in this document by reference. These consolidated financial statements are incorporated in this document by reference in reliance upon the report given on the authority of the firm as experts in accounting and auditing. Representatives of Ernst & Young, Morton's independent auditors, are expected to be present at the Morton special meeting and available to respond to appropriate questions. These representatives will be given the opportunity to make a statement at the Morton special meeting if they desire to do so.

                     ELECTION OF DIRECTORS OF ROHM AND HAAS

     Fifteen directors are to be elected at the Rohm and Haas annual meeting. The directors will hold office until the next annual meeting of stockholders of Rohm and Haas and until their successors are elected.

     The Rohm and Haas board of directors nominated each of the persons listed below upon the recommendation of the Nominating Committee of the Rohm and Haas board of directors. If any nominee is unable to serve as a director, the people named in the proxy will vote for any other nominee as may be designated by the Rohm and Haas board of directors or the Rohm and Haas board of directors may decrease the number of directors. Votes may be cast in favor of or withheld from each nominee. If a quorum is present at the meeting, a nominee will be elected as a director by receiving the affirmative vote of a majority of the shares of Rohm and Haas stock represented, in person or by proxy, at the Rohm and Haas annual meeting. In addition, upon consummation of the merger following the annual meeting, the Rohm and Haas board of directors will be expanded to eighteen persons and three nominees of Morton will fill those vacancies. You can find information about each of the Morton nominees on page 57 of this document.

                          WILLIAM J. AVERY
[AVERY PICTURE]           DIRECTOR SINCE 1997

Mr. Avery, 58, chairman, chief executive officer and director of Crown Cork & Seal Company, Inc. 1995-Present; chairman and president 1990-1995

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Executive
Compensation;
Nominating; Strategic Planning

                          J. MICHAEL FITZPATRICK
[FITZPATRICK PICTURE]     DIRECTOR SINCE 1999

Dr. Fitzpatrick, 52, president and chief operating officer of Rohm and Haas Company since 1999; previously vice president, 1993-1998 and chief technology officer 1996-1998; director of Carpenter Technology, Inc.

Rohm and Haas Board Committees:
Executive; Finance; Strategic Planning; Corporate Responsibility, Environment, Safety and Health.

                          EARL G. GRAVES
[GRAVES PICTURE]          DIRECTOR SINCE 1984

Mr. Graves, 64, chairman and chief executive officer of Earl G. Graves Ltd. 1972-Present; chairman and chief executive officer of Pepsi-Cola of Washington, D.C., L.P. 1990-1998; publisher and editor of Black Enterprise magazine 1970-Present; General Partner, Black Enterprise/Greenwich Street Fund 1998-Present; director of Aetna Life and Casualty Company, AMR
Corporation/American Airlines, Inc. and Federated Department Stores.

Rohm and Haas Board Committees:
Audit; Finance; Nominating; Strategic Planning

                          RAJIV L. GUPTA
[GUPTA PICTURE]           DIRECTOR SINCE 1999

Mr. Gupta, 53, vice chairman of Rohm and Haas Company since 1999; previously vice president and director of the Asia-Pacific Region from 1993 through 1998; director of Airgas, Inc. and Technitrol Inc.

Rohm and Haas Board Committees:
Executive; Strategic Planning

                          DAVID W. HAAS
[HAAS PICTURE]            NOMINEE

Mr. Haas, 43, is chairman of the William Penn Foundation; previously a program administrator at International House of Philadelphia from 1989 to 1997. He is a cousin of Thomas W. Haas.

                          THOMAS W. HAAS
[THOMAS HAAS PICTURE]     NOMINEE

Mr. Haas, 43, is a director and corporate member of the William Penn Foundation, a pilot and flight instructor. He is a cousin of David W. Haas.

                          JAMES A. HENDERSON
[HENDERSON PICTURES]      DIRECTOR SINCE 1989

Mr. Henderson, 64, chairman, chief executive officer and director of Cummins Engine Company, Inc. since 1995; previously chief executive officer, president and director of Cummins Engine Company, Inc. 1994-1995; director of Ameritech Corporation, International Paper Inc. and Ryerson Tull, Inc.

Rohm and Haas Board Committees:
Audit; Finance; Nominating; Strategic Planning

                          JOHN H. MCARTHUR
[MCARTHUR PICTURE]        DIRECTOR SINCE 1977

Mr. McArthur, 64, senior advisor to the president, World Bank Group 1996-Present, formerly dean of Harvard Business School until retirement in 1995; director of BCE, Inc., Cabot Corporation, Columbia/HCA Healthcare Corporation, Glaxo Wellcome Inc., Glaxo Wellcome Plc., Springs Industries, Inc., The AES Corporation and Vincam Group, Inc.

Rohm and Haas Board Committees:
Audit; Executive; Finance; Nominating; Strategic Planning

                          JORGE P. MONTOYA
[MONTOYA PICTURE]         DIRECTOR SINCE 1996

Mr. Montoya, 52, president, Global Food & Beverage, The Procter & Gamble Company and president, Procter & Gamble Latin America 1999-Present; previously executive vice president, The Procter & Gamble Company and president, Procter & Gamble Latin America 1995-1999; group vice president, The Procter & Gamble Company and president, Procter & Gamble Latin America 1992-1995.

Rohm and Haas Board Committees:
Corporate Responsibility; Environment; Safety and Health; Executive
Compensation;
Nominating; Strategic Planning

                          SANDRA O. MOOSE
[MOOSE PICTURE]           DIRECTOR SINCE 1981

Dr. Moose, 57, senior vice president and director of The Boston Consulting Group, Inc. 1990-Present; director of GTE Corporation and twenty-three investment companies sponsored by The New England Funds.

Rohm and Haas Board Committees:
Executive; Executive Compensation; Nominating; Strategic Planning

                          GILBERT S. OMENN
[OMENN PICTURE]           DIRECTOR SINCE 1987

Dr. Omenn, 57, executive vice president for medical affairs, The University of Michigan, chief executive officer, The University of Michigan Health System, and professor of Internal Medicine, Human Genetics & Public Health since 1997; dean of the School of Public Health and Community Medicine at the University of Washington, Seattle and professor of Medicine and Environmental Health from 1982 until 1997; director of Amgen Inc.

Rohm and Haas Board Committees:
Corporate Responsibility; Environment; Safety and Health; Executive
Compensation;
Nominating; Strategic Planning

                          RONALDO H. SCHMITZ
[SCHMITZ PICTURE]         DIRECTOR SINCE 1992

Dr. Schmitz, 60, member of the Board of Managing Directors of Deutsche Bank AG since 1991; vice chairman of Supervisory Board of Bertelsmann AG; and a director of Glaxo Wellcome Plc.

Rohm and Haas Board Committees:
Audit; Finance; Nominating; Strategic Planning

                          ALAN SCHRIESHEIM
[SCHRIESHEIM PICTURE]     DIRECTOR SINCE 1989

Dr. Schriesheim, 69, director emeritus of Argonne National Laboratory since 1996; chief executive officer and director of Argonne National Laboratory from 1984 to 1996; director of HEICO Corporation.

Rohm and Haas Board Committees:
Corporate Responsibility; Environment; Safety and Health; Executive
Compensation;
Nominating; Strategic Planning

                          MARNA C. WHITTINGTON
[WHITTINGTON PICTURE]     DIRECTOR SINCE 1989

Dr. Whittington, 51, chief operating officer, Morgan Stanley Institutional Investment Management since 1996; partner of the investment management firm of Miller, Anderson & Sherrerd from 1994 until acquired by Morgan Stanley in 1996; director of Federated Department Stores.

Rohm and Haas Board Committees:
Audit; Executive; Finance; Nominating; Strategic Planning

                          J. LAWRENCE WILSON
[WILSON PICTURE]          DIRECTOR SINCE 1977

Mr. Wilson, 63, chairman and chief executive officer of Rohm and Haas since 1988; director of Mead Corporation, The Vanguard Group of Investment Companies and Cummins Engine Company, Inc.

Rohm and Haas Board Committees:
Executive; Strategic Planning

                            THE ROHM AND HAAS BOARD

ORGANIZATION

     The Rohm and Haas Board held five meetings in 1998. All directors attended at least 75% of the meetings of the Rohm and Haas board of directors and committees on which they serve. The committees of the Rohm and Haas board of directors, their functions and the number of meetings held in 1998 are:

     Audit Committee (4 meetings) -- reviews Rohm and Haas's annual financial statements; selects Rohm and Haas's independent accountants; approves audit and non-audit fees of independent accountants; reviews their independence and considers the scope of their audits and audit results, including review of the auditors' management letter and Rohm and Haas's response to that letter; considers the adequacy of Rohm and Haas's internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of Rohm and Haas's policies and procedures with respect to compliance with the Rohm and Haas's Code of Business Conduct.

     Members: J.H. McArthur (Chair), E.G. Graves, J.A. Henderson, R.H. Schmitz, M.C. Whittington

     Corporate Responsibility, Environment, Safety and Health Committee (2 meetings) -- establishes guidelines and monitors management performance in meeting Rohm and Haas's responsibilities to its employees, its customers, the general public and the communities in which Rohm and Haas operates.

     Members: G.S. Omenn (Chair), W.J. Avery, J.M. Fitzpatrick, J.P. Montoya, A. Schriesheim

     Executive Committee (2 meetings) -- considers matters requiring Rohm and Haas Board action between the Rohm and Haas Board's meetings.

     Members: J.L. Wilson (Chair), J.M. Fitzpatrick, R.L. Gupta, J.H. McArthur, S.O. Moose, M.C. Whittington

     Executive Compensation Committee (5 meetings) -- reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans. A subcommittee makes decisions in accordance with requirements of section 162(m) of the Internal Revenue Code.

     Members: D.B. Burke (Chair), W.J. Avery, J.P. Montoya, S.O. Moose, G.S. Omenn, A. Schriesheim

     Finance Committee (4 meetings) -- reviews the financial strategy of Rohm and Haas, particularly its policies for capital structure, dividend payout, and return on assets; approves and recommends to the Rohm and Haas board of directors all dividend payments; considers Rohm and Haas's financing plans; reviews Rohm and Haas's foreign financial programs and currency exposure policies and practices; and provides oversight to the Benefits Investment Committee.

     Members: E.G. Graves (Chair), J.M. Fitzpatrick, J.A. Henderson, J.H. McArthur, R.H. Schmitz, M.C. Whittington

     Nominating Committee (4 meetings) -- determines corporate governance policies, monitors the program for top management succession; evaluates the performance of the chief executive officer, other executive officers and the Rohm and Haas board of directors; and recommends the composition of the Rohm and Haas Board and nominees for membership on the Rohm and Haas board of directors. The Committee will consider Rohm and Haas board of directors nominations submitted by stockholders if names and biographical data are submitted in writing to the Committee.

     Members: S.O. Moose (Chair), W.J. Avery, D.B. Burke. E.G. Graves, J.A. Henderson, J.H. McArthur, J.P. Montoya, G.S. Omenn, R.H. Schmitz, A. Schriesheim, M.C. Whittington

     Strategic Planning Committee (1 meeting) -- reviews and approves Rohm and Haas's long-term plans, strategies and resource allocations as well as intermediate-term operating plans.

     Members: S.O. Moose (Chair), W.J. Avery, D.B. Burke, J.M. Fitzpatrick, E.G. Graves, R.L. Gupta, J.A. Henderson, J.H. McArthur, J.P. Montoya, G.S. Omenn, R.H. Schmitz, A. Schriesheim, M.C. Whittington, J.L. Wilson

COMPENSATION

     Directors who are employees of Rohm and Haas do not receive compensation for their services as directors.

     In 1999, non-employee directors will receive $41,500 and 1,289.6209 Deferred Stock Shares, which are units credited to a director's deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan. Directors who chair board committees will receive an additional $3,000. Directors may elect to defer all or part of their cash compensation into units credited to a director's deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan.

     One Deferred Stock Share entitles the director to one share of Rohm and Haas common stock when the director leaves the Rohm and Haas board of directors. Each director may elect to receive the stock immediately after leaving the Rohm and Haas board of directors or in annual installments over a period of up to 10 years after leaving the Rohm and Haas board of directors. The number of Deferred Stock Shares to which a director is entitled was calculated by dividing $41,500 by a stock price projected by a trend line analysis of the average of the quarterly high and low stock prices over the preceding

40 quarters. While Deferred Stock Shares do not entitle directors to vote, each Deferred Stock Share is credited on each dividend payment date with Deferred Stock Shares equal to the applicable dividend payable on Rohm and Haas common stock.

     In addition, all non-employee directors are reimbursed for their travel expenses to board meetings.

     Other Information and Business Relationships -- Dr. Schmitz is a member of the Executive Committee of the Global Corporate and Institutional Division of Deutsche Bank which performed investment banking services for Rohm and Haas during 1998 for which Rohm and Haas paid approximately $2,450,000. Rohm and Haas has a revolving credit agreement with Deutsche Bank under which Rohm and Haas and its subsidiaries may borrow up to $35 million. Rohm and Haas and its subsidiaries also have other banking relationships with Deutsche Bank in the normal course of business. Dr. Schmitz is a member of the board of managing directors of Deutsche Bank. The equity fund in Rohm and Haas's Savings Plan is invested in The Vanguard Institutional Index Fund. Mr. Wilson is a director of The Vanguard Group of Investment Companies. Mr. Montoya is an executive vice president of The Procter & Gamble Company, a customer of Rohm and Haas and its subsidiaries.

                                 ROHM AND HAAS
                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                      ------------------------------------
                                                                              AWARDS             PAYOUTS
                                      ANNUAL                          -----------------------   ----------
                                   COMPENSATION                       RESTRICTED   SECURITIES
NAME AND PRINCIPAL             ---------------------      OTHER         STOCK      UNDERLYING      LTIP       ALL OTHER
POSITION                YEAR    SALARY     BONUS(1)    COMPENSATION     AWARDS     OPTIONS(2)   PAYOUTS(1)   COMPENSATION
------------------      ----    ------     --------    ------------   ----------   ----------   ----------   ------------
J. Lawrence Wilson....  1998   $820,000   $1,524,493     $     0       $200,000     $65,100      $281,682      $55,519(3)
  Chairman & C.E.O.     1997    756,250    1,182,960           0                     73,200       266,131       33,785
                        1996    681,500      578,733           0                     79,200       250,280       11,416
J. Michael
  Fitzpatrick.........  1998    328,500      429,673           0                     21,501       129,271       22,225(4)
  Vice President        1997    294,000      299,174           0                     19,902        87,200       13,520
                        1996    240,500      102,139           0                     14,100        63,912        7,285
Rajiv L. Gupta........  1998    333,500      436,817           0                     20,838       129,271       21,550(5)
  Vice President        1997    294,000      299,174           0                     19,902        87,200       12,651
                        1996    240,500      131,296           0                     14,100        63,912        6,596
John P. Mulroney......  1998    557,000      861,591           0                     37,800       187,609       37,046(6)
  President             1997    515,750      667,814           0                     42,300       177,251       19,293
                        1996    472,000      392,164           0                     45,900       167,867        5,518
Basil A. Vassiliou....  1998    366,000      492,235      33,545(7)                  18,600       102,356       78,855(8)
  Senior Vice
    President           1997    343,500      277,313      93,970        200,000      20,700        96,703       64,402
                        1996    314,250      221,597      26,911                     22,500        93,278       51,620

-------------------------

(1) A portion of both the annual bonus and long-term plan payout is paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash, and is included in the amounts shown in the table in the Bonus and LTIP Payouts columns. The total number (and value) of restricted shares granted during the last five years and held at the end of 1998 (which excludes 1999 grants made in lieu of a portion of the 1998 annual and long-term bonus awards) for the named executive officers were: Dr. Fitzpatrick, 6,195 ($186,624); Mr. Gupta, 6,195 ($186,624); Mr. Mulroney, 38,655 ($1,164,482); Dr. Vassiliou,
    25,965 ($782,196) and Mr. Wilson, 80,655 ($2,429,732). Restrictions on the
    stock held by Dr. Vassiliou lapsed on January 1, 1999 due to his retirement. Dividends are paid currently on restricted shares and these shares may be voted.

(2) The numbers of shares underlying options have been adjusted to reflect the 3 for 1 stock split effective September 1, 1998.

(3) Includes Rohm and Haas's match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $51,699 and a benefit bonus of $3,820 paid in lieu of various benefits provided at Rohm and Haas's expense to other employees.

(4) Dr. Fitzpatrick became President of Rohm and Haas effective January 1, 1999. All Other Compensation includes the company match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $20,251 and a benefit bonus of $1,974 paid in lieu of various benefits provided at Rohm and Haas's expense to other employees.

(5) Mr. Gupta became Vice Chairman of Rohm and Haas effective January 1, 1999. All Other Compensation includes the company match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $20,431 and a benefit bonus of $1,119 paid in lieu of various benefits provided at Rohm and Haas's expense to other employees.

(6) Mr. Mulroney retired on December 31, 1998. He entered into a contract with Rohm and Haas agreeing to serve as a consultant to Rohm and Haas for a period of five years. If his services are requested by Rohm and Haas, he will be paid at a rate of $100 per hour. The restrictions on his stock will not lapse until the earlier of five years or when the restrictions would have lapsed under the Restricted Stock Plan of 1992 if he had not retired. All Other Compensation includes the company match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $37,046.

(7) Reimbursement for tax liabilities related to payments for assignment outside of home country.

(8) Dr. Vassiliou retired on December 31, 1998. All Other Compensation includes the Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $24,525 a benefit bonus of $1,302 paid in lieu of various benefits provided Rohm and Haas's expense to other employees and $53,028 for various other expenses related to assignment outside his home country as allowed under Rohm and Haas's international personnel policy.

OPTION GRANTS IN 1998

                                 INDIVIDUAL GRANTS                   GRANT DATE VALUE
                             -------------------------   ----------------------------------------
                                         % OF TOTAL                                    GRANT DATE
                             OPTIONS   OPTIONS GRANTED   EXERCISE OR                    PRESENT
                             GRANTED    TO EMPLOYEES     BASE PRICE     EXPIRATION       VALUE
NAME                            #          IN 1998        ($/SH)(1)        DATE          ($)(2)
----                         -------   ---------------   -----------    ----------     ----------
J. L. Wilson...............  65,100         13.8%         $31.4896     Jan. 5, 2008     $546,840
J. M. Fitzpatrick..........  14,700          3.1%          31.4896     Jan. 5, 2008      123,480
                              1,392          0.3%          31.4896     Jan. 5, 2000        6,932
                              5,409          1.1%          31.4896     Jan. 7, 2001       32,995
R. L. Gupta................  14,700          3.1%          31.4896     Jan. 5, 2008      123,480
                              1,638          0.3%          31.4896     Jan. 7, 2001        9,992
                              4,500          1.0%          31.4896     Jan. 9, 2002       31,545
J. P. Mulroney.............  37,800          8.0%          31.4896     Jan. 1, 2003(3)   317,520
B. A. Vassiliou............  18,600          3.9%          31.4896     Jan. 1, 2003(3)   156,240

-------------------------

(1) The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the grant dates.

(2) Grant date values are estimated using the Black-Scholes option pricing model. Assumptions used for the Black-Scholes model for options expiring in 2008 are as follows:

     Risk-free interest rate:    5.52%   Volatility:                       0.2507
     Dividend yield:             2.52%   Time to exercise:                6 years

     Assumptions used for the Black-Scholes model for options expiring in 2000 are as follows:

     Risk-free interest rate:    5.50%   Volatility:                       0.2507
     Dividend yield:             2.52%   Time to exercise:                2 years

     Assumptions used for the Black-Scholes model for options expiring in 2001 are as follows:

     Risk-free interest rate:    5.50%   Volatility:                       0.2507
     Dividend yield:             2.52%   Time to exercise:                3 years

     Assumptions used for the Black-Scholes model for options expiring in 2002 are as follows:

     Risk-free interest rate:    5.50%   Volatility:                       0.2507
     Dividend yield:             2.52%   Time to exercise:                4 years

     Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

(3) Options granted on January 5, 1998 are exercisable on January 5, 1999. Mr. Mulroney's and Dr. Vassiliou's options became exercisable on January 1, 1999 upon their retirement. Their options will expire five years from their retirement.

AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 OPTION VALUE

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED
                                                       OPTIONS AT FY END(#)          VALUE OF UNEXERCISED
                                                    ---------------------------          IN-THE-MONEY
                           SHARES                                                    OPTIONS AT FY-END($)
                         ACQUIRED ON     VALUE                                    ---------------------------
NAME                      EXERCISE      REALIZED    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
----                     -----------    --------    -------------   -----------   -------------   -----------
J. L. Wilson...........    78,606      $  875,086       65,100        265,653          $0         $2,292,012
J. M. Fitzpatrick......     4,428          97,970       21,501         57,780           0            422,536
R. L. Gupta............     4,200          57,619       20,838         53,064           0            367,797
J. P. Mulroney.........    52,044       1,103,469       37,800        154,122           0          1,332,934
B. A. Vassiliou........    19,002         304,515       18,600         63,606           0            481,907

LONG-TERM INCENTIVE PLAN AWARDS IN 1998 (1)

                                                                        ESTIMATED FUTURE
                                                                            PAYOUTS
                                                                           UNDER NON-
                                                                       STOCK PRICE BASED
                             NUMBER OF SHARES,     PERFORMANCE OR            PLANS
                              UNITS OR OTHER     OTHER PERIOD UNTIL   --------------------
                                  RIGHTS           MATURATION OR      THRESHOLD    TARGET
NAME                                (#)                PAYOUT            ($)        ($)
----                         -----------------   ------------------   ---------   --------
J. L. Wilson...............      $294,600             12/31/00        $147,300    $294,600
J. M. Fitzpatrick..........       163,050             12/31/00          81,525     163,050
R. L. Gupta................       163,050             12/31/00          81,525     163,050
J. P. Mulroney.............       196,200             12/31/00          98,100     196,200
B. A. Vassiliou............       107,000             12/31/00          53,500     107,000

-------------------------

(1) Long-term bonus awards are payable in cash and restricted stock. Awards are determined by multiplying a bonus standard for the executive's level times the Corporate Performance Factor. The "Corporate Performance Factor" is the product of multiplication of two ratios: 1) Rohm and Haas's three-year average return on equity (ROE) divided by 13%; and 2) Rohm and Haas's cumulative total return to shareholders over a five-year period ending on the last day of the three year cycle divided by the cumulative total return to shareholders over the same period or the S&P Chemicals Index.

    The numbers shown in the column titled "Number of Shares, Units or Other Rights" are the bonus standards in dollar amounts set so that resulting bonuses combined with gains from stock options granted at the same time will produce total long-term compensation slightly below the median level provided by other industrial companies of like size and profitability, if Rohm and Haas's just meets performance targets.

    No payout is allowed if the Corporate Performance Factor is less than 0.5. The payout in the Threshold column are based on a Corporate Performance factor of 0.5 Payout in the Target column assume Rohm and Haas's performance matches both the 13% ROE target and the cumulative total return to shareholders of the S&P Chemicals Index. There is no performance limit and, therefore, no maximum award.

PENSION PLAN TABLE

                                                 YEARS OF SERVICE
                       ---------------------------------------------------------------------
REMUNERATION           15 YEARS   20 YEARS   25 YEARS    30 YEARS     35 YEARS     40 YEARS
------------           --------   --------   --------    --------     --------     --------
$ 400,000............  $118,366   $157,821   $197,277   $  200,000   $  206,186   $  235,642
   600,000...........   178,366    237,821    297,277      300,000      311,186      355,642
   800,000...........   238,366    317,821    397,277      400,000      416,186      475,642
 1,000,000...........   298,366    397,821    497,277      500,000      521,186      595,642
 1,200,000...........   358,366    477,821    597,277      600,000      626,186      715,642
 1,400,000...........   418,366    557,821    697,277      700,000      731,186      835,642
 1,600,000...........   478,366    637,821    797,277      800,000      836,186      955,642
 1,800,000...........   538,366    717,821    897,277      900,000      941,186    1,075,642
 2,000,000...........   598,366    797,821    997,277    1,000,000    1,046,186    1,195,642

     This table shows the approximate aggregate annual pension benefit under the Rohm and Haas Pension Plan and the supplemental Rohm and Haas Company Non-Qualified Pension Plan assuming retirement at age 65 in 1998. The Remuneration column represents the average salary which is based on the highest consecutive 36-month base salary, and the annual bonus which is the average of the bonuses earned under the annual bonus plan in the last five years of retirement or, if higher, in the seven years prior to retirement, excluding the highest and lowest of those bonuses. The table includes offsets for Social Security. As of December 31, 1999, the years of credited service on which benefits are based for the named executives are: Dr. Fitzpatrick, 23 years; Mr. Gupta, 27 years; Mr. Mulroney, 41 years; Dr. Vassiliou, 38 years; Mr. Wilson, 33 years.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Executive Compensation Committee is responsible for assuring appropriate compensation of Rohm and Haas's executive officers; a subcommittee makes decisions in accordance with requirements of Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act.

     Total compensation of Rohm and Haas's executives is based on corporate and individual performance. For 1998, corporate performance was measured by Rohm and Haas's return on net assets and by Rohm and Haas's return on equity compared to other chemical companies and to the long-term returns of a broad range of U.S. companies.

     Individual performance is measured primarily by results achieved compared to objectives agreed to at the start of the year. For the CEO and other executive officers, these objectives and the results achieved are reviewed by the Nominating Committee and its findings are communicated to the Committee which determines the compensation consequences. Incentive compensation is paid in cash and restricted stock and by use of stock options.

     Under the plans used in 1998, when Rohm and Haas's just meets performance norms established by the Committee, the Committee intends executive compensation to be slightly below the median levels of our competitors' compensation. As Rohm and Haas's performance moves beyond those norms and the performance of our competitors, the Committee intends our executive compensation to move toward the high end of our competitors' compensation. If Rohm and Haas's performance should fall below those norms, the Committee intends executive compensation to fall toward the low end of our competitors' compensation. The formulas in the plans described below are designed to achieve these results.

     It is the Committee's intention that all compensation paid to executive officers be fully deductible under the Internal Revenue Code.

     SALARIES -- Executive salaries are established under the same system used for most Rohm and Haas salaried employees. Individual salaries are targeted to an amount, based on the person's performance against established objectives, in a salary range for that person's level. The salary range for each level is centered around the median salary for comparable positions in other industrial companies of generally the same size and profitability as determined through widely used surveys.

     ANNUAL BONUSES -- All employees were paid annual bonuses under the Annual Bonus Plan approved by stockholders in 1997. Awards under this plan are based on an employee's salary and level, and Rohm and Haas's performance as measured by its return on net assets. Return on net assets is the performance standard used internally to measure the performance of Rohm and Haas's businesses and is a good measure of employees' performance in using Rohm and Haas assets to further business objectives.

     Each year, the Committee establishes a return on net assets performance goal for Rohm and Haas. For 1998, the established return on net assets goal was 11%. Bonuses under the plan are determined by a bonus target established for each employee level. The bonus target represents the percentage of the employee's salary awarded as a bonus if Rohm and Haas meets the established 11% return on net assets goal. No bonus is paid when Rohm and Haas's return on net assets is less than 6%.

     LONG-TERM BONUSES -- The long-term bonus is based on a three year cycle. Although stockholders approved a new Long-Term Bonus Plan in 1997, payouts this year still resulted from two previous plans which have been discontinued. Three top executives participated in the Top Executive Long-Term Award Plan approved by stockholders in 1994. The bonuses under this plan are determined by the following formula: the product of a corporate factor for the three-year period times a long-term bonus standard. The corporate factor for the long-term plan is determined by relating Rohm and Haas's three-year return on equity (adjusted for various unusual items) to the three-year return on equity of companies in the Value-Line Industrial Composite and to the greater of 13% or the Value-Line Industrial Composite three-year average less 2%. For the cycle ending in 1998, the long-term corporate factor was 1.034. The bonus standards for the long-term award are dollar amounts that are set to pay bonuses, when combined with the stock options granted, slightly below the median of bonuses paid by other industrial companies of generally the same size and profitability, if Rohm and Haas just meets performance norms.

     All other executives (approximately 70 people) participated in the Long-Term Award Plan. Bonuses under this plan are determined by the following formula: the product of the average of the individual's performance ratings over the three-year period times a corporate factor for the three-year period times a long-term bonus standard. The determination of the bonus standards is the same as under Top Executive Long-Term Award Plan. The corporate factor for this plan is determined by relating Rohm and Haas's three-year return on equity (adjusted for various unusual items) to the three-year return on equity of companies in the Value-Line Industrial Composite and to an absolute return on equity standard set by the Committee at 13%. For the cycle ending in 1998, the long-term corporate factor was 1.476.

     STOCK -- Subject to stockholder approval, participants in the 1999 Rohm and Haas Stock Plan received stock options with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. The Committee determines guidelines for the granting of stock options so that the value of the stock options granted combined with long-term bonus awards would pay slightly below the median of total long-term compensation of other industrial companies of generally the same size and profitability at target performance. Stock options are granted to approximately 60 executives. Seven executive officers received a portion of their annual and long-term bonuses in restricted stock in lieu of cash. The restrictions lapse after a five-year period.

     BENEFITS -- The benefits provided for executives are in line with those of all parent company employees and with those provided by other large chemical companies.

PERFORMANCE OF ROHM AND HAAS AND ITS CHIEF EXECUTIVE OFFICER

     Chairman and Chief Executive Officer J. Lawrence Wilson again led Rohm and Haas to a consistently strong financial performance in spite of adverse economic conditions in parts of the world. In 1998, return on shareholders equity of 25% and return on assets of 13% surpassed all previous company records.

     Under his leadership, Rohm and Haas reorganized into three business groups -- Performance Polymers, Chemical Specialties and Electronic
Materials -- and defined specific growth strategies for each. During 1998 and into early 1999, Rohm and Haas accelerated the growth of its Electronic Materials business group, more than doubling annual sales from approximately $400 million to more than $1 billion, upon the completion of the announced Morton acquisition later in 1999.

     The pending acquisition of Morton itself is a singularly transforming step for Rohm and Haas, one which will increase annual sales to $6.7 billion and earn a place among the world's leading specialty chemical companies. Mr. Wilson's leadership of the Chairman's Committee in 1998, which eventually became the Executive Council, helped ensure the unified focus of senior management toward fulfilling Rohm and Haas's overriding objective of profitable growth and led to the agreement with Morton.

     Just as important, Rohm and Haas reported an excellent safety performance in 1998, and increased momentum toward its objective of an injury-free workplace.

     In the opinion of the Executive Compensation Committee, Mr. Wilson's performance in 1998 greatly exceeded the objectives and performance expectations established for the year and exemplified the highest standards of personal and business integrity.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Committee established a salary increase of $60,000 early in 1998 for Mr. Wilson based on the increase in Rohm and Haas's salary ranges between 1997 and 1998, Mr. Wilson's long-term performance and the Committee's expectations of his performance during 1999.

     Mr. Wilson's annual bonus for 1998 was determined by multiplying the corporate return on net assets performance multiplier of 113.4% times the bonus standard established by the Committee at the beginning of the year resulting in $1,524,493, half paid in cash and half paid in restricted stock.

     Mr. Wilson's long-term bonus for the 1996-98 period was the product of the three-year corporate performance factor of 1.034 times a long-term bonus standard established by the Committee before the beginning of the period. Half of the resulting $281,682 award was paid in cash and half in restricted stock.

     Mr. Wilson's 1998 stock option grant followed the Committee's guidelines and has an exercise price equal to the fair market price on the date granted.

     Executive Compensation Committee -- Daniel B. Burke, Chairman, William J. Avery, Jorge P. Montoya, Gilbert S. Omenn, Sandra O. Moose, Alan Schriesheim.

             CUMULATIVE TOTAL RETURN TO ROHM AND HAAS STOCKHOLDERS
              ROHM AND HAAS, S&P 500 INDEX, S&P CHEMICAL INDEX AND
                          S&P SPECIALTY CHEMICAL INDEX

CUMULATIVE TOTAL RETURN TO STOCKHOLDERS, 1994-1998

                                                ROH                  S&P 500               S&P CHEM.           S&P SPEC. CHEM.
                                                ---                  -------               ---------           ---------------
DEC-93                                         100.00                 100.00                 100.00                 100.00
JAN-94                                          96.01                 103.40                 110.36                 107.51
FEB-94                                         103.40                 100.59                 108.19                 106.41
MAR-94                                          92.37                 103.78                 105.91                  98.54
APR-94                                          96.81                  97.45                 112.17                  91.92
MAY-94                                         103.53                  99.04                 119.37                  86.25
JUN-94                                         105.87                  96.62                 114.64                  83.13
JUL-94                                         110.12                  99.79                 119.23                  88.50
AUG-94                                         106.50                 103.87                 125.14                  90.09
SEP-94                                          97.73                 100.34                 123.15                  87.51
OCT-94                                         103.92                 103.61                 123.08                  86.92
NOV-94                                          95.96                  99.84                 111.73                  82.63
DEC-94                                          99.33                  99.84                 115.74                  85.73
JAN-95                                          93.38                 103.94                 110.44                  86.37
FEB-95                                          97.24                 107.99                 119.44                  92.06
MAR-95                                         112.23                 111.17                 127.51                  97.28
APR-95                                         100.71                 114.44                 131.63                  99.75
MAY-95                                         102.65                 119.00                 136.27                 107.62
JUN-95                                          95.68                 121.77                 138.23                 104.69
JUL-95                                         100.34                 125.80                 140.79                 107.55
AUG-95                                         105.99                 131.44                 146.05                 111.38
SEP-95                                          96.99                 130.97                 137.24                 110.56
OCT-95                                         106.49                 136.71                 146.56                 102.40
NOV-95                                         113.78                 139.34                 151.07                 110.54
DEC-95                                         104.89                 144.08                 161.54                 110.90
JAN-96                                         122.39                 145.42                 166.99                 115.09
FEB-96                                         123.78                 146.82                 180.44                 120.34
MAR-96                                         118.23                 148.98                 177.59                 123.85
APR-96                                         118.00                 152.82                 140.47                 120.35
MAY-96                                         121.18                 153.40                 175.66                 120.54
JUN-96                                         123.23                 146.63                 172.40                 116.42
JUL-96                                         106.42                 149.73                 168.69                 108.07
AUG-96                                         112.59                 158.15                 175.05                 109.48
SEP-96                                         118.00                 162.51                 187.98                 117.81
OCT-96                                         128.58                 174.78                 192.10                 113.33
NOV-96                                         144.25                 171.32                 201.21                 118.20
DEC-96                                         147.88                 126.12                 196.21                 112.14
JAN-97                                         148.56                 182.01                 209.13                 110.32
FEB-97                                         167.49                 183.44                 210.60                 114.72
MAR-97                                         136.61                 175.92                 206.01                 109.53
APR-97                                         151.56                 186.41                 140.47                 108.10
MAY-97                                         157.84                 197.75                 222.46                 115.77
JUN-97                                         164.82                 206.61                 240.32                 123.07
JUL-97                                         179.34                 223.04                 260.03                 129.53
AUG-97                                         176.25                 210.56                 242.23                 127.83
SEP-97                                         176.48                 222.08                 240.55                 130.50
OCT-97                                         153.26                 214.68                 229.97                 125.71
NOV-97                                         170.04                 224.60                 242.06                 129.17
DEC-97                                         177.10                 228.46                 242.26                 136.45
JAN-98                                         158.60                 230.98                 234.75                 128.49
FEB-98                                         189.58                 247.63                 253.40                 135.25
MAR-98                                         192.02                 260.30                 270.88                 136.50
APR-98                                         200.38                 262.92                 280.79                 138.28
MAY-98                                         205.15                 258.41                 290.45                 130.51
JUN-98                                         193.94                 268.90                 284.25                 121.38
JUL-98                                         181.81                 266.04                 254.99                 114.00
AUG-98                                         162.16                 227.62                 230.71                 101.06
SEP-98                                         156.76                 242.20                 233.10                 100.78
OCT-98                                         190.23                 261.88                 230.93                 111.32
NOV-98                                         198.29                 277.75                 240.98                 117.50
DEC-98                                         170.67                 293.74                 226.69                 113.96

Source:  Standard & Poor

This comparison of five-year cumulative total return assumes $100 invested on December 31, 1993 in Rohm and Haas common stock, S&P 500 Composite Index, S&P Chemical Index and S&P Specialty Chemical Index and the reinvestment of dividends.

                         ROHM AND HAAS STOCK OWNERSHIP

     The following table lists the beneficial owners of more than 5% of the outstanding shares of Rohm and Haas common stock and preferred stock of Rohm and Haas as of April 26, 1999.

                                                             SHARES       PERCENTAGE
                                                          BENEFICIALLY     OF CLASS
STOCKHOLDERS                                   CLASS         OWNED        OUTSTANDING
------------                                 ---------    ------------    -----------
John C. Haas, John O. Haas, William D. Haas
  and Thomas W. Haas and two income trusts
  of which they, together with Mellon Bank
  N.A., are trustees(1)....................   common      31,048,890(2)      18.46%
Four charitable income trusts of which John
  C. Haas, John O. Haas, William D. Haas
  and Thomas W. Haas, together or
  individually, are trustees with
  others(1)................................   common      34,458,444(3)      20.49%
Rohm and Haas Company Employee Stock
  Ownership Plan(4),
  100 Independence Mall West,
  Philadelphia, PA 19106...................   common        17,495,230       10.40%
J.P. Morgan & Co. Incorporated,
  60 Wall Street,
  New York, NY 10260.......................   common        11,217,513        6.67%
Lucia H. Shipley and Charles R. Shipley,
  Jr.(5)...................................  preferred         919,479       71.36%
William H. MacCrellish, Jr.(6).............  preferred          70,145        5.44%
Rohm and Haas Company Pension Plan,
  100 Independence Mall West,
  Philadelphia, PA 19106...................  preferred         188,680       14.64%

-------------------------

(1) John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of Rohm and Haas. John O. Haas, 425 Lombard St., Philadelphia, PA 19147, William D. Haas, P. O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 100 Independence Mall West, Philadelphia, PA 19106, are the sons of the late F. Otto Haas and the nephews of John C. Haas.

(2) John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas, and their spouses, own directly 373,755, 376,878, 318,360 and 595,113 shares respectively. Together with Mellon Bank they have voting and investment power over 29,384,784 shares in the two income trusts.

(3) John C. Haas has sole voting power, and together with John O. Haas, William
    D. Haas, Thomas W. Haas and First Union National Bank, has investment power over 27,490,140 shares in two charitable trusts. John C. Haas shares voting and investment power with other trustees in a third charitable trust holding 3,484,152 shares and John O. Haas, William D. Haas and Thomas W. Haas share voting and investment power with another trustee in a fourth charitable trust holding 3,484,152 shares. They disclaim beneficial interest in these trusts.

(4) 4,133,900 of the shares have been allocated to employee accounts.

(5) Lucia H. Shipley and Charles R. Shipley, Jr., 3507 West Gulf Drive, Sanibel, FL 33957, are spouses. The Lucia H. Shipley 1993 Revocable Trust, of which Mrs. Shipley is the trustee, and the Charles R. Shipley, Jr. 1993 Revocable Trust, of which Mr. Shipley is the trustee, own 534,742 and 534,737 shares, respectively, of preferred stock.

(6) Mr. MacCrellish, Of Counsel to Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110-2699, owns directly 5,000 shares of preferred stock and together with others shares investment and voting power in 65,331 shares of preferred stock held by the Shipley Company Profit-Sharing Plan and eight Shipley family trusts of which he is a director and trustee, respectively. He disclaims beneficial interest in the trusts and the Savings Plan.

EXECUTIVE OFFICERS AND DIRECTORS

     Stock Ownership Guidelines -- Effective January 1, 1997, the Rohm and Haas board of directors approved stock ownership guidelines requiring all executives to own amounts of Rohm and Haas common stock equal to one-half to 5 times the amount of annual salary, depending on the executive's level. Executives have three years to bring their stock holdings up to the required level.

     Ownership -- The following table lists the shares of Rohm and Haas common stock owned by the listed executive officers, the directors and all executive officers and directors as a group as of April 26, 1999.

                                              NUMBER OF       NUMBER OF
                             NUMBER OF      DEFERRED STOCK   EXERCISABLE   TOTAL BENEFICIAL
NAME                      SHARES OWNED(1)      UNITS(2)        OPTIONS     STOCK OWNERSHIP
----                      ---------------   --------------   -----------   ----------------
W. J. Avery.............         1,500        5,741.1809           N/A          7,241.1809
D. B. Burke(3)..........         9,354       12,312.2885           N/A         21,666.2885
J. M. Fitzpatrick.......        44,517          411.5084        70,875        115,803.5084
E. G. Graves............         7,239        7,616.6152           N/A         14,855.6152
R. L. Gupta.............        46,807          417.0314        63,465        110,689.0314
D.W. Haas(4)............     3,815,301               N/A           N/A      3,815,301.0000
T.W. Haas(4)............    60,954,189               N/A           N/A     60,954,189.0000
J. A. Henderson.........         6,615        9,183.7831           N/A         15,798.7831
J.H. McArthur...........             0        9,552.3008           N/A          9,552.3008
J. P. Montoya...........         1,257        9,076.2034           N/A         10,333.2034
S. O. Moose.............         7,116        6,414.5738           N/A         13,530.5738
J. P. Mulroney(5).......       168,590          906.3874       171,675        341,171.3874
G. S. Omenn.............        12,855       10,768.6592           N/A         23,623.6592
R. H. Schmitz...........         1,824        5,808.6917           N/A          7,632.6917
A. Schriesheim..........         6,615        8,110.7948           N/A         14,725.7948
B. A. Vassiliou(5)......        31,113               N/A        82,206        113,319.0000
M. C. Whittington.......        10,383        5,427.9899           N/A         15,810.9899
J. L. Wilson(6).........       214,906        1,341.2783       330,753        547,000.2783
All executive officers
  and directors as a
  group(4)..............       541,089       93,814.9542       715,784      1,350,687.9542(7)

-------------------------

(1) Shares owned by officers include shares allocated under Rohm and Haas savings plan or ESOP

(2) Deferred Stock Units owned by directors are shares granted under the 1997 Non-Employee Directors' Stock Plan; Deferred Stock Units owned by officers are shares allocated under the Non-Qualified Savings Plan.

(3) Mr. Burke, a director and member of the Executive Compensation, Nominating and Strategic Planning Committees, has reached mandatory retirement age and is not standing for reelection.

(4) Mr. David W. Haas and Mr. Thomas W. Haas are nominees for the board of directors. Their stock ownership is not included in the "All executive officers and directors as a group." Mr. David Haas owns directly 331,149 shares and shares voting and investment power with other trustees in a charitable trust holding 3,484,152 shares. He disclaims beneficial ownership in the charitable trust. Mr. Thomas Haas and his spouse own directly 595,113 shares. He shares voting and investment power with other trustees in two income trusts holding 29,384,784 shares. He shares voting and investment power with other trustees in a charitable trust holding 3,484,152 shares and investment power with other trustees in a charitable trust holding 3,484,152 shares and shares investment power with other trustees in two charitable trusts holding 27,490,140 shares. He disclaims beneficial interest in the charitable trusts.

(5) Mr. Mulroney and Dr. Vassiliou retired as of December 31, 1998.

(6) During 1998, Mr. and Mrs. Wilson contributed Rohm and Haas stock to a private charitable foundation which currently holds 37,744 shares of Rohm and Haas stock.

(7) All executive officers and directors as a group own 0.79% of the outstanding Rohm and Haas common stock.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Rohm and Haas believes that all its executive officers and directors have complied with all Section 16 filing requirements during 1998.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal submitted to Rohm and Haas for inclusion in the proxy statement and proxy relating to the 2000 annual meeting of stockholders and notice of any matter which a stockholder intends to bring before that meeting must be received by the Secretary of Rohm and Haas no later than January 21, 2000. Under the Rohm and Haas by-laws, no matter may be brought before, or acted upon at, any meeting of stockholders except as directed by the board of directors or upon motion of any stockholder who has provided the notice required by the by-laws to the Secretary of Rohm and Haas of that intent (a) in the case of the annual meeting of stockholders, by the date as may be specified in the proxy statement for the prior year's annual meeting of stockholders, or (b) in the case of a meeting other than the annual meeting of stockholders, not less than 60 nor more than 90 days prior to the meeting date. The chairman of the meeting has the authority to determine whether any matter may be properly brought before, or acted upon at, the meeting.

     In view of the expected timing of the merger, Morton does not expect to hold an annual meeting of shareholders in 1999. In the event Morton does hold an annual meeting of shareholders in 1999, any shareholder proposals submitted for inclusion in Morton's proxy materials for that meeting must be received by the Corporate Secretary of Morton no later than May 14, 1999 in order to be considered for inclusion in the proxy materials. Morton's by-laws establish advance notice procedures for shareholder nominations of directors and for other business brought by shareholders before an annual meeting. Notices must comply with the by-law requirements and, for the 1999 annual meeting, if held, must be received by Morton's Corporate Secretary between July 24, 1999 and August 24, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     Rohm and Haas and Morton file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov".

     Rohm and Haas filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Rohm and Haas common stock to be issued to Morton shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Rohm and Haas in addition to being a proxy statement of Rohm and Haas and information statement of Morton for the Rohm and Haas and Morton meetings. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Rohm and Haas, Morton and LeaRonal have previously filed with the Securities and Exchange Commission. These documents contain important information about these companies and their finances.

ROHM AND HAAS SEC FILINGS (FILE NO. 1-3507)                   PERIOD
-------------------------------------------                   ------
Annual Report on Form 10-K                     Year ended December 31, 1998 (as
                                               amended on April 30, 1999)
Quarterly Report on Form 10-Q                  Quarter ended March 31, 1999
Current Reports on Form 8-K                    Filed on January 26, 1999 and
                                               February 2, 1999
Registration Statements                        Form 8-A of Rohm and Haas setting
                                               forth a description of Rohm and Haas
                                               common stock filed on April 14, 1975
                                               (as amended on April 21, 1975)

MORTON SEC FILINGS (FILE NO. 1-12825)                   PERIOD
-------------------------------------                   ------
Annual Report on Form 10-K               Year ended June 30, 1998
Quarterly Reports on Form 10-Q           Quarters ended September 30, 1998,
                                         December 31, 1998 and March 31, 1999
Current Report on Form 8-K               Filed on February 2, 1999

LEARONAL SEC FILINGS (FILE NO. 1-06291)                   PERIOD
---------------------------------------                   ------
Annual Report on Form 10-K                 Year ended February 28, 1998
Quarterly Reports on Form 10-Q             Quarters ended May 31, 1998, August
                                           31, 1998 and November 30, 1998
Current Reports on Form 8-K                Filed on December 24, 1998 and
                                           February 2, 1999

     We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the date of this document and the date of the Rohm and Haas and Morton meetings.

     Rohm and Haas has supplied all information contained or incorporated by reference in this document relating to Rohm and Haas, and Morton has supplied all the information relating to Morton.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission or the Securities and Exchange Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

ROHM AND HAAS COMPANY                   MORTON INTERNATIONAL, INC.
100 INDEPENDENCE MALL WEST              100 NORTH RIVERSIDE PLAZA
PHILADELPHIA, PENNSYLVANIA 19106        CHICAGO, ILLINOIS 60606
(215) 592-3000                          (312) 807-2165
ATTENTION: COMMUNICATIONS DEPARTMENT    ATTENTION: COMPANY LITERATURE

     If you would like to request documents from us, please do so by June 14, 1999 to receive them before the Rohm and Haas and Morton meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE ROHM AND HAAS PROPOSALS AND MORTON'S MERGER PROPOSAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED MAY 21, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS DOCUMENT, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE ISSUANCE OF ROHM AND HAAS COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A

                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             ROHM AND HAAS COMPANY

                           GERSHWIN ACQUISITION CORP.

                                      AND

                           MORTON INTERNATIONAL, INC.

                          DATED AS OF JANUARY 31, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Article I
THE OFFER
SECTION 1.1   The Offer.....................................   A-1
SECTION 1.2   Company Action................................   A-3
Article II
THE MERGER
SECTION 2.1   The Merger....................................   A-3
SECTION 2.2   Effective Time................................   A-4
SECTION 2.3   Effects of the Merger.........................   A-4
SECTION 2.4   Articles of Incorporation; By-Laws............   A-4
SECTION 2.5   Directors and Officers........................   A-4
SECTION 2.6   Conversion of Securities......................   A-4
SECTION 2.7   Treatment of Options; Stock Plans.............   A-6
SECTION 2.8   Surrender of Shares; Stock Transfer Books.....   A-7
SECTION 2.9   Distributions with Respect to Unexchanged
  Shares....................................................   A-9
SECTION 2.10  No Further Ownership in Company Common
  Stock.....................................................   A-9
SECTION 2.11  Fractional Shares.............................   A-9
SECTION 2.12  Lost Certificates.............................   A-9
SECTION 2.13  Withholding Rights............................  A-10
SECTION 2.14  Alternative Merger Consideration..............  A-10
Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1   Organization and Qualification................  A-11
SECTION 3.2   Articles of Incorporation and By-Laws.........  A-11
SECTION 3.3   Capitalization................................  A-11
SECTION 3.4   Authority Relative to This Agreement..........  A-13
SECTION 3.5   No Conflict; Required Filings and Consents....  A-14
SECTION 3.6   Compliance; Permits...........................  A-14
SECTION 3.7   SEC Filings; Financial Statements.............  A-15
SECTION 3.8   Absence of Certain Changes or Events..........  A-16
SECTION 3.9   Absence of Litigation.........................  A-16
SECTION 3.10  Employee Benefit Plans........................  A-17
SECTION 3.11  Tax Matters...................................  A-18
SECTION 3.12  Offer Documents; Proxy Statement..............  A-19
SECTION 3.13  Environmental Matters.........................  A-20
SECTION 3.14  Year 2000.....................................  A-22
SECTION 3.15  Intellectual Property.........................  A-22
SECTION 3.16  Contracts.....................................  A-23

                                                              PAGE
                                                              ----
SECTION 3.17  Opinion of Company Financial Adviser..........  A-23
SECTION 3.18  Brokers.......................................  A-23
Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
SECTION 4.1   Organization and Qualification................  A-24
SECTION 4.2   Certificate of Incorporation and By-Laws......  A-24
SECTION 4.3   Capitalization................................  A-24
SECTION 4.4   Authority Relative to This Agreement..........  A-25
SECTION 4.5   No Conflict; Required Filings and Consents....  A-26
SECTION 4.6   SEC Filings; Financial Statements.............  A-27
SECTION 4.7   Absence of Certain Changes or Events..........  A-28
SECTION 4.8   Offer Documents; Proxy Statement..............  A-28
SECTION 4.9   Brokers.......................................  A-29
SECTION 4.10  Operations of Purchaser.......................  A-29
SECTION 4.11  Opinion of Parent Financial Adviser...........  A-29
SECTION 4.12  Funds.........................................  A-29
SECTION 4.13  Compliance; Permits...........................  A-29
SECTION 4.14  Absence of Litigation.........................  A-30
SECTION 4.15  Employee Benefit Plans........................  A-30
SECTION 4.16  Environmental Matters.........................  A-31
SECTION 4.17  Contracts.....................................  A-32
Article V
CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 5.1   Conduct of Business of the Company Pending the
  Merger....................................................  A-32
SECTION 5.2   Conduct of Business of Parent Pending the
  Merger....................................................  A-35
SECTION 5.3   Coordination of Dividends.....................  A-36
Article VI
ADDITIONAL AGREEMENTS
SECTION 6.1   Meetings......................................  A-36
SECTION 6.2   Proxy Statement; Registration Statement.......  A-37
SECTION 6.3   Company Board Representation; Section 14(f)...  A-37
SECTION 6.4   Confidentiality...............................  A-38
SECTION 6.5   No Solicitation of Transactions...............  A-39
SECTION 6.6   Employee Benefits Matters.....................  A-40
SECTION 6.7   Directors' and Officers' Indemnification and
  Insurance.................................................  A-41
SECTION 6.8   Notification of Certain Matters...............  A-42
SECTION 6.9   Further Action; Reasonable Best Efforts.......  A-42
SECTION 6.10  Public Announcements..........................  A-43
SECTION 6.11  Affiliates....................................  A-43
SECTION 6.12  Stock Exchange Listing........................  A-44

                                                              PAGE
                                                              ----
SECTION 6.13  Accountants' Letters..........................  A-44
SECTION 6.14  Parent Board of Directors.....................  A-44
SECTION 6.15  Alternative Transaction Structure.............  A-44
SECTION 6.16  Delivery of List of Company Plans.............  A-45
Article VII
CONDITIONS OF MERGER
SECTION 7.1   Conditions to Obligation of Each Party to
  Effect the Merger.........................................  A-45
SECTION 7.2   Additional Conditions to Obligation of Parent
              and Purchaser to Effect the Merger............  A-46
SECTION 7.3   Additional Conditions to Obligation of the
              Company to Effect the   Merger................  A-46
Article VIII
TERMINATION, AMENDMENT AND WAIVER
SECTION 8.1   Termination...................................  A-47
SECTION 8.2   Effect of Termination.........................  A-49
SECTION 8.3   Fees and Expenses.............................  A-49
SECTION 8.4   Amendment.....................................  A-50
SECTION 8.5   Waiver........................................  A-50
Article IX
GENERAL PROVISIONS
SECTION 9.1   Non-Survival of Representations, Warranties
  and Agreements............................................  A-51
SECTION 9.2   Notices.......................................  A-51
SECTION 9.3   Certain Definitions...........................  A-51
SECTION 9.4   Severability..................................  A-52
SECTION 9.5   Entire Agreement; Assignment..................  A-52
SECTION 9.6   Parties in Interest...........................  A-53
SECTION 9.7   Governing Law; Submission to Jurisdiction.....  A-53
SECTION 9.8   Headings......................................  A-53
SECTION 9.9   Counterparts..................................  A-53

Annex A        --  Offer Conditions
Exhibit 2.4    --  Form of Articles of Incorporation of the Surviving
                   Corporation
Exhibit 6.11   --  Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1999 (the "Agreement"), among ROHM AND HAAS COMPANY, a Delaware corporation ("Parent"), GERSHWIN ACQUISITION CORP., an Indiana corporation and a wholly owned subsidiary of Parent ("Purchaser"), and MORTON INTERNATIONAL, INC., an Indiana corporation (the "Company").

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the shareholders of the Company for the Company to enter into this Agreement with Parent and Purchaser, providing for the offer (the "Offer") by Purchaser to purchase up to 80,916,766 shares of Company Common Stock (as defined in Section 1.1) and associated Rights (as defined in Section 1.1) pursuant to the Offer (as defined in Section 1.1), as described herein, and the merger (the "Merger") of Purchaser with the Company in accordance with the Business Corporation Law of the State of Indiana ("BCL"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of Parent has approved the Offer and the Merger of Purchaser with the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the Board of Directors of Purchaser has approved the Offer and the Merger of Purchaser with the Company in accordance with the BCL, in each case, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   Article I

                                   THE OFFER

     SECTION 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and subject to the satisfaction of the conditions set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall, as soon as reasonably practicable after the date hereof (and in any event within five business days from the date of public announcement of the execution hereof), commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash up to 80,916,766 of the issued and outstanding shares of Common Stock, par value $1.00 per share ("Company Common Stock"), of the Company and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 24, 1997, between the Company and First Chicago Trust Company of New York (the "Rights Agreement") at a price of $37.125 per share of Company Common Stock, net to the seller in cash. The obligation of Purchaser to accept for payment shares of Company Common Stock tendered pursuant to the Offer shall be subject only to the satisfaction or waiver by Purchaser of the Offer Conditions. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer; provided that, unless previously approved by the Company in writing, no change may be made which changes the Minimum Condition or decreases the price per share of Company Common Stock payable in the Offer, changes the form of consideration payable in the Offer, increases or reduces the maximum number (80,916,766 Shares) of shares of Company Common Stock to be purchased in the Offer (the "Maximum Offer Number"), amends the Offer Conditions or imposes conditions to the Offer in addition to the Offer Conditions, or makes other changes to the terms or conditions to the Offer that are adverse to the holders of Company Common Stock. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will accept for payment and pay for shares of Company Common Stock as soon as it is permitted to do so under applicable law. The Offer shall initially be scheduled to expire 20 business days following the commencement thereof, provided that, unless this Agreement has been terminated pursuant to Section 8.1 and subject to Section 1.1(b), Purchaser shall extend the Offer from time to time in the event that, at a then-scheduled expiration date, all of the Offer Conditions have not been satisfied or waived as permitted pursuant to this Agreement, each such extension not to exceed (unless otherwise consented to in writing by the Company) the lesser of 10 additional business days or such fewer number of days that Purchaser reasonably believes are necessary to cause the Offer Conditions to be satisfied. It is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or Parent constituting a breach of this Agreement). Except as provided in Section 1.1(b) or 1.1(d), Purchaser shall not terminate the Offer without purchasing shares of Company Common Stock pursuant to the Offer.

     (b) If, on April 2, 1999 (subject to extension pursuant to the proviso to this sentence, the "Final Expiration Date"), Purchaser has not consummated the Offer in accordance with its terms, Purchaser shall thereupon terminate the Offer without the acceptance of any Shares previously tendered and the parties shall, upon the terms and conditions hereof, seek to consummate the Merger; provided, however, that the Final Expiration Date may be further extended by Parent, but in no event beyond April 17, 1999, if Parent reasonably believes that the required regulatory approvals pursuant to the HSR Act (as defined in Section 3.5(b)) and the notification of and approval by the European Commission under the EU Council Regulation 4064/89, as amended (the "EU Approval"), will be obtained during such extended period. If, at the Final Expiration Date, all Offer Conditions have not been satisfied, Purchaser shall, unless Parent and the Company otherwise agree, terminate the Offer, and the parties shall, subject to the terms and conditions hereof, seek to consummate the Merger.

     (c) As soon as reasonably practicable on the date the Offer is commenced, Purchaser shall file a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the Securities and Exchange Commission (the "SEC"). The Schedule 14D-1 shall contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Offer Documents and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. Parent and Purchaser agree that the Company and its counsel shall be given an opportunity to review the Schedule 14D-1 before it is filed with the SEC. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws.

     (d) In the event that this Agreement has been terminated pursuant to
Section 8.1, Purchaser shall, and Parent shall cause Purchaser to, promptly terminate the Offer without accepting any shares of Company Common Stock for payment. Parent will provide the Company with a copy of any comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly following receipt thereof.

     SECTION 1.2 Company Action. (a) The Company shall use its reasonable best efforts to cause Goldman, Sachs & Co. (the "Company Financial Adviser") to permit the inclusion of the fairness opinion referred to in Section 3.17 (or a reference thereto) in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.12 and a reference to such opinion in the Offer Documents. Except to the extent otherwise required by the fiduciary duties of the Board of Directors of the Company under applicable law, the Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in Section 3.4.

     (b) The Company shall file with the SEC, contemporaneously with the commencement of the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the
Schedule 14D-9 to the shareholders of the Company. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws.

     (c) In connection with the Offer, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of shares of Company Common Stock, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of shareholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of shares of Company Common Stock. Subject to the requirements of applicable law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Purchaser and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

                                   Article II

                                   THE MERGER

     SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the BCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the

Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, any direct or indirect wholly owned subsidiary of Parent other than Purchaser may be merged with and into the Company instead of the Purchaser (provided that such election shall not delay the consummation of the Merger or adversely affect the benefits of the Merger to the Company and its shareholders). As a condition of such an election, the parties (and such additional subsidiary) shall execute an appropriate amendment to this Agreement in order to reflect such election.

     SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Indiana, in such form as required by and executed in accordance with the relevant provisions of the BCL (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Indiana (or such later time as is specified in the Articles of Merger as agreed between Parent and the Company) being the "Effective Time").

     SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the BCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.4 Articles of Incorporation; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in
Exhibit 2.4 hereto and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the BCL.

     (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of Purchaser shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by law.

     SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

     SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

          (a) Subject to Section 2.14, if Purchaser shall have purchased, pursuant to the Offer, the Maximum Offer Number of shares of Company Common Stock, each share of Company Common Stock (each, a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(c)) shall be cancelled, extinguished and converted into the right to receive a number (rounded to the nearest one-millionth of a share) of fully paid and nonassessable shares of common stock, par value $2.50 per share ("Parent Common Stock"), of Parent equal to the Exchange Ratio (as defined below).

          (b) Subject to Section 2.14, if the Offer is terminated pursuant to
     Section 1.1(b) or if Purchaser shall have purchased, pursuant to the Offer, less than the Maximum Offer Number of shares of Company Common Stock (the number of Shares so paid for and purchased in the Offer being referred to herein as the "Purchased Share Number"), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(c)) shall be cancelled, extinguished and converted into the right to receive, (i) cash, in an amount equal to the product of Cash Proration Factor One (as defined below) multiplied by $37.125 and (ii) a number (rounded to the nearest one-millionth of a share) of fully paid and non-assessable shares of Parent Common Stock equal to the product of (x) 1 minus Cash Proration Factor One multiplied by (y) the Exchange Ratio.

          (c) Each Share held in the treasury of the Company and each Share owned by Parent or Purchaser, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (d) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common stock of the Surviving Corporation.

          (e) If prior to the Effective Time, Parent or the Company, as the case may be, should (in the case of the Company, after obtaining the consent required by Section 5.1 hereof) split, combine or otherwise reclassify the Parent Common Stock or the Company Common Stock, or pay (or set a record date that is prior to the Effective Time with respect to) a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, or otherwise change the Parent Common Stock or Company Common Stock into any other securities, or make any other such stock dividend or distribution with respect to the Parent Common Stock or the Company Common Stock in capital stock of Parent or the Company or of their respective subsidiaries in respect of the Parent Common Stock or the Company Common Stock, respectively, then the Merger Consideration and the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

     For purposes of this Agreement, "Exchange Ratio" is equal to the number (rounded to the nearest one-millionth) obtained by dividing $37.125 by the Parent Common Stock Price (as defined below); provided that the Exchange Ratio shall not be less than 1.088710 or greater than 1.330645. The "Parent Common Stock Price" is equal to the average per share closing price of the Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Tape for the twenty trading-day period ending on the second trading day prior to the Effective Time. "Cash Proration Factor One" shall be a fraction, of which (A) the numerator is equal to (x) the Maximum Offer Number minus (y) the Purchased Share Number, if any, and (B) the denominator is equal to the number of Shares issued and outstanding immediately prior to the Effective Time (excluding Shares to be cancelled pursuant to Section 2.6(c)) (the "Final Outstanding Number").

The consideration provided for in Sections 2.6(a) and (b), together with the consideration provided for in Section 2.11, is referred to herein as the "Merger Consideration;" provided, that if the Cash Alternative Structure (as defined in Section 6.15) is required to be effected, the term "Merger Consideration" shall instead refer to the consideration provided for in Section 2.14, together with the consideration provided for in Section 2.11. At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist (in the case of the Shares to be cancelled pursuant to Section 2.6(c), without the payment of any consideration therefor), and each certificate (a "Certificate") formerly representing any of such Shares, other than the Shares to be cancelled pursuant to Section 2.6(c), shall thereafter represent only the right to receive the Merger Consideration and the right to receive any distribution or dividends pursuant to Section 2.9.

     SECTION 2.7 Treatment of Options; Stock Plans. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (a) adjust the terms of all outstanding employee or director stock options to purchase shares of Company Common Stock and any related stock appreciation rights ("Company Stock Options") granted under any stock option or stock purchase plan, program or arrangement of the Company and its subsidiaries, including without limitation, the 1989 Incentive Plan and the 1997 Incentive Plan (collectively, the "Stock Plans"), to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall (except to the extent that Parent and the holder of a Company Stock Option otherwise agree prior to the Effective
     Time): (i) if such Company Stock Option is or becomes exercisable before the Merger or as a consequence of the transactions contemplated by this Agreement and the holder of such Company Stock Option shall have elected by written notice to Parent prior to the date 10 business days prior to the Effective Time to receive the payment contemplated by this clause (i), be cancelled in exchange for a payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of $37.125 over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time; provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act any such amount to be paid shall be paid as soon as practicable after the first date payment can be made without liability for such person under Section 16(b) of the Exchange Act; or (ii) with respect to any Company Stock Option not cancelled pursuant to clause (i) above, be deemed to constitute an option to acquire, on the same terms and conditions (including, if any, related stock appreciation rights and limited stock appreciation rights) as were applicable under such Company Stock Option, the number of shares of Parent Common Stock equal to the product of (1) the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option and (2) the Exchange Ratio, at a price per share equal to (1) the exercise price per share for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (2) the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Sections 422 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under any of Sections 422-424 of the

     Code ("qualified stock options"), Parent shall cause the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option to be determined in a good faith effort to comply with Section 424(a) of the Code and provided, further, that if such Company Stock Option had associated with it a stock appreciation right and/or limited stock appreciation right, the number and kind of shares subject to such right and the exercise price thereof shall be adjusted in the same manner as provided above for such Company Stock Option, and the terms and conditions thereof shall otherwise remain the same as they were immediately before the Effective Time;

          (b) except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation; and

          (c) with respect to the Company Stock Options not cancelled pursuant to clause (a)(i) above, Parent shall, as of the Effective Time, reserve for issuance a number of shares of Parent Common Stock equal to the number of shares which may become issuable upon exercise of such Company Stock Options, such number not to be reduced except to the extent such options or related stock appreciation rights are exercised, cancelled or terminated pursuant to their terms. Upon the Effective Time or as soon as reasonably practicable thereafter, Parent shall file with the SEC a Registration Statement or Registration Statements on Form S-8 covering all shares of Parent Common Stock to be issued pursuant to the Company Stock Options and shall cause such Registration Statement to remain effective so long as Parent continues to have a registration statement on Form S-8 outstanding for other Parent Stock Options.

     SECTION 2.8 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company, reasonably satisfactory to the Company, to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant hereto. Promptly following the Effective Time, Parent or Purchaser will deposit with the Exchange Agent certificates representing Parent Common Stock and cash sufficient to make all payments pursuant to Section 2.6(a), 2.6(b) or 2.14 and Section 2.11, and when and as needed, Parent or Purchaser will deposit with the Exchange Agent cash sufficient to make all payments pursuant to Section 2.9. Any such cash shall be invested by the Exchange Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder (other than the Purchaser), as of the Effective Time, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration in respect thereof. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock and the amount of cash, if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement, and such Certificate or Certificates shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on cash payable as Merger Consideration, whether in lieu of fractional shares or otherwise, or cash payable pursuant to Section 2.9, upon the surrender of the Certificates. If any certificate for Parent Common Stock is to be issued in, or if cash is to be remitted to, a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the issuance of certificates for such Parent Common Stock to a person other than the person in whose name the surrendered Certificate is registered, or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash Merger Consideration, if any, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.9, may be issued with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence any applicable stock transfer taxes have been paid.

     (c) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect to any cash portion thereof) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration and any dividends or distributions with respect to the Parent Common Stock payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. None of Parent, Purchaser, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

     SECTION 2.9 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.11 until such holder shall surrender such Certificate in accordance with Section 2.8. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.11 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     SECTION 2.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.11) shall be deemed to have been issued (and paid) in full satisfaction of all rights represented by such Certificates.

     SECTION 2.11 Fractional Shares. (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average closing price of the Parent Common Stock on the NYSE Composite Transactions Tape for the five trading days immediately prior to the Effective Time.

     SECTION 2.12 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such

Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

     SECTION 2.13 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     SECTION 2.14 Alternative Merger Consideration. In the event that the Cash Alternative Structure is required to be effected, then notwithstanding anything to the contrary provided for in Sections 2.6(a) or (b), at the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of Parent Common Stock or Company Common Stock, each Share issued and outstanding immediately prior to the Effective Time (other than Shares canceled pursuant to Section 2.6(c)) shall be cancelled, extinguished and converted into the right to receive:

     (a) If Purchaser shall have purchased, pursuant to the Offer, the Maximum Offer Number, (i) cash, in an amount equal to the product of (x) Cash Proration Factor Two (as defined below), multiplied by (y) the product of the Exchange Ratio and the Adjusted Parent Common Stock Price (as defined below); and (ii) a number (rounded to the nearest ten-thousandth of a share) of fully paid and non-assessable shares of Parent Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y) one minus Cash Proration Factor Two.

     (b) If the Offer is terminated pursuant to Section 1.1(b) or if the Purchased Share Number is less than the Maximum Offer Number, (i) cash, in an amount equal to the sum of (x) the product of Cash Proration Factor One, multiplied by $37.125 plus (y) the product of (A) Cash Proration Factor Two minus Cash Proration Factor One, multiplied by (B) the product of the Exchange Ratio and the Adjusted Parent Common Stock Price and (ii) a number (rounded to the nearest ten-thousandth of a share) of fully paid and non-assessable shares of Parent Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y) one minus Cash Proration Factor Two.

     For purposes of this Section 2.14, "Cash Proration Factor Two" shall be a fraction, of which (A) the numerator is equal to (x) the Final Outstanding Number minus (y) the Maximum Share-for-Share Number and (B) the denominator of which is equal to the Final Outstanding Number. The "Maximum Share-for-Share Number" shall be equal to (A) the maximum number of shares of Parent Common Stock that may be issued by Parent in the Merger without a vote of its stockholders pursuant to the DGCL, the applicable rules of the NYSE or otherwise (taking into account all shares of Parent Common Stock then outstanding or reserved for issuance in connection with any securities, options or rights convertible into, exchangeable or exercisable for Parent Common Stock

(including, without limitation, Company Stock Options not cancelled pursuant to Section 2.7(a)(i) of this Agreement)), divided by (B) the Exchange Ratio. The "Adjusted Parent Common Stock Price" is equal to the average per share closing price of the Parent Common Stock on the NYSE Composite Transactions Tape for the five trading-day period ending on the second trading day prior to the Effective Time.

                                  Article III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Purchaser that, except as set forth in the disclosure schedule delivered by the Company to Purchaser (the "Company Disclosure Schedule") at or prior to the date of execution of this Agreement where the relevance of such disclosure to the applicable representation and warranty is reasonably evident from the nature of the disclosure:

     SECTION 3.1 Organization and Qualification. Each of the Company and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where such failures to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) or prevent or materially delay the consummation of the Offer or the Merger. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect"means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and when used in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

     SECTION 3.2 Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Restated Articles of Incorporation of the Company (the "Articles of Incorporation") and the By-Laws of the Company as currently in effect. No other similar organizational documents are applicable to or binding upon the Company. The Company is not in violation in any material respect of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 3.3 Capitalization. (a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). As of January 29, 1999, (i) 120,771,293 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 19,346,205 shares of Company Common Stock were held in the treasury of the Company and (iii) an aggregate of 7,626,428 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans (as defined in Section 3.10). Since January 29, 1999, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Company Stock Options outstanding as of January 29, 1999. No shares of Company Preferred Stock are issued and outstanding. Except (i) as set forth above, (ii) as a result of the exercise of Company Stock Options outstanding as of January 29, 1999, (iii) with respect to no more than 50,000 options granted to Company employees since January 29, 1999 and prior to the Effective Time consistent with past practice and (iv) Rights issued pursuant to the Rights Plan, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than the Company Plans, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or outstanding material obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any subsidiary. There are no other options, calls, warrants or other similar rights (other than Rights issued pursuant to the Rights Plan), agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights and registration rights. There are no outstanding contractual obligations of the Company or any of its subsidiaries to provide funds in any material amount to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

     (b) Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for such failures to own such shares free and clear as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Parent prior to the date hereof a chart of the subsidiaries of the Company which evidences, among other things, the percentage of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries as of the date hereof. No entity in which the Company owns less than a 50% interest and which is not disclosed in such chart, is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries, taken as a whole.

     (c) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which holders of capital stock of the Company may vote ("Company Voting Debt") are issued and outstanding.

     (d) There are no voting trusts, proxies or other agreements or commitments of any character to which the Company or any of its "significant subsidiaries" (as defined in Regulation S-X) is a party or by which the Company or any of its significant subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its significant subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its significant subsidiaries under the Securities Act.

     SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of all votes entitled to be cast by the Company Common Stock (the "Company Shareholder Approval") and the filing of appropriate merger documents as required by the BCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company by resolutions duly adopted by unanimous vote of the directors present at a meeting duly called and held on January 31, 1999 and not subsequently rescinded or modified in any way has duly (A) approved and adopted this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger), (B) determined that this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger) are fair to and in the best interests of the Company and its shareholders, (C) resolved to recommend that the shareholders of the Company accept the Offer, tender their shares of Company Common Stock to Purchaser thereunder and approve this Agreement and the transactions contemplated hereby and (D) taken all other action necessary to render (i) the limitation on business combinations contained in Chapter 42 and Chapter 43 of the BCL (or any similar provision) and (ii) the supermajority stockholder voting requirements of Article Eighth of the Articles of Incorporation inapplicable to the transactions contemplated hereby, including the Offer and the Merger (it being understood that the Company shall not be deemed to be in breach of clauses (B) or (C) of this sentence if the Board of Directors of the Company shall have withdrawn or modified its recommendation in compliance with the terms and conditions of this Agreement). As a result of the foregoing actions, the only vote required to authorize the Merger is the affirmative vote of the holders of a majority of all votes entitled to be cast by the holders of the Company Common Stock. The Board of Directors of the Company has taken all action necessary to amend the Rights Agreement (subject only to the execution of such amendment by the Rights Agent, which execution the Company shall cause to take place prior to commencement of the Offer) to provide that, (i) so long as this Agreement has not been terminated pursuant to Section 8.1, a Distribution Date (as such term is defined in the Rights Agreement) shall not occur or be deemed to occur, (ii) the Rights shall not separate (to the extent that the Rights Agreement otherwise provides for such separation) or become exercisable, and neither Parent nor Purchaser shall become an Acquiring Person (as such term is defined in the Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the announcement, making or consummation of the Offer, the acquisition of shares of Company Common Stock pursuant to the Offer or the Merger, the consummation of the Merger or any other transactions contemplated by this Agreement and (iii) the Rights shall expire immediately prior to the consummation of the Offer or, if the Offer is not consummated, the Merger. So long as this Agreement has not been terminated pursuant to Section 8.1, no other action is required to prevent the holders of Rights from having any rights under the Rights Agreement as a result of the Offer, the Merger or any other transaction contemplated by this Agreement.

     SECTION 3.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Company do not and will not: (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i),
(ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger and except with respect to change in control or similar acceleration rights under Company Plans as disclosed in the Company SEC Reports (as defined in Section 3.7) filed with the SEC and publicly available prior to the date hereof.

     (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Offer or the Merger or the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, rules and regulations of the NYSE, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the BCL and the filing of the Charter Amendment (as defined in Section 4.4) under the DGCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

     SECTION 3.6 Compliance; Permits. (a) Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or

(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

     (b) Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement and except as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental or regulatory authorities, domestic or foreign, which are necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of, and the Company has not received any written notices or to its knowledge, any oral notices, of violations with respect to, any law, ordinance or regulation of any governmental or regulatory authority, domestic or foreign, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

     SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since March 11, 1997 (together with any other filings on Form 8-K, collectively, including the exhibits thereto, the "Company SEC Reports"), each of which complied when filed in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim consolidated financial statements are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at June 30, 1998, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred since June 30, 1998 which would not, individually or in the aggregate, have a Material Adverse Effect.

     (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any material amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.8 Absence of Certain Changes or Events. Since June 30, 1998, except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the Company and its subsidiaries have in all material respects conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date in the case of clauses (i) and (ii) and from such date through the date of this Agreement, in the case of clauses (iii) through (vii), there has not been: (i) any condition, event or occurrence, other than conditions, events or occurrences which have not had or would not, individually or in the aggregate, have a Material Adverse Effect other than changes or effects due to general economic or industry conditions; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries, except for such damage, destruction or loss as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) any change by the Company in its accounting methods, principles or practices (except to the extent required by applicable accounting principles and SEC rules and regulations); (iv) any material revaluation by the Company of any of its material assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business);
(vi) any declaration, setting aside or payment of any dividends or distributions in respect of the Shares other than the regular quarterly dividend in the amount of $.13 per share; or (vii) any increase (in the case of directors and executive officers of the Company) or any material increase (in the case of other officers, directors and key employees) in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase (in the case of directors and executive officers of the Company) or any material increase (in the case of other officers, directors and key employees) in the compensation payable or to become payable to any present or former directors, officers or key employees of the Company or any of its subsidiaries, except for increases in base compensation and bonuses in the ordinary course of business consistent with past practice.

     SECTION 3.9 Absence of Litigation. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such Claims as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award (collectively, "Orders"), except for such Orders as would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.10 Employee Benefit Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement:

          (a) For purposes of this Agreement, the term "Company Plans" shall include each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, foreign or domestic, oral or written, legally binding or not, under which any current or former employee or director of the Company or any of its subsidiaries, has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability.

          (b) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would reasonably be expected to subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any excise tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan; and (v) all insurance premiums and contributions required to be paid with respect to any Company Plan as of the Closing Date have been or will be timely paid prior thereto and adequate reserves have been provided for in the Company SEC Reports for any premiums or contributions (or portions thereof) attributable to service on or prior to the Closing Date; provided, however, that any representation or warranty made in (i) through (v), above shall, with respect to any Company Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, be limited to the knowledge of the Company.

          (c) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, there has not been an adverse change in the "amount of unfunded benefit liabilities" (as defined in ERISA Section 4001(a)(18)) since June 30, 1998.

          (d) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)): (i) none of the Company, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA that has not been satisfied or, to the knowledge of the Company, would be subject to such liability if, as of the Effective Time, the Company, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section
     4205) from any such multiemployer plan; and (ii) to the knowledge of the Company, no multiemployer plan to which the Company, any of its subsidiaries or any member of their Controlled Group has any liabilities or contributes, is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

          (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (ii) no facts or circumstances exist, to the knowledge of the Company, that could give rise to any such actions, suits or claims and (iii) there is not any matter pending (other than routine qualification determination filings) before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

          (f) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G and whether or not some other subsequent action or event in addition to the transactions contemplated by this Agreement would be required to trigger such payment, acceleration or provision.

     SECTION 3.11 Tax Matters. (a) Except for such failures to file or pay as would not, individually or in the aggregate, have a Materially Adverse Effect or as disclosed in the Company SEC Reports that are publicly available prior to the date hereof, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it in the manner provided by law and has paid, or provided adequate reserves for the payment of (in accordance with generally accepted accounting principles), all Taxes (including interest and penalties) that are due and payable as of the date hereof. All such Tax Returns were true, correct and complete in all material respects. Except (x) as has been disclosed in Schedule 3.11 of the Company Disclosure Schedule, (y) as would not, individually or in the aggregate, have a Material Adverse Effect or (z) as disclosed in the Company SEC Reports that are publicly available prior to the date hereof: (i) no claim for unpaid Taxes has been proposed in writing against the Company and its subsidiaries or has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) as of the date hereof no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority, no audit or other proceeding by any Tax authority has formally commenced and there is no claim or assessment pending, and, to the knowledge of the Company, no notice has been given to the Company and its subsidiaries that such an audit or other proceeding is pending with respect to any Taxes due from or with respect to the Company and its subsidiaries or any Tax Return filed by or with respect to the Company and its subsidiaries; (iii) the United States federal income tax returns of the Company and its subsidiaries have been audited or settled or are closed to assessment;
(iv) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect and no power of attorney granted by or with respect to the Company and its Subsidiaries relating to Taxes is currently in force; (v) neither the Company nor its subsidiaries is a party to or bound by, and does not have any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person; and (vi) none of the Company nor any of its subsidiaries has been a member of an affiliated group (other than the group to which its is currently a member) filing a consolidated federal income Tax Return. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     (b) The Company received a private letter ruling (the "Ruling") from the Internal Revenue Service ("IRS"), dated March 20, 1997 (Reference CC:DOM:CORP:4, PLR-253482-96) as to the United States federal income tax consequences of the Contribution and the Spinoff (each as defined in the Distribution Agreement, dated as of April 30, 1997, between the entity formerly known as Morton International, Inc. ("Old Company") and the Company) and the Ruling has not been revoked. All of the representations and information provided to the IRS with respect to Old Company, the Company or their respective subsidiaries in connection with the Ruling, were correct and complete in all material respects as of the date of the Ruling and, to the knowledge of the Company, as of the date hereof, there has been no breach of such representations or other change in circumstances that would cause the Ruling to be invalid or revoked. No claim has been asserted against Old Company, Autoliv AB, the Company or any of their affiliates with respect to the Contribution and Spinoff which could result in an indemnity obligation of the Company pursuant to the Tax Sharing Agreement dated as of April 30, 1997 by and between Old Company and the Company, or otherwise. At the time of the Contribution and Distribution, there was no plan or intention on the part of the Company to effect transactions that would result in an acquisition of a 50% or greater interest in the voting power or value of the stock of the Company.

     SECTION 3.12 Offer Documents; Proxy Statement. Neither the Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The joint proxy statement to be sent to the shareholders of the Company and the stockholders of Parent in connection with the Company Shareholders Meeting (as defined in Section 6.1) or the Parent Stockholders Meeting (as defined in Section 6.1), as the case may be (such joint proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company shareholders and Parent stockholders and at the time of the Company Shareholders Meeting or the Parent Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Stockholders Meeting which has become false or misleading. The registration statement on Form S-4 of Parent with respect to the issuance of Parent Common Stock in the Merger (the "Registration Statement") will not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the Schedule 14D-9 or the Proxy Statement or the Registration Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.13 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement:
(a) the Company and its subsidiaries have in effect all Environmental Permits (as hereinafter defined) required under applicable Environmental Laws (as hereinafter defined) and necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit. "Environmental Permit" means any permit, license, approval or other authorization under any applicable law, regulation and other requirement of any country, state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases of pollutants, contaminants, hazardous substances, toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

     (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) each of the Company and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and (ii) to the knowledge of the Company, each of the Company's former subsidiaries, while subsidiaries of the Company and their respective properties, assets, businesses and operations, were in compliance with all applicable Environmental Laws and Environmental Permits. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (i) emissions, discharges, releases or threatened releases of Hazardous Material (as hereinafter defined) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

     (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) during the period of ownership or operation by the Company and its subsidiaries of any of their respective current or, to the knowledge of the Company, previously-owned properties, there have been no Releases (as hereinafter defined) of Hazardous Material in, on, under or from such properties, or to its knowledge any surrounding site or any off-site location, and (ii) to its knowledge prior to the period of ownership by the Company and its subsidiaries of any of their respective current or previously-owned properties there were no Releases of Hazardous Material in, on, under or affecting any such property, any surrounding site or any off-site location. The term "Hazardous Material" means (1) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by any applicable Environmental Law, including without limitation, the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
Section 7401 et seq., (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) radioactive materials including, without limitation, source byproduct or special nuclear materials and (5) pesticides. "Releases" means spills, leaks, discharges, disposal, pumping, pouring, emissions, injection, emptying, leaching, dumping or allowing to escape.

     (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) the Company and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent, and whether known or unknown) or Environmental Liabilities (as such terms are hereinafter defined) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company and its subsidiaries are responsible, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any subsidiary or their respective predecessors, and (ii) neither the Company nor any of its subsidiaries has received any written notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies and employees) action, lawsuit, claim, proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce, use, or storage of chemical or other hazardous substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any of its subsidiaries. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including attorneys' fees and court costs.

     SECTION 3.14 Year 2000. To the knowledge of the Company, the software, operations, systems and processes (including, to the knowledge of the Company, software, operations, systems and processes obtained from third parties) which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant (as hereinafter defined), except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

     SECTION 3.15 Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this
Agreement: (a) the Company and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries; and (d) neither the Company nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such

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registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; proprietary writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

     SECTION 3.16 Contracts. Except for employee benefit plans, contracts disclosed in Section 6.17 of the Company Disclosure Schedule and any contracts filed as an exhibit to any Company SEC Reports ("Filed Contracts"), Section 3.16 of the Company Disclosure Schedule lists all oral or written contracts, agreements, arrangements, guarantees, leases and executory commitments that exist as of the date hereof to which the Company or any of its subsidiaries is a party or by which it is bound which are or would be required to be filed as an exhibit to the Company SEC Reports (the listed contracts and the Filed Contracts, the "Contracts"). All of the Contracts governed by the laws of the United States or any state and, to the knowledge of the Company, all of the Contracts governed by the laws of any foreign jurisdiction, are valid and binding obligations of the Company or such subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company or such subsidiary nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.17 Opinion of Company Financial Adviser. The Company has received the opinion of the Company Financial Adviser, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of Shares, other than Parent and Purchaser, pursuant to the Offer and the Merger, taken as a unitary transaction, is fair to such holders from a financial point of view.

     SECTION 3.18 Brokers. No broker, finder or investment banker (other than the Company Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

                                   Article IV

                       REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

     Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that except as set forth in the disclosure schedule delivered by the Parent and

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

Purchaser to the Company at or prior to the date of execution of this Agreement (the "Parent Disclosure Schedule") where the relevance of such disclosure to the applicable representation and warranty is reasonably evident from the nature of the disclosure:

     SECTION 4.1 Organization and Qualification. Each of Parent and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

     SECTION 4.2 Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the Restated Certificate of Incorporation and the By-Laws of Parent and the Articles of Incorporation and By-Laws of the Purchaser, in each case as currently in effect. No other similar organizational documents are applicable to or binding upon Parent or the Purchaser. Neither Parent nor the Purchaser is in violation in any material respect of any of the provisions of its Restated Certificate of Incorporation or By-Laws or Articles of Incorporation or By-Laws, respectively.

     SECTION 4.3 Capitalization. (a) Prior to giving effect to the Charter Amendment, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of January 27, 1999, (i) 167,587,287 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 29,369,853 shares of Parent Common Stock were held in the treasury of Parent, (iii) an aggregate of 3,705,268 shares of Parent Common Stock were reserved (x) for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options issued pursuant to Parent's stock option plans and (y) for issuance under Parent's Non-Qualified Stock Savings Plan and the 1997 Non-Employee Director's Stock Plan and (iv) an aggregate of 3,416,866 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with conversion of the Convertible Preferred Stock (as defined below). Since January 27, 1999, no options to purchase shares of Parent Common Stock have been granted and no shares of Parent Common Stock have been issued except for shares issued pursuant to the exercise of options outstanding as of January 27, 1999. As of the date hereof, 1,457,956 shares of $2.75 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") are issued and outstanding. Except (i) as set forth above, (ii) as a result of options granted after January 27, 1999 to Parent employees from time to time in the ordinary course of business and (iii) as a result of the exercise of options outstanding as of January 27, 1999, there are outstanding (a) no shares of capital stock or other voting securities of Parent, (b) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, (c) no options or other rights to acquire

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

from Parent, and no obligation of Parent to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (d) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (collectively, "Parent Securities"). Upon issuance, the shares of Parent Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive (or similar) rights. Other than Parent stock option plans or benefit plans, programs or arrangements, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no other options, calls, warrants or other similar rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of Parent to which Parent or any of its subsidiaries is a party. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights and registration rights. There are no outstanding contractual obligations of Parent or any of its subsidiaries to provide funds in any material amount to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

     (b) Each of the outstanding shares of capital stock of each of Parent's subsidiaries (including Purchaser) is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another wholly owned subsidiary of Parent and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for such failures to own such shares free and clear as would not, individually or in the aggregate, have a Material Adverse Effect. Parent has delivered to the Company prior to the date hereof a chart of the subsidiaries of Parent which evidences, among other things, the percentage of capital stock or other equity interests owned by Parent, directly or indirectly, in such subsidiaries. No entity in which Parent owns less than a 50% interest and which is not disclosed in such chart, is, individually or when taken together with all such other entities, material to the business of Parent and its subsidiaries, taken as a whole. The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.01 per share, all of which are solely owned by Parent.

     (c) No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which holders of capital stock of Parent may vote are issued and outstanding.

     (d) There are no voting trusts, proxies or other agreements or commitments of any character to which Parent or any of its significant subsidiaries is a party or by which Parent or any of its significant subsidiaries is bound with respect to the voting of any shares of capital stock of Parent or any of its significant subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of Parent or any of its significant subsidiaries under the Securities Act.

     (e) As of the date hereof, Parent and its subsidiaries do not own more than 1,000 shares of Company Common Stock.

     SECTION 4.4 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, in the case of Parent where the Cash Alternative Structure is not required to be effected), (i) the issuance of the shares of Parent Common Stock in the Merger pursuant to this Agreement requires the approval of a majority of the votes cast at a meeting at which there is a quorum by the holders of the Parent Common Stock and the Convertible Preferred Stock, voting together and not as separate classes, and (ii) an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 400 million (the "Charter Amendment") requires the approval of the holders of a majority of the outstanding shares of (A) Parent Common Stock, voting as a class, and (B) Parent Common Stock and Convertible Preferred Stock, voting together and not as separate classes (collectively, the "Parent Stockholder Approval"), and, in the case of Purchaser, the filing of appropriate merger documents as required by the BCL). If the Cash Alternative Structure is required to be effected, no vote of the stockholders of Parent shall be required to authorize this Agreement or to consummate the transactions contemplated hereby, including the issuance of the shares of Parent Common Stock in the Merger pursuant to this Agreement. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, will have adopted a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of shares of Parent Common Stock or options to acquire Parent Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
Section 16. The Board of Directors of Parent by resolutions duly adopted by a unanimous vote of the directors present at a meeting duly called and held and not subsequently rescinded or modified in any way has duly (A) approved and adopted this Agreement and the transactions contemplated hereby (including but not limited to the Offer, the Merger and the Charter Amendment), (B) determined that this Agreement and the transactions contemplated hereby (including but not limited to the Offer, the Merger and the Charter Amendment) are fair to and in the best interests of Parent and (C) resolved to recommend that the stockholders of Parent vote in favor of the matters described in the second preceding sentence. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms.

     SECTION 4.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Parent and Purchaser do not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of Parent or articles of incorporation or by-laws of Purchaser or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and
(iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination,

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

amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

     (b) The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation of the Offer or the Merger or the other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder, rules and regulations of the NYSE, the HSR Act or foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the BCL and the filing of the Charter Amendment under the DGCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

     SECTION 4.6 SEC Filings; Financial Statements. (a) Parent and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1997 (together with any other filings on Form 8-K, collectively, including the exhibits thereto, the "Parent SEC Reports"), each of which complied when filed in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the audited and unaudited consolidated financial statements of Parent (including any related notes thereto) included in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Parent and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim consolidated financial statements are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries at December 31, 1997, including the notes thereto, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred since December 31, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

     (d) Parent has heretofore furnished or made available to the Company a complete and correct copy of any material amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, Parent and its subsidiaries have in all material respects conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date in the case of clauses (i) and (ii) and from such date through the date of this Agreement, in the case of clauses (iii) through (vi), there has not been: (i) any condition, event or occurrence other than conditions, events or occurrences which have not had or would not, individually or in the aggregate, have a Material Adverse Effect other than changes or effects due to general economic and industry conditions; or (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries except for such damage, destruction or loss as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) any change by Parent in its accounting methods, principles or practices (except as required by applicable accounting principles and SEC rules and regulations); (iv) any material revaluation by Parent of any of its assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any entry by Parent or any of its subsidiaries into any commitment or transactions material to Parent and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business); or (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Parent Common Stock other than the regular quarterly dividend in the amount of $.18 per share.

     SECTION 4.8 Offer Documents; Proxy Statement. Neither the Offer Documents nor any of the information supplied by Purchaser or Parent for inclusion in the
Schedule 14D-9 shall, at the respective times such Offer Documents and Schedule 14D-9 are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company Shareholders and Parent Stockholders and at the time of the Company Shareholders Meeting or the Parent Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Stockholders Meeting which has become false or misleading. The Registration Statement will not, at the time the Registration Statement becomes effective under the Securities

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

Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in the Offer Documents, the Proxy Statement or the Registration Statement. The Offer Documents, as amended and supplemented, the Proxy Statement and the Registration Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and the Securities Act and the rules and regulations promulgated thereunder, as applicable.

     SECTION 4.9 Brokers. No broker, finder or investment banker (other than Wasserstein Perella & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

     SECTION 4.10 Operations of Purchaser. Purchaser (and any other wholly owned subsidiary of Parent which may be used to effect the Offer and the Merger pursuant to 2.1) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 4.11 Opinion of Parent Financial Adviser. The Parent has received the opinion of Wasserstein Perella & Co., Inc. (the "Parent Financial Adviser"), dated the date of this Agreement, to the effect that, as of such date, the consideration payable pursuant to the Merger Agreement is fair to Parent from a financial point of view.

     SECTION 4.12 Funds. Parent or Purchaser, at the expiration date of the Offer and at the Effective Time, will have the funds necessary to consummate the Offer and the Merger, respectively.

     SECTION 4.13 Compliance; Permits. (a) Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

     (b) Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement and except as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental or regulatory authorities, domestic or foreign, which are necessary for the operation of the businesses of Parent and its subsidiaries as presently conducted (the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, the

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

businesses of the Parent and its subsidiaries are not being conducted in violation of, and Parent has not received any written notices or, to its knowledge, any oral notices, of violations with respect to, any law, ordinance or regulation of any governmental or regulatory authority, domestic or foreign, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

     SECTION 4.14 Absence of Litigation. Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, there are no Claims pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such Claims as would not, individually or in the aggregate, have a Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any Orders, except for such Orders as would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.15 Employee Benefit Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement:

          (a) For purposes of this Agreement, the term "Parent Plans" shall include each "employee benefit plan" (within the meaning of section 3(3) of the ERISA), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, foreign or domestic, oral or written, legally binding or not, under which any current or former employee or director of Parent or any of its subsidiaries, has any present or future right to benefits or under which Parent or any of its subsidiaries has any present or future liability.

          (b) (i) Each Parent Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations; (ii) each Parent Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would reasonably be expected to subject Parent or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any excise tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Parent Plan;

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

     and (v) all insurance premiums and contributions required to be paid with respect to any Parent Plan as of the Closing Date have been or will be timely paid prior thereto and adequate reserves have been provided for in the Parent SEC Reports for any premiums or contributions (or portions thereof) attributable to service on or prior to the Closing Date; provided, however, that any representation or warranty made in (i) through (v), above shall, with respect to any Parent Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, be limited to the knowledge of Parent.

          (c) With respect to each of the Parent Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, there has not been an adverse change in the "amount of unfunded benefit liabilities" (as defined in ERISA Section 4001(a)(18)) since June 30, 1998.

          (d) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)): (i) none of Parent, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA that has not been satisfied or, to the knowledge of Parent, would be subject to such liability if, as of the Effective Time, Parent, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) to the knowledge of Parent, no multiemployer plan to which Parent, any of its subsidiaries or any member of their Controlled Group has any liabilities or contributes, is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

          (e) With respect to any Parent Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Parent, threatened, (ii) no facts or circumstances exist, to the knowledge of Parent, that could give rise to any such actions, suits or claims and (iii) there is not any matter pending (other than routine qualification determination filings) before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

     SECTION 4.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement:
(a) Parent and its subsidiaries have in effect all Environmental Permits required under applicable Environmental Laws and necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit.

     (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, (i) each of Parent and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and (ii) to the knowledge of Parent, each of Parent's former subsidiaries, while subsidiaries of Parent and their respective properties, assets, businesses and operations, were in compliance with all applicable Environmental Laws and Environmental Permits.

     (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, (i) during the period of ownership or operation by Parent and its

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

subsidiaries of any of their respective current or, to the knowledge of Parent, previously-owned properties, there have been no Releases of Hazardous Material in, on, under or from such properties, or to its knowledge any surrounding site or any off-site location, and (ii) to its knowledge prior to the period of ownership by Parent and its subsidiaries of any of their respective current or previously-owned properties there were no Releases of Hazardous Material in, on, under or affecting any such property, any surrounding site or any off-site location.

     (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, (i) Parent and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent, and whether known or unknown) or Environmental Liabilities (as such terms are hereinafter defined) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which Parent and its subsidiaries are responsible, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of Parent or any subsidiary or their respective predecessors, and (ii) neither Parent nor any of its subsidiaries has received any written notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors.

     SECTION 4.17 Contracts. Except for employee benefit plans, contracts and any contracts filed as an exhibit to any Parent SEC Reports (the "Parent Filed Contracts"), Section 4.17 of the Parent Disclosure Schedule lists all oral or written contracts, agreements, arrangements, guarantees, leases and executory commitments that exist as of the date hereof to which Parent or any of its subsidiaries is a party or by which it is bound which are or would be required to be filed as an exhibit to the Parent SEC Reports (the listed contracts and the filed contracts, the "Contracts"). All of the Contracts governed by the laws of the United States or any state and, to the knowledge of Parent, all of the Contracts governed by the laws of any foreign jurisdiction, are valid and binding obligations of Parent or such subsidiary and, to the knowledge of Parent, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect. Neither Parent or such subsidiary nor, to the knowledge of Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which would not, individually or in the aggregate, have a Material Adverse Effect.

                                   Article V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld) or except as permitted by this Agreement, the businesses of the Company and its subsidiaries shall be conducted in all material respects only in the ordinary course of business and in substantially the same manner as heretofore conducted;

and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers and key employees of the Company and its subsidiaries, to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations, in each case in all material respects. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or commit to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, and except as permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule:

          (a) Amend or otherwise change its Articles of Incorporation or By-Laws or the equivalent organizational documents or the Rights Agreement;

          (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, any Company Voting Debt or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any Company Voting Debt or any other ownership interest (including but not limited to stock appreciation rights or phantom stock) of the Company or any of its subsidiaries (except for the issuance of shares of Company Common Stock (and the related Rights) required to be issued pursuant to the terms of Company Stock Options outstanding as of January 31, 1999) or (B) any assets of the Company or any of its subsidiaries that are, individually or in the aggregate, material to the business of the Company and its subsidiaries, taken as a whole, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

          (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than (1) regular quarterly dividends with usual record and payment dates for dividends consistent with past practice (unless otherwise required by Section 5.3), in an amount not to exceed $.13 per share, (2) dividends by wholly owned subsidiaries of the Company; and (3) dividends required to be paid pursuant to the terms of organizational documents of non-wholly owned subsidiaries in effect on the date hereof;

          (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to Company Stock Options and Stock Plans in accordance with their terms as in effect on the date hereof;

          (e) (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money (including by issuance of debt securities) other than short-term borrowings under the Company's existing credit facilities or issue any debt securities or, other than in the ordinary course of business and in amounts that are not material, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances (other than loans or advances to employees of the Company and its subsidiaries in the

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

     ordinary course of business consistent with past practice or guarantees of obligations of subsidiaries) or make any capital contributions to, or investments in, any other person, other than in the ordinary course of business and in amounts that are not material; (iii) enter into any material contract or agreement other than in the ordinary course of business consistent with past practice; or (iv) authorize any single capital expenditure which is in excess of $10 million or capital expenditures which are, in the aggregate, in excess of $50 million for the Company and its subsidiaries taken as a whole (except to the extent such expenditures are budgeted in the Company's budget as of the date hereof, as set forth in Section 5.1 of the Company Disclosure Schedule);

          (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement and except for renewals in the ordinary course, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages or, in connection with a promotion or change in position granted in the ordinary course, benefits received by employees of the Company or its subsidiaries who are not one of the 50 officers of the Company with the highest base salary in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans or contracts other than in the ordinary course of business consistent with past practice to, or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries (other than an agreement with an employee who is not one of the 50 officers of the Company with the highest base salary), or, except as is required by law, establish, adopt, enter into or amend or terminate any collective bargaining agreement, Company Plan or employee benefit arrangement that would have been Company Plans if they were in effect as of the date hereof, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

          (h) Except as may be required by law, make any material tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Returns that may have a material adverse effect on the tax position of the Company or any of its subsidiaries or settle or compromise any material federal, state, local or foreign Tax liability;

          (i) Settle or compromise any pending or threatened suit, action or claim which is material to the Company or any of its subsidiaries, taken as a whole, or which relates to the transactions contemplated hereby;

          (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

          (k) Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the

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

     payment, discharge or satisfaction (1) in the ordinary course of business and consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements of the Company, (2) of liabilities incurred in the ordinary course of business and consistent with past practice and (3) of liabilities required to be paid, discharged or satisfied;

          (l) Enter into any "non-compete" or similar agreement; or

          (m) Take, or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(l) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken, or would result in any of the conditions set forth in Annex A not being satisfied.

     SECTION 5.2 Conduct of Business of Parent Pending the Merger. Parent covenants and agrees that, during the period from the date hereof to the Effective Time Parent shall use its reasonable best efforts to preserve substantially intact its and its subsidiaries' current business organizations, keep available the services of the present officers and key employees of Parent and its subsidiaries and preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. By way of amplification and not limitation, except as set forth in Section
5.2 of the Parent Disclosure Schedule and except as permitted by this Agreement, neither Parent nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or commit to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld:

          (a) In the case of Parent only, amend or otherwise change its Certificate of Incorporation or By-Laws (other than the Charter Amendment);

          (b) In the case of Parent only, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than regular quarterly dividends with usual record and payment dates consistent with past practice (unless otherwise required by Section 5.3), in an amount not to exceed $.18 per share);

          (c) In the case of Parent only, adopt a plan of complete or partial liquidation or dissolution;

          (d) In the case of Parent only, issue, deliver, sell, dispose of, or authorize or commit to the issuance, sale or disposition of any shares of capital stock of any class, any Parent Voting Debt or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any Parent Voting Debt (except for the issuance of options in the ordinary course consistent with past practice and except for issuances in connection with acquisitions or mergers permitted hereby);

          (e) In the case of Parent only, redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of Parent, other than pursuant to options and benefit plans;

          (f) Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof if (i) the aggregate consideration is in excess of $500 million for any individual transaction and

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

     $750 million for all such transactions or (ii) such acquisition would be reasonably likely to prevent or materially delay the Offer or the Merger; or

          (g) Take, or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.2(a) through 5.2(f) or any action which would be reasonably likely to prevent or materially delay the Offer or the Merger or make any of the representations or warranties of Parent or the Purchaser contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

     SECTION 5.3 Coordination of Dividends. Each of the Company and Parent shall coordinate with the other the declaration and payment of dividends in respect of the Company Common Stock and the Parent Common Stock and the record dates and the payment dates relating thereto, it being the intention of the Company and Parent that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or shares of Parent Common Stock any such holder receives in exchange therefor pursuant to the Merger.

                                   Article VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Meetings. (a) The Company, acting through its Board of Directors, shall in accordance with and subject to applicable law and the Articles of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Company Shareholders Meeting") and (ii) except to the extent otherwise required by the fiduciary duties of the Board of Directors of the Company under applicable law,
(A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and (B) use its reasonable best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its shareholders. Parent shall cause Purchaser to, and Purchaser shall, be present, in person or by proxy at, and vote all shares of Company Common Stock acquired by Purchaser pursuant to the Offer or otherwise owned by Parent or Purchaser (the "Tendered Shares") in favor of the approval of this Agreement at the Company Shareholders Meeting or any adjournment thereof. Between the date of consummation of the Offer and the date of the Company Shareholders Meeting, Parent and Purchaser shall not sell, transfer, dispose of or encumber in any manner or otherwise subject to any voting or other agreement with any third party any of the Tendered Shares or any voting rights with respect thereto. Between the date hereof and the Effective Time, neither Parent nor any of its subsidiaries shall acquire, or agree to acquire, whether in the open market or otherwise, any rights in any equity securities of the Company other than pursuant to the Offer or the Merger.

     (b) Parent, acting through its Board of Directors, shall in accordance with and subject to applicable law and Parent's Certificate of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following the consummation of the Offer for the purpose of considering and taking action on the issuance of the shares of Parent Common Stock and the Charter Amendment (the

"Parent Stockholders Meeting") and (ii) (A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the stockholders of Parent vote in favor of the approval of the issuance of the shares of Parent Common Stock and the Charter Amendment and the written opinion of the Parent Financial Adviser to the effect that, as of the date of such opinion, the consideration to be paid by Parent to the holders of shares of the Company Common Stock in the Offer and the Merger is fair, from a financial point of view, to Parent and its stockholders and (B) use its reasonable best efforts to obtain the necessary approval of the issuance of the shares of Parent Common Stock and the Charter Amendment by its stockholders.

     (c) Parent and the Company will use their reasonable best efforts to hold the Company Shareholders Meeting and the Parent Stockholders Meeting on the same day.

     (d) Parent covenants that it shall use its reasonable best efforts, subject to compliance with the applicable rules and regulations under the Exchange Act governing the solicitation of proxies, to cooperate with the Company in obtaining the agreement of the record holders of the shares of Parent Common Stock owned by the Haas family and related trusts (comprising approximately 39% of the outstanding voting power of the Parent Common Stock as of the date of this Agreement) to enter into a voting agreement with the Company substantially in the form provided by the Company to Parent prior to the date hereof.

     SECTION 6.2 Proxy Statement; Registration Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and the Registration Statement and any preliminary version thereof filed by it. The Company and Parent shall cause such Proxy Statement to be mailed to their respective shareholders and stockholders as of the record date for the Company Shareholders Meeting and the Parent Stockholders Meeting, as the case may be, at the earliest practicable time after the Registration Statement has been declared effective by the SEC and the Offer has been consummated. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock in the Merger.

     SECTION 6.3 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer and, from time to time thereafter, subject to the terms of this Section, Purchaser shall be entitled to designate up to such number of directors (the "Parent Designees"), rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all action necessary to cause the Parent Designees to be so elected, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. At such times, the Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the board of each committee of the Board of Directors (other than the committee formed pursuant to Section 6.3(c)).

     (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to shareholders such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Parent or Purchaser will supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Immediately following the election or appointment of the Parent Designees pursuant to this Section 6.3 and prior to the Effective Time, the Board of Directors of the Company shall form a committee of the Board comprised solely of directors who are not Parent Designees (the "Continuing Director Committee"), which committee shall be delegated sole responsibility for the following matters: (i) any amendment, or waiver, of any term or condition of this Agreement or the Articles of Incorporation or By-Laws of the Company; (ii) any termination of this Agreement by the Company; (iii) any extension by the Company of the time for performance of any of the obligations or other acts of Purchaser or Parent under this Agreement; (iv) any waiver, assertion or enforcement of the Company's rights under this Agreement; (v) any other consent, agreement or action by the Company or the Company's Board of Directors with respect to this Agreement; (vi) the declaration of quarterly dividends in an amount not to exceed $.13 per share of Company Common Stock; and (vii) subject to Section 5.1, changes in the composition, compensation or benefits of the senior management of the Company and its operating divisions.

     (d) Prior to the Effective Time, without the consent of a majority of the Continuing Directors, the Parent Designees shall not propose, approve or cause any action by the Board of Directors of the Company, which action is in violation of the terms of this Agreement, or would require the consent of Parent pursuant to Section 5.1. In the event that Parent or Purchaser breaches its obligations under this Agreement, or the Parent Designees breach the terms of this Section, including by seeking to dissolve or otherwise impair the rights or authority of the Committee described in paragraph (c) above, Parent shall cause the Parent Designees to promptly resign from the Company Board of Directors and shall not otherwise seek to elect directors to such Board.

     (e) Parent, on behalf of the Parent Designees, acknowledges that such designees have a "direct or indirect interest" as defined in Section 23-1-35-2 of the IBCL with respect to this Agreement and the transactions contemplated hereby, including without limitation the matters delegated to the committee formed pursuant to Section 6.3(c).

     SECTION 6.4 Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent, and financing sources who shall agree to be bound by the provisions of this Section 6.4 as though a party hereto, reasonable access, consistent with applicable law and confidentiality or similar agreements with third parties, at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent and such financing sources with all financial, operating and other data and information as Parent, through its officers, employees or agents, or such financing sources may from time to time reasonably request. From the date hereof to the Effective Time, Parent shall, and shall cause its officers and employees to afford the officers, employees, financial advisor, accountants and counsel of the Company reasonable access at all reasonable times, consistent with applicable law and confidentiality or similar agreements with third parties and consistent with the Company's rights under this Agreement, including to confirm compliance by Parent with its obligations hereunder and the representations and warranties of Parent contained herein, to officers, employees, auditors, books and records and such other information as the Company, through its officers, employees, financial advisor, accountants and counsel reasonably may request.

     (b) Information obtained by Parent and Purchaser pursuant to Section 6.4(a) shall be subject to the Confidentiality Agreement, dated November 24, 1998 (the "Confidentiality Agreement"), between the Company and Parent.

     (c) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     SECTION 6.5 No Solicitation of Transactions. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal (as hereinafter defined). Prior to the purchase of Shares pursuant to the Offer, the Company may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access to any person made after the date hereof which was not encouraged, solicited or initiated by the Company or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof, pursuant to appropriate confidentiality agreements containing terms substantially similar to those contained in the Confidentiality Agreement, and may participate in discussions and negotiate with such person concerning any Business Combination Proposal, if, and only to the extent that, (i) such person has submitted a written Business Combination Proposal to the Board of Directors of the Company relating to any such transaction, (ii) the Board, after consultation with its independent financial advisers, determines in good faith that (x) the person making such Business Combination Proposal is reasonably capable of completing such Business Combination Proposal, taking into account the legal, financial, regulatory and other aspects of such Business Combination Proposal and the person making such Business Combination Proposal and (y) such Business Combination Proposal would reasonably be expected to be a Superior Proposal (as defined below) and (iii) the Board determines in good faith, based upon the advice of outside counsel to the Company, that, assuming such Business Combination Proposal is a Superior Proposal, failure to take such action would violate its fiduciary duties under applicable law. The Board shall notify Parent promptly (but in any event within 24 hours) if any such proposal is made and shall in such notice, indicate in reasonable detail the identity of the offeror and the material terms and conditions of any proposal and shall keep Parent promptly advised of the status and material terms of any such inquiry, offer or proposal. Except as set forth in this Section 6.5, neither the Company or any of its affiliates, shall, and each shall use their reasonable best efforts to cause their respective officers, directors, employees, representatives or agents, not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) concerning any Business Combination Proposal; provided, however, that nothing herein shall prevent the Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or from making any disclosure ("Required Disclosure") to its shareholders if the Board shall conclude in good faith that such disclosure is required under applicable law; provided, further, that the Board shall not recommend that the shareholders of the Company tender their shares of Company Common Stock in connection with any such tender offer unless the Board shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, unless the Board shall have determined in good faith, based upon the advice of outside counsel, that failing to release such third party or waive such provisions would constitute a breach of the Board's fiduciary duty under applicable law. As used in this Section 6.5, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement. A "Superior Proposal" is a Business Combination proposal that involves payment of consideration to the Company's shareholders and other terms and conditions that, taken as a whole, are superior to the Offer and the Merger.

     SECTION 6.6 Employee Benefits Matters. (a) On and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to promptly pay or provide when due all compensation and benefits as provided pursuant to the terms of, and to honor in accordance with their currently existing terms (except to the extent amended or terminated in accordance with such terms), all compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company and its subsidiaries.

     (b) Parent shall cause the Surviving Corporation, for the period commencing at the Effective Time and ending on December 31, 2000, to provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Surviving Corporation and its subsidiaries (other than employees covered by a collective bargaining agreement) which are no less favorable in the aggregate than those provided pursuant to the plans, programs and arrangements (other than those related to the equity securities of the Company) of the Company and its subsidiaries in effect on the date hereof; provided, however, that nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement (except that the Company's Separation Allowance policy will not be amended to reduce the benefits thereunder with respect to terminations of employees occurring before January 1,
2001), require that the Surviving Corporation provide or permit investment in the securities of Parent, the Company or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable law.

     (c) Employees of the Surviving Corporation shall be given credit for all service with the Company and its subsidiaries, to the same extent as such service was credited for such purpose by the Company, under each employee benefit plan, program, or arrangement of the Parent in which such employees are eligible to participate for all purposes, except for purposes of benefit accrual, under defined benefit pension plans, and, in all cases, except to the extent such credit would result in duplication of benefits. If employees of the Surviving Corporation and its subsidiaries become eligible to participate in a medical, dental or health plan of Parent or its subsidiaries, Parent shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and its subsidiaries and (ii) honor any deductible and out of pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. Notwithstanding the foregoing, in no event shall the employees be entitled to any credit for service, deductibles or out of pocket expenses to the extent that it would result in a duplication of benefits with respect to the same period of service, deductible or out of pocket expenses.

     (d) Nothing in this Section 6.6 shall require the continued employment of any person.

     (e) The Company and Parent shall take all steps as are necessary or appropriate to ensure that the provisions set forth in Appendix E to the Morton International, Inc. Pension Plan, Appendix E to the Morton International, Inc. Pension Plan for Collective-Bargaining Employees and Appendix C to the Morton International, Inc. Retirement Income Plan for Collective-Bargaining Employees
(i) do not become not effective as a result of, or are rescinded with respect to (as applicable), the consummation of any of the transactions contemplated by this Agreement, and (ii) are terminated effective as of the Effective Time. Within 30 days after the date of this Agreement, or such shorter period as is necessary to accomplish the purposes hereof, the Company shall advise Parent in writing of all necessary actions required to be taken by Parent to implement the matters contemplated by the preceding sentence, it being understood that certain actions may be required to be taken after the Merger.

     SECTION 6.7  Directors' and Officers' Indemnification and
Insurance. (a) The Articles of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article Ninth of the Articles of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

     (b) Parent shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time to the extent available; provided, however, that in no event shall Parent or the Company be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company (which amounts under current policies are set forth on Schedule 6.7) to maintain or procure insurance coverage pursuant hereto; and, provided, further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (c) For six years after the Effective Time, Parent agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as officers and directors and existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Parent shall, or shall cause the Surviving Corporation to, also advance fees and expenses (including reasonable attorneys' fees) as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides a customary undertaking complying with applicable law to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

     (d) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under such policies.

     SECTION 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would, if such representation or warranty were required to be made at such time, be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply in all material respects with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.9 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to (i) cooperating in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, the Registration Statement, any required filings under the HSR Act or other foreign filings and any amendments to any thereof; (ii) promptly making all required regulatory filings and applications including, without limitation, responding promptly to requests for further information, to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger; (iii) avoiding the entry of, or having vacated or terminated, any decree, order, or judgment that would restrain, prevent, or delay the consummation of the Offer or the Merger, including but not limited to defending through litigation on the merits any claim asserted in any court by an party; and (iv) taking any and all reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation law that is asserted by any governmental entity with respect to the Offer or the Merger so as to enable the consummation of the Offer or the Merger to occur as expeditiously as possible, including but not limited to, proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parent or the Company or any of their respective subsidiaries, (or otherwise taking or committing to take any action that limits, in any material respect, the freedom of action with respect to, or its ability to retain, any of the businesses, product lines, or assets of Parent, the Company or their respective subsidiaries) as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Offer or the Merger; provided, however, that Parent shall not be required to agree to any hold separate order, sale, divestiture, or disposition of assets or businesses of Parent or the Company which account, in the aggregate, for more than $160 million in sales of Parent or the Company, as the case may be, in the most recently completed fiscal year. At the request or Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action may be conditioned upon the consummation of the Merger. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company, or any of their respective Subsidiaries to consummate the Offer and the Merger or other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, recommend, suggest, or commit to any sale, divestiture or disposition of assets or businesses of the Company or its Subsidiaries. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and direct ors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

     (b) The Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite approvals and consents of governmental order, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of), any communications from or with any governmental authority with respect to the Offer or the Merger or any of the other transactions contemplated by this Agreement; (ii) permitting the other party to review in advance, and considering in good faith the views of one another in connection with, any proposed communication with any governmental authority in connection with proceedings under or relating to the HSR Act or any other antitrust law; and (iii) not agreeing to participate in any meeting or discussion with any governmental authority in connection with proceedings under or relating to the HSR Act or any other antitrust law unless it consults with the other party in advance.

     SECTION 6.10 Public Announcements. The initial press release pertaining to the transactions contemplated by this Agreement shall be a joint press release and thereafter Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

     SECTION 6.11 Affiliates. Not less than 30 days prior to the Effective Time, the Company shall deliver to Parent a letter identifying all persons who, in the opinion of the

Company, may be deemed at the time this Agreement is submitted for approval by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect any changes from the date thereof. The Company shall use reasonable best efforts to cause each person identified on such list to deliver to Parent not less than 15 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 6.11 hereto (an "Affiliate Agreement"). For so long as the shares of Parent Common Stock issued pursuant to the Merger are subject to the resale restrictions set forth in Rule 145 under the Securities Act, Parent will use its reasonable best efforts to comply with the provisions of Rule 144(c) under the Securities Act.

     SECTION 6.12 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon the exercise of the Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 6.13 Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of the Company's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Parent's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 6.14 Parent Board of Directors. Effective at the Effective Time, Parent shall increase the size of its Board of Directors by adding three directorships and elect Mr. S. Jay Stewart and two other current directors of the Company to be mutually agreed by the Company and Parent.

     SECTION 6.15 Alternative Transaction Structure. If (a) following the consummation of the Offer, either (x) the Parent Stockholders Meeting has occurred and at such meeting (or any adjournments thereof), the Parent Stockholder Approval is not obtained or (y) the Parent Stockholder Approval has not been obtained prior to the 45th day after the Registration Statement is declared effective by the SEC (or, if there shall exist at such time any injunction or other order (whether temporary, preliminary or permanent) which prohibits, restrains, enjoins or restricts Parent from holding the Parent Stockholders Meeting or a stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, by not later than the 30th day after such 45th day) or (b) all three of the following have occurred:
(i) the Offer is terminated pursuant to Section 1.1(b), (ii) the Parent Stockholders Meeting has occurred and at such meeting (or any adjournments thereof) the Parent Stockholder Approval is not obtained and (iii) the Parent stockholders described in Section 6.1(d) shall not have voted (by proxy or in person) the greater of (A) 95% of the shares of Parent Common Stock beneficially owned by such entities and their affiliates as of the date hereof (which Parent represents to be approximately 39% of the outstanding voting power as of the date hereof) and (B) such number of shares so owned by such entities on the record date for the Parent Stockholders Meeting in favor of the Parent Stockholders Approval, the Parent Stockholders Approval shall not be a condition to consummation of the Merger, and the Merger Consideration to be received in respect of shares of Company Common Stock in the Merger pursuant to Section 2.6 shall be modified as set forth in Section 2.14 (the "Cash Alternative Structure").

     SECTION 6.16 Delivery of List of Company Plans. (a) As soon as reasonably practicable, but except in the case of Foreign Plans (as defined below) not more than 15 days, after the date hereof, the Company shall provide a true and complete list of all Company Plans. The term "Foreign Plans" means all Company Plans which provide benefits to or which are participated in by, non-U.S. employees and former employees (other than those required by local law).

     (b) With respect to each Company Plan (other than Foreign Plans that are required by law), as soon as reasonably practicable, but except in the case of Foreign Plans not more than 15 days, after the date hereof, the Company shall deliver or make available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument;
(ii) the most recent determination letter, if applicable; (iii) any summary plan description and other material written communications by the Company or any of its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

     (c) Notwithstanding the foregoing, the Company shall not be deemed to be in breach of subsections (a) and (b) of this Section 6.16 unless the Company, taking into account the totality of the circumstances and the materiality of the omission, acted in bad faith or with gross negligence.

                                  Article VII

                              CONDITIONS OF MERGER

     SECTION 7.1  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) The Company Shareholder Approval shall have been obtained.

          (b) (i) Except as provided in Section 6.15, the Parent Stockholder Approval shall have been obtained.

          (c) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority and shall be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger.

          (d) Unless the Purchaser shall have terminated the Offer pursuant to
     Section 1.1(b), Purchaser shall have purchased Shares pursuant to the Offer.

          (e) The Parent Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 7.2 Additional Conditions to Obligation of Parent and Purchaser to Effect the Merger. If the Offer is terminated pursuant to Section 1.1(b), then the obligations of Parent and Purchaser to consummate the Merger shall also be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) (i) The representations and warranties of the Company set forth in this Agreement that are qualified as to Material Adverse Effect shall be true and correct immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date) with the same force and effect as if then made and (ii) the representations and warranties of the Company set forth in this agreement that are not qualified as to Material Adverse Effect shall be true and correct in all material respects immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) with the same force and effect as if then made.

          (b) The Company shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it on or before the Effective Time.

          (c) There shall not have been instituted and continuing or pending any suit, action or proceeding brought by any U.S. governmental authority before any federal or state court with respect to the transactions contemplated by this Agreement which would reasonably be expected to have the effect of making illegal or otherwise restraining or prohibiting the Merger.

          (d) (i) All waiting periods under the HSR Act shall have expired or been terminated and the EU Approval shall have been received; and (ii) any applicable waiting periods applicable to the Merger under any laws or regulations of any foreign jurisdiction in which either the Company or Parent (directly or through subsidiaries, in each case) has material assets or conducts material operations, shall have expired or been terminated, and all regulatory approvals applicable to the Merger shall have been obtained, other than such waiting periods and approvals the failure of which to be satisfied or obtained would not have a Material Adverse Effect on the Company or Parent.

     SECTION 7.3 Additional Conditions to Obligation of the Company to Effect the Merger. If the Offer is terminated pursuant to Section 1.1(b), then the obligations of the Company to consummate the Merger shall also be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) (i) The representations and warranties of Parent and Purchaser set forth in this Agreement that are qualified as to Material Adverse Effect shall be true and correct immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date) with the same force and effect as if then made and (ii) the representations and warranties of Parent and Purchaser set forth in this Agreement that are not qualified as to Material Adverse Effect shall be true and correct in all material respects immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if then made.

          (b) Parent and Purchaser shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them on or before the Effective Time.

          (c) (i) All waiting periods under the HSR Act shall have expired or been terminated and the EU Approval shall have been received; and (ii) any applicable waiting periods applicable to the Merger under any laws or regulations of any foreign jurisdiction in which either the Company or Parent (directly or through subsidiaries, in each case) has material assets or conducts material operations, shall have expired or been terminated, and all regulatory approvals applicable to the Merger shall have been obtained, other than such waiting periods and approvals the failure of which to be satisfied or obtained would not have a Material Adverse Effect on Parent after the Merger.

                                  Article VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated and the Offer and Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval hereof by the shareholders of the Company or the stockholders of Parent:

          (a) By mutual written consent of Parent, Purchaser and the Company;

          (b) By Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, shall have issued a final order, injunction, decree, judgment or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, injunction, decree, judgment, ruling or other action is or shall have become final and nonappealable;

          (c) Unless the Offer shall have been consummated, by the Company if
     (i) there shall have been a breach of any representation or warranty on the part of Parent or Purchaser contained in this Agreement which would have a Material Adverse Effect with respect to Parent, (ii) there shall have been a breach of any covenant or agreement on the part of Parent or the Purchaser contained in this Agreement which would have a Material Adverse Effect with respect to Parent or which materially adversely affects the consummation of the Offer (unless the Offer has been terminated pursuant to Section 1.1(b)) or the Merger, and which, in the case of clauses (i) and
     (ii), shall not have been cured prior to the 20th business day following notice of such breach, (iii) the Merger shall not have been consummated on or prior to November 30, 1999 (unless such failure is caused by or results from the failure of any representation or warranty of the Company to be true and correct in any material respect or the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement) or (iv) any person shall have made a bona fide written offer to acquire the Company which was not solicited after the date hereof (A) that the Board of Directors of the Company determines in its good faith judgment is a Superior Proposal and (B) as a result of which the Board of Directors determines in good faith, based upon the advice of outside counsel, that failure to take such action would violate its fiduciary duties under applicable law; provided, however, that not less than two business days prior to such termination, the Company shall notify Parent of its intention to terminate this Agreement pursuant to this
     Section 8.1(c) (iv) and shall cause its respective financial and legal advisers to negotiate during such two-day period with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms, and notwithstanding such negotiations and adjustments, the Board concludes, in its good faith judgment, that the transactions contemplated herein on such terms as adjusted, are not at least as favorable to the shareholders of the Company as such offer; provided, further, that such termination under clause (iv) shall not be effective until the Company has made payment of the full fee required by Section 8.3;

          (d) Unless the Offer shall have been consummated, by Parent if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which would have a Material Adverse Effect with respect to the Company, (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which would have a Material Adverse Effect on the Company or which materially adversely affects the consummation of the Offer (unless the Offer has been terminated pursuant to Section 1.1(b)) or the Merger, and which, in the case of clauses (i) and (ii), shall not have been cured prior to the 20th business day following notice of such breach or (iii) the Board of Directors of the Company shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, shall have recommended another Business Combination Proposal or shall have failed to publicly affirm its approval or recommendation of the Offer, this Agreement and the Merger within 15 days of Parent's request, which request may only be made with respect to any Business Combination Proposal on a single occasion, after any Business Combination Proposal shall have been disclosed to the Company's shareholders generally, or shall have resolved to effect any of the foregoing;

          (e) If the Offer has been terminated pursuant to Section 1.1(b), by Parent if the Merger has not been consummated on or prior to November 30, 1999 (unless such failure is caused by or results from the failure of any representation or warranty of Parent to be true and correct in any material respect or the failure of Parent to perform in any material respect any of its covenants or agreements contained in this Agreement);

          (f) Unless the Offer shall have been consummated, by Parent or the Company if the Company Shareholder Approval shall not have been obtained upon a vote held at the Company Shareholders Meeting (or any adjournment thereof); or

          (g) Unless the Offer shall have been consummated or the Cash Alternative Structure is required to be effected, by Parent or the Company if the Parent Stockholder Approval shall not have been obtained upon a vote held at the Parent Stockholders Meeting (or any adjournment thereof).

     SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 8.3  Fees and Expenses.

     (a) If:

          (i) (x) Parent or the Company terminates this Agreement pursuant to
     Section 8.1(f) hereof, (y) on or prior to the date of the Company Stockholders Meeting any person (including the Company but not including Parent or Purchaser) shall have made a public announcement with respect to a Third Party Acquisition (as defined below) that contemplates a direct or indirect consideration (or implicit valuation) for Shares (including the value of any stub equity) in excess of the Merger Consideration and (z) within 12 months following such termination, the Company, directly or indirectly, enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs;

          (ii) (x) The Company terminates this Agreement pursuant to Section 8.1(c)(iii) hereof at a time when Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(d)(ii) as a result of a willful or bad faith breach of any covenant or agreement contained in this Agreement, (y) prior to such termination, any person (not including Parent or Purchaser) shall have disclosed publicly or to the Company a Third Party Acquisition that contemplates a direct or indirect consideration (implicit valuation) for Shares (including the value of any stub equity) in excess of the Merger Consideration and (z) within 12 months following such termination, the Company directly or indirectly, enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs; or

          (iii) (x) the Company terminates this Agreement pursuant to 8.1(c)(iv) or (y) the Company terminates this Agreement pursuant to Section 8.1(c)(iii) hereof and at such time Parent would have been permitted to terminate this Agreement under Section 8.1(d)(iii) hereof or (z) Parent terminates this Agreement pursuant to Section 8.1(d)(iii) hereof;

then the Company shall pay to Parent (a) within one business day following (i) in the case of clause 8.3(a)(i) or (a)(ii), the execution and delivery of such agreement or such occurrence, as the case may be, or (ii) any termination by Parent contemplated by Section 8.3(a)(iii) or (b) simultaneously with any termination by the Company contemplated by Section 8.3(a)(iii), a fee, in cash, of $140 million, provided, however, that the Company in no event shall be obligated to pay more than one such fee with respect to all such agreements and occurrences and such termination.

     (b) If Parent or the Company terminates this Agreement pursuant to Section 8.1(g) hereof, (y) on or prior to the date of the Parent Stockholders Meeting any person (including Parent but not including the Company) shall have made a public announcement with respect to a Parent Third Party Acquisition (as defined below) that directly or indirectly contemplates (or by its terms would require) the rejection by the stockholders of Parent of the Parent Stockholder Approval contemplated herein, and (z) within 12 months following such termination, Parent, directly or indirectly, enters into an agreement with respect to a Parent Third Party Acquisition, or a Parent Third Party Acquisition occurs, then Parent shall pay to the Company within one business day following the execution and delivery of such agreement or such occurrence, as the case may be, a fee, in cash, of $140 million.

     "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise by any person or group of persons acting in concert other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 50.0% or more of the assets of the Company and its subsidiaries, taken as a whole, in one transaction or a related series of transactions; (iii) the acquisition by a Third Party of beneficial ownership of 35.0% or more of the outstanding Shares in one transaction or a related series of transactions; or
(iv) the adoption by the Company of a plan of liquidation. "Parent Third Party Acquisition" means (i) the acquisition of Parent by merger, tender offer or otherwise by any person or group of persons acting in concert other than the Company or any affiliate thereof (a "Parent Third Party"); (ii) the acquisition by a Parent Third Party of 50.0% or more of the assets of Parent and its subsidiaries, taken as a whole, in one transaction or a related series of transactions; or (iii) the acquisition by a Parent Third Party of beneficial ownership of 35.0% or more of the outstanding shares of Parent Common Stock in one transaction or a related series of transactions unless immediately following such acquisition, the Haas family stockholders referred to in Section 6.1(d) beneficially owns a greater percentage of the outstanding shares of Parent Common Stock than such Parent Third Party.

     (c) All payments made under this Section 8.3 shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as the case may be. No party shall be entitled to receive payments under this Section 8.3 if it has materially breached its obligations under this Agreement.

     (d) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 8.4 Amendment. Subject to Section 6.3, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   Article IX

                               GENERAL PROVISIONS

     SECTION 9.1  Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.6, Section 6.7 and Article IX shall survive the Effective Time and those set forth in Section 6.4(b), Section 8.3 and Article IX shall survive termination of this Agreement.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Parent or Purchaser:

        Rohm and Haas Company
        100 Independence Mall West
        Philadelphia, Pennsylvania 19106
        Attention: Corporate Secretary
        Facsimile: (215) 592-3227

     with an additional copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, NY 10017
        Attention: William E. Curbow, Esq.
        Facsimile: (212) 455-2502

     if to the Company:

        Morton International, Inc.
        100 North Riverside Plaza
        Chicago, Illinois 60606
        Attention: Corporate Secretary
        Facsimile: (312) 807-2101

     with a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, NY 10019
        Attention: Eric S. Robinson, Esq.
        Facsimile: (212) 403-2000

     SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a consistent basis during the periods involved;

          (e) "knowledge" of the Company or Parent shall mean the actual knowledge, after reasonable inquiry, of such entity's executive officers.

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 9.5 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except for the provisions of Section 6.7 (which provisions are also intended to be for the benefit of the persons described therein), is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Company, Parent and Purchaser hereby (w) submit to the jurisdiction of any State and Federal courts sitting in Indiana with respect to matters arising out of or relating hereto, (x) agree that all claims with respect to such matters may be heard and determined in an action or proceeding in such Indiana State or Federal court, and (y) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ROHM AND HAAS COMPANY

                                          By:     /s/ J. LAWRENCE WILSON

                                             -----------------------------------
                                              Name: J. Lawrence Wilson
                                              Title: Chairman and
                                                     Chief Executive Officer

                                          GERSHWIN ACQUISITION CORP.

                                          By:       /s/ RAJIV L. GUPTA

                                             -----------------------------------
                                              Name: Rajiv L. Gupta
                                              Title:  Vice Chairman

                                          MORTON INTERNATIONAL, INC.

                                          By:       /s/ S. JAY STEWART

                                             -----------------------------------
                                              Name: S. Jay Stewart
                                              Title: Chairman and
                                                     Chief Executive Officer

                                                                         ANNEX A

                                OFFER CONDITIONS

     The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement and the term "Commission" shall be deemed to refer to the SEC.

     Notwithstanding any other provision of the Offer and subject to the terms of the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or, not prior to the Final Expiration Date, terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, prior to the expiration of the Offer, (i) a number of shares of Company Common Stock which, together with any Shares owned by Parent or Purchaser, constitutes at least a majority of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or on a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition") or (ii) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred and continues to exist:

          (a) there shall have been instituted and pending any suit, action, investigation or proceeding brought by any governmental authority before any federal or state court or any order or preliminary or permanent injunction shall have been entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any other action shall have been taken, or statute, rule, regulation, legislation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which would reasonably be expected to have the effect of: (i) making illegal, materially delaying or otherwise restraining or prohibiting or making materially more costly the making of the Offer, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates, the consummation of the Merger or materially delaying the Merger; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries or Parent, Purchaser or any of Parent's affiliates of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and any of its subsidiaries, taken as a whole, or compelling Parent, Purchaser or any of Parent's subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and any of its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing or confirming material limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including but not limited to the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the shareholders of the Company, including but not limited to the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or (iv) requiring divestiture by Parent or Purchaser or any of their affiliates of any Shares, except, in the case of clauses (i) through (iv), where such events are consistent with or result from Parent's and the Company's obligations under Section 6.9;

          (b) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination (other than to the extent such representations and warranties are made as of a specified date, in which case, such representations and warranties shall not be so true and correct as of such date);

          (c) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

          (d) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been amended or terminated with the consent of the Company; or

          (e) (i) any waiting periods under the HSR Act shall not have expired or been terminated or the EU Approval shall not have been received, in each case to the extent applicable to the purchase of Shares pursuant to the Offer; and (ii) any applicable waiting periods applicable to the purchase of Shares pursuant to the Offer under any laws or regulations of any foreign jurisdiction in which either the Company or Parent (directly or through subsidiaries, in each case) has material assets or conducts material operations, shall not have expired or been terminated, or any regulatory approval applicable to the purchase of Shares pursuant to the Offer shall not have been obtained, other than such failures to obtain, expire, terminate or receive as would not have a Material Adverse Effect on Parent or the Company.

which, in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates but subject to the terms of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

     The foregoing conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                     EXHIBIT 2.4

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           MORTON INTERNATIONAL, INC.
  (ORIGINALLY INCORPORATED AS GERSHWIN ACQUISITION CORP. ON JANUARY 28, 1999)

                                   Article I

                                      NAME

     The name of the Corporation is Morton International, Inc.

                                   Article II

                              PURPOSES AND POWERS

     SECTION 2.1. Purposes of the Corporation. The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

     SECTION 2.2. Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.

                                  Article III

                               TERM OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                   Article IV

                          REGISTERED OFFICE AND AGENT

     The street address of the Corporation's registered office is 1 North Capitol Avenue, Indianapolis, IN 46204 and the name of its registered agent at such office is CT Corporation System.

                                   Article V

                                     SHARES

     SECTION 5.1. Authorized Class and Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 1,000 shares. The Corporation's shares shall have a par or stated value of $1.00 per share.

     SECTION 5.2. Voting Rights of Shares. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the Corporation's shares have unlimited voting rights and each outstanding share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation.

     SECTION 5.3. Other Terms of Shares. The Corporation's shares shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). The holders of shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

     When the Corporation receives the consideration specified in a subscription agreement entered into before incorporation, or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.

     The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. The Corporation shall have the power to issue shares as a share dividend or other distribution in respect of issued and outstanding shares.

     The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders thereof, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

     The Board of Directors of the Corporation may dispose of, issue and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued and sold to such persons, firms or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation to acquire such shares by reason of their ownership of such other shares.

                                   Article VI

                                   DIRECTORS

     SECTION 6.1. Number. The initial Board of Directors shall be comprised of three (3) members, which number may be changed by amendment to the By-Laws.

     SECTION 6.2. Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

     SECTION 6.3. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

     SECTION 6.4. Liability of Directors. A Director's responsibility to the Corporation shall be limited to discharging his or her duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

     In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (i) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

          (ii) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

     (iii) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted. A Director may, in considering the best interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

     A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

     SECTION 6.5. Removal of Directors. Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this Section 6.5.

                                  Article VII

                     PROVISIONS FOR REGULATION OF BUSINESS
                     AND CONDUCT OF AFFAIRS OF CORPORATION

     SECTION 7.1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

     SECTION 7.2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the person or persons authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

     SECTION 7.3. Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

     SECTION 7.4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section
7.4 is effective when the last director, shareholder or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

     SECTION 7.5. By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. Any provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation may be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at such time.

     SECTION 7.6.  Interest of Directors.

     (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

          (1) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

          (2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

          (3) The transaction was fair to the Corporation.

     (b) For purposes of this Section 7.6, a Director of the Corporation has an indirect interest in a transaction if:

          (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

          (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

     (c) For purposes of Section 7.6(a)(1) a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this
Section 7.6. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.6(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

     (d) For purposes of Section 7.6(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.6(b), may be counted in such a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

     SECTION 7.7. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

     SECTION 7.8. Indemnification of Officers, Directors and Other Eligible Persons.

     (a) The following provisions apply with respect to liability on the part of a director, a member of any committee of the Board of Directors, officer, employee or agent of the Corporation (collectively, "Corporate Persons," and individually, a "Corporate Person") for any loss or damage suffered on account of any action taken or omitted to be taken by a Corporate Person:

          (1) No Corporate Person shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either
     (i) such Corporate Person acted (x) in good faith, (y) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (z) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (ii) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in clause (a)(1)(i) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

          (2) Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (i) corporate records, or (ii) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (w) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (x) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (y) a committee of the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors merits confidence, or (z) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board of Directors merits confidence.

     (b) The following provisions apply to the indemnification by the Corporation of Corporate Persons and matters related thereto:

          (1) The Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action"), by reason of the fact that he is or was a Corporate Person of the Corporation or is or was serving at the request of the Corporation as a Corporate Person, partner, trustee or member in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees) ("Expenses") and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, if such person (i) acted in good faith, (ii) acted in a manner he reasonably believed (x) with respect to actions as a Corporate Person of the Corporation, to be in the best interests of the Corporation, or (y) with respect to actions in an Authorized Capacity of or for Another Entity, was not opposed to the best interests of the Corporation, and (iii) with respect to any criminal Action, either (x) had reasonable cause to believe his conduct was lawful, or (y) had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere of its equivalent, shall not, of itself, be determinative that the person did not meet the standards for indemnification set forth in this Section 7.8(b)(1) (the "Indemnification Standards").

          (2) To the extent that a person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, has been successful on the merits or otherwise in the defense of any Action referred to in Section 7.8(b)(1), or in the defense of any claim, issue or matter in any such Action, the Corporation shall indemnify him against Expenses actually and reasonably incurred by him in connection therewith.

          (3) Unless ordered by a court, any indemnification of any person under
     Section 7.8(b)(1) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he met the Indemnification Standards. Such determination shall be made (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not at the time parties to the Action involved ("Parties"); or (ii) if a quorum cannot be obtained under the preceding clause (i), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are Parties may participate), consisting solely of two or more directors who are not at the time Parties; or (iii) by written opinion of independent legal counsel (x) selected by the Board of Directors or committee in the manner prescribed in the preceding clauses (i) or (ii), respectively, or (y) if a quorum cannot be obtained and a committee can not be designated under the preceding clauses (i) and (ii), respectively, selected by a majority of the full Board of Directors, in which selection directors who are Parties may participate; or (iv) by the shareholders who are not at the time Parties, voting together as a single class.

          (4) Expenses reasonably incurred in defending an Action by any person who may be entitled to indemnification under Section 7.8(b)(1) may be paid by the Corporation in advance of the final disposition of such Action if
     (i) such person furnishes the Corporation with (x) a written affirmation of his good faith belief that he has met, and (y) a written undertaking, executed personally or on his behalf, to repay the advance (an "Undertaking") if it is ultimately determined that he did not meet the Indemnification Standards; and (ii) a determination is made, under the procedure set forth in Section 7.8(b)(3), that the facts then known to those making the determination would not preclude indemnification under
     Section 7.8(b)(1) above. An Undertaking must be an unlimited general obligation of the person making it, but need not be secured and may be accepted by the Corporation without reference to such person's financial ability to make repayment.

          (5) The indemnification provided in these Articles (i) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under (v) any law, (w) the By-Laws, (x) any resolution of the Board of Directors or of the shareholders, (y) any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock, or (z) the articles of incorporation, code of by-laws or other governing documents, or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body, of Another Entity; (ii) shall inure to the benefit of the heirs, executors and administrators of such person; and
     (iii) shall continue as to any such person who has ceased to be a Corporate Person of the Corporation or to be serving in an Authorized Capacity for Another Entity.

          (6) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
     Section 7.8(b).

          (7) For the purposes of this Section 7.8(b), references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger (a "Constituent") as well as the resulting or surviving corporation (the "Survivor"), such that any person who is or was a Corporate Person of such a Constituent, or is or was serving at the request of such Constituent in an Authorized Capacity of or for Another Entity, shall stand in the same position under the provisions of this
     Section 7.8(b) with respect to the Survivor as he would if he had served the Survivor, or at its request, in the same capacity.

                                  Article VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 8.1. Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

     SECTION 8.2. Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

                                                                    EXHIBIT 6.11

                        FORM OF COMPANY AFFILIATE LETTER

Gentlemen:

     The undersigned, a holder of shares of Common Stock, par value $1.00 per share ("Company Stock"), of Target Inc., an Indiana corporation (the "Company"), will be entitled to receive in connection with the merger (the "Merger") of the Company with Parent Acquisition Company, an Indiana corporation, securities (the "Parent Securities") of Parent Company ("Parent") into which the shares of Company Common Stock owned by the undersigned are converted at the effective time of the Merger. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

     If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

     In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in the letter.

     The undersigned acknowledges and agrees that the following legend will be placed on certificates representing Parent Securities received by the undersigned in the Merger:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

     The undersigned also acknowledged and agrees that unless a sale or transfer of the Parent Securities received by the undersigned in connection with the Merger is made in conformity with the provisions of Rule 145 or pursuant to a registration statement, Parent reserves the right to put the following legend (or other appropriate legend) on the certificates issued to any transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that such legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent or a "no-action" or interpretive letter from the Staff of the SEC to the effect that such legends are not required for purposes of the Act.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                              Very truly yours,

Dated:

                                                                         ANNEX I
                                                                 TO EXHIBIT 6.11

[Name]                                                                    [Date]

     On           the undersigned sold the securities ("Securities") of Parent
Company (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Parent Acquisition Company with Target Inc.

     Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

     The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                              Very truly yours,

              [Space to be provided for description of securities]

                                                                         ANNEX B
                         WASSERSTEIN PERELLA & CO LOGO
                                                                January 31, 1999

Board of Directors
Rohm & Haas Company
100 Independence Mall West
Philadelphia, Pennsylvania 19106-2399

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to Rohm and Haas Company ("Parent") of the consideration to be paid by Parent pursuant to the terms of the Agreement and Plan of Merger, dated as of January 31, 1999 (the "Merger Agreement"), among Parent, a newly organized wholly owned subsidiary of Parent ("Sub") and Morton International, Inc. (the "Target"). The Merger Agreement provides for, among other things, a cash tender offer (the "Tender Offer") by Sub to acquire up to 67% of the outstanding shares of the common stock, par value $1.00 per share, of the Target (the "Shares") at a price of $37.125 per Share, and for a subsequent merger of Sub with and into Target (the "Merger" and, together with the Tender Offer, the "Transaction") pursuant to which each outstanding Share not purchased in the Tender Offer (other than any Shares held in the treasury of the Target or owned by Parent, Sub or their respective subsidiaries) will be converted into the right to receive shares of Rohm and Haas common stock, par value $2.50 per share ("RH Common Shares"), in accordance with the conversion ratio provisions of the Merger Agreement (the "Exchange Ratio") (the consideration payable to Target stockholders pursuant to the Tender Offer and the Merger is collectively referred to as the "Acquisition Consideration"). In certain circumstances provided in the Merger Agreement, the Exchange Ratio may be adjusted and the composition of the consideration payable pursuant to the Merger Agreement may be altered. The terms and conditions of the Transaction are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed drafts of the Merger Agreement and, for purposes hereof, we have assumed that the final forms thereof will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Target and Parent for recent years and interim periods to date, as well as certain internal financial and operating information, including projections of the respective results of operations of Parent and of Target (collectively, the "Projections") and certain estimates prepared by managements of Parent and Target of expected cost-savings and other financial benefits expected to result from the Merger (the "Synergies" and, together with the Projections, the "Prospective Financial Information"), prepared by or on behalf of the Target and Parent and provided to us for purposes of our analysis, and we have met with the respective managements of the Target and Parent to review and discuss the Prospective Financial Information and, among other matters, the Target's and Parent's respective businesses, operations, assets, financial condition and future prospects.

NEW YORK  CHICAGO  DALLAS  FRANKFURT  HOUSTON  LONDON  LOS ANGELES  PARIS  TOYKO

Board of Directors
January 31, 1999
Page  2

     We have reviewed and considered certain financial and stock market data relating to the Target and Parent, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Target or Parent or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the specialty chemicals industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Transaction or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

     In our review and analysis and in formulating our opinion, we have assumed and relied without independent verification upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied without independent verification upon the reasonableness and accuracy of the Prospective Financial Information provided to us, including the Synergies, and we have assumed that such Prospective Financial Information provided to us, including the Synergies, and we have assumed that such Prospective Financial Information was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Target's and Parent's respective managements, and that the benefits of the Synergies will be realized in the amounts and at the times contemplated thereby. We express no opinion with respect to such Prospective Financial Information or the assumptions upon which it is based. In addition, we have not reviewed any of the books and records of the Target or Parent, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Target or Parent, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Target or Parent, and no such independent valuation or appraisal was provided to us. We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Transaction will not have an adverse impact on Parent or the Target or on the anticipated benefits of the Transaction, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the price at which the RH Common Shares will actually trade at any time.

     In the ordinary course of our business, we may actively trade the debt and equity securities of the Target and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     We are acting as financial advisor to Parent in connection with the proposed Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We have also committed to participate as Dealer Manager in connection with the Tender Offer. In addition, we have performed various investment banking services for Parent from time to time in the past.

Board of Directors
January 31, 1999
Page  3

     Our opinion addresses only the fairness from a financial point of view to Parent of the Acquisition Consideration to be paid by Parent in the Transaction, and we do not express any views on any other terms of the Transaction. Specifically, our opinion does not address Parent's underlying business decision to effect the Transaction.

     This opinion is for the use and benefit of the Board of Directors of Parent and is rendered to its Board of Directors in connection with its consideration of the Transaction and may not be disseminated, quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Parent as to how such stockholder should vote with respect to the Transaction or to Target or any stockholder of Target, and should not be relied upon by any such person as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Acquisition Consideration payable pursuant to the Merger Agreement is fair to Parent from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.
                                          /s/ Waserstein Perella & Co., Inc.

                                                                         ANNEX C

[GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL
------------------------------------------

January 31, 1999

Board of Directors
Morton International, Inc.
100 North Riverside Plaza
Chicago, IL 60606

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the issued and outstanding shares of Common Stock, par value $1.00 per share ("Company Common Stock"), of Morton International, Inc. (the "Company") of the Offer Consideration and the Merger Consideration (as defined below) proposed to be paid by Rohm and Haas Company ("Rohm & Haas" or "Parent") in the Offer and the Merger (as defined below), taken as a unitary transaction, pursuant to the Agreement and Plan of Merger, dated as of January 31, 1999, among Rohm & Haas, Morton Acquisition Corp. (formerly known as Gershwin Acquisition Corp.), a wholly-owned subsidiary of Rohm & Haas ("Purchaser"), and the Company (the "Agreement"). The Agreement provides for a tender offer for up to 80,916,766 shares of Company Common Stock (the "Offer") pursuant to which Purchaser will pay $37.125 per share of Company Common Stock in cash for each share of Company Common Stock accepted (the "Offer Consideration"). The Agreement further provides that following completion of the Offer, at the Effective Time (as defined in the Agreement), Purchaser will be merged with and into the Company (the "Merger") and each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be canceled pursuant to Section 2.6(c) of the Agreement) shall be converted into the right to receive the Merger Consideration (as defined below).

     The "Merger Consideration" shall consist of (a) subject to Section 2.14 of the Agreement, if Purchaser shall have purchased, pursuant to the Offer, the Maximum Offer Number (as defined in the Agreement) of shares of Company Common Stock, a number of shares of

                           [GOLDMAN SACHS LETTERHEAD]

          Morton International, Inc.
          January 31, 1999
          Page  2

Common Stock, par value $2.50 per share ("Parent Common Stock"), of Rohm & Haas equal to the number (the "Exchange Ratio") obtained by dividing $37.125 by the Parent Common Stock Price (as defined in the Agreement); provided that the Exchange Ratio shall not be less than 1.088710 or greater than 1.330645 or (b) subject to Section 2.14 of the Agreement, if the Offer is terminated pursuant to
Section 1.1(b) of the Agreement or if Purchaser shall have purchased, pursuant to the Offer, less than the Maximum Offer Number of shares of Company Common Stock (the number of shares of Company Common Stock so paid for and purchased, the "Purchased Share Number"), (i) cash, in an amount equal to the product of Cash Proration Factor One (as defined in the Agreement) multiplied by $37.125 and (ii) a number of shares of Parent Common Stock equal to the product of (x) one minus Cash Proration Factor One multiplied by (y) the Exchange Ratio.

     Notwithstanding the foregoing, in the event that the Cash Alternative Structure (as defined in the Agreement) is required to be effected, then the Merger Consideration shall consist of (a) if Purchaser shall have purchased, pursuant to the Offer, the Maximum Offer Number of shares of Company Common Stock, (i) cash, in an amount equal to the product of (x) Cash Proration Factor Two (as defined in the Agreement) multiplied by (y) the product of (I) the Exchange Ratio multiplied by (II) the Adjusted Parent Common Stock Price (as defined in the Agreement), and (ii) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y) one minus Cash Proration Factor Two or (b) if the Offer is terminated pursuant to Section 1.1(b) of the Agreement or if the Purchased Share Number is less than the Maximum Offer Number, (i) cash, in an amount equal to the sum of (x) the product of (I) Cash Proration Factor One multiplied by (II) $37.125 plus (y) the product of (I) (A) Cash Proration Factor Two minus (B) Cash Proration Factor One, multiplied by (II) the product of (A) the Exchange Ratio multiplied by (B) the Adjusted Parent Common Stock Price and (ii) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y)(I) one minus (II) Cash Proration Factor Two.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Rohm & Haas, its subsidiaries and affiliates from time to time, including having acted as an agent on Rohm & Haas' medium term note program and having assisted Rohm & Haas on certain share repurchase and hedging activities. We also may provide investment banking services to Rohm & Haas, its subsidiaries and affiliates in the future.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended June 30, 1998; the Registration Statement on Form 10 for the Company dated March 24, 1997; Annual Reports to Stockholders and Annual Reports on Form 10-K of Rohm & Haas for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Rohm & Haas; certain other communications from the Company and Rohm & Haas to their respective stockholders;

          Morton International, Inc.
          January 31, 1999
          Page  3

and certain internal financial analyses and forecasts for the Company and Rohm & Haas prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and Rohm & Haas to result from the transactions contemplated by the Agreement. We also have held discussions with members of the senior management of the Company and Rohm & Haas regarding the strategic rationale for, and the potential benefits of, the transactions contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Company Common Stock and the Parent Common Stock, compared certain financial and stock market information for the Company and Rohm & Haas with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the chemicals industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Rohm & Haas or any of their respective subsidiaries. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of shares of Company Common Stock should tender such shares in connection with the Offer or how any holder of shares of Company Common Stock should vote with respect to the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Offer Consideration and the Merger Consideration to be received by the holders of shares of Company Common Stock in the Offer and Merger, taken as a unitary transaction, are fair from a financial point of view to such holders.

Very truly yours,
[GOLDMAN, SACHS & CO. SIGNATURE]
GOLDMAN, SACHS & CO.

                                                                         ANNEX D

                                                        As approved by the Board
                                                             on December 7, 1998

                               1999 ROHM AND HAAS
                                   STOCK PLAN

1.  PURPOSE.

     This Plan has been established by the Company to attract and retain employees, to motivate participants by means of appropriate incentive, to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other similar companies and to further identify participants' interest with those of the Company's other stockholders through stock compensation thereby promoting the long-term financial interest of the Company and its stockholders.

2.  STOCK SUBJECT TO THE PLAN.

     a. The plan covers an aggregate of 8,000,000 shares of Company common stock (either authorized and unissued or treasury shares). No more than 1,000,000 of these shares may be granted to any employee as options during a five year period.

     b. The total number of reserved shares shall be adjusted as the Committee deems appropriate to reflect stock dividends, stock splits, combinations of shares and any other change in the corporate capital structure, including reorganization, recapitalization, merger and consolidation.

     c. Any shares that are forfeited to the Company or any shares subject to options under this plan that expire without being exercised shall be available for the grant of new awards. If the exercise price of any stock option granted under this plan or any prior plan is satisfied by tendering shares of common stock, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under this plan.

3.  ELIGIBILITY.

     Awards under this plan may be granted only to employees (including officers and directors who are also employees) of The Company or of its subsidiaries. The term "subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by The Company. The grant of an award shall not impose upon The Company or its subsidiaries any obligation to retain the participant as an employee for any period.

4.  ADMINISTRATION OF THE PLAN.

     a. A committee of the board of directors shall be appointed by the board, which shall designate one of the committee members as chair. From time to time, the board may remove a member of the committee or appoint other members in substitution for, or in addition to, members previously appointed to the committee and it may fill vacancies, however caused, in the committee. The committee may adopt such rules and regulations as it deems necessary for governing its affairs. It may take action either by majority vote of its members or by an instrument in writing signed by all members without a meeting.

Members of the committee shall not be liable for any act or omission in their capacities as members, except for bad faith or gross negligence.

     b. The committee is charged with administration of the plan. The committee shall also have full power and authority to construe and interpret the plan. Its decisions shall be binding on all parties, including the Company, the stockholders and the employees.

5.  GRANTS.

     The committee shall determine the form and amounts of grants to participants. Grants shall be subject to the terms and conditions, not inconsistent with this plan, that the committee, in its sole discretion, determines.

A.  STOCK OPTIONS.

          (1) Designation. The committee shall designate options as incentive stock options under the provisions of the Code or as nonqualified stock options. The aggregate fair market value of the underlying stock, determined at the time of grant, for all incentive stock options granted to each individual which first become exercisable in any calendar year shall not exceed $100,000.

          (2) Option Price. The exercise price of stock under each option granted (other than in connection with the grant or assumption of options in connection with a transaction as contemplated by section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) shall not be less than the fair market value of the stock on the day the option is granted. Unless otherwise determined by the committee at the time of grant, the exercise price of stock under each option granted shall be the fair market value of the stock on the day the option is granted. The fair market value shall be the average of the high and low prices of The Company common stock as reported on the New York Stock Exchange composite transaction quotations for the designated day or, if there was no transaction on that day, for the last preceding day on which there was such a transaction (the "fair market value").

          (3) Expiration of Options. Unless otherwise determined by the committee:

             (i) subject to the provisions of subparagraphs (3)(ii), (iii) and
        (iv), options will expire ten years from the date of grant during the participant's continued employment with the Company or its subsidiaries;

             (ii) subject to the provisions of subparagraph (3)(iv)(b), options will expire the earlier of ten years from the date of grant or five years from the date of death, long-term disability or retirement at age 55 or later of the participant;

             (iii) subject to the provisions of subparagraph (3)(iv)(b), options will expire one year from the last day worked for participants who leave the Company under the Company's severance benefit program;

             (iv) options will expire immediately

                  (a) upon the resignation or discharge of the participant or

                  (b) upon violation of a non-compete or confidentiality
             obligation to the company.

          (4) Vesting. Unless otherwise determined by the committee, options shall not be exercisable for a period of one year from the date of grant.

          (5) Transferability. Unless otherwise determined by the committee, options shall not be transferable except by will or the laws of descent and distribution.

          (6) Continuation of Options. Options designated as incentive stock options will continue as nonqualified options at the time they lose their status as incentive stock options under the Code.

B.  RESTRICTED STOCK.

          (1) Size and Timing of Grants. Grants shall be made in conjunction with payments under the annual bonus and long-term bonus on a basis established by the committee and in lieu of some or all of the cash awards payable under those bonus plans. In addition, the committee may approve restricted stock grants independent of these bonus plans for purposes that in its sole judgment are in the best interests of the Company.

          (2) Terms and Conditions. Unless otherwise determined by the committee:

             (i) Restrictions will lapse at the earlier of

        - five years of company service by the participant

        - retirement at age 55 or later, long-term disability or death of the participant.

             (ii) None of the shares may be transferred or sold prior to the lapse of restrictions.

             (iii) Ownership of all stock on which the restrictions have not lapsed will revert to the Company if the participant leaves the Company for any reason other than retirement at age 55 or later, long-term disability or death.

             (iv) If the grant is made in a dollar amount, the number of shares granted shall be determined by dividing the dollar value of the grant by the fair market value of Company common stock

        - on the day on which the first reportable transaction in that stock occurs in the month the grant is made if the grant was made in lieu of cash bonuses; or

        - on the day of grant.

6.  OPTION EXERCISES.

     a. Notice. Notice in writing shall be given to the secretary of The Company indicating the date of exercise and specifying the number of shares to be exercised at the option price.

     b. Payment of Exercise Price. The exercise price shall be paid to the Company in full at the time of the exercise of the option. Unless otherwise determined by the committee, payment may be made

          (i) in cash (including check, bank draft, money order or the assignment of cash from the simultaneous sale of the shares whose option is being exercised); or

          (ii) by delivering Company common stock currently owned by the participant; or

          (iii) by a combination of Company common stock and cash.

     The number of shares of Company common stock required to be delivered to the Company in a stock-for-stock exercise shall be determined by dividing the total exercise price by the fair market value of the Company common stock for the day preceding the day of exercise. All Company common stock delivered in a stock-for-stock exercise shall have been held by the participant for a minimum of six months.

7.  CHANGE OF CONTROL.

A.  CHANGE OF CONTROL SHALL MEAN:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25% of the outstanding shares of Company common stock; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

             (A) any acquisition of Company common stock directly from the Company,

             (B) any acquisition of Company common stock by the Company,

             (C) any acquisition of Company common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

             (D) any acquisition of Company common stock by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 7(a); or

             (E) any acquisition of Company common stock by the direct lineal descendants of Otto Haas and Phoebe Haas, the spouses of such descendants and any trusts and foundations established by any of them

          (ii) individuals who, as of the effective date of this plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this plan whose election, or nomination for election by Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

          (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

             (A) all or substantially all of the individuals and entities who were the beneficial owners of outstanding Company common stock and other Company securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (which, for purposes of this paragraph
        (A) and paragraphs (B) and (C), shall include an entity which as a result of such transaction owns the Company or all or substantially all of the

        Company assets either directly or through one or more subsidiaries), and
        (B) no person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such entity unless such person owned 25% or more of the Company prior to the Business Combination, and

             (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     b. The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to the plan shall automatically become fully exercisable and each option holder may exercise such option and receive a cash payment equal to (i) the higher of (a) the consideration received by a stockholder for a share at the time of a Change of Control and (b) the average closing price of the shares on the New York Stock Exchange for the 30 trading days immediately preceding the Change of Control, over (ii) the exercise price. Upon such receipt, all of such option holder's options shall terminate and be of no further force or effect. Unless exercised for the cash payment provided for above, from and after the Change of Control such option shall remain exercisable for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares for which such option could have been exercised immediately prior to such Change of Control; provided, however, if the Change of Control occurs due to a transaction which is being accounted for with pooling of interests accounting, then no cash payment as provided for above shall be available to any option holder, if it would prevent the use of such pooling of interests accounting.

     c. The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all restrictions on outstanding stock granted pursuant to the plan shall automatically lapse.

8.  NON-U.S. GRANTS.

     The committee may make such grants as they deem appropriate to employees who are subject to the laws of nations other than the United States.

9.  AGREEMENT WITH THE COMPANY.

     An award of shares under this plan shall be subject to such terms and conditions, not inconsistent with this plan, as the committee shall, in its sole discretion, prescribe. These terms will be set out in an award notice and delivered to the participant. Compliance with the terms set forth in the award notice are required.

10.  GENERAL TERMS.

     a. Adjustments to Reflect Changes in the Capital Structure. The committee, in its sole discretion, may adjust the number of restricted shares and price per share, the number of shares subject to any unexercised option and the option price per share to reflect stock dividends, stock splits, combinations of shares and may take any other action it, in its sole discretion, deems equitable to address any other change in the corporate capital structure of the Company including reorganization, recapitalization, merger and consolidation.

     b. Tax Withholding. All distributions under the plan are subject to withholding of all applicable taxes, and the committee may condition the delivery of any shares or other benefits under the plan on satisfaction of the applicable withholding obligations. Subject to such requirements as the committee may impose, withholding obligations will be satisfied through payroll deduction or through cash payment by the participant.

     c. Obligation of the Company to Deliver Shares. The obligation of the Company to deliver shares upon an exercise shall be subject to all applicable laws, rules, regulations and such approval by governmental agencies as may be required, including such steps as counsel for the Company shall deem necessary or appropriate to comply with the requirements of relevant securities laws. The committee may establish such rules for the delivery of the shares as it, in its sole discretion, deems appropriate.

     d. Effective Date. Subject to the approval of the stockholders of the Company at the 1999 annual meeting of its stockholders, this plan shall be effective as of January 1, 1999. To the extent grants are made under this plan prior to the 1999 annual meeting, those grants will be contingent on stockholder approval of the plan.

     e. Duration of Plan. This plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any grants made under it are still outstanding. To the extent required by the Code, no ISO may be granted under the plan more than ten years after the effective date.

11.  AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

     The committee or the board of directors of the Company may at any time suspend, terminate or amend the plan in such respects as the committee or board deems to be in the best interests of the Company. No such amendment for which stockholder approval is required under the securities laws or for compliance with section 162(m) of the Code (if the company chooses to comply) will be made without such stockholder approval No amendment shall adversely affect the right of participants or their successors in interest, under the terms of options granted prior to the effective date of the amendment.

PROXY

MORTON INTERNATIONAL, INC.                         PROXY/VOTING INSTRUCTION CARD
100 NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF "THE BOARD OF DIRECTORS"
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                ON JUNE 21, 1999

The undersigned hereby appoints James R. Cantalupo, Edward J. Mooney and Raymond
P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on May 4, 1999, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Special Meeting of Shareholders on June 21, 1999, and at any and all adjournments thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSAL 1.

Receipt is acknowledge of the Company's Notice and Proxy Statement for the above Special Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


1. Approval of Agreement and Plan of Merger,      FOR    AGAINST      ABSTAIN
   dated as of January 31, 1999, among Rohm       / /      / /          / /
   and Haas Company, Morton Acquisition
   Corp. (formerly Gershwin Acquisition
   Corp.) and Morton International, Inc.

NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------


SIGNATURE(S)                                    DATE
            ---------------------------------   --------------------------------

                              FOLD AND DETACH HERE

May 21, 1999

To: Participants in the Morton International, Inc. ("Company") Stock Fund of
    Employee Savings Plans

Re: Special Meeting of Company Shareholders to be held on June 21, 1999

Enclosed are the following:

1. The Company's proxy statement dated May 21, 1999, which describes the matter to be voted upon at the meeting. The document is also a prospectus of Rohm and Haas Company with respect to the Rohm and Haas Common Shares to be issued in the merger.

2. Proxy/Voting instruction card and postage-paid return envelope.

Please complete, sign and return the proxy/voting instruction card. The Company stock allocated to your savings plan account as of May 4, 1999 (the Special Meeting record date) will be voted in accordance with your instructions. These instructions will be kept confidential - they will not be disclosed to the Company or the Plan Administration Committee.

In addition to directing the voting of shares in your savings plan account, the enclosed card will serve as instructions to vote Company shares, if any, registered directly under the same social security number on the Company's shareholder records. Please request another proxy card from the Corporate Secretary's office (312-807-2422) if you wish to vote such other shares separately.

Your voting instructions must be received prior to June 16, 1999 to be included in the Trustee's vote at the Special Meeting. Savings Plan shares for which voting instructions have not been received by that date will be voted by the Trustee in its discretion. Company shares, if any, included on the enclosed card for which voting instructions have not been received will not be voted and will have the effect of a vote against the approval of the merger agreement.


/s/ Christopher K. Julsrud
------------------------------
Christopher K. Julsrud
Chairman, Company Savings Plans' Administration Committee

PROXY

MORTON INTERNATIONAL, INC.                         PROXY/VOTING INSTRUCTION CARD
100 NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF "THE BOARD OF DIRECTORS"
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                ON JUNE 21, 1999

The undersigned hereby appoints James R. Cantalupo, Edward J. Mooney and Raymond
P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on May 4, 1999, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Special Meeting of Shareholders on June 21, 1999, and at any and all adjournments thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSAL 1.

Receipt is acknowledged of the Company's Notice and Proxy Statement for the above Special Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


1. Approval of Agreement and                 FOR    AGAINST     ABSTAIN
   Plan of Merger, dated as of               / /      / /         / /
   January 31, 1999, among
   Rohm and Haas Company,
   Morton Acquisition Corp.
   (formerly Gershwin
   Acquisition Corp.) and
   Morton International, Inc.

NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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SIGNATURE(S)                                    DATE
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                              FOLD AND DETACH HERE